As filed with the Securities and Exchange Commission on July 31, 2026

File No. 000-[●]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

Macquarie Infrastructure Income Opportunities Fund

(Exact name of registrant as specified in charter)

Delaware	41-6643038
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

660 Fifth Avenue, New York, NY	10103
(Address of principal executive offices)	(Zip Code)

(917) 847-5283
(Registrant's telephone number, including area code)

All Communications, Notices and Orders to:

Nicole M. Runyan, P.C.
Brad A. Green, P.C.	Lisa Nosal, Esq.
Peter Seligson, P.C.	Kirkland & Ellis LLP
Nick Tarnowski, Esq.	200 Clarendon Street
Kirkland & Ellis LLP	Boston, MA 02116
601 Lexington Avenue	Telephone: (617) 385-7500
New York, NY 10022
Telephone: (212) 446-4800

Securities to be registered pursuant to Section 12(B) of the Act:
None

Securities to be registered pursuant to Section 12(G) of the Act:
Class J Common Shares of Beneficial Interest, par value $0.01 per Share
(Title of class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

TABLE OF CONTENTS

ITEM 1.	Business	8

ITEM 1A.	Risk Factors	52

ITEM 2.	Financial Information	138

ITEM 3.	Properties	143

ITEM 4.	Security Ownership of Certain Beneficial Owners and Management	144

ITEM 5.	Trustees and Executive Officers	145

ITEM 6.	Executive Compensation	150

ITEM 7.	Certain Relationships and Related Transactions and Trustee Independence	151

ITEM 8.	Legal Proceedings	155

ITEM 9.	Market Price of and Dividends on the Registrant's Common Equity and Related Shareholder Matters	156

ITEM 10.	Recent Sales of Unregistered Securities	159

ITEM 11.	Description of Registrant's Securities to be Registered	160

ITEM 12.	Indemnification of Trustees and Officers	165

ITEM 13.	Financial Statements and Supplementary Data	166

ITEM 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	167

ITEM 15.	Financial Statements and Exhibits	168

i

EXPLANATORY NOTE

Macquarie Infrastructure Income Opportunities Fund is filing this registration statement on Form 10 (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in connection with its election to be regulated as a business development company ("BDC") under the Investment Company Act of 1940, as amended (the "1940 Act"), and to provide current public information to the investment community while conducting a continuous private offering of securities.

Unless indicated otherwise in this Registration Statement or the context requires otherwise, the terms:

•	"we," "us," "our," and the "Company" refer to Macquarie Infrastructure Income Opportunities Fund;

•	"Macquarie" and "Macquarie Group" refer to Macquarie Group Limited, a publicly listed (ASX: MQG) global financial services group organized under the laws of Australia, together with its affiliates;

•	"Adviser" refers to Macquarie Wealth Advisers, LLC (formerly known as Central Park Advisers, LLC), a Delaware limited liability company and an indirect subsidiary of Macquarie;

•	"Administrator" refers to Macquarie Wealth Advisers, LLC, a Delaware limited liability company, in its capacity as administrator of the Company;

•	"Board" refers to the board of trustees of the Company;

•	"Macquarie Managed Accounts" refers to other existing or future investment funds or accounts managed by Macquarie or any of its affiliates;

•	"Shareholders" refers to holders of the Company's Class J common shares of beneficial interest (the "Class J Shares" and, together with additional classes of common shares that the Company may offer in the future, the "Shares");

•	"Sub-Adviser" refers to Macquarie Asset Management Credit Advisers US, LLC, a Delaware limited liability company (together with the Adviser, the "Advisers") and an indirect subsidiary of Macquarie, which has been delegated by the Adviser its day-to-day portfolio management and investment obligations; and

•	"Trustees" refers to the members of the Board.

As used in this Registration Statement, the words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation."

The Company is an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012 (the "JOBS Act") and the Company will take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the "Securities Act").

This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, within the meaning of the Securities Act, any beneficial interests of the Company or any other Macquarie affiliated entity. Once this Registration Statement has been deemed effective, the Company will be subject to the requirements of Section 13(a) of the Exchange Act, including the rules and regulations promulgated thereunder, which will require us, among other things, to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, and the Company will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act. Additionally, the Company will be subject to the proxy rules in Section 14 of the Exchange Act and the Trustees, executive officers and certain Shareholders will be subject to the reporting requirements of Sections 13 and 16 of the Exchange Act. The SEC maintains a website at www.sec.gov, via which the Company's SEC filings can be electronically accessed, including this Registration Statement and the exhibits and schedules hereto.

On July 31, 2026, the Company filed an election to be regulated as a BDC under the 1940 Act (the "BDC Election"). Upon such filing, the Company became subject to the 1940 Act requirements applicable to BDCs.

Investing in Shares may be considered speculative and involves a high degree of risk, including the following:

•	An investment in the Company is suitable only for sophisticated investors and requires the financial ability and willingness to accept the high risks and lack of liquidity inherent in an investment in the Company.

•	The Company does not intend to list Shares on any securities exchange, and it does not expect a secondary market in Shares to develop.

•	Investors should consider that they may not have access to the money they invest for an extended period of time and generally should not expect to be able to sell their Shares regardless of how well the Company performs. See "Item 1. Business—Share Repurchase Program."

•	There is generally little public information about the companies in which the Company invests and their financial information, they are unlikely to be subject to the reporting requirements of the Exchange Act and other regulations that govern public companies and the Company may be unable to uncover all material information about these companies, which may prevent the Company from making a fully informed investment decision and cause the Company to lose money on its investments. See "Item 1A. Risk Factors—Risks Related to the Company's Investments and Lending Generally."

•	The Company may, in its sole discretion, hold closings relating to the Shares from time to time (i) in the United States, to investors who are "accredited investors" within the meaning of Regulation D under the Securities Act, under the exemption from registration under the Securities Act provided by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder and other exemptions of similar import in the laws of the states and jurisdictions where the offering relating to such closings will be made, and (ii) outside of the United States in accordance with Regulation S or Regulation D of the Securities Act.

•	The Company elected to be regulated as a BDC under the 1940 Act, which imposes numerous restrictions on the Company's activities, including restrictions on leverage and the nature of the Company's investments.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Registration Statement contains forward-looking statements that involve substantial known and unknown risks, uncertainties and other factors. Undue reliance should not be placed on such statements. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about the Company, the Company's current and prospective portfolio investments, the Company's industry, the Company's beliefs and the Company's assumptions. Such forward-looking statements may include statements preceded by, or that otherwise include the words, "may," "might," "will," "intend," "should," "could," "can," "would," "expect," "believe," "estimate," "anticipate," "predict," "potential," "plan," or the negatives thereof or other variations thereon or comparable terminology, although not all forward-looking statements include these words. Some of the statements in this Registration Statement constitute forward-looking statements because they relate to future events or the Company's future performance or financial condition. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the Company's control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including:

•	the Company's future operating results and distributions;

•	changes in political, economic or industry conditions, the interest rate environment, inflationary concerns, financial and capital markets, and other external factors, including pandemic-related or other widespread health crises, inflation, supply chain disruptions and ongoing global conflicts and military actions;

•	the Company's ability to source investment opportunities;

•	the Company's inability to control the business operations of the Company's portfolio companies, and potential inability to dispose of the Company's interests in the Company's portfolio companies;

•	the Company's use of borrowed money to finance a portion of the Company's investments;

•	provisions of a credit facility or other borrowings that may limit discretion in operating the Company's business;

•	the impact of high rates of inflation;

•	changes in the general interest rate environment;

•	the valuation of the Company's investments in portfolio companies, particularly those having no liquid trading market;

•	certain economic events which may cause Shareholders to request that the Company repurchase their Shares, which could affect the Company's cash flow, results of operations and financial condition;

•	the Company's ability to recover unrealized losses;

•	the impact of competition for investment opportunities;

•	the outcome and impact of any litigation or regulatory proceeding;

•	the Company's dependence on its own and third-party communications and information systems;

•	the impact of cybersecurity risks, cyber incidents or corruption of confidential information on the Company or the Company's portfolio companies;

•	the Company's ability to comply with legal requirements, contractual obligations and industry standards relating to security, data protection and privacy;

•	the Company's ability to manage the impact of any changes to current operating policies, investment criteria or strategies;

•	the ability of the Advisers to manage and support the Company's investment process;

•	actual and potential conflicts of interest with the Advisers;

•	the Company's access to confidential information which may restrict the Company's ability to take action with respect to some investments and/or potential investments;

•	restrictions on the Company's ability to enter into transactions with the Company's affiliates;

•	the Company's ability to make investments that could give rise to conflicts of interest;

•	the Advisers' liability being limited under the Investment Advisory Agreement and Investment Sub-Advisory Agreement (each as defined below) and the requirement for the Company to indemnify the Advisers against certain liabilities, which may lead the Advisers to act in a riskier manner on the Company's behalf than it would when acting for its own account;

•	actual and potential conflicts associated with investments by employees of Macquarie in the Company;

•	the Advisers' compliance with pay-to-play laws, regulations and policies;

•	the Company's ability to find or replace the administrator or sub-administrator in the event of a resignation;

•	the Company's ability to maintain its qualification as a BDC, and to qualify and maintain its qualification as a RIC under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code");

•	regulations governing the Company's operations as a BDC and RIC which impact the Company's ability to raise capital or borrow for investment purposes;

•	the Company's ability to manage risks associated with leverage and investing in upper middle-market companies and common or preferred equity securities;

•	the effect of changes to tax legislation and the Company's tax position;

•	the tax status of the enterprises in which the Company may invest;

•	the Company's ability and the ability of the Company's portfolio companies to manage risks associated with an economic downturn and the time period required for robust economic recovery therefrom;

•	a contraction of available credit and/or an inability to access capital markets or additional sources of liquidity;

•	a recent increase in negative global media coverage relating to the private credit industry;

•	risks associated with possible disruption in the Company's or the Company's portfolio companies' operations due to wars and other forms of conflict, terrorist acts, security operations and catastrophic events or natural disasters, such as fires, floods, earthquakes, tornadoes, hurricanes and global health epidemics; and

•	the risks, uncertainties and other factors that the Company identifies in "Item 1A. Risk Factors" in this Registration Statement, and in the Company's other filings with the SEC that the Company will make from time to time.

Although the Company believes that the assumptions on which these forward-looking statements are based are reasonable, any of the assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions also could be inaccurate. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this Registration Statement should not be regarded as a representation by the Company that the Company's plans and objectives will be achieved. These forward-looking statements speak only as of the date of this Registration Statement. These risks and uncertainties include those described or identified in the section entitled "Item 1A. Risk Factors" and elsewhere in this Registration Statement. Shareholders should not place undue reliance on these forward-looking statements, which apply only as of the date of this Registration Statement. Moreover, the Company assumes no duty and does not undertake any obligation to update the forward-looking statements and projections contained in this Registration Statement.

This Registration Statement and the documents that are referenced herein and have been filed as exhibits hereto should be read with the understanding that the Company's actual future results, levels of activity, performance and achievements may be materially different from what the Company expects. The Company qualifies all of its forward-looking statements by these cautionary statements. These forward-looking statements speak only as of the date of this Registration Statement. Except as required by applicable law, the Company does not plan to publicly update or revise any forward-looking statements contained in this Registration Statement, whether as a result of any new information, future events or otherwise. Further, factors or events that could cause the Company's actual results to differ from what the Company anticipates may emerge from time to time, and it is not possible for the Company to predict all of them.

For more information regarding these and other risks and uncertainties that the Company faces, see the section entitled "Item 1A. Risk Factors" and any such updated factors included in the Company's periodic filings with the SEC, which are accessible on the SEC's website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this document. Because the Company is an investment company, the forward-looking statements contained in this Registration Statement are excluded from the safe harbor protection provided by Section 21E of the Exchange Act.

SUMMARY OF RISK FACTORS

The following is only a summary of the principal risks that may materially adversely affect the Company's business, financial condition, results of operations and cash flows. The complete discussion of risk factors set forth below in the section entitled "Item 1A. Risk Factors" and elsewhere in this Registration Statement should be carefully read in conjunction with this summary.

Risks Related to the Company's Business and Structure

•	The Company has a limited operating history.

•	The Company is a privately placed, perpetual-life BDC and Shareholders may not be able to transfer or otherwise dispose of Shares at desired times or prices, or at all.

•	The Company may have difficulty sourcing investment opportunities.

•	The Company may borrow money, which may magnify the potential for gain or loss and may increase the risk of investing in the Company.

•	The Company is exposed to risks associated with high rates of inflation.

•	The Company is exposed to risks associated with changes in interest rates.

•	The Company will face competition for investment opportunities, which could delay further deployment of the Company's capital, reduce returns and result in losses.

Risks Related to the Advisers and their Affiliates

•	The Company's ability to achieve the Company's investment objective will depend on the Adviser and the Sub-Adviser's ability to manage and support the Company's investment process.

•	The Advisers rely on key personnel, the loss of any of whom could impair their ability to successfully manage us.

•	The Company's fee structure may create a conflict of interest due to the incentives for the Advisers to make speculative investments or use substantial leverage.

•	The Adviser, the Sub-Adviser and their affiliates may have incentives to favor their respective other funds, accounts and clients over us, which may result in conflicts of interest that could be adverse to the Company and the Company's investment opportunities and harmful to us.

Risks Related to Business Development Companies

•	Changes in laws or regulations governing the Company's operations may adversely affect the Company's business or cause the Company to alter the Company's business strategy.

•	Failure to maintain the Company's status as a BDC would reduce the Company's operating flexibility.

•	Because the Company's initial Shareholders approved a proposal to allow an asset coverage ratio of 150%, the Company is subject to 150% asset coverage ratio.

•	The Company may invest up to 30% of its portfolio in companies domiciled in countries outside of the United States. Investing in non-U.S. securities may involve substantially greater risks than investing in U.S. securities, including risks relating to (i) currency exchange matters; (ii) differences between the U.S. and non-U.S. securities markets; (iii) the absence of uniform accounting, auditing and financial reporting standards, practices and disclosure requirements, and differences in government supervision and regulation; (iv) certain economic and political risks; and (v) the possible imposition of non-U.S. taxes on income and gains recognized with respect to such securities.

Risks Related to the Company's Investments and Lending Generally

•	The Company may not be able to realize expected returns on the Company's invested capital.

Risks Associated with Infrastructure Investments

•	The Company's investments will be subject to risks incidental to the status of the underlying infrastructure projects.

•	The Company's debt financing of infrastructure construction projects will carry risks associated with construction activities and projects with limited operating history.

•	Infrastructure investments are subject to operational, maintenance and technical risks.

•	The future of the renewable energy market is uncertain.

•	Regulated utilities are subject to regulators' variable assessments and price controls.

•	Digital infrastructure projects are impacted by demand and new technologies risks.

•	Transportation infrastructure projects are subject to risks of regulatory oversight, technological developments and demand fluctuations.

•	Lease transactions may be difficult to acquire, competitive in nature and subject to defaults.

Other Risks Related to the Company and its Investments

•	Certain investment analyses and decisions by the Sub-Adviser may be required to be undertaken on an expedited basis.

Risks Related to Shares

•	Investing in Shares will involve a high degree of risk.

•	The amount of any distributions the Company may make on Shares is uncertain. The Company may not be able to pay distributions, or be able to sustain distributions at any particular level, and its distributions per share, if any, may not grow over time, and its distributions per share may be reduced. The Company has not established any limit on the extent to which the Company uses borrowings, if any, and the Company may use offering proceeds to fund distributions (which may reduce the amount of capital the Company ultimately invests in portfolio companies).

•	Shares are not listed on an exchange or quoted through a quotation system and will not be listed for the foreseeable future, if ever. Therefore, Shareholders will have limited liquidity.

•	The net asset value of Shares may fluctuate significantly.

U.S. Federal Income Tax Risks

•	The Company cannot predict how tax reform legislation will affect us, the Company's investments, or Shareholders, and any such legislation could adversely affect the Company's business.

•	The Company will be subject to corporate-level U.S. federal income tax if the Company is unable to qualify for and maintain the Company's tax treatment as a RIC under Subchapter M of the Code or if the Company makes investments through taxable subsidiaries.

•	If the Company is not treated as a "publicly offered regulated investment company," as defined in the Code, certain U.S. Shareholders will be treated as having received a dividend from the Company in the amount of such U.S. Shareholders' allocable share of the Management Fee and Incentive Fees (each as described below) paid to the Adviser and some of the Company's expenses, and these fees and expenses will be treated as miscellaneous itemized deductions of such U.S. Shareholders.

ITEM 1.	Business

Overview

The Company is a Delaware statutory trust that operates as a "perpetual-life" (as described below), externally managed, non-diversified, closed-end management investment company and has elected to be regulated as a BDC under the 1940 Act. Prior to electing to be regulated as a BDC, the Company operated as a private fund in reliance on an exemption from the definition of "investment company" under Section 3(c)(7) of the 1940 Act. The Company maintains an investment program and management team that are, in all material respects, equivalent to those during operations as a private fund. The Company's investment activities are managed by the Adviser, which has delegated to the Sub-Adviser its day-to-day portfolio management and investment obligations. Each of the Advisers is an indirect subsidiary of Macquarie. The Company is supervised by the Board of Trustees, a majority of whom are not "interested persons" (as defined in the 1940 Act) of the Company.

The Company's investment objective is to generate current income and, to a lesser extent, long-term capital appreciation. The Company seeks to achieve its investment objective by investing predominantly in private credit (whether through primary originations or secondary purchases, in loans, bonds, leases, structured and other asset-backed products, secured credit backed by financial or physical assets and investments with debt-like characteristics or otherwise), with the flexibility to make selective equity investments, across a diversified portfolio of Infrastructure Investments (as defined below). The Company seeks to invest in Infrastructure Investments that are characterized by contracted cashflows, stability and resilience, and seeks to deliver attractive risk-adjusted returns with a focus on consistent cash yield and downside protection.

The Company defines "Infrastructure Investments" as investments, directly or indirectly, in issuers that are in the infrastructure sector or that demonstrate infrastructure-like characteristics. Investments with "infrastructure-like characteristics" include those that provide essential services to the community, feature strategic competitive advantages, may be linked to inflation or other macroeconomic factors, yet structured to provide predictable, recurring cash flows and resilience through economic cycles or have material barriers to entry. Examples of investments that may have infrastructure-like characteristics include (without limitation) transportation leasing platforms, specialty environmental or waste services, energy transition assets (e.g., battery storage), education facilities or emergency services.

While most of the Company's investments are expected to be in private U.S. companies (subject to compliance with BDC regulatory requirements to invest at least 70% of the Company's assets in "qualifying assets," which include securities issued by private U.S. companies), the Company may invest up to 30% of its portfolio in non-qualifying assets, including companies located outside of the U.S., entities that are operating pursuant to certain exceptions under the 1940 Act and publicly traded entities whose public equity market capitalization exceeds the levels provided for under the 1940 Act. As such, the Company expects to invest, from time to time, in companies in other developed markets, including, but not limited to, Europe and the United Kingdom, as well as additional non-U.S. jurisdictions.

Under normal circumstances, the Company intends to invest at least 80% of its net assets, plus the amount of any borrowings for investment purposes, in Infrastructure Investments (the "80% Policy"). The Company may change the 80% Policy without Shareholder approval upon at least 60 days' prior written notice to Shareholders.

Formation Transactions

The Company was formed on November 12, 2024 as a Delaware limited liability company, and converted to a Delaware statutory trust on November 4, 2025.

This Registration Statement relates to the Company's private offering of Class J Shares (i) in the United States, to investors who are "accredited investors" within the meaning of Regulation D under the Securities Act, under the exemption from registration under the Securities Act provided by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder and other exemptions of similar import in the laws of the states and jurisdictions where the offering relating to such closings will be made, and (ii) outside of the United States in accordance with Regulation S or Regulation D of the Securities Act. Prior to electing to be regulated as a BDC, the Company operated as a private fund in reliance on an exemption from the definition of "investment company" under Section 3(c)(7) of the 1940 Act. The Company intends to hold closings on a monthly basis, in connection with which the Company will issue Shares to investors for immediate cash investment, pursuant to a subscription agreement entered into with the Company (the "Subscription Agreement"), at a per share price equal to the net asset value per Share as of the last calendar day in the month preceding the date on which the Subscription Agreement is accepted by the Company (each such closing, a "Closing").

To be accepted as a Shareholder, an investor must submit a completed and executed Subscription Agreement in good order, and tender the payment of the full purchase price of the Class J Shares being subscribed at least five (5) business days prior to the first day of the month (unless waived by the Company). If a purchase order is received less than five (5) business days prior to the first day of the month, unless waived by the Company, the purchase order will be held in the Company's escrow account and executed in the next month's Closing at the transaction price applicable to that month. If payment of the full purchase amount (the "Investment Amount") is not received in the escrow account or the Subscription Agreement is not accepted by the Company on or prior to the Closing date, the investment will not be accepted and the Investment Amount will be returned to the investor or held in the escrow account until the next Closing date, if so instructed. The Company will advise each investor promptly of the Company's acceptance of an offer to subscribe for Class J Shares.

The Company initially is offering one class of Shares—Class J Shares—and may offer additional classes of Shares in the future. The Company and the Adviser have applied for, and expect to be granted, exemptive relief from the SEC that, if granted, will permit the Company to issue multiple classes of Shares with varying sales loads, contingent deferred sales charges, and/or asset-based service and/or distribution fees, the details for which will be finalized at a later date in the Company's discretion (the "Multi-Class Exemptive Order"). The SEC has not yet granted the Multi-Class Exemptive Order, and there is no assurance that the relief will be granted. Additional classes of Shares will not be offered to investors until the Company has received the Multi-Class Exemptive Order.

As a BDC, the Company is required to comply with certain regulatory requirements. For example, at least 70% of the Company's assets must be "qualifying" assets of the type listed in Section 55(a) of the 1940 Act, as described herein, which are generally privately offered securities issued by U.S. private or thinly traded companies.

In addition, for U.S. federal income tax purposes, (i) the Company has made an election to be classified as a corporation and (ii) intends to elect to be treated as a regulated investment company ("RIC"), under Subchapter M of the Code beginning with its taxable year ending December 31, 2026, and for taxable years beginning with the taxable year that begins on the effective date of the election to be treated as a RIC (the "RIC Election Date"), intends to continue to qualify annually thereafter as a RIC. The Company generally intends to distribute, out of the Company's assets legally available for distribution, substantially all of the Company's available earnings, on a monthly basis, as determined by the Board or its designee in its sole discretion.

Macquarie

Macquarie is a global financial services group headquartered in Sydney and listed on the Australian Securities Exchange. Macquarie's breadth of expertise covers asset management, retail and business banking, wealth management, leasing and asset financing, market access, commodity trading, infrastructure investment, specialist advice, access to capital, and principal investment.

Macquarie works with institutional, corporate, government, and retail clients, as well as counterparties around the world, providing a diversified range of products and services. Macquarie has established leading market positions as a global specialist in a wide range of sectors, including resources and commodities, renewables, conventional energy, financial institutions, infrastructure, and real estate.

As of March 31, 2026, Macquarie had over 19,000 employees in 30 markets around the world.

Macquarie established its private credit capabilities ("MAM Private Credit") within Macquarie Asset Management ("MAM") in 2005 and now forms part of MAM's Credit & Insurance division, a global credit platform offering focused expertise and solutions across the liquidity, risk and return spectrum.

With approximately $162 billion of assets under management as of March 31, 2026, MAM's Credit & Insurance division has a global team of approximately 120 investment professionals providing access to a broad range of investment solutions across fixed income, leveraged credit and private credit, with a focus on excellence in client service.

Through investing in the Company, Shareholders gain access to the experience and credibility of MAM Credit & Insurance, including MAM Private Credit, which the Sub-Adviser considers integral to the successful investment outcome of an infrastructure investment strategy, such as the Company's.

MAM Private Credit has an established track record for sourcing, investing and managing investments across different geographies, transaction structures and risk profiles leveraging the team's deep and broad expertise across the sectors in which MAM invests. Since establishing the business and as of March 31, 2026, MAM Private Credit has completed approximately $25 billion of essential asset financing across a range of infrastructure and infrastructure adjacent sub-sectors.

The Adviser

The Adviser is an affiliate of Macquarie. Entities controlled by Macquarie are the principal owners of the Adviser and its affiliates, and accordingly, Macquarie has ultimate decision-making authority with respect to the Adviser. The Adviser will act as the Company's investment adviser pursuant to the Investment Advisory Agreement and has been registered with the SEC under the Advisers Act of 1940, as amended (the "Advisers Act"), since February 2007.

The Company has entered into an Investment Advisory Agreement with the Adviser pursuant to which the Adviser will provide investment advisory services to us. The Adviser's services under the Investment Advisory Agreement are not exclusive, and the Adviser is free to furnish similar or other services to others so long as its services to the Company are not impaired. Under the terms of the Investment Advisory Agreement, the Company pays the Adviser the Management Fee and the Incentive Fee. For a discussion of the Management Fee and Incentive Fee payable by the Company to the Adviser see "—Investment Advisory Agreement." The Board monitors the performance of the Adviser over time and seeks to satisfy itself that the Adviser is acting in the Company's interests and that the Company's fee structure appropriately incentivizes the Adviser to do so.

As an affiliate of Macquarie, the Adviser has access to the broader resources of Macquarie, subject to Macquarie's policies and procedures regarding the management of conflicts of interest.

Subject to the overall supervision of the Board, the Adviser is responsible for the overall management and affairs of the Company's activities and has delegated its daily portfolio management and investment obligations to the Sub-Adviser. The Adviser's principal place of business is 660 Fifth Avenue, New York, NY 10103.

The Sub-Adviser

The Sub-Adviser is an affiliate of Macquarie. Entities controlled by Macquarie are the principal owners of the Sub-Adviser and its affiliates, and accordingly, Macquarie has ultimate decision-making authority with respect to the Sub-Adviser. The Sub-Adviser acts as the Company's investment sub-adviser pursuant to the Sub-Advisory Agreement and has been registered with the SEC under the Advisers Act since September 2016.

The Company has entered into a Sub-Advisory Agreement with the Adviser and the Sub-Adviser, pursuant to which the Sub-Adviser provides investment sub-advisory services to us. The Sub-Adviser's services under the Sub-Advisory Agreement are not exclusive, and the Sub-Adviser is free to furnish similar or other services to others so long as its services to the Company are not impaired. Under the terms of the Sub-Advisory Agreement, the Adviser pays the Sub-Adviser the Sub-Advisory Fee (as defined below). For a discussion of the Sub-Advisory Fee, see "—Sub-Advisory Agreement." The Board monitors the mix and performance of the Company's investments and performance of the Sub-Adviser over time and seeks to satisfy itself that the Sub-Adviser is acting in the Company's interests and that the Company's fee structure appropriately incentivizes the Sub-Adviser to do so.

As an affiliate of Macquarie, the Company's Sub-Adviser has access to the broader resources of Macquarie, subject to Macquarie's policies and procedures regarding the management of conflicts of interest.

Subject to the overall supervision of the Board and the Adviser, the Sub-Adviser is responsible for managing the Company's investment activities, including sourcing investment opportunities, conducting research, performing diligence on potential investments, structuring the Company's investments and monitoring the Company's portfolio on an ongoing basis through a team of investment professionals. The investment team ("Investment Team") is led by Harlan Cherniak. The Sub-Adviser seeks to maximize the unity, cohesiveness, and flexibility of the Investment Team to prioritize what it believes to be the most compelling investment opportunities originated by the Investment Team. The Company's investment decisions are made by, or subject to the oversight of, the Company's experienced investment committee (the "Investment Committee"), which includes senior personnel of Macquarie and the Company's Sub-Adviser. The Investment Committee is led by Peter Glaser and will consist of the following:

•	Peter Glaser – Head of Credit & Insurance, MAM; CIO of MAM Private Credit;

•	Harlan Cherniak – Chief Executive Officer of the Company; Head of Infrastructure and Investment Grade Credit (Americas), MAM;

•	Sophia Alison – MAM Direct Lending Portfolio Manager (EMEA);

•	Tom Van Rijsewijk – Head of Infrastructure and Investment Grade Credit (EMEA), MAM;

•	Stephen Allen – Investment Committee Member; and

•	Vanessa Clarke – Head of MAM Private Credit Portfolio Monitoring and Credit Risk.

The Sub-Adviser is an affiliate of Macquarie and may serve as an investment adviser to other funds or investment vehicles managed by or affiliated with Macquarie ("Macquarie Clients") that overlap with those of the Company. In addition, the Company's executive officers and Trustees serve or may serve as officers, trustees or principals of entities, that operate in the same, or a related, line of business as the Company does or of investment funds, accounts or other investment vehicles managed by Macquarie affiliates, including the Sub-Adviser. These investment funds, accounts or other investment vehicles may have investment objectives similar to the Company's investment objectives and the Company may compete with entities managed by the Adviser and its affiliates, for capital and investment opportunities. However, both Macquarie and the Sub-Adviser are committed to allocating investment opportunities among the Company and their other clients in a manner that, over time, is on a fair and equitable basis. However, in these circumstances, the Company may receive a smaller allocation of an investment opportunity that falls within its investment objectives and strategies than it would otherwise be allocated, or it may not receive an allocation at all. In addition, expenses may be incurred that are attributable to the Company and other entities managed by the Sub-Adviser and its affiliates. For more information on how investments will be allocated, and conflicts of interests will be managed, see "Item 7. Certain Relationships and Related Transactions and Trustee Independence."

In addition, entities affiliated with or related to the Sub-Adviser, together with certain of the Sub-Adviser's investment professionals, from time to time, may make investments in other entities whose investment objectives overlap with the Company's or which are advised by the Sub-Adviser or its affiliates, some of which may have different fee structures (including no fees and lower fees) than those in the Sub-Advisory Agreement. The Company believes that any investment by the Sub-Adviser and its affiliates in the Company aligns, to some extent, the interests of the Sub-Adviser with Shareholders, although the Sub-Adviser has or may have economic interests in such other entities as well and receive advisory fees or other forms of incentive-based compensation relating to such entities.

The Sub-Adviser's principal place of business is 660 Fifth Avenue, New York, NY 10103.

The Administrator

The Company has entered into an administration agreement with the Administrator (the "Administration Agreement") pursuant to which the Administrator provides, or oversees the performance of, certain administrative and compliance services, including, but not limited to, maintaining financial records, overseeing the calculation of net asset value, compliance monitoring (including diligence and oversight of the Company's other service providers), preparing reports to Shareholders and reports filed with the SEC, preparing materials and coordinating meetings of the Board, managing the payment of expenses and the performance of administrative and professional services rendered by others and providing office space, equipment and office services. The Company reimburses the Administrator for its costs, expenses and the Company's allocable portion of compensation of the Administrator's personnel and overhead (including rent, office equipment and utilities) and other expenses incurred by the Administrator in performing its administrative obligations pursuant to the Administration Agreement.

The Administrator is an affiliate of Macquarie and may provide similar services to other Macquarie Clients. To the extent that the Administrator provides administrative services to other Macquarie Clients, any of the costs and expenses associated with the Administrator's personnel overhead (including rent, office equipment and utilities) or incurred by the Administrator in performing its administrative obligations, will be borne by the Company based on its allocable share of the costs, on an estimated basis. Notwithstanding the foregoing, in circumstances where the Administrator reasonably believes that an allocation of such expenses or the amount allocated to the Company and/or other Macquarie Clients would produce an inequitable result to the Company and/or other Macquarie Clients, the Administrator may allocate such expenses in a fair and equitable manner.

The Administrator may delegate any of its obligations under the Administration Agreement to an affiliate or to a third-party to assist in the provision of administrative services. Any such sub-administrator receives or will receive compensation for its services under a sub-administrative agreement.

The principal executive office of the Administrator is located at 660 Fifth Avenue, New York, NY 10103.

The Board

Overall responsibility for the Company's oversight rests with the Board. The Board consists of five individual members, three of whom are Independent Trustees. Harlan Cherniak and Peter Glaser are "interested persons" as a result of their roles with the Advisers, and Gary Ghazarian, Ramona Heine and Allan Marks are Independent Trustees, as determined by the Board. The Board intends to meet at regularly scheduled quarterly meetings each year. In addition, the Board may hold special in-person or telephonic meetings or informal conference calls to discuss specific matters that may arise or require action between regular meetings. As described below, the Board has established an Audit Committee and a Nominating and Governance Committee and may establish ad hoc committees or working groups from time to time to assist the Board in fulfilling its oversight responsibilities.

The Board is responsible for overseeing the Adviser, the Sub-Adviser and other service providers in the Company's operations in accordance with the provisions of the 1940 Act, the Company's principal terms of the Company's declaration of trust (as amended and/or restated from time to time, the "Declaration of Trust") and the Company's bylaws (as amended and/or restated from time to time, the "Bylaws") and applicable provisions of state and other laws. The Adviser and the Sub-Adviser will keep the Board well informed as to the activities undertaken on the Company's behalf and the Company's investment operations and will provide the Board with additional information as the Board may, from time to time, request.

Market Opportunity

The Advisers believe that the infrastructure market continues to present a broad and durable opportunity set for private credit investors. The Advisers believe that long-term demand for essential infrastructure assets is being shaped by three primary trends: (i) energy resiliency and transition, (ii) digitalization and connectivity, and (iii) demographic and urban growth. These trends can create consistent financing needs across both new-build projects and refinancing activity, generating a pipeline of opportunities for debt providers seeking contractual yield and portfolio diversification. The Advisers have developed theses regarding these trends:

Energy Resilience and Transition

Energy infrastructure investment remains critical to supporting economic growth and system reliability. Public and private initiatives have spurred development in both conventional and alternative energy projects, creating a wide range of opportunities for financing.

•	Conventional Energy and Reliability: Natural gas-fired generation, liquified natural gas terminals, pipelines, and other midstream assets continue to underpin grid stability and export capacity. These assets typically generate stable contracted cash flows and consistent refinancing activity.

•	Transmission and Storage: Solar, wind, battery storage, and emerging carbon-capture technologies are increasingly accessing private financing to support construction and expansion. Industry consolidation also drives demand for recapitalization and acquisition financings.

•	Transmission and Grid Investment: Grid modernization and transmission expansion remain essential to maintaining reliability. These projects are commonly financed through long-dated, project-level debt structures that align well with private credit capital.

Digitalization and Connectivity

Digital infrastructure has become foundational to the modern economy, with data usage and connectivity growing at exponential rates. The sector generates consistent financing needs that are less correlated to short-term economic cycles.

•	Data Centers: Once used primarily for backup storage, data centers today support mission critical applications ranging from cloud computing to streaming services and AI adoption. Hyperscale facilities are in high demand, particularly near urban and enterprise hubs, creating large scale financing needs for both new construction and expansion.

•	Fiber Networks: Reliable fiber connectivity underpins modern business activity. Expansion of fiber networks to underserved communities has been supported by private credit and public broadband initiatives, while established networks continue to require capital for upgrades and densification. Credit investors can finance both greenfield deployment and refinancing of existing systems spanning new deployment, upgrades, and consolidation.

•	Wireless Infrastructure: Growth in mobile data usage and the rollout of 5G networks is generating demand for capital to fund tower expansion, small cell development, and equipment upgrades. These assets typically operate under long-term contracts with established counterparties, offering durable cash flow characteristics.

Demographic Change and Urbanization

Demographic shifts and urban expansion are reshaping infrastructure requirements, creating consistent financing needs across healthcare, social infrastructure, and transportation.

•	Healthcare and Social Infrastructure: An aging population is driving demand for hospitals, outpatient facilities, and senior living communities. These assets require long-term capital investment, often benefiting from long-term payor arrangements and supportive demand fundamentals.

•	Transportation and Urban Growth: Population growth and urban expansion are increasing the need for airports, ports, rail, and road infrastructure. Financing demand exists for both expansion projects and upgrades of core assets to accommodate higher capacity and greater efficiency. Many projects benefit from public private partnerships, providing institutional investors with recurring access to long-term financings.

•	Utilities and Core Services: Urbanization is also creating pressure to upgrade utilities, water systems, and power distribution networks to meet population needs. These investments typically operate under regulated or long-term contracted frameworks, making them attractive for debt investors seeking stable yields.

Investment Strategy

Investment Objective and Principal Investment Strategy

The Company's investment objective is to generate current income and, to a lesser extent, long-term capital appreciation. The Company seeks to achieve its investment objective by investing predominantly in private credit (whether through primary originations or secondary purchases, in loans, bonds, leases, structured and other asset-backed products, secured credit backed by financial or physical assets and investments with debt-like characteristics or otherwise), with the flexibility to make selective equity investments, across a diversified portfolio of Infrastructure Investments. The Company seeks to invest in Infrastructure Investments that are characterized by contracted cashflows, stability and resilience, and seeks to deliver attractive risk-adjusted returns with a focus on consistent cash yield and downside protection.

Infrastructure Investments

The Sub-Adviser prioritizes investments benefiting from long-term structural themes such as energy resiliency, digitalization, and demographic change. Infrastructure Investments may include, without limitation, investments in the following sectors:

•	Transportation Infrastructure: Critical systems, facilities, and assets that enable the movement of goods, services, and people across various modes of transport. This includes, but not limited to, toll roads, highways, bridges, tunnels, railways, airports, logistical hubs, hard moveable assets and other logistics-related infrastructure essential to supporting trade and mobility.

•	Digital Infrastructure: Technological frameworks that enable global connectivity and data management, including data and logistics centers, fiber optic networks, telecommunication towers, satellite systems, artificial intelligence and blockchain infrastructure and other assets supporting the digital economy.

•	Water and Waste Management Infrastructure: Facilities and systems for water supply, treatment, and distribution, wastewater treatment, desalinization plants, solid waste collection, recycling, and disposal.

•	Energy Infrastructure: Assets facilitating the generation, transmission, distribution, and storage of energy. This includes both conventional facilities (e.g., natural gas, nuclear power) and renewable energy sources (e.g. wind, solar, hydroelectric), as well as emerging energy transition projects such as energy storage and carbon management.

•	Social Infrastructure: Public and private assets supporting community needs, such as hospitals, schools, affordable housing, and essential real estate linked to transportation, energy, or digital infrastructure. This may also include commercial ground leases for mission-critical assets and public use facilities.

•	Environmental and Climate Infrastructure: Assets addressing sustainability challenges and conservation priorities, including renewable energy storage facilities and related assets, green hydrogen, carbon capture and storage facilities, and other projects aligned with environmental objectives.

•	Industrial and Specialized Infrastructure: Facilities supporting critical industrial and specialized activities such as pipelines, manufacturing plants, storage facilities, and other infrastructure assets and services essential for industrial operations.

Key Investment Characteristics

The Sub-Adviser seeks to focus on Infrastructure Investments with the following key investment characteristics:

•	Defensive and Resilient: Investments supported by essential assets and services that are expected to remain in demand through multiple economic cycles. The Sub-Adviser will evaluate if an investment's underlying assets are able to withstand long-term economic stress and preserve value during periods of market volatility.

•	Predictable Cashflows: Investments with recurring, contracted, or concession-based revenue streams that provide more predictable, "sticky" cashflows. Due diligence will emphasize the credit quality of counterparties (such as sponsors, suppliers, off-takers, construction contractors, and concession providers) to help ensure stability of cash flows.

•	Attractive Risk-Adjusted Returns: Opportunities will be assessed on their ability to provide consistent income with downside protection, emphasizing structures that mitigate risk through collateral, covenants, or seniority in the capital structure.

•	Stable Jurisdictions: A primary focus will be North American markets with transparent legal and regulatory frameworks. The Sub-Adviser retains the flexibility to allocate opportunities selectively in other jurisdictions that demonstrate stable economic regimes and established protections for creditors.

•	Diversification Potential: The portfolio will be managed to achieve diversification across sectors, counterparties, and investment structures, reducing concentration risk and supporting consistent performance across market cycles.

Structure of Investments

The Company primarily invests in senior or secured debt investments but may also invest across an issuer's capital structure, including in unsecured debt, subordinated debt, mezzanine debt, convertible securities, equity-linked securities, equity, warrants, options and other related asset types. The Company may also invest in asset-based finance investments, which may be structured in a variety of manners, including loans, securities or leases that provide an interest in or are collateralized by and payable from a variety of commercial finance, specialty finance and financial assets or physical assets. The Company's asset-backed finance investments may include a range of variety of asset classes among commercial, financial and real estate assets and sectors, including, without limitation, leases (including equipment leases, operating leases, finance leases and leases associated with a variety of hard assets), infrastructure assets, aviation assets, shipping assets, transportation and storage assets and financial assets such as secured and unsecured receivables, bonds, notes, loans to portfolios of assets and other positions where the Sub-Adviser identifies asset-supported value. The Company may opportunistically invest in debt or equity ownership or other interests in loan or lease origination companies, asset-owning operating companies and asset-servicing platforms. The Company's investment strategy also includes an allocation to more liquid investments, which may include broadly syndicated loans, senior secured bonds, high yield bonds and structured credit instruments. The Company's strategy involves providing financing for a variety of uses including, but not limited to: construction, acquisitions, liquidity needs, growth initiatives, refinancing, recapitalizations, and restructurings. The Company may also hold liquid investments such as cash, cash equivalents and U.S. government securities for cash management and/or diversification purposes.

Geographic Focus

While most of the Company's investments are expected to be in private U.S. companies (subject to compliance with BDC regulatory requirements to invest at least 70% of the Company's assets in "qualifying assets," which include securities issued by private U.S. companies), the Company may invest up to 30% of its portfolio in non-qualifying assets, including companies located outside of the U.S., entities that are operating pursuant to certain exceptions under the 1940 Act, and publicly traded entities whose public equity market capitalization exceeds the levels provided for under the 1940 Act. As such, the Company expects to invest, from time to time, in companies in other developed markets, including, but not limited to, the United Kingdom and Europe, as well as additional non-U.S. jurisdictions. In such cases, investors have the potential to obtain diversification benefits of having exposure to different regulatory regimes, subsidy regimes, off-takers and economic and monetary policy. Through the relationships and experience of MAM's Credit & Insurance investment professionals, as supported by Macquarie's global network of offices, the Company is expected to benefit from the ability to access and underwrite across the U.S. and other global jurisdictions where permitted.

Diversification

The Company aims to construct a diversified portfolio of Infrastructure Investments that provide exposure across infrastructure sub-sectors, asset type, and counterparties. Portfolio construction is expected to follow prudent portfolio management principles designed to reduce concentration risk and enhance resiliency through market cycles. The Sub-Adviser seeks to limit exposure to individual issuers, sectors and technologies to ensure performance is not overly dependent on a single factor. Diversification is expected both across subsectors with low business cycle correlation and across technologies where possible.

Sustainability

Consistent with its fiduciary duty, the Sub-Adviser incorporates environmental, social and governance ("ESG") considerations into its investment process where they are material to credit performance and risk management. The Sub-Adviser believes that identifying and addressing such factors can help reduce downside risk, support stable cash flows, and protect long-term value for investors.

The Sub-Adviser's approach to ESG is integrated into its broader diligence and asset management practices, focusing on practical risk areas such as regulatory compliance, operational reliability, counterparty behavior, and governance standards. This process is designed to be investment-driven, with the objective of strengthening portfolio resiliency rather than advancing non-financial objectives MAM Private Credit leverages centralized policies and processes, dedicated risk specialists, and the experience of its global asset management platform to ensure that material ESG risks are evaluated alongside other key credit factors. The Company's activities are guided by the MAM Private Markets Environmental, Social and Governance Policy, which provides a consistent framework for incorporating ESG risk management into investment decision-making and ongoing monitoring.

Primary and Secondary Market

While the Sub-Adviser expects the Company to primarily invest in investments originated in the primary market, the Company also reserves the right to purchase existing investments from the secondary market where such investments meet the Company's investment objectives (including targeted returns). Similarly, although the Sub-Adviser expects the Company to primarily employ a buy and hold strategy, the Company has the ability to sell investments on the secondary market as well.

Co-Investments

As a BDC, the Company is prohibited under the 1940 Act from conducting certain transactions alongside its affiliates without the prior approval of its Board, including its Independent Trustees who do not have any interest in the transaction, and, in some cases, the prior approval of the SEC.

The Company, the Adviser, the Sub-Adviser and certain of their affiliates have applied for the Co-Investment Exemptive Order, which, if granted, will permit the Company to co-invest alongside other funds and accounts managed and controlled by Macquarie, the Advisers and their affiliates, including proprietary accounts, subject to certain terms and conditions (the "Co-Investment Exemptive Order"). There is no assurance, however, that the relief will be granted.

The Company expects its investment strategy to benefit from Macquarie Group's reputation, scale, and long-standing relationships with financial sponsors and direct borrowers in the infrastructure industry.

Use of Derivatives, Hedging and Leverage

The Company intends to qualify as a "limited derivatives user" as defined in Rule 18f-4 under the 1940 Act, meaning the Company will limit its derivatives exposure to 10% of its net assets at any time, excluding certain currency and interest rate hedging transactions. The Company may, but is not required to, enter into interest rate, foreign exchange, and/or other derivative arrangements to hedge interest rate, currency, credit and/or other risks. These hedging activities will be subject to the applicable legal and regulatory compliance requirements, and the Company does not generally intend to enter into any such derivative agreements for speculative purposes. The Company will bear the costs incurred in connection with entering into, administering and settling any such derivative contracts. There can be no assurance any hedging strategy the Company employs will be successful.

The Company intends to employ leverage as market conditions permit and at the discretion of the Adviser, but in no event will leverage employed exceed the limitations set forth in the 1940 Act. The Company expects to use leverage in the form of borrowings, including loans from certain financial institutions, and the issuance of debt securities. In connection with the BDC Election, the Company's initial Shareholders approved a proposal to permit the Company to reduce the Company's asset coverage from 200% to 150%, which means for every $100 of net assets the Company holds, the Company may raise $200 from borrowing and issuing senior securities (including debt and preferred shares). Any such leverage, if incurred, would be expected to increase the total capital available for investment by the Company. The Company also intends to use leverage in the form of the issuance of Series A Preferred Shares (as defined below), and may in the future issue additional series of preferred shares, though it has no current intention to do so.

RIC Election

In addition, for U.S. federal income tax purposes, (i) the Company has made an election to be classified as a corporation and (ii) intends to elect to be treated as a RIC, under Subchapter M of the Code beginning with its taxable year ending December 31, 2026, and for taxable years beginning with the taxable year that begins on the RIC Election Date, intends to continue to qualify annually thereafter as a RIC. The Company generally intends to distribute, out of its assets legally available for distribution, substantially all of its available investment income on a monthly basis, and any short-term and long-term capital gains on an annual basis, as determined by the Board in its sole discretion.

Leveraged Credit Team

Investment decisions related to more liquid credit investments, such as broadly syndicated loans and other fixed-income securities, are made by members of the Investment Team designated as the "Leveraged Credit Team." The Leveraged Credit Team engages regularly with the Investment Team and Investment Committee with the aim of ensuring that liquidity and risk/return targets are met. Vivek Bommi, head of the Leveraged Credit Team, has significant involvement in the Investment Team.

The Leveraged Credit Team is a component of the Liquid Credit sub-division within MAM Credit & Insurance. Based in Philadelphia, the team is comprised of portfolio managers, traders and research analysts that are personnel of the Sub-Adviser. The team has extensive expertise in management of higher-yielding public credit, including syndicated bank loans and high yield bonds, as well as issuing their own securitized products in collateralized loan obligations ("CLOs").

The Leveraged Credit Team's investment process is designed to be disciplined and repeatable across all issuers. Their process can be viewed in four steps: idea generation and sourcing, fundamental analysis, security selection and portfolio construction, and portfolio management and monitoring. The team actively searches for opportunities within primary and secondary markets. There is a focus on credits that can generate strong, risk-adjusted returns. They conduct detailed fundamental analysis to evaluate financials, asset quality, and future growth potential. All credits are scored to consistently assess them across industries and issuers. They actively manage risk based on valuation, changes in investment thesis and adherence to investment guidelines.

A portion of liquid investments portfolio may be invested in cash, cash equivalents or other fixed income on an opportunistic basis.

Managerial Assistance

As a BDC, the Company offers and will provide upon request, managerial assistance to its portfolio companies. This assistance could involve, among other things, monitoring the operations of the Company's portfolio companies, participating in board and management meetings, consulting with and advising officers of portfolio companies and providing other organizational and financial guidance. The Company may also receive fees for these services. The Administrator or an affiliate of the Administrator will provide, or arrange for the provision of, such managerial assistance on the Company's behalf to portfolio companies that request this assistance. The Company may receive fees for these services and reimburse the Administrator or an affiliate of the Administrator, as applicable, for its allocated costs in providing such assistance, subject to the review and approval by the Board, including the Independent Trustees.

Operating and Regulatory Structure

As a BDC, at least 70% of the Company's total assets are required to be invested in the securities of qualifying U.S. private companies or thinly traded public companies, cash, cash equivalents, U.S. government securities and other high-quality debt investments that mature in one year or less from the time of investment. To the extent the Sub-Adviser invests in non-U.S. companies, it intends to do so in accordance with the 1940 Act limitations, as applicable, and only in jurisdictions with established legal frameworks and a history of respecting creditor rights.

Allocation of Investment Opportunities

Macquarie and its affiliates, including the Advisers, provide and/or may provide investment management services to other investment funds, client accounts, BDCs, registered funds and proprietary accounts that Macquarie may establish.

Macquarie will share any investment and sale opportunities with the Company and its other clients in accordance with the Advisers Act and its applicable allocation policies and practices, as well as the respective clients' governing documents. Subject to the Advisers Act and as further set forth herein, certain other clients will typically receive certain priority or other allocation rights with respect to certain investments that are within such other clients', and outside of the Company's, respective primary investment strategies, subject to various conditions set forth in such other clients' respective governing documents.

In addition, as a BDC regulated under the 1940 Act, the Company is subject to certain limitations relating to co-investments and joint transactions with affiliates, which will likely in certain circumstances limit the Company's ability to make investments or enter into other transactions alongside other clients.

The Company, the Adviser, the Sub-Adviser and certain of their affiliates have applied for the Co-Investment Exemptive Order, which, if granted, will permit the Company to co-invest alongside other funds and accounts managed and controlled by Macquarie, the Advisers and their affiliates, including proprietary accounts, subject to certain terms and conditions. There is no assurance, however, that the relief will be granted.

Valuation Process

The Board has designated the Adviser as the Company's valuation designee in accordance with Rule 2a-5 under the 1940 Act (the "Valuation Designee") to value each investment in the Company's portfolio, subject to the oversight of the Board of Trustees. Investments for which market quotations are readily available are recorded at such market quotations, after evaluating whether such market quotations are representative of fair value. With respect to investments for which market quotations are not readily available, the Adviser, as the Valuation Designee, based on input of the Adviser's valuation committee and one or more independent valuation firms that are engaged at the direction of the Adviser's valuation committee, performs fair value determinations for such investments in good faith, in accordance with the Adviser's valuation policy and procedures, adopted by and subject to the supervision of the Board of Trustees and pursuant to a consistently applied valuation process. See "Item 9. Market Price of and Dividends on the Registrant's Common Equity and Related Shareholder Matters—Determination of NAV – Valuation of Portfolio Securities."

Competition

The Company's primary competitors include public and private funds, commercial and investment banks, commercial finance companies and other BDCs, each of which the Company may compete with for financing opportunities. Some of the Company's competitors are substantially larger and have considerably greater financial and marketing resources than the Company does. For example, some competitors may have access to funding sources that are not available to us. In addition, some of the Company's competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wide variety of investments and establish more relationships than us. Furthermore, many of the Company's competitors are not subject to the regulatory restrictions that the 1940 Act will impose on the Company as a BDC. In addition, new competitors frequently enter the financing markets in which the Company operates. For more information concerning the competitive risks the Company faces, see "Item 1A. Risk Factors—Risks Related to the Company's Business and Structure—The Company will face competition for investment opportunities, which could delay further deployment of the Company's capital, reduce returns and result in losses."

Emerging Growth Company

The Company will be and will seek to remain an "emerging growth company" as defined in the JOBS Act until the earlier of (a) the last day of the fiscal year (i) following the fifth anniversary of the date of an initial public offering pursuant to an effective registration statement under the Securities Act, (ii) in which the Company has total annual gross revenue of at least $1.235 billion, or (iii) in which the Company is deemed to be a large accelerated filer, which means the market value of Shares that is held by non-affiliates exceeds $700 million as of the date of the Company's most recently completed second fiscal quarter, and (b) the date on which the Company has issued more than $1.0 billion in non-convertible debt during the prior three-year period. For so long as the Company remains an "emerging growth company," the Company is eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not "emerging growth companies" including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the "Sarbanes-Oxley Act"). Also, as the Company is not a large accelerated filer or an accelerated filer under Section 12b-2 of the Exchange Act and will not be for so long as Shares are not traded on a securities exchange, the Company will not be subject to auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act even once the Company is no longer an emerging growth company. The Company cannot predict if investors will find Shares less attractive because the Company may rely on some or all of these exemptions.

In addition, Section 107 of the JOBS Act also provides that an "emerging growth company" can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an "emerging growth company" can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The Company will take advantage of the extended transition period for complying with new or revised accounting standards, which may make it more difficult for investors and securities analysts to evaluate the Company since the Company's financial statements may not be comparable to companies that comply with public company effective dates.

Employees

The Company does not currently have any employees and does not expect to have any employees. Services necessary for the Company's business are provided by individuals who are employees of the Adviser, the Sub-Adviser, the Administrator or their affiliates, pursuant to the terms of the Investment Advisory Agreement, the Sub-Advisory Agreement and the Administration Agreement, as applicable.

Investment Advisory Agreement

Subject to the overall supervision of the Board, the Adviser manages the day-to-day operations of, and provides investment advisory and management services to, the Company pursuant to the Investment Advisory Agreement. Under the terms of the Investment Advisory Agreement, the Adviser is responsible for the following:

•	managing the investment and reinvestment of the Company's assets in accordance with the Company's investment objectives, policies and restrictions, the 1940 Act, the Advisers Act and all other applicable federal and state law, and the Declaration of Trust and Bylaws;

•	determining the composition of the Company's portfolio, the nature and timing of the changes therein and the manner of implementing such changes;

•	identifying, evaluating and negotiating the structure of the investments made by the Company (including by performing due diligence on prospective investments);

•	executing, closing, servicing and monitoring the Company's investments;

•	determining the securities and other assets that the Company will purchase, retain or sell; and

•	providing the Company with such other investment advisory, research and related services as the Company may, from time to time, reasonably require for the investment and reinvestment of the Company's assets.

The Adviser's services under the Investment Advisory Agreement are not exclusive, and it is free to furnish similar services to other entities so long as its services to the Company are not impaired. The Adviser is authorized, but not required, to enter into one or more sub-advisory agreements with other investment advisers pursuant to which the Adviser may obtain the services of such sub-investment adviser(s) to assist the Adviser in fulfilling its responsibilities under the Investment Advisory Agreement. Specifically, the Adviser may retain a sub-investment adviser to recommend specific securities or other investments based upon the Company's investment objective and policies, and work, along with the Adviser, in structuring, negotiating, arranging or effecting the acquisition or disposition of such investments and monitoring investments on behalf of the Company, subject in all cases to the oversight of the Adviser and the Company.

Compensation of the Adviser

The Company pays the Adviser investment advisory fees for its services under the Investment Advisory Agreement consisting of two components: a Management Fee and an Incentive Fee. The cost of both the Management Fee and the Incentive Fee are ultimately borne by the Shareholders.

Management Fee

The Management Fee is payable at an annual rate of 1.25% of the Company's net assets, payable monthly in arrears, calculated as of the end of the most recently completed month and adjusted for any Share issuances, repurchases, dividends or distributions during the relevant month. For purposes of determining the Management Fee, the Company's net assets means its total assets less liabilities determined on a consolidated basis in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"), calculated before giving effect to any repurchases on such date and before any reduction for any fees (including any distribution and/or servicing fee and the incentive fee) and expenses of the Company.

The Adviser waived the Management Fee prior to the BDC Election. The Adviser has agreed to the initial fee waiver of the Management Fee for the 12-months following the date of the BDC Election (the "Initial Fee Waiver"). The Initial Fee Waiver is not subject to recoupment by the Adviser.

The Management Fee for any partial month will be appropriately prorated based on the actual number of days elapsed relative to the total number of days in such month.

Incentive Fees

The Company pays to the Adviser an Incentive Fee that consists of two parts. In any given quarter, one part of the Incentive Fee may be payable while the other is not.

The first part (the "Investment Income Incentive Fee") is calculated and payable on a quarterly basis, in arrears, and equals 12.5% of Pre-Incentive Fee Net Investment Income (as defined below) for the immediately preceding calendar quarter, subject to a quarterly preferred return of 1.25% (i.e., 5.0% annualized), or "Hurdle Rate," measured on a quarterly basis and a "catch-up" feature.

To determine whether Pre-Incentive Fee Net Investment Income exceeds the Hurdle Rate, Pre-Incentive Fee Net Investment Income is expressed as a rate on the average daily hurdle calculation value. The average daily hurdle calculation value, on any given day, equals:

•	the Company's net assets as of the end of the calendar quarter immediately preceding the applicable day; plus

•	the aggregate amount of capital invested (including reinvested) from investors from the beginning of the current quarter to the applicable day; minus

•	the aggregate amount of distributions (including Share repurchases) made by the Company from the beginning of the current quarter to the applicable day (but only to the extent distributions were not declared and accounted for on the Company's books and records in a previous calendar quarter).

The Company pays the Adviser an Investment Income Incentive Fee in each calendar quarter as follows:

•	No Investment Income Incentive Fee will be payable to the Adviser in any calendar quarter in which Pre-Incentive Fee Net Investment Income does not exceed the Hurdle Rate for such calendar quarter;

•	100% of Pre-Incentive Fee Net Investment Income with respect to that portion of such Pre-Incentive Fee Net Investment Income, if any, that exceeds the Hurdle Rate but is less than 1.4286% (5.714% annualized) for that calendar quarter will be payable to the Adviser. The Company refers to this portion of its Pre-Incentive Fee Net Investment Income as the "catch-up"; and

•	12.5% of the Company's Pre-Incentive Fee Net Investment Income, if any, that exceeds 1.4286% (5.714% annualized) in any calendar quarter is payable to the Adviser.

"Pre-Incentive Fee Net Investment Income" means interest income, dividend income and any other income (including any accrued income that the Company has not yet received in cash and any other fees such as commitment, origination, structuring, diligence, consulting or other fees that the Company receives from portfolio companies) accrued during the calendar quarter minus the Company's operating expenses accrued during the calendar quarter (including the Management Fee, administrative expenses and any interest expense and dividends paid on issued and outstanding preferred shares, but excluding the Incentive Fee and any distribution and/or shareholder servicing fees). In addition, Pre-Incentive Fee Net Investment Income may be computed and paid on income that may include interest that has been accrued but not yet received, or interest in the form of securities received rather than cash, including original issuance discount, payment-in-kind and zero-coupon investments.

Because of the structure of the Investment Income Incentive Fee, it is possible that the Company may pay an Investment Income Incentive Fee in a calendar quarter in which the Company incurs a loss. For example, if the Company receives Pre-Incentive Fee Net Investment Income in excess of the Hurdle Rate, the Company will pay the applicable Investment Income Incentive Fee even if the Company has incurred a loss in that calendar quarter due to realized and unrealized capital losses. In addition, because the calculations used to determine whether the Hurdle Rate has been exceeded is calculated based on the Company's net assets, decreases in the Company's net assets due to realized or unrealized capital losses may increase the likelihood that the Hurdle Rate is reached and therefore the likelihood of the Company paying an Incentive Fee in a given calendar quarter. In addition, if market interest rates rise, the Company may be able to invest its funds in debt instruments that provide for a higher return, which would increase the Company's Pre-Incentive Fee Net Investment Income and make it easier for the Adviser to surpass the fixed Hurdle Rate and receive an incentive fee based on such net investment income. The Company's net investment income used to calculate this component of the Incentive Fee is also included in the amount of the Company's net assets used to calculate the Management Fee because net assets are total assets less liabilities determined on a consolidated basis in accordance with GAAP.

The following is a graphical representation of the calculation of the income-related portion of the incentive fee:

The second part of the Incentive Fee (the "Capital Gains Incentive Fee") is an annual fee that is determined and payable, in arrears, as of the end of each calendar year (or upon termination of the Investment Advisory Agreement) in an amount equal to 12.5% of cumulative realized capital gains, if any, determined on a cumulative basis from the commencement of the Company's investment operations (based on the fair market value of each investment as of such date) through the end of such calendar year (or upon termination of the Investment Advisory Agreement), computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis from the commencement of the Company's investment operations (based on the fair market value of each investment as of such date) through the end of such calendar year (or upon termination of the Investment Advisory Agreement), less the aggregate amount of any previously paid Capital Gains Incentive Fees.

The Company accrues, but will not pay, a Capital Gains Incentive Fee with respect to unrealized appreciation because a Capital Gains Incentive Fee would be owed to the Adviser if the Company was to sell the relevant investment and realize a capital gain.

The fees that are payable under the Investment Advisory Agreement shall be appropriately adjusted for any Share issuances or repurchases during the period and except as described above, exclude capital gains, realized loss and unrealized capital appreciation or depreciation.

Sub-Advisory Agreement

Macquarie Asset Management Credit Advisers US, LLC serves as the Company's Sub-Adviser pursuant to the Sub-Advisory Agreement. The Sub-Adviser is registered with the SEC as an investment adviser under the Advisers Act. The Sub-Adviser is an affiliate of Macquarie. Subject to the overall supervision of the Board and the Adviser, the Sub-Adviser has full discretion to invest the assets of the Company in a manner consistent with the investment objective and strategies outlined herein and is responsible for investment decisions with respect to the Company, pursuant to the Sub-Advisory Agreement. Under the terms of the Sub-Advisory Agreement, the Sub-Adviser is responsible for the following:

•	managing the investment and reinvestment of the Company's assets in accordance with the Company's investment objective, policies and restrictions, the 1940 Act, the Advisers Act and all other applicable federal and state law, and the Declaration of Trust and Bylaws;

•	determining the composition of the Company's portfolio, the nature and timing of the changes therein and the manner of implementing such changes;

•	identifying, evaluating and negotiating the structure of the investments made by the Company (including by performing due diligence on prospective investments);

•	executing, closing, servicing and monitoring the Company's investments;

•	determining the securities and other assets that the Company will purchase, retain or sell; and

•	providing the Company with such other investment advisory, research and related services as the Company may, from time to time, reasonably require for the investment and reinvestment of the Company's assets.

The Sub-Adviser's services under the Sub-Advisory Agreement are not exclusive, and it is free to furnish similar services to other entities so long as its services to the Company are not impaired.

Compensation of the Sub-Adviser

Pursuant to the Sub-Advisory Agreement, the Adviser or its designee pays the Sub-Adviser or its designee the Sub-Advisory Fee equal to (i) 92% of the Management Fees payable to the Adviser or its designee pursuant to the Investment Advisory Agreement and (ii) 92% of the Incentive Fees payable to the Adviser or its designee pursuant to the Investment Advisory Agreement, payable promptly after the receipt of such amounts by the Adviser or its designee by the Company; provided that if the Adviser does not receive any Management Fees for any month or any Incentive Fee for any quarter, including because of the effect of any expense limitation or fee waivers agreed to with the Company, the Adviser shall have no obligation to compensate the Sub-Adviser for such month or quarter, as relevant, pursuant to Sub-Advisory Agreement, unless and until the Adviser has recouped the expenses limited and/or fees waived for such month (collectively, the "Sub-Advisory Fee"). At the Sub-Adviser's request, the Adviser shall arrange for the Sub-Advisory Fee payable to the Sub-Adviser or its designee to be paid to the Sub-Adviser or its designee directly by the Company on the same day the Company pays the Adviser or its designee its fees under the Investment Advisory Agreement. For the avoidance of doubt and notwithstanding the foregoing, the Sub-Advisory Fee is paid out of the assets of the Adviser and will not be paid separately by the Company.

Term

Unless earlier terminated as described below, each of the Investment Advisory Agreement and the Sub-Advisory Agreement will remain in effect for a period of two years from the date they first become effective, and will remain in effect from year to year thereafter if approved annually by the Board or by the holders of a Majority of the Outstanding Shares of the Company (as defined below) and, in each case, by a majority of the Independent Trustees.

Each of the Investment Advisory Agreement and Sub-Advisory Agreement will automatically terminate within the meaning of the 1940 Act and related SEC guidance and interpretations in the event of its "assignment" (as such term is defined for purposes of Section 15(a)(4) of the 1940 Act). In accordance with the 1940 Act, without payment of penalty, the Company may terminate the Investment Advisory Agreement or the Sub-Advisory Agreement upon 60 days' written notice or by vote of the Trustees or the decision to terminate the agreement may be made by a majority of the Board or the Shareholders holding a Majority of the Outstanding Shares. "Majority of the Outstanding Shares" means the lesser of (1) 67% or more of the outstanding Shares present at a Shareholder meeting, if the holders of more than 50% of the outstanding Shares are present or represented by proxy or (2) a majority of outstanding Shares. In addition, without payment of penalty, the Adviser and the Sub-Adviser may generally terminate the Investment Advisory Agreement or the Sub-Advisory Agreement, respectively, upon 60 days' written notice.

Limitations of Liability and Indemnification

The Adviser, the Sub-Adviser and their respective officers, managers, partners, agents, employees, controlling persons, members and any Affiliated Person of the Adviser and the Sub-Adviser will not be liable to the Company for any action taken or not taken by the Adviser or the Sub-Adviser in connection with the performance of any of its duties or obligations under the Investment Advisory Agreement, the Sub-Advisory Agreement or otherwise as an investment adviser or sub-adviser, as the case may be, of the Company, except to the extent specified in Section 36(b) of the 1940 Act concerning loss resulting from a breach of fiduciary duty (as the same is finally determined by judicial proceedings) with respect to the receipt of compensation for services.

The Company will indemnify each of the indemnitees described in the foregoing paragraph against any liabilities in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding arising out of or otherwise based upon the performance of any of the Adviser's or the Sub-Adviser's duties or obligations under the Investment Advisory Agreement or Sub-Advisory Agreement, respectively, or otherwise as an investment adviser or sub-adviser, as the case may be, to the Company. The Company may pay the expenses incurred by such indemnitee in defending an actual or threatened civil or criminal action in advance of the final disposition of such action, provided such indemnitee agrees to repay those expenses if found by adjudication not to be entitled to indemnification. Notwithstanding the foregoing, in accordance with Section 17(i) of the 1940 Act, neither the Adviser, the Sub-Adviser, nor any of their affiliates, trustees, officers, members, employees, agents or representatives may be protected against any liability to the Company or the Company's investors to which it would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of its office.

Board Approval of the Investment Advisory Agreement and the Sub-Advisory Agreement

The Board, including the Independent Trustees, held a meeting on July 17, 2026 to consider and approve each of the Investment Advisory Agreement and the Sub-Advisory Agreement in accordance with applicable 1940 Act requirements, including any SEC exemptive relief, no-action or other guidance issued by the staff of the SEC. The Board was provided with information it required to consider the Investment Advisory Agreement and the Sub-Advisory Agreement, including: (a) the nature, extent and quality of the advisory and other services that the Adviser and the Sub-Adviser provide to us, including information about the services performed and the personnel performing such services under the Investment Advisory Agreement and the Sub-Advisory Agreement, respectively; (b) comparative data with respect to advisory fees or similar expenses paid by any other BDCs and other accounts managed by the Adviser, the Sub-Adviser or their affiliates with similar investment objectives; (c) the Company's projected operating expenses and expense ratio compared to any BDCs and other accounts managed by the Adviser, the Sub-Adviser or their affiliates with similar investment objectives; (d) any existing and potential sources of indirect income or other benefits to the Adviser, the Sub-Adviser or their affiliates from its relationship with us; (e) the financial condition of the Adviser, the Sub-Adviser and their affiliates and the estimated profitability of the Investment Advisory Agreement and the Sub-Advisory Agreement to the Adviser and the Sub-Adviser, respectively; and (f) any economies of scale arising from the relationship with the Adviser and the Sub-Adviser that are, or should be shared with Shareholders.

Resource Sharing Agreement

The Sub-Adviser has entered into a resource sharing agreement with Macquarie Investment Management Europe Limited ("MIMEL"), a registered investment adviser and affiliate of the Sub-Adviser, pursuant to which MIMEL provides the Sub-Adviser with experienced investment professionals and access to their significant expertise in ongoing identification, assessment, monitoring and servicing of investments. Through the Resource Sharing Agreement, the Sub-Adviser intends to capitalize on MIMEL's significant experience in identifying, assessing, monitoring and servicing Infrastructure Investments made by the Sub-Adviser on behalf of the Company.

Intermediary Manager Agreement; Distribution and/or Servicing Fee

Macquarie Capital (USA) Inc., an affiliate of the Company, acts as intermediary manager for the private placement of the Shares and serves in that capacity on a best-efforts basis, subject to various conditions (the "Intermediary Manager"). Placement activities will additionally be conducted by officers of the Company and the Adviser, and the Intermediary Manager may retain one or more other placement agents or financial intermediaries to conduct additional placement activities. Such other financial intermediaries may impose terms and conditions on Shareholder accounts and investments in the Company that are in addition to the terms and conditions set forth herein.

Class J Shares are subject to an ongoing distribution and/or shareholder servicing fee (the "Distribution and/or Servicing Fee") to compensate financial industry professionals for distribution-related expenses, if applicable, and providing ongoing services in respect of Shareholders. Class J Shares are subject to a Distribution and/or Servicing Fee to the Intermediary Manager at an annual rate of 0.50%, based on the aggregate net assets of the Company, to be calculated as of the beginning of the first calendar day of each applicable month, and payable monthly in arrears. For purposes of determining the Distribution and/or Servicing Fee, net asset value ("NAV") will be calculated prior to any reduction for any fees and expenses, including, without limitation, the Distribution and/or Servicing Fee payable. The Intermediary Manager has voluntarily agreed to waive the Distribution and/or Servicing Fee applicable to Class J Shares until such time, if any, as the Company is granted the Multi-Class Exemptive Order.

The Adviser, or its affiliates, may pay additional compensation out of its own resources (i.e., not Company assets) to certain selling agents or financial intermediaries in connection with the sale of the Shares. The additional compensation may differ among brokers or dealers in amount or in the amount of calculation. Payments of additional compensation may be fixed dollar amounts or, based on the aggregate value of outstanding Shares held by Shareholders introduced by the broker or dealer, or determined in some other manner. The receipt of the additional compensation by a selling broker or dealer may create potential conflicts of interest between an investor and its broker or dealer who is recommending the Company over other potential investments.

The Company and the Adviser have applied for the Multi-Class Exemptive Order that, if granted, will permit the Company to offer multiple classes of Shares and to, among other things, impose asset-based distribution fees and early-withdrawal fees. There is no assurance, however, that the relief will be granted. Prior to such time that any such relief is granted, the Company will offer only Class J Shares.

Following such time, if any, as the Company is granted the Multi-Class Exemptive Order, the Company intends that, at the request of Shareholders or their intermediaries, Shares of Shareholders will be converted or exchanged into an equivalent NAV amount of such class of Shares that has the lowest or no Distribution and/or Servicing Fees for which such Shareholder meets the eligibility requirements.

Administration Agreement

Under the terms of the Administration Agreement, the Administrator performs (or oversees, or arranges for, the performance of) administrative services, which include providing office facilities, equipment, clerical, accounting, bookkeeping and record keeping services; conducting relations with sub-administrators, custodians, depositories, transfer agents, dividend disbursing agents, other shareholder servicing agents, accountants, attorneys, underwriters, brokers and dealers, corporate fiduciaries, insurers, banks and such other persons in any such other capacity deemed to be necessary or desirable; making reports to the Board of its performance of services; furnishing advice and recommendations with respect to such other aspects of the business and affairs of the Company as it shall determine to be desirable; maintaining financial, accounting and other records of the Company; preparing reports to Shareholders and reports and other materials filed with the SEC or any other regulatory authority; managing the payment of expenses; providing significant managerial assistance to those portfolio companies to which the Company is required to provide such assistance; assisting the Company in determining and publishing (as necessary or appropriate) the Company's net asset value; providing assistance in accounting, legal, compliance, operations, asset management, technology and investor relations; and overseeing the preparation and filing of the Company's tax returns and the performance of administrative and professional services rendered by others, which could include employees of the Adviser or its affiliates. The Company reimburses the Administrator (and/or one or more of its affiliates) for services performed for the Company pursuant to the terms of the Administration Agreement. In addition, pursuant to the terms of the Administration Agreement, the Administrator may delegate certain of its obligations under the Administration Agreement to an affiliate and/or to a third party and the Company reimburses the Administrator (or relevant affiliate(s)) for any services performed for the Company by such affiliate or third party. To the extent that the Administrator outsources any of its functions the Company will pay the fees associated with such functions on a direct basis without profit to the Administrator.

Unless earlier terminated as described below, the Administration Agreement will remain in effect for a period of two years from the date it first becomes effective, and will remain in effect from year to year thereafter if approved annually by the Board or by the holders of a Majority of the Outstanding Shares and, in each case, a majority of the Independent Trustees. The Company may terminate the Administration Agreement, without payment of any penalty, upon 60 days' written notice. The decision to terminate the agreement may be made by a majority of the Board or the Shareholders holding a Majority of the Outstanding Shares. In addition, the Administrator may terminate the Administration Agreement, without payment of any penalty, upon 60 days' written notice. Notwithstanding anything contained herein to the contrary, the Administration Agreement shall automatically terminate upon the termination of the Investment Advisory Agreement.

The Administration Agreement will provide that the Administrator and its officers, managers, partners, agents, employees, controlling persons, members and any Affiliated Person (as defined in the 1940 Act) of the Administrator, including the Adviser, will be entitled to indemnification from the Company from and against any claims or liabilities, liabilities in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding arising out of or otherwise based upon the performance of any of the Adviser's duties or obligations under the Administration Agreement or otherwise as an administrator to the Company, except where attributable to willful misfeasance, bad faith or gross negligence in the performance of such person's duties or reckless disregard of such person's obligations and duties under the Administration Agreement.

Payment of the Company's Expenses under the Investment Advisory Agreement, the Sub-Advisory Agreement and the Administration Agreement

Except as specifically provided below, the Company anticipates that all investment professionals and staff of the Adviser (or its affiliates), when and to the extent engaged in providing investment advisory and management services for the Company, and the base compensation, bonus and benefits, and the routine overhead expenses of such personnel allocable to such services shall be provided and paid for by the Adviser. The Company bears all other costs and expenses of the Company's operations, administration and transactions, including all other costs and expenses of the Company's operations and transactions including those relating to:

•	all direct and indirect fees and expenses incurred by each of the Adviser and any sub-adviser related to its performance of investment advisory and sub-advisory services under the Investment Advisory Agreement and any sub-advisory agreement, respectively, including the costs and expenses of due diligence of potential investments, monitoring performance of the Company's investments, serving as trustees, officers, board observers or board members of portfolio companies, enforcing the Company's rights in respect of its investments and disposing of investments, unless, as it relates to a sub-adviser, otherwise set forth in any sub-advisory agreement;

•	organization costs of the Company;

•	calculating the NAV of the Company, including the cost and expenses of any independent valuation firms or services;

•	fees and expenses incurred by the Adviser and any sub-advisers and payable to third parties, including agents, consultants or other advisors, in monitoring financial and legal affairs for the Company and in monitoring the Company's investments, and if necessary, in respect of enforcing the Company's rights with respect to investments in existing portfolio companies, or otherwise relating to, or associated with, evaluating and making investments, which fees and expenses include, among other items, due diligence reports, appraisal reports, research and market data services (including an allocable portion of any research or other service that may be deemed to be bundled for the benefit of the Company), any studies commissioned by the Adviser or any sub-adviser and travel and lodging expenses;

•	costs associated with indebtedness or guarantees, including interest payable on debt, if any, incurred by the Company to finance its investments, debt service and all other costs of borrowings or other financing arrangements (including fees and other expenses), and expenses related to unsuccessful portfolio acquisition efforts;

•	offerings of Shares and other securities of the Company;

•	Management Fees and Incentive Fees;

•	administration fees and expenses payable under the Administration Agreement and any sub-administration agreements;

•	any expense reimbursements;

•	fees payable to third parties, including agents, consultants or other advisors, relating to, or associated with, evaluating and making investments in portfolio companies, including costs associated with meeting financial sponsors;

•	fees incurred by the Company for escrow agent, transfer agent, dividend agent and custodial fees and expenses;

•	U.S. federal and state registration and franchise fees;

•	all costs of registration and listing of the Company's securities on any securities exchange, if any;

•	fees payable to rating agencies;

•	U.S. federal, state and local taxes, non-U.S. taxes, and related costs and expenses, including costs of tax return preparation and other compliance costs, and costs incurred in connection with any audit or other inquiry, tax litigation or any other contests, governmental charges, fees, penalties and duties assessed or borne by the Company;

•	Independent Trustees' fees and expenses;

•	expenses related to meetings of the Board;

•	costs of any reports, proxy statements or other notices to Shareholders, including printing and mailing costs;

•	costs associated with individual or group Shareholders, including the costs of any Shareholder meetings or communications and the compensation of investor relations personnel responsible for the preparation of the foregoing and related matters;

•	costs of any activities undertaken with respect to the protection of confidential or non-public information or data;

•	costs of preparing financial statements and maintaining books and records;

•	costs of preparing and filing reports or other documents with the SEC, Financial Industry Regulatory Authority, U.S. Commodity Futures Trading Commission and other regulatory bodies, and other reporting and compliance costs, and the costs associated with reporting and compliance obligations under the 1940 Act and any other applicable federal and state securities laws, and the compensation of professionals responsible for the foregoing;

•	costs associated with compliance with Sarbanes-Oxley Act;

•	the Company's allocable portion of any fidelity bond, trustees' and officers' errors and omissions liability insurance policies, cybersecurity policies and any other insurance premiums;

•	direct costs and expenses of administration, including printing, mailing, long distance telephone, cellular phone and data service, copying, secretarial and other staff, independent auditors and outside legal costs;

•	proxy voting expenses;

•	costs of effecting sales and any repurchases of the Shares and other securities of the Company;

•	fees and expenses associated with marketing efforts (including attendance at investment conferences and similar events), design and website expenses;

•	fees payable, if any, under any intermediary manager or selected intermediary agreements (or similar agreements with respect to the distribution of Shares or securities of the Company), including any fees and expenses paid to agents and intermediaries for sub-transfer agency, sub-accounting and other shareholder services on behalf of shareholders of the Company held through omnibus and networked, record shareholder accounts;

•	distribution and/or shareholder servicing fees, including the Distribution and/or Shareholder Servicing Fee;

•	allocable out-of-pocket costs incurred in providing managerial assistance to those portfolio companies that request it;

•	commissions and other compensation payable to brokers or dealers;

•	costs of information technology and related costs, including costs related to software, hardware and other technological systems (including specialty and custom software);

•	the Company's allocable portion of costs and expenses of information systems, software and hardware utilized by the Company in connection with asset management services (e.g., providing portfolio collection functions, maintaining financial, accounting and other records for the Company, monitoring of covenant compliance by borrowers and tracking and enforcing payment obligations of such borrowers);

•	extraordinary expenses, including litigation;

•	indemnification payments;

•	costs incurred in connection with any claim, litigation, arbitration, mediation, government investigation or dispute in connection with the business of the Company and the amount of any judgment or settlement paid in connection therewith;

•	extraordinary expenses or liabilities incurred by the Company outside of the ordinary course of its business;

•	costs of derivatives and hedging;

•	certain costs and expenses relating to distributions paid on the Shares;

•	all fees, costs and expenses, if any, incurred by or on behalf of the Company in developing, negotiating and structuring prospective or potential investments that are not ultimately made, including any reverse termination fees and any liquidated damages, commitment fees that become payable in connection with any proposed investment that is not ultimately made, forfeited deposits or similar payments, including expenses relating to unconsummated investments that may have been attributable to co-investors had such investments been consummated;

•	costs and expenses (including travel) in connection with the diligence and oversight of the Company's service providers;

•	fees, costs and expenses of winding up and liquidating the Company's assets;

•	costs associated with technology integration between the Company's systems and those of the Company's participating intermediaries;

•	all travel and related expenses of the Company's, Adviser's and any sub-adviser's respective trustees, officers, managers, agents and employees incurred in connection with attending meetings of the Board or Shareholders or performing other business activities that relate to the Company;

•	dues, fees and charges of any trade association of which the Company is a member;

•	costs associated with events and trainings of the Board (including travel);

•	costs incurred in connection with the formation or maintenance of entities or vehicles to hold the Company's assets for tax or other purposes; and

•	all other expenses incurred by the Company, the Adviser, any sub-adviser or the Administrator in connection with administering the Company's business, such as the allocable portion of overhead under the Administration Agreement, including rent. That overhead may include rent and the allocable portion of the costs of the compensation, benefits and related administrative expenses (including travel expenses) of the Company's officers who provide legal, compliance, finance, operations, accounting, asset management, information technology, tax, treasury and administrative services to the Company, their respective staffs and other professionals who provide services to the Company (including, in each case, employees of the Adviser, any sub-adviser, the Administrator or an affiliate) who assist with the preparation, coordination, administration and/or provision of the foregoing or provide "back office" or "middle office" legal, compliance, finance, operations, accounting, asset management, information technology, tax, treasury and administrative services to the Company. Notwithstanding anything to the contrary contained herein, the Company shall reimburse the Adviser, any sub-adviser and the Administrator (or their respective affiliates) for an allocable portion of the compensation paid by the Adviser, any sub-adviser and the Administrator (or their respective affiliates) to such individuals (based on a percentage of time such individuals devote, on an estimated basis, to the business affairs of the Company and in acting on behalf of the Company and such individual's salary, benefits and bonus).

To the extent that operational, accounting and information technology services, software, asset management, legal or other assets utilized by the Adviser, the Sub-Adviser or the Administrator to provide such services are used by the Company and one or more Macquarie Managed Accounts, the Company will bear its respective allocable share of the cost (taking into account salaries, bonuses and fringe benefits) of such services, software or other assets, such allocations to be based on the time which the applicable employees providing such accounting, operational and information technology services devote, on an estimated basis, to the Company and the other Macquarie Managed Accounts to which such accounting, operational and information technology services are being provided.

Notwithstanding the foregoing, in circumstances where the Adviser, the Sub-Adviser or the Administrator reasonably believes that an allocation of such expenses or the amount allocated to the Company and/or other Macquarie Managed Accounts pursuant to the above procedures would produce an inequitable result to the Company and/or other Macquarie Managed Accounts, the Adviser may allocate such expenses in a fair and equitable manner. Such allocations will be subject to review and approval by the Board on a periodic basis.

In addition, to the extent the Administrator outsources any of its functions, the Company shall pay the fees associated with such functions on a direct basis without profit to the Administrator.

Expense Support and Conditional Reimbursement Agreement

The Company has entered into the Expense Support Agreement with the Adviser, pursuant to which the Adviser and/or its affiliates may elect to pay certain of the Company's expenses on the Company's behalf, including those expenses incurred prior to the BDC Election ("Expense Payments"), provided that no portion of the payment will be used to pay any interest expense or distribution and/or shareholder servicing fees. Any Expense Payment that the Adviser and/or its affiliate commits to pay will be required to be paid by the Adviser and/or its affiliate to the Company in any combination of cash or other immediately available funds no later than forty-five days after such commitment is made in writing, and/or offset against amounts due from the Company to the Adviser or its affiliates.

Following any calendar quarter in which Available Operating Funds (as defined below) exceed the cumulative distributions accrued to Shareholders based on distributions declared with respect to record dates occurring in such calendar quarter (the amount of such excess referred to as "Excess Operating Funds"), the Company will pay such Excess Operating Funds, or a portion thereof, to the Adviser and/or its affiliate until such time as all Expense Payments made by the Adviser and/or its affiliates to the Company within three years prior to the last business day of such calendar quarter have been reimbursed. Any payments required to be made by the Company under the Expense Support Agreement are referred to as a "Reimbursement Payment." "Available Operating Funds" means the sum of (i) the Company's net investment company taxable income (including net short-term capital gains reduced by net long-term capital losses), (ii) the Company's net capital gains (including the excess of net long-term capital gains over net short-term capital losses) and (iii) dividends and other distributions paid to the Company on account of investments in portfolio companies (to the extent such amounts listed in clause (iii) are not included under clauses (i) and (ii) above).

The amount of the Reimbursement Payment for any calendar quarter will equal the lesser of (i) the Excess Operating Funds in such quarter and (ii) the aggregate amount of all Expense Payments made by the Adviser to the Company within three years prior to the last business day of such calendar quarter that have not been previously reimbursed by the Company to the Adviser and/or its affiliates; provided that the Adviser and/or its affiliate may waive its right to receive all or a portion of any Reimbursement Payment in any particular calendar quarter, in which case such waived amount will remain unreimbursed Expense Payments reimbursable in future quarters pursuant to the terms of the Expense Support Agreement.

No Reimbursement Payment for any applicable calendar quarter shall be made if: (1) the Effective Rate of Distributions Per Share declared by the Company at the time of such proposed Reimbursement Payment is less than the Effective Rate of Distributions Per Share at the time the Expense Payment was made to which such Reimbursement Payment relates, or (2) the Company's Operating Expense Ratio at the time of such proposed Reimbursement Payment is greater than the Operating Expense Ratio at the time the Expense Payment was made to which such Reimbursement Payment relates. "Effective Rate of Distributions Per Share" means the annualized rate (based on a 365-day year) of regular cash distributions per share exclusive of returns of capital and declared special dividends or special distributions, if any. The "Operating Expense Ratio" is calculated by dividing all of the Company's operating costs and expenses incurred, as determined in accordance with generally accepted accounting principles for investment companies, less organizational and offering expenses, base management and incentive fees owed to the Advisers, and interest expense, by the Company's net assets.

The Company's obligation to make a Reimbursement Payment will automatically become a liability on the last business day of the applicable calendar quarter, except to the extent the Adviser and/or its affiliate has waived its right to receive such payment for the applicable quarter. The Reimbursement Payment for any calendar quarter will be paid by the Company to the Adviser and/or its affiliate in any combination of cash or other immediately available funds as promptly as possible following such calendar quarter and in no event later than forty-five days after the end of such calendar quarter.

Either the Company or the Adviser may terminate the Expense Support Agreement at any time, with or without notice, without the payment of any penalty, provided that any Expense Payments that have not been reimbursed by the Company to the Adviser will remain the Company's obligation following any such termination, subject to the terms of the Expense Support Agreement.

License Deed

The Company has entered into a License Deed (the "License Deed") with Macquarie Group Services Australia Pty Ltd., an affiliate of Macquarie (the "Licensor"), pursuant to which it has granted the Company a non-exclusive and revocable license to use certain trade marks, including the name "Macquarie." Under the License Deed, the Company has a right to use the trade marks and the Macquarie name, subject to the terms and conditions of the License Deed, until the termination of the License Deed by the Licensor. Other than with respect to this limited license, the Company has no legal right to the "Macquarie" name or logo.

The Offering

The Company will offer Shares on a continuous basis in a private offering (i) in the United States, to investors who are "accredited investors" within the meaning of Regulation D under the Securities Act, under the exemption from registration under the Securities Act provided by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder and other exemptions of similar import in the laws of the states and jurisdictions where the offering will be made, and (ii) outside of the United States in accordance with Regulation S or Regulation D of the Securities Act. Prior to electing to be regulated as a BDC, the Company has operated as a private fund in reliance on an exemption from the definition of "investment company" under Section 3(c)(7) of the 1940 Act (the "Offering").

The Company intends to hold monthly closings and Shares may thereafter be purchased as of the first business day of each month at the Company's net asset value per Share as determined as of each Closing. Each effective date on which Shares are delivered following a Closing is referred to as a "Closing Date." Each prospective investor will be required to complete a Subscription Agreement certifying that the Shares being purchased are being acquired by an eligible investor.

In addition, the Company is currently conducting a private offering of its preferred shares, that will be classified and designated as "12.0% Series A Cumulative Preferred Shares," par value $0.01 per share (the "Series A Preferred Shares"), to unaffiliated individual investors who are "accredited investors" as defined in Regulation D of the Securities Act. Pursuant to this private offering the Company expects to issue and sell up to 515 shares of Series A Preferred Shares for an aggregate purchase price of $1,545,000 (the "Preferred Offering"). The holders of the Series A Preferred Shares will be subject to certain dividend, voting, liquidation and other rights that are more fully described below in "Item 11. Description of Registrant's Securities to be Registered — Preferred Shares."

Distribution Reinvestment Plan

The Company intends to make monthly distributions to its Shareholders. The timing and amount of distributions, if any, will ultimately be authorized by the Board or its designee in its sole discretion. Any distributions to Shareholders will be declared out of assets legally available for distribution. To the extent the Company's taxable earnings fall below the total amount of its distributions for any given fiscal year, a portion of those distributions may be deemed to be a return of capital to Shareholders for U.S. federal income tax purposes. Information returns will generally be filed with the IRS in connection with payments on Shares and the proceeds from a sale or other disposition of Shares.

The Company has adopted a dividend reinvestment plan that will provide for reinvestment of dividends and other distributions on behalf of Shareholders, unless a Shareholder elects to receive cash distributions. As a result, if the Board or its designee authorizes, and the Company declares, a cash dividend or other distribution, then the Shareholders who have not "opted out" of the dividend reinvestment plan will have their cash distribution automatically reinvested in additional Shares of the class held by the Shareholder, rather than receiving the cash distribution; provided that clients of certain participating financial intermediaries that do not permit automatic enrollment in the Company's dividend reinvestment plan will (i) be required to choose whether to "opt in" or "opt out" of the dividend reinvestment plan or (ii) automatically receive their distributions in cash unless they elect to have their cash distributions reinvested in additional Shares.

No action will be required on the part of registered Shareholders to have their cash dividend or other distribution reinvested in Shares. A registered Shareholder may elect to receive an entire distribution in cash by notifying the Company or SEI Transfer Agency and Registrar Services, Inc., the plan administrator, who acts as the Company's transfer agent, in writing so that such notice is received by the plan administrator no later than ten days prior to the record date for distributions to Shareholders. Those Shareholders whose Shares are held by a broker or other financial intermediary may receive dividends and other distributions in cash by notifying their broker or other financial intermediary of their election.

The Company will use newly-issued Shares to implement the dividend reinvestment plan, with such Shares to be issued at net asset value. The number of Shares to be issued to a Shareholder will be determined by dividing the total dollar amount of the distribution payable to such Shareholder by the then-current net asset value per Share (subject to adjustment to the extent required by Section 23 of the 1940 Act). The number of Shares to be outstanding after giving effect to payment of a distribution cannot be established until the value per share at which additional Shares will be issued has been determined and the elections of Shareholders have been tabulated. There will be no brokerage or other charges to Shareholders who participate in the plan. The dividend reinvestment plan administrator's fees under the plan will be paid by the Company.

Shareholders who receive dividends and other distributions in the form of Shares are generally subject to the same U.S. federal, state and local tax consequences as Shareholders who elect to receive their distributions in cash. Since a participating Shareholder's cash distributions will be reinvested, however, such Shareholder will not receive cash with which to pay any applicable taxes on reinvested distributions. A Shareholder's basis for determining gain or loss upon the sale of Shares received in a dividend or other distribution from the Company will generally be equal to the total dollar amount of the distribution payable to the Shareholder. Any Shares received in a dividend or other distribution will have a new holding period for tax purposes commencing on the day following the day on which the shares are credited to the U.S. Shareholder's account.

Participants may terminate their accounts under the plan by notifying the Company or the plan administrator at SEI Transfer Agency and Registrar Services, Inc., 1 Freedom Valley Drive, Oaks, Pennsylvania 19456 or SEIInvestmentManagerServices@seic.com. The plan may be terminated by the Company upon notice in writing mailed to each participant at least 30 days prior to any record date for the payment of any dividend or other distribution by the Company. All correspondence concerning the plan should be directed to the plan administrator at SEI Transfer Agency and Registrar Services, Inc., 1 Freedom Valley Drive, Oaks, Pennsylvania 19456 or SEIInvestmentManagerServices@seic.com.

Share Repurchase Program

The Company does not intend to list Shares on a securities exchange and the Company does not expect there to be a public market for Shares. As a result, if a Shareholder purchases Shares, its ability to sell Shares will be limited.

The Company intends to commence a share repurchase program in which the Company intends to offer to repurchase up to 5% of Shares outstanding (either by number of Shares or aggregate net asset value) as of the close of the previous calendar quarter, beginning no later than the second full calendar quarter after the first Closing Date following the BDC Election, at the discretion of the Board and beginning no later than the second full calendar quarter after the first Closing Date following the BDC Election. The Board, including a majority of the Independent Trustees, may amend, suspend or terminate the share repurchase program if it deems such action to be in the Company's best interest and the best interest of Shareholders. As a result, Share repurchases may not be available each quarter, or at all. The Company will conduct any such repurchase offers in accordance with the requirements of Rule 13e-4 promulgated under the Exchange Act and the 1940 Act, with the terms of such tender offer published in a tender offer statement to be sent to all Shareholders and filed with the SEC on Schedule TO. All Shareholders will be given at least 20 business days to elect to participate in such share repurchases.

Under the Company's share repurchase program, to the extent the Company offers to repurchase Shares in any particular quarter, the Company expects to repurchase Shares pursuant to tender offers using a purchase price equal to the net asset value per share as of the last calendar day of such quarter, except that the Company deducts 2.00% from such net asset value for Shares that have not been outstanding for at least one year (the "Early Repurchase Deduction"). The one-year holding period is measured as of the subscription Closing Date immediately following the repurchase date. The Early Repurchase Deduction payable by a Shareholder may be waived by the Company in circumstances where the Board determines that doing so is in the best interests of the Company, including in the case of repurchase requests: (i) arising from the death or qualified disability of a Shareholder; (ii) submitted by discretionary model portfolio management programs (and similar arrangements); (iii) from feeder funds (or similar vehicles) primarily created to hold the Shares, which are offered to non-U.S. persons, where such funds seek to avoid imposing such a deduction because of administrative or systems limitations; (iv) in the event that a Shareholder's Shares are repurchased because the Shareholder has failed to maintain a $10,000 minimum account balance; and (v) in certain other limited circumstances. The Early Repurchase Deduction will be retained by the Company for the benefit of remaining Shareholders.

A Shareholder may tender all of the Shares that it owns. There is no repurchase priority for a Shareholder under the circumstances of death or disability of such Shareholder.

In the event the amount of Shares tendered exceeds the repurchase offer amount, Shares will be repurchased on a pro rata basis. All unsatisfied repurchase requests must be resubmitted in the next quarterly tender offer, or upon the recommencement of the share repurchase program, as applicable. The Company will have no obligation to repurchase Shares, including if the repurchase would violate the restrictions on distributions under federal law or Delaware law. The limitations and restrictions described above may prevent the Company from accommodating all repurchase requests made in any quarter. The Company's share repurchase program has many limitations, including the limitations described above, and should not in any way be viewed as the equivalent of a secondary market.

There is no assurance that the Board will exercise its discretion to offer to repurchase Shares or that there will be sufficient funds available to accommodate all of the Shareholders' requests for repurchase. As a result, the Company may repurchase less than the full amount of Shares that a Shareholder requests to have repurchased. If the Company does not repurchase the full amount of Shares that a Shareholder has requested to be repurchased, or the Company determines not to make repurchases of Shares, a Shareholder will likely not be able to dispose of Shares, even if the Company under-performs. Any periodic repurchase offers will be subject in part to the Company's available cash and compliance with the RIC qualification and diversification rules and the 1940 Act.

The Company will repurchase Shares from Shareholders pursuant to written tenders on terms and conditions that the Board determines to be fair to the Company and to all Shareholders. When the Board determines that the Company will repurchase Shares, notice will be provided to Shareholders describing the terms of that particular offer, containing information Shareholders should consider in deciding whether to participate in the repurchase opportunity and containing information on how to participate. The Company's repurchase offers will generally use the net asset value on or around the last calendar day of a month designated by the Board during the applicable quarter, which will not be available until after the expiration of the applicable tender offer, so a Shareholder will not know the exact price of Shares in the tender offer when the Shareholder makes a decision whether to tender Shares.

Repurchases of Shares from Shareholders by the Company will be paid in full in cash no later than five business days after the determination of the Company's NAV per Share as of the valuation date of such repurchase offer. Repurchases will be effective after receipt and acceptance by the Company of eligible written tenders of Shares from Shareholders by the applicable repurchase offer deadline, which is expected to be the 20th business day after the commencement of the repurchase offer.

The majority of the Company's assets will consist of directly originated loans that generally cannot be readily liquidated without impacting the Company's ability to realize their full value upon disposition. For cash management and other purposes and in order to provide liquidity for share repurchases, the Company currently anticipates maintaining a smaller allocation to broadly syndicated loans and other more liquid credit investments. The Company expects that the instruments underlying the Company's liquid credit investments will primarily be the same as the instruments underlying the Company's directly originated loans (including loans, notes, bonds and other corporate debt securities). The Company may fund repurchase requests from sources other than cash flow from operations, including, without limitation, the sale of assets, borrowings, return of capital or offering proceeds, and the Company has no limits on the amounts the Company may pay from such sources. Should making repurchase offers, in the Company's good faith judgment, place an undue burden on the Company's liquidity, adversely affect the Company's operations or risk having an adverse impact on the Company as a whole, or should the Company otherwise determine that investing the Company's liquid assets in self-originated loans or other illiquid investments rather than repurchasing Shares is in the best interests of the Company and its Shareholders as a whole, then the Company may choose to offer to repurchase fewer Shares than described above, or none at all.

Repurchase of Shares held by the Adviser or any of its affiliates will be on the same terms and with the same limitations as those applicable to Shareholders under the share repurchase program described herein.

Payment for repurchased Shares may require the Company to liquidate portfolio holdings earlier than the Adviser would otherwise have caused these holdings to be liquidated, potentially resulting in losses, and may increase the Company's investment-related expenses as a result of higher portfolio turnover rates. The Adviser intends to take measures, subject to policies as may be established by the Board, to attempt to avoid or minimize potential losses and expenses resulting from the repurchase of Shares.

Perpetual-Life BDC

The Company is a perpetual-life BDC, which is a BDC whose shares are not listed for trading on a stock exchange or other securities market. The term "perpetual-life BDC" is used to describe an investment vehicle of indefinite duration that does not intend to complete a Liquidity Event (as defined below) within any specific time period, if at all, and whose shares are intended to be sold by the BDC on a continuous monthly basis at a price equal to the BDC's per share net asset value.

In this perpetual-life structure, subject to approval by the Board, the Company may offer Shareholders an opportunity to repurchase their Shares on a quarterly basis at net asset value, but the Company is not obligated to offer to repurchase any Shares in any particular quarter. See "Item 1. Business—Share Repurchase Program." Aside from the potential for limited liquidity offered by quarterly Share repurchases, Shareholders generally should not expect to be able to sell their Shares regardless of how well the Company performs.

The Company believes that its perpetual nature will enable it to execute a patient and opportunistic strategy and invest across different market environments. This may reduce the risk of the Company being a forced seller of assets in market downturns as compared to non-perpetual funds. While the Company may consider a Liquidity Event at any time in the future, it currently does not intend to undertake a Liquidity Event, including, without limitation, an IPO or Exchange Listing, and is not obligated by its Declaration of Trust or Bylaws, or otherwise, to effect a Liquidity Event at any time.

The Adviser, subject to the oversight of the Board, will monitor prevailing market conditions and the Company's portfolio composition, and may determine to recommend to the Board that the Company conduct a "Liquidity Event", which may include (i) an IPO or an Exchange Listing, (ii) a Sale Transaction or (iii) an orderly wind down and/or liquidation of the Company's assets. A "Sale Transaction" means (a) the sale of all or substantially all of the Company's assets to, or other Liquidity Event with, another entity or (b) a transaction or series of transactions, including by way of merger, consolidation, recapitalization, reorganization, or sale of stock in each case for consideration of either cash and/or publicly listed securities of the acquirer. A Sale Transaction also may include a sale, merger or other transaction with one or more affiliated investment companies managed by the Adviser.

To the extent required by the Company's organizational documents and applicable law, the Company will seek Shareholder approval of a Liquidity Event. In addition, certain Sale Transactions with affiliated parties may be predicated upon the Company receiving exemptive relief from the SEC. For the avoidance of doubt, the Company is under no obligation to commence or consummate a Liquidity Event.

Leverage

The Company intends to employ leverage as market conditions permit and at the discretion of the Adviser, but in no event will leverage employed exceed the limitations set forth in the 1940 Act. The Company expects to use leverage in the form of borrowings, including loans from certain financial institutions, and the issuance of debt securities. In connection with the BDC Election, the Company's initial Shareholders approved a proposal to permit the Company to reduce the Company's asset coverage from 200% to 150%, which means for every $100 of net assets the Company holds, the Company may raise $200 from borrowing and issuing senior securities (including debt and preferred shares). Any such leverage, if incurred, would be expected to increase the total capital available for investment by the Company. The Company also intends to use leverage in the form of the issuance of Series A Preferred Shares and may in the future issue additional series of preferred shares, though it has no current intention to do so.

The Company intends to qualify as a "limited derivatives user" as defined in Rule 18f-4 under the 1940 Act, meaning the Company will limit its derivatives exposure to 10% of its net assets at any time, excluding certain currency and interest rate hedging transactions. The Company may, but is not required to, enter into interest rate, foreign exchange, and/or other derivative arrangements to hedge interest rate, currency, credit and/or other risks. These hedging activities will be subject to the applicable legal and regulatory compliance requirements and the Company does not generally intend to enter into any such derivative agreements for speculative purposes. The Company will bear the costs incurred in connection with entering into, administering and settling any such derivative contracts. There can be no assurance any hedging strategy the Company employs will be successful.

Regulation

The Company has elected to be regulated as a BDC under the 1940 Act. The following discussion is a general summary of the material prohibitions and descriptions governing BDCs generally. It does not purport to be a complete description of all of the laws and regulations affecting BDCs.

Qualifying Assets

Under the 1940 Act, a BDC may not acquire any asset other than assets of the type listed in Section 55(a) of the 1940 Act, which are referred to as qualifying assets, unless, at the time the acquisition is made, qualifying assets represent at least 70% of the company's total assets. The principal categories of qualifying assets relevant to the Company's business are any of the following:

(i)	Securities purchased in transactions not involving any public offering from the issuer of such securities, which issuer (subject to certain limited exceptions) is an eligible portfolio company, or from any person who is, or has been during the preceding 13 months, an affiliated person of an eligible portfolio company, or from any other person, subject to such rules as may be prescribed by the SEC. An eligible portfolio company is defined in the 1940 Act as any issuer which:

(a)	is organized under the laws of, and has its principal place of business in, the United States;

(b)	is not an investment company (other than a small business investment company wholly owned by the BDC) or a company that would be an investment company but for certain exclusions under the 1940 Act; and

(c)	satisfies any of the following:

(1)	does not have any class of securities that is traded on a national securities exchange;

(2)	has a class of securities listed on a national securities exchange, but has an aggregate market value of outstanding voting and non-voting common equity of less than $250 million;

(3)	is controlled by a BDC or a group of companies including a BDC and the BDC has an affiliated person who is a trustee of the eligible portfolio company; or

(4)	is a small and solvent company having total assets of not more than $4 million and capital and surplus of not less than $2 million.

(ii)	Securities of any eligible portfolio company controlled by us.

(iii)	Securities purchased in a private transaction from a U.S. issuer that is not an investment company or from an affiliated person of the issuer, or in transactions incident thereto, if the issuer is in bankruptcy and subject to reorganization or if the issuer, immediately prior to the purchase of its securities was unable to meet its obligations as they came due without material assistance other than conventional lending or financing arrangements.

(iv)	Securities of an eligible portfolio company purchased from any person in a private transaction if there is no ready market for such securities and the Company already owns 60% of the outstanding equity of the eligible portfolio company.

(v)	Securities received in exchange for or distributed on or with respect to securities described in (i) through (iv) above, or pursuant to the exercise of warrants or rights relating to such securities.

(vi)	Cash, cash equivalents, U.S. government securities or high-quality debt securities maturing in one year or less from the time of investment.

In addition, a BDC must be operated for the purpose of making investments in the types of securities described in (i), (ii) or (iii) above.

Control, as defined by the 1940 Act, is presumed to exist where a BDC beneficially owns more than 25% of the outstanding voting securities of the portfolio company, but may exist in other circumstances based on the facts and circumstances.

The regulations defining qualifying assets may change over time. The Company may adjust the Company's investment focus as needed to comply with and/or take advantage of any regulatory, legislative, administrative or judicial actions.

Managerial Assistance to Portfolio Companies

A BDC must have been organized and have its principal place of business in the United States and must be operated for the purpose of making investments in the types of securities described above. However, in order to count portfolio securities as qualifying assets for the purpose of the 70% test, the BDC must either control the issuer of the securities or must offer to make available to the issuer of the securities (other than small and solvent companies described above) significant managerial assistance; except that, where the BDC purchases such securities in conjunction with one or more other persons acting together, one of the other persons in the group may make available such managerial assistance. Therefore, the Company will offer, and will be required to provide upon request, managerial assistance to its portfolio companies. This assistance could involve, among other things, monitoring the operations of the Company's portfolio companies, participating in board and management meetings, consulting with and advising officers of portfolio companies and providing other organizational and financial guidance. The Administrator or an affiliate of the Administrator will provide, or arrange for the provision of, such managerial assistance on the Company's behalf to portfolio companies that request this assistance. The Company may receive fees for these services and reimburse the Administrator or an affiliate of the Administrator, as applicable, for its allocated costs in providing such assistance, subject to the review and approval by the Board, including the Independent Trustees.

Temporary Investments

Pending investment in other types of qualifying assets, as described above, the Company's investments could consist of cash, cash equivalents, U.S. government securities or high quality debt securities maturing in one year or less from the time of investment, which are referred to herein, collectively, as temporary investments, so that 70% of the Company's assets would be qualifying assets. The Company may invest in highly rated commercial paper, U.S. Government agency notes, U.S. Treasury bills or in repurchase agreements relating to such securities that are fully collateralized by cash or securities issued by the U.S. government or its agencies. A repurchase agreement involves the purchase by an investor, such as us, of a specified security and the simultaneous agreement by the seller to repurchase it at an agreed-upon future date and at a price that is greater than the purchase price by an amount that reflects an agreed-upon interest rate. Consequently, repurchase agreements are functionally similar to loans. There is no percentage restriction on the proportion of the Company's assets that may be invested in such repurchase agreements. However, the 1940 Act and certain diversification tests in order to qualify as a RIC for U.S. federal income tax purposes will typically require the Company to limit the amounts the Company invests with any one counterparty. Accordingly, the Company does not intend to enter into repurchase agreements with a single counterparty in excess of this limit. The Sub-Adviser will monitor the creditworthiness of the counterparties with which the Company may enter into repurchase agreement transactions.

Senior Securities; Asset Coverage Ratio

As a BDC, the Company generally is permitted, under specified conditions, to issue multiple classes of indebtedness and one class of shares of beneficial interest senior to the Shares if its asset coverage, as defined in the 1940 Act, would at least equal to 200% immediately after each such issuance. However, a BDC may increase the maximum amount of leverage it may incur from an asset coverage ratio of 200% to an asset coverage ratio of 150%, if certain requirements are met. The Company's initial Shareholders approved a proposal that allowed the Company to reduce the Company's asset coverage ratio to 150% and, in connection with their Subscription Agreements, the Company's investors acknowledged the Company's ability to operate with an asset coverage ratio that may be as low as 150%. If the Company's asset coverage ratio falls below 150%, the Company's ability to make distributions to Shareholders may be significantly restricted or the Company may not be able to make any such distributions at all. The actual amount of leverage employed by the Company will depend on market conditions and other factors at the time of any proposed borrowing or issuance of debt or preferred shares.

In addition, while any senior securities remain outstanding, the Company would be required to make provisions to prohibit any dividend distribution to Shareholders or the repurchase of such securities or shares unless it meets the applicable asset coverage ratios at the time of the dividend distribution or repurchase. The Company would also be permitted to borrow amounts up to 5% of the value of the Company's total assets for temporary or emergency purposes, which borrowings would not be considered senior securities.

Warrants

Under the 1940 Act, a BDC is subject to restrictions on the issuance, terms and amount of warrants, options or rights to purchase shares of capital stock that it may have outstanding at any time. Under the 1940 Act, the Company will generally only be able to offer warrants provided that (i) the warrants expire by their terms within ten years, (ii) the exercise or conversion price is not less than the current market value at the date of issuance, (iii) Shareholders authorize the proposal to issue such warrants, and the Board approves such issuance on the basis that the issuance is in the Company's and the Shareholder's best interests and (iv) if the warrants are accompanied by other securities, the warrants are not separately transferable unless no class of such warrants and the securities accompanying them has been publicly distributed.

Code of Ethics

We, the Adviser, the Sub-Adviser and the Intermediary Manager have each adopted a code of ethics pursuant to Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act, respectively, that established procedures for personal investments and restricts certain personal securities transactions. Personnel subject to the code are permitted to invest in securities for their personal investment accounts, including securities that may be purchased or held by us, so long as such investments are made in accordance with the code's requirements.

Affiliated Transactions

As a BDC, the Company is prohibited under the 1940 Act from conducting certain transactions alongside its affiliates without the prior approval of its Independent Trustees and, in some cases, the prior approval of the SEC.

Pursuant to the Co-Investment Exemptive Order, the Company generally will be permitted to engage in Co-Investment Transactions (as defined below) alongside one or more Macquarie Managed Accounts. Following receipt of the Co-Investment Exemptive Order, the Company generally will be permitted to engage in negotiated transactions in which terms other than price are negotiated ("Co-Investment Transactions") alongside one or more Macquarie Managed Accounts. Pursuant to the Co-Investment Exemptive Order, the Company generally will be permitted to engage in Co-Investment Transactions with one or more Macquarie Managed Accounts, subject to the following conditions:

•	A "required majority" (as defined in Section 57(o) of the 1940 Act) of the members of the Board must pre-approve initial Co-Investment Transactions in which the Company is acquiring a security of an issuer in which an affiliate has an existing interest, as well as Co-Investment Transactions that are non-pro rata follow-ons or dispositions.

•	The Company and each Participant, must acquire, or dispose of, as the case may be, the same class of securities, generally at the same time, for the same price and with the same conversion, financial reporting and registration rights, and generally with substantially the same other terms.

•	Expenses borne by the Participants related to the Co-Investment Transaction generally must be shared by the Participants pro rata to the securities being acquired.

•	Transaction fees (including break-up, structuring, monitoring or commitment fees but excluding broker's fees contemplated by Section 17(e) or 57(k) of the 1940 Act), received by the Advisers (and/or their affiliates) and/or a Participant in connection with the Co-Investment Transaction must be distributed to the Participants on a pro rata basis based on the amounts they invested or committed, as the case may be, in such Co-Investment Transaction.

•	Participants and their affiliates generally may not accept any compensation, remuneration or financial benefit in connection with the Company's participation in the Co-Investment Transaction, subject to certain limited exceptions.

•	Prior to any disposition by another Participant of a security acquired in a Co-Investment Transaction, the Company and any participating Macquarie Managed Account that is structured as a fund subject to regulation under the 1940 Act (each a "Macquarie Regulated Fund") that participated in the Co-Investment Transaction must be notified and given the opportunity to participate pro rata based on the proportion of its holdings relative to the other Participants participating in the disposition.

The Co-Investment Exemptive Order also requires the advisers to funds that participate in the co-investment program (including the Advisers) to adopt policies and procedures reasonably designed to ensure that: (i) opportunities to participate in Co-Investment Transactions are allocated in a manner that is fair and equitable to the Company and every other Macquarie Regulated Fund; and (ii) the investment adviser(s) negotiating the Co-Investment Transaction considers the interest in the Co-Investment Transaction of the Company (if participating) any participating Macquarie Regulated Fund.

Pursuant to SEC staff guidance, the Company, any Macquarie Regulated Funds and any affiliated funds, including the Macquarie Managed Accounts, may co-invest in portfolio companies without satisfying the conditions of the Co-Investment Exemptive Order if price is the only term negotiated in the investment.

The Co-Investment Exemptive Order contains certain conditions that limit or restrict the Company's ability to participate in such investment opportunities. In such cases, the Company may participate in an investment to a lesser extent or, under certain circumstances, may not participate in the investment. Even if the Company and any Macquarie Regulated Funds and any affiliated funds, including the Macquarie Managed Accounts participate in an investment pursuant to the Co-Investment Exemptive Order, certain conflicts of interest may arise. An inability to receive desired allocations to potential investments may affect the Company's ability to achieve its desired investment returns. In addition, the terms and conditions of the Co-Investment Exemptive Order may limit the Company's ability to acquire or dispose of investments at desirable times or on desirable terms, including because of potentially different investment horizons or liquidity needs as compared to any Macquarie Regulated Funds and any affiliated funds, including the Macquarie Managed Accounts, and, therefore, the Company may not be able to structure its investment portfolio in the manner desired.

Proxy Voting Policies and Procedures

The Company has delegated the Company's proxy voting responsibility to the Adviser. The proxy voting policies and procedures of the Adviser are set out below. The guidelines will be reviewed periodically by the Adviser and the Independent Trustees, and, accordingly, are subject to change. For purposes of these proxy voting policies and procedures described below, "we," "our" and "us" refer to the Adviser.

a.	Policy

When the Company has voting rights to any of its portfolio securities or comparable rights with respect to requested waivers and amendments in respect of its debt investments, the Company will delegate the exercise of such rights to the Adviser, which in turn will delegate them to the Sub-Adviser. As a result of such delegation, the proxy voting policies and procedures of the Adviser and Sub-Adviser ("Proxy Voting Procedures") will be used on behalf of the Company when exercising voting authority on behalf of the Company and address conflicts of interests associated therewith. The Proxy Voting Procedures are intended to comply with Section 206 of, and Rule 206(4)-6 under, the Advisers Act, and the Sub-Adviser will vote proxies relating to its clients' securities in the best interest of its clients pursuant thereto, reviewing on a case-by-case basis each proposal submitted for a shareholder vote to determine its impact on the portfolio securities held by its clients and to assess and address potential conflicts of interest related to such vote.

b.	Review of Proxy Voting Procedures

The Board shall periodically review the Proxy Voting Procedures.

The Adviser and Sub-Adviser shall provide periodic reports to the Board regarding any proxy votes or determinations with respect to requested waivers or amendments where a material conflict of interest was identified. In such instances, the Adviser or Sub-Adviser shall consult with legal counsel and may, if it so elects, resolve such conflict following the recommendation of an independent third party, by seeking the direction of the Board, including a majority of the non-interested directors as defined under the 1940 Act, or, in extreme cases, by abstaining from voting.

The Adviser and Sub-Adviser shall notify the Board promptly of any material change to the Proxy Voting Procedures.

Other

The Company has adopted an investment policy that is reasonably designed to comply with the requirements applicable to the Company as a BDC. As a BDC, the Company expects to be periodically examined by the SEC for compliance with the 1940 Act and be subject to the periodic reporting and related requirements of the Exchange Act.

The Company also is required to provide and maintain a bond issued by a reputable fidelity insurance company to protect against larceny and embezzlement. Furthermore, as a BDC, the Company is prohibited from protecting any Trustee or officer against any liability to Shareholders arising from willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person's office.

The Company also is required to designate a chief compliance officer and to adopt and implement written policies and procedures reasonably designed to prevent violation of the federal securities laws and to review these policies and procedures annually for their adequacy and the effectiveness of their implementation.

The Company is not permitted to change the nature of the Company's business so as to cease to be, or to withdraw the Company's election as, a BDC unless approved by a majority of the Company's outstanding voting securities. A majority of the outstanding voting securities of a company is defined under the 1940 Act as the lesser of:

(i)	67% or more of such company's shares present at a meeting if more than 50% of the outstanding shares of such company are present or represented by proxy, or

(ii)	more than 50% of the outstanding shares of such company.

None of the Company's investment policies are fundamental, and thus may be changed without Shareholder approval.

As a BDC, the Company is generally unable to issue and sell Shares at a price below net asset value per share. The Company may, however, issue and sell Shares, or warrants, options or rights to acquire Shares, at a price below the then-current net asset value of Shares if (1) the Board determines that such sale is in the Company's best interests and the best interests of Shareholders, and (2) Shareholders have approved the Company's policy and practice of making such sales within the preceding 12 months. In any such case, the price at which the Company's securities are to be issued and sold may not be less than a price which, in the determination of the Board, closely approximates the market value of such securities.

The Company may invest up to 100% of the Company's assets in securities acquired directly from issuers in privately negotiated transactions. With respect to such securities, the Company may, for the purpose of public resale, be deemed an "underwriter" as that term is defined in the Securities Act. The Company's intention is to not write (sell) or buy put or call options to manage risks associated with the publicly traded securities of the Company's portfolio companies, except that the Company may enter into hedging transactions to manage the risks associated with interest rate or currency fluctuations. However, the Company may purchase or otherwise receive warrants to purchase the common stock of the Company's portfolio companies in connection with acquisition financing or other investments. Similarly, in connection with an acquisition, the Company may acquire rights to require the issuers of acquired securities or their affiliates to repurchase them under certain circumstances.

As a BDC, the Company also does not intend to acquire securities issued by any investment company that exceed the limits imposed by the 1940 Act. Under these limits, except for registered money market funds, the Company generally cannot acquire more than 3% of the voting stock of any registered investment company, invest more than 5% of the value of the Company's total assets in the securities of one investment company, or invest more than 10% of the value of the Company's total assets in the securities of more than one investment company. With regard to that portion of the Company's portfolio invested in securities issued by investment companies, if any, it should be noted that such investments might subject Shareholders to additional expenses as they will be indirectly responsible for the costs and expenses of such companies.

In addition, as a BDC, the 1940 Act contains certain restrictions on certain types of investments the Company may make. Specifically, the Company only is able to invest up to 30% of its portfolio in entities that are not considered "eligible portfolio companies" (as defined in the 1940 Act), including companies located outside of the United States, entities that are operating pursuant to certain exceptions under the 1940 Act, and publicly traded entities whose public equity market capitalization exceeds the levels provided for under the 1940 Act.

Compliance with the Sarbanes-Oxley Act of 2002

The Sarbanes-Oxley Act imposes a wide variety of regulatory requirements on publicly-held companies and their insiders. Many of these requirements will affect us. For example:

•	pursuant to Rule 13a-14 of the Exchange Act, the Company's President and Chief Financial Officer will be required to certify the accuracy of the financial statements contained in the Company's periodic reports; pursuant to Item 307 of Regulation S-K, the Company's periodic reports will be required to disclose the Company's conclusions about the effectiveness of the Company's disclosure controls and procedures;

•	pursuant to Rule 13a-15 of the Exchange Act, the Company's management will be required to prepare an annual report regarding its assessment of the Company's internal control over financial reporting and (once the Company ceases to be an emerging growth company under the JOBS Act or, if later, for the year following the Company's first annual report required to be filed with the SEC) will be required to obtain an audit of the effectiveness of internal control over financial reporting performed by the Company's independent registered public accounting firm; and

•	pursuant to Item 308 of Regulation S-K and Rule 13a-15 of the Exchange Act, the Company's periodic reports will be required to disclose whether there were significant changes in the Company's internal controls over financial reporting or in other factors that could significantly affect these controls subsequent to the date of their evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

The Sarbanes-Oxley Act will require the Company to review the Company's current policies and procedures to determine whether the Company complies with the Sarbanes-Oxley Act and the regulations promulgated thereunder. The Company will continue to monitor the Company's compliance with all regulations that are adopted under the Sarbanes-Oxley Act and will take actions necessary to ensure that the Company is in compliance therewith.

Taxation as a Regulated Investment Company

For U.S. federal income tax purposes, (i) the Company has made an election to be classified as a corporation and (ii) intends to elect to be treated as a RIC, under Subchapter M of the Code beginning with its taxable year ending December 31, 2026, and for taxable years beginning with the taxable year that begins on the RIC Election Date, intends to continue to qualify annually thereafter as a RIC. As a RIC, the Company generally will not have to pay corporate-level U.S. federal income taxes on any ordinary income or capital gains that the Company distributes to the Shareholders as dividends. To continue to qualify as a RIC, the Company must, among other things, meet certain source-of-income and asset diversification requirements (as described below). In addition, in order to obtain RIC tax benefits, the Company must distribute to Shareholders, for each taxable year, at least 90% of the Company's "investment company taxable income," which is generally the Company's ordinary income plus the excess of realized net short-term capital gains over realized net long-term capital losses (the "Annual Distribution Requirement").

If the Company:

•	qualifies as a RIC; and

•	satisfies the Annual Distribution Requirement,

then it will not be subject to U.S. federal income tax on the portion of the Company's income it distributes (or is deemed to distribute) to Shareholders. The Company will be subject to U.S. federal income tax at the regular corporate rates on any income or capital gains not distributed (or deemed distributed) to Shareholders.

The Company will be subject to a 4% nondeductible U.S. federal excise tax on certain undistributed income unless the Company distributes in a timely manner an amount at least equal to the sum of (i) 98% of the Company's net ordinary income for each calendar year, (ii) 98.2% of the amount by which the Company's capital gains exceed the Company's capital losses (adjusted for certain ordinary losses) for the one-year period ending October 31 in that calendar year and (iii) certain undistributed amounts from previous years on which the Company paid no U.S. federal income tax (the "Excise Tax Avoidance Requirement"). The Company may be liable for the excise tax only on the amount by which the Company's distributions do not meet the foregoing Excise Tax Avoidance Requirement.

In order to qualify as a RIC for U.S. federal income tax purposes, the Company must, among other things:

•	qualify as a BDC under the 1940 Act at all times during each taxable year;

•	derive in each taxable year at least 90% of the Company's gross income from dividends, interest, payments with respect to loans of certain securities, gains from the sale of stock or other securities or foreign currencies, net income from certain "qualified publicly traded partnerships," or other income derived with respect to the Company's business of investing in such stock or securities (the "90% Income Test"); and

•	diversify the Company's holdings so that at the end of each quarter of the taxable year:

o	at least 50% of the value of the Company's assets consists of cash, cash equivalents, U.S. government securities, securities of other RICs, and other securities if such other securities of any one issuer do not represent more than 5% of the value of the Company's assets or more than 10% of the outstanding voting securities of the issuer; and

o	no more than 25% of the value of the Company's assets is invested in the (i) securities, other than U.S. government securities or securities of other RICs, of one issuer, (ii) securities of two or more issuers that are controlled, as determined under applicable Code rules, by the Company and that are engaged in the same or similar or related trades or businesses or (iii) securities of one or more "qualified publicly traded partnerships" (the "Diversification Tests").

The Company may be required to recognize taxable income in circumstances in which the Company does not receive cash. For example, if the Company holds debt obligations that are treated under applicable tax rules as having original issue discount (such as debt instruments with PIK interest or, in certain cases, increasing interest rates or issued with warrants), the Company must include in income each year a portion of the original issue discount that accrues over the life of the obligation, regardless of whether cash representing such income is received by the Company in the same taxable year. The Company may also have to include in income other amounts that the Company has not yet received in cash, such as PIK interest and deferred loan origination fees that are paid after origination of the loan. Because any original issue discount or other amounts accrued will be included in the Company's investment company taxable income for the year of accrual, the Company may be required to make a distribution to Shareholders in order to satisfy the Annual Distribution Requirement, even though the Company will not have received the corresponding cash amount.

Although the Company does not presently expect to do so, it is authorized to borrow funds, to sell assets and to make taxable distributions of the Company's stock and debt securities in order to satisfy distribution requirements. The Company's ability to dispose of assets to meet the Company's distribution requirements may be limited by (i) the illiquid nature of the Company's portfolio and/or (ii) other requirements relating to the Company's status as a RIC, including the Diversification Tests. If the Company disposes of assets in order to meet the Annual Distribution Requirement or the Excise Tax Avoidance Requirement, the Company may make such dispositions at times that, from an investment standpoint, are not advantageous. If the Company is unable to obtain cash from other sources to satisfy the Annual Distribution Requirement, the Company may fail to qualify for tax treatment as a RIC and become subject to tax as an ordinary corporation.

Under the 1940 Act, so long as the Company is a BDC, the Company will not be permitted to make distributions to Shareholders while the Company's debt obligations and other senior securities are outstanding unless certain "asset coverage" tests are met. If the Company is prohibited from making distributions, the Company may fail to qualify for tax treatment as a RIC and become subject to tax as an ordinary corporation.

Certain of the Company's investment practices may be subject to special and complex U.S. federal income tax provisions that may, among other things: (i) disallow, suspend or otherwise limit the allowance of certain losses or deductions; (ii) convert lower taxed long-term capital gain into higher taxed short-term capital gain or ordinary income; (iii) convert an ordinary loss or a deduction into a capital loss (the deductibility of which is more limited); (iv) cause the Company to recognize income or gain without a corresponding receipt of cash; (v) adversely affect the time as to when a purchase or sale of securities is deemed to occur; (vi) adversely alter the characterization of certain complex financial transactions; and produce income that will not be qualifying income for purposes of the 90% Income Test described above. The Company will monitor the Company's transactions and may make certain tax decisions in order to mitigate the potential adverse effect of these provisions.

A RIC is limited in its ability to deduct expenses in excess of its "investment company taxable income" (which is, generally, ordinary income plus the excess of net short-term capital gains over net long- term capital losses). If the Company's expenses in a given year exceed investment company taxable income, the Company would experience a net operating loss for that year. However, a RIC is not permitted to carry forward net operating losses to subsequent years. In addition, expenses can be used only to offset investment company taxable income, not net capital gain. Due to these limits on the deductibility of expenses, the Company may, for tax purposes, have aggregate taxable income for several years that the Company is required to distribute and that is taxable to Shareholders even if such income is greater than the aggregate net income the Company actually earned during those years. Such required distributions may be made from the Company's cash assets or by liquidation of investments, if necessary. The Company may realize gains or losses from such liquidations. In the event the Company realizes net capital gains from such transactions, a Shareholder may receive a larger capital gain distribution than it would have received in the absence of such transactions.

Investment income received from sources within foreign countries, or capital gains earned by investing in securities of foreign issuers, may be subject to foreign income taxes withheld at the source. In this regard, withholding tax rates in countries with which the United States does not have a tax treaty can be as high as 35% or more. The United States has entered into tax treaties with many foreign countries that may entitle the Company to a reduced rate of tax or exemption from tax on this related income and gains. The effective rate of foreign tax cannot be determined at this time since the amount of the Company's assets to be invested within various countries is not now known. The Company does not anticipate being eligible for the special election that allows a RIC to treat foreign income taxes paid by such RIC as paid by its stockholders.

If the Company purchases shares in a Passive Foreign Investment Company ("PFIC") the Company may be subject to U.S. federal income tax on a portion of any "excess distribution" or gain from the disposition of such shares even if such income is distributed as a taxable dividend by the Company to Shareholders. Additional charges in the nature of interest may be imposed on the Company in respect of deferred taxes arising from such distributions or gains. If the Company invests in a PFIC and elect to make a QEF election under the Code, in lieu of the foregoing requirements, the Company will be required to include in income each year a portion of the ordinary earnings and net capital gain of such PFIC, even if such income is not distributed to us. Alternatively, the Company can elect to mark-to-market at the end of each taxable year Shares in a PFIC; in this case, the Company will recognize as ordinary income any increase in the value of such shares and as ordinary loss any decrease in such value to the extent the Company does not exceed prior increases included in income. Under either election, the Company may be required to recognize in a year income in excess of the Company's distributions from PFICs and the Company's proceeds from dispositions of PFIC stock during that year, and such income will nevertheless be subject to the Annual Distribution Requirement and will be taken into account for purposes of the 4% U.S. federal excise tax.

Foreign exchange gains and losses realized by the Company in connection with certain transactions involving non-dollar debt securities, certain foreign currency futures contracts, foreign currency option contracts, foreign currency forward contracts, foreign currencies, or payables or receivables denominated in a foreign currency are subject to Code provisions that generally treat such gains and losses as ordinary income and losses and may affect the amount, timing and character of distributions to Shareholders. Any such transactions that are not directly related to the Company's investment in securities (possibly including speculative currency positions or currency derivatives not used for hedging purposes) could, under future U.S. Treasury regulations, produce income not among the types of "qualifying income" from which a RIC must derive at least 90% of its annual gross income.

Tax Consequences of Company's Treatment as a Corporation

While the Company intends to qualify as a RIC effective on the date of the BDC Election, there may be a period during which the Company does not qualify as a RIC. To the extent that the Company is a corporation for U.S. tax purposes and do not qualify as a RIC, the Company will be subject to U.S. federal income tax on such income. The Company would not be able to deduct distributions to Shareholders, nor would they be required to be made. Distributions, including distributions of net long-term capital gain, would generally be taxable to Shareholders as ordinary dividend income to the extent of the Company's current and accumulated earnings and profits. Subject to certain limitations under the Code, corporate Shareholders would be eligible to claim a dividend received deduction with respect to such dividend; non-corporate Shareholders would generally be able to treat such dividends as "qualified dividend income," which is subject to reduced rates of U.S. federal income tax. Distributions in excess of the Company's current and accumulated earnings and profits would be treated first as a return of capital to the extent of the Shareholder's tax basis, and any remaining distributions would be treated as a capital gain. In order to qualify as a RIC, in addition to the other requirements discussed above, the Company would be required to distribute all of its previously undistributed earnings and profits attributable to any period prior to the Company's becoming a RIC for which the Company is a corporation for U.S. federal income tax purposes by the end of the first year that the Company intends to qualify as a RIC. To the extent that the Company has any net built-in gains allocable to a corporate beneficial owner (including ourselves if the Company is treated as a corporation) in the Company's assets (i.e., the excess of the aggregate gains, including items of income, over aggregate losses that would have been realized with respect to such assets if the Company had been liquidated) as of the beginning of the first year that the Company qualifies as a RIC, the Company would be subject to a corporate-level U.S. federal income tax on such built-in gains if and when recognized over the next five years. Alternatively, the Company may elect to recognize such built-in gains immediately prior to the Company's qualification as a RIC.

If the Company fails to satisfy the 90% Income Test for any taxable year or the Diversification Tests for any quarter of the taxable year, the Company may still continue to be taxed as a RIC for the relevant taxable year if it is eligible for relief provisions and the failures are due to reasonable cause and not willful neglect, and if a penalty tax is paid with respect to each failure to satisfy the applicable requirements. In addition, relief is provided for certain de minimis failures of the Diversification Tests where the Company corrects the failure within a specified period. If the applicable relief provisions are not available or cannot be met, all of the Company's income would be subject to corporate-level income tax as described above. The Company cannot provide assurance that it would qualify for any such relief should it fail the 90% Income Test or the Diversification Tests.

Similarly, if the Company has previously qualified as a RIC, but were subsequently unable to qualify for treatment as a RIC, and certain relief provisions are not applicable, it would be subject to tax on all of the Company's taxable income (including the Company's net capital gains) at regular corporate rates. The Company would not be able to deduct distributions to Shareholders, nor would they be required to be made. Distributions, including distributions of net long-term capital gain, would generally be taxable to Shareholders as ordinary dividend income to the extent of the Company's current and accumulated earnings and profits. Subject to certain limitations under the Code, corporate Shareholders would be eligible to claim a dividend received deduction with respect to such dividend; non-corporate Shareholders would generally be able to treat such dividends as "qualified dividend income," which is subject to reduced rates of U.S. federal income tax. Distributions in excess of the Company's current and accumulated earnings and profits would be treated first as a return of capital to the extent of the Shareholder's tax basis, and any remaining distributions would be treated as a capital gain. In order to requalify as a RIC, in addition to the other requirements discussed above, the Company would be required to distribute all of the Company's previously undistributed earnings attributable to the period the Company failed to qualify as a RIC by the end of the first year that the Company intends to requalify as a RIC. If the Company fails to requalify as a RIC for a period greater than two taxable years and then seek to requalify as a RIC, the Company may be required to pay corporate-level tax on the unrealized appreciation recognized during the succeeding five-year period unless the Company makes a special election to recognize gain to the extent of any unrealized appreciation in the Company's assets at the time of requalification.

The Company's qualification and taxation as a RIC depends upon the Company's ability to satisfy, on a continuing basis, through actual, annual operating results, distribution, income and asset, and other requirements imposed under the Code. However, no assurance can be given that the Company will be able to meet the complex and varied tests required to qualify as a RIC or to avoid corporate-level tax. In addition, because the relevant laws may change, compliance with one or more of the RIC requirements may be impossible or impracticable. Although the Company expects to operate in a manner so as to qualify continuously as a RIC, the Company or the Adviser may decide in the future that the Company should be taxed as a C corporation, even if the Company would otherwise qualify as a RIC, if the Company determines that treatment as a C corporation for a particular year would be in the Company's best interest.

The remainder of this discussion assumes that the Company qualifies as a RIC for each taxable year.

Taxation of U.S. Shareholders

The Company's distributions will generally be taxable to U.S. Shareholders as ordinary income or capital gains. Distributions of the Company's "investment company taxable income" (which is, generally, the Company's net ordinary income plus realized net short-term capital gains in excess of realized net long- term capital losses) will be taxable as ordinary income to U.S. Shareholders to the extent of the Company's current or accumulated earnings and profits, whether paid in cash or reinvested in additional Shares. To the extent such distributions paid by the Company to Shareholders taxed at individual rates are attributable to dividends from U.S. corporations and certain qualified foreign corporations, such distributions ("Qualifying Dividends") may be eligible for a current maximum tax rate of 20% in case of Shareholders taxed at individual rates. It is anticipated that distributions paid by the Company will generally not be attributable to dividends and, therefore, generally will not qualify for the 20% maximum rate applicable to Qualifying Dividends. Distributions of the Company's net capital gains (which are generally the Company's realized net long- term capital gains in excess of realized net short-term capital losses) properly reported by the Company as "capital gain dividends" will be taxable to a U.S. Shareholder as long-term capital gains that are currently taxable at a maximum rate of 20% in the case of Shareholders taxed at individual rates, regardless of the U.S. Shareholder's holding period for its Shares and regardless of whether paid in cash or reinvested in additional Shares. Distributions in excess of the Company's earnings and profits first will reduce a U.S. Shareholder's adjusted tax basis in such Shareholder's Shares and, after the adjusted basis is reduced to zero, will constitute capital gains to such U.S. Shareholder.

The Company may retain some or all of the Company's realized net long-term capital gains in excess of realized net short-term capital losses but designate the retained net capital gain as a "deemed distribution." In that case, among other consequences, the Company will pay tax on the retained amount, each U.S. Shareholder will be required to include its share of the deemed distribution in income as if it had been actually distributed to the U.S. Shareholder, and the U.S. Shareholder will be entitled to claim a credit on a U.S. federal income tax return equal to its allocable share of the U.S. federal income tax the Company paid thereon. Because the Company expects to pay U.S. federal income tax on any retained capital gains at the Company's regular corporate tax rate, and because that rate is in excess of the maximum U.S. federal income tax rate currently payable by U.S. Shareholders taxed at individual rates on long-term capital gains, the amount of U.S. federal income tax that individual U.S. Shareholders will be treated as having paid will exceed the U.S. federal income tax they owe on the capital gain distribution and such excess generally may be refunded or claimed as a credit against the U.S. Shareholder's other U.S. federal income tax obligations. The amount of the deemed distribution net of such tax will be added to the U.S. Shareholder's cost basis for its Shares. In order to utilize the deemed distribution approach, the Company must provide written notice to Shareholders prior to the expiration of 60 days after the close of the relevant taxable year.

For purposes of determining (i) whether the Annual Distribution Requirement is satisfied for any year and (ii) the amount of capital gain dividends paid for that year, the Company may, under certain circumstances, elect to treat a dividend that is paid during the following taxable year as if it had been paid during the taxable year in question. If the Company makes such an election, the U.S. Shareholder will still be treated as receiving the dividend in the taxable year in which the distribution is made. However, any dividend the Company declared in October, November or December of any calendar year, payable to Shareholders of record on a specified date in such a month and actually paid during January of the following year, will be treated as if it had been received by the Company's U.S. Shareholders on December 31 of the year in which the dividend was declared.

With respect to the reinvestment of dividends, if a U.S. Shareholder owns Shares registered in its own name, the U.S. Shareholder will have all cash distributions automatically reinvested in additional Shares unless the U.S. Shareholder opts out of the reinvestment of dividends by delivering a written notice to the Company's dividend paying agent prior to the record date of the next dividend or distribution. Any distributions reinvested will nevertheless remain taxable to the U.S. Shareholder. The U.S. Shareholder will have an adjusted basis in the additional Shares purchased through the reinvestment equal to the amount of the reinvested distribution. The additional Shares will have a new holding period commencing on the day following the day on which the Shares are credited to the U.S. Shareholder's account.

If an investor purchases Shares shortly before the record date of a distribution, the price of the Shares will include the value of the distribution. However, the Shareholder will be taxed on the distribution as described above, despite the fact that, economically, it may represent a return of its investment.

A U.S. Shareholder generally will recognize taxable gain or loss if the U.S. Shareholder sells or otherwise disposes of its Shares. The amount of gain or loss will be measured by the difference between such U.S. Shareholder's adjusted tax basis in the Shares sold and the amount of the proceeds received in exchange. Any gain arising from such sale or disposition generally will be treated as long-term capital gain or loss if the U.S. Shareholder has held its Shares for more than one year. Otherwise, it will be classified as short-term capital gain or loss. However, any capital loss arising from the sale or disposition of Shares held for six months or less will be treated as long-term capital loss to the extent of the amount of capital gain dividends received, or undistributed capital gain deemed received, with respect to such Shares. In addition, all or a portion of any loss recognized upon a disposition of Shares may be disallowed if other Shares are purchased (whether through reinvestment of distributions or otherwise) within 30 days before or after the disposition.

In general, U.S. Shareholders taxed at individual rates currently are subject to a maximum U.S. federal income tax rate of 20% on their recognized net capital gain (i.e., the excess of recognized net long- term capital gains over recognized net short-term capital losses, subject to certain adjustments), including any long-term capital gain derived from an investment in Shares. Such rate is lower than the maximum rate on ordinary income currently payable by such U.S. Shareholders. In addition, individuals with modified adjusted gross income in excess of $200,000 ($250,000 in the case of married individuals filing jointly) and certain estates and trusts are subject to an additional 3.8% tax on their "net investment income," which generally includes gross income from interest, dividends, annuities, royalties, and rents, and net capital gains (other than certain amounts earned from trades or businesses), reduced by certain deductions allocable to such income. Corporate U.S. Shareholders currently are subject to U.S. federal income tax on net capital gain at the maximum 21% rate also applied to ordinary income. Non-corporate U.S. Shareholders with net capital losses for a year (i.e., capital losses in excess of capital gains) generally may deduct up to $3,000 of such losses against their ordinary income each year. Any net capital losses of a non-corporate U.S. Shareholder in excess of $3,000 generally may be carried forward and used in subsequent years as provided in the Code. Corporate U.S. Shareholders generally may not deduct any net capital losses for a year, but may carry back such losses for three years or carry forward such losses for five years.

Under applicable U.S. Treasury regulations, if a U.S. Shareholder recognizes a loss with respect to Shares of $2 million or more for a non-corporate U.S. Shareholder or $10 million or more for a corporate U.S. Shareholder in any single taxable year (or a greater loss over a combination of years), the U.S. Shareholder must file with the IRS a disclosure statement on Form 8886. Direct U.S. Shareholders of portfolio securities are in many cases excepted from this reporting requirement, but under current guidance, U.S. Shareholders of a RIC are not excepted. Future guidance may extend the current exception from this reporting requirement to U.S. Shareholders of most or all RICs. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer's treatment of the loss is proper.

U.S. Shareholders are urged to consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.

The Company (or the applicable withholding agent) will send to each of the Company's U.S. Shareholders, as promptly as possible after the end of each calendar year, a notice reporting the amounts includible in such U.S. Shareholder's taxable income for such year as ordinary income and as long-term capital gain. In addition, the federal tax status of each year's distributions generally will be reported to the IRS (including the amount of dividends, if any, eligible for the 20% maximum rate). Dividends paid by the Company generally will not be eligible for the dividends-received deduction or the preferential tax rate applicable to Qualifying Dividends because the Company's income generally will not consist of dividends. Distributions may also be subject to additional state, local and foreign taxes depending on a U.S. Shareholder's particular situation.

For any period that the Company does not qualify as a "publicly offered regulated investment company," as defined in the Code, Shareholders will be taxed as though they received a distribution of some of the Company's expenses. A "publicly offered regulated investment company" is a RIC whose shares are either (i) continuously offered pursuant to a public offering, (ii) regularly traded on an established securities market or (iii) held by at least 500 persons at all times during the taxable year. The Company expects to qualify as a "publicly offered regulated investment company." However, there can be no assurance that the Company will qualify as a "publicly offered regulated investment company" for any taxable year. If the Company is not a publicly offered RIC for any period, a non-corporate Shareholder's allocable portion of the Company's affected expenses, including the Company's Management Fees, will be treated as an additional distribution to the Shareholder and will be deductible by such Shareholder only to the extent permitted under the limitations described above. For non-corporate Shareholders, including individuals, trusts, and estates, significant limitations generally apply to the deductibility of certain expenses of a non-publicly offered RIC, including management and incentive fees.

Taxation of Tax-Exempt Shareholders

A Shareholder that is a tax-exempt organization for U.S. federal income tax purposes and, therefore, is generally exempt from U.S. federal income taxation, may nevertheless be subject to UBTI to the extent, if any, that it recognizes UBTI. Generally, dividends and other distributions made from the Company to a tax-exempt Shareholder do not cause such tax-exempt Shareholder to recognize UBTI. However, a tax-exempt Shareholder would be treated as earning UBTI to the extent its Shares in the Company are debt financed.

Tax-exempt Shareholders are strongly urged to consult their tax advisors regarding the tax consequences of investing in the Company.

Taxation of Non-U.S. Shareholders

The following discussion only applies to certain Non-U.S. Shareholders and is limited to the consequences of holding Shares of the Company. Whether an investment in the Shares is appropriate for a Non-U.S. Shareholder will depend upon that person's particular circumstances. An investment in the Shares by a Non-U.S. Shareholder may have adverse tax consequences. Non-U.S. Shareholders are urged to consult their tax advisors before investing in the Shares. The following discussion does not apply to Non-U.S. Shareholders that are engaged in a U.S. trade or business or hold their Shares in connection with a U.S. trade or business. Such Non-U.S. Shareholders are urged to consult their tax advisors to determine the consequences to them of investing in Shares.

Distributions of the Company's "investment company taxable income" to Non-U.S. Shareholders (including interest income and realized net short-term capital gains in excess of realized long-term capital losses, which generally would be free of withholding if paid to Non-U.S. Shareholders directly) will be subject to withholding of federal tax at a 30% rate (or lower rate provided by an applicable treaty or otherwise) to the extent of the Company's current and accumulated earnings and profits unless an applicable exception applies. No withholding is required with respect to certain distributions if (i) the distributions are properly reported as "interest-related dividends" or "short-term capital gain dividends," (ii) the distributions are derived from sources specified in the Code for such dividends and (iii) certain other requirements are satisfied. No assurance can be provided as to whether any of the Company's distributions will be reported as eligible for this exemption. (Special certification requirements apply to a Non-U.S. Shareholder that is a foreign partnership or a foreign trust, and such entities are urged to consult their tax advisors.)

Actual or deemed distributions of the Company's net capital gains to a Non-U.S. Shareholder, and gains realized by a Non-U.S. Shareholder upon the sale of Shares, will generally not be subject to federal withholding tax and generally will not be subject to U.S. federal income tax unless the distributions or gains, as the case may be, are effectively connected with a U.S. trade or business of the Non-U.S. Shareholder.

Under the Company's expected reinvestment of dividends policy, if a Non-U.S. Shareholder owns Shares registered in its own name, the Non-U.S. Shareholder will have all cash distributions automatically reinvested in additional Shares unless it opts out of the reinvestment of dividends by delivering a written notice to the Company's dividend paying agent prior to the record date of the next dividend or distribution. See "Item 9. Market Price of and Dividends on the Registrant's Common Equity and Related Shareholder Matters—Distribution Policy; Dividend Reinvestment Plan." If the distribution is a distribution of the Company's investment company taxable income, is not designated by the Company as a short-term capital gains dividend or interest-related dividend and it is not effectively connected with a U.S. trade or business of the Non-U.S. Shareholder (or, if required by an applicable income tax treaty, is not attributable to a U.S. permanent establishment of the Non-U.S. Shareholder), the amount distributed (to the extent of the Company's current or accumulated earnings and profits) will be subject to withholding of U.S. federal income tax at a 30% rate (or lower rate provided by an applicable treaty or otherwise) and only the net after-tax amount will be reinvested in Shares. The Non-U.S. Shareholder will have an adjusted basis in the additional Shares purchased through the reinvestment equal to the amount reinvested. The additional Shares will have a new holding period commencing on the day following the day on which the Shares are credited to the Non-U.S. Shareholder's account.

The tax consequences to Non-U.S. Shareholders entitled to claim the benefits of an applicable tax treaty or that are individuals that are present in the U.S. for 183 days or more during a taxable year may be different from those described herein. Non-U.S. Shareholders are urged to consult their tax advisors with respect to the procedure for claiming the benefit of a lower treaty rate and the applicability of foreign taxes.

If the Company distributes its net capital gains in the form of deemed rather than actual distributions, a Non-U.S. Shareholder will be entitled to a U.S. federal income tax credit or tax refund equal to the Shareholder's allocable share of the tax the Company pays on the capital gains deemed to have been distributed. In order to obtain the refund, the Non-U.S. Shareholder must obtain a U.S. taxpayer identification number and file a refund claim even if the Non-U.S. Shareholder would not otherwise be required to obtain a U.S. taxpayer identification number or file a U.S. federal income tax return.

The Company will generally be required to report to the Company's Non-U.S. Shareholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Information reporting requirements may apply even if no withholding was required because the distributions were effectively connected with the Non-U.S. Shareholder's conduct of a United States trade or business or withholding was reduced or eliminated by an applicable income tax treaty or otherwise. This information also may be made available under a specific treaty or agreement with the tax authorities in the country in which the Non-U.S. Shareholder resides or is established.

Non-U.S. Shareholders are urged to consult their tax advisors with respect to the U.S. federal income tax and withholding tax, and state, local and foreign tax consequences of an investment in the Shares.

Backup Withholding

Under U.S. federal income tax law, interest, dividends and other reportable payments to U.S. Shareholders (i) who fail to furnish the Company with a correct taxpayer identification number or a certificate that such Shareholder is exempt from backup withholding or (ii) with respect to whom the IRS notifies the Company that such Shareholder furnished an incorrect taxpayer identification number or failed to properly report certain interest and dividend income to the IRS and to respond to notices to that effect, may, under certain circumstances, be subject to "backup withholding" at the then applicable rate (currently 24%). Backup withholding, however, generally will not apply to distributions to a Non-U.S. Shareholder of Shares, provided the Non-U.S. Shareholder furnishes to the Company the required certification as to its non-U.S. status, such as by providing a valid IRS Form W-8BEN or IRS Form W-8BEN-E, or certain other requirements are met. Backup withholding is not an additional tax but can be credited against a Shareholder's federal income tax, and may be refunded to the extent it results in an overpayment of tax and the appropriate information is timely supplied to the IRS.

Information Reporting Regimes

FATCA generally imposes a 30% withholding tax on payments of certain types of income to foreign financial institutions ("FFIs") unless such FFIs either (i) enter into an agreement with the U.S. Treasury to report certain required information with respect to accounts held by U.S. persons (or held by foreign entities that have U.S. persons as substantial owners) or (ii) reside in a jurisdiction that has entered into an intergovernmental agreement ("IGA") with the United States to collect and share such information and are in compliance with the terms of such IGA and any enabling legislation or regulations. The types of income subject to the tax include U.S. source interest and dividends. The information required to be reported includes the identity and taxpayer identification number of each account holder that is a U.S. person and certain transaction activity within the holder's account. In addition, subject to certain exceptions, this legislation also imposes a 30% withholding on payments to foreign entities that are not financial institutions unless the foreign entity certifies that it does not have a greater than 10% U.S. owner or provides the withholding agent with identifying information on each greater than 10% U.S. owner. Depending on the status of a Non-U.S. Shareholder and the status of the intermediaries through which they hold their Shares, Non-U.S. Shareholders could be subject to this 30% withholding tax with respect to distributions on their Shares and proceeds from the sale of their Shares. Under certain circumstances, a Non-U.S. Shareholder might be eligible for refunds or credits of such taxes.

Future Legislation and Regulatory Changes

Future legislation, regulations, rulings or other authority could affect the U.S. federal income tax treatment of RICs and Shareholders. The Company cannot predict whether and to what extent any such legislative or administrative changes could change the tax consequences to RICs and Shareholders. Prospective investors should consult their tax advisors regarding possible legislative and administrative changes and their effect on the U.S. federal tax treatment of their investment in the Shares.

The foregoing discussion is not intended as a substitute for careful tax planning, particularly since the income tax consequences of an investment in the Shares may not be the same for all taxpayers.

Accordingly, prospective shareholders are advised to consult their own tax advisors with specific reference to their own tax situation under U.S. federal law and the provisions of applicable state, local, non-U.S., and other laws before subscribing for shares.

Certain Considerations Applicable to U.S. Retirement Plans and Arrangements

Subject to the considerations discussed below, Shares may be purchased by investors using the plan assets of U.S. employee benefit plans and retirement arrangements ("Plans"), including (i) employee benefit plans subject to ERISA; (ii) plans and accounts subject to Section 4975 of the Code (including individual retirement accounts ("IRAs")); and (iii) any entity or account deemed within Section 3(42) of ERISA to hold "plan assets" of any such employee benefit plan or other plan (each of (i) through (iii), "Benefit Plan Investors"). Plan fiduciaries should carefully review the discussion below and should consult with counsel before determining to invest the assets of a Plan in the Company.

General Fiduciary Considerations

The fiduciary provisions of ERISA, and certain other rules and regulations which may be applicable to Plans that are not subject to ERISA, impose certain obligations on Plans and may impose limitations on investment in the Company. In determining whether to make an investment in the Company, Plan fiduciaries should carefully consider such provisions in consultation with their advisors. Among other factors, such fiduciaries should consider the composition of the Plan's portfolio with respect to diversification; the cash flow needs of the Plan and the illiquidity of an investment in the Company; the economic terms of the Plan's investment in the Company and the Plan's funding objectives; the tax effects of an investment in the Company; and the fact that the objectives of any particular investor will not be taken into account in the management and operation of the Company.

Further, each Plan should consider the fact that none of the Company, the Adviser, the Sub-Adviser, the Board, Macquarie or any of their respective affiliates (the "Transaction Parties") is acting, or will act, as a fiduciary to any Plan with respect to the decision to invest in the Company. The Transaction Parties are not undertaking to provide any advice or recommendation, including, without limitation, in a fiduciary capacity, with respect to the decision to invest in the Company. The decision to invest in the Company must be made solely by each prospective investor on an arm's length basis. It is intended, as discussed below, that the Company will not hold "plan assets" of any Benefit Plan Investor.

Prohibited Transactions

Fiduciaries of Benefit Plan Investors should also consider whether an investment in the Company could involve a direct or indirect transaction with a "party in interest" or "disqualified person" as defined in ERISA and Section 4975 of the Code, and if so, whether an exemption is available. ERISA and Section 4975 of the Code contain a statutory prohibited transaction exemption permitting a Benefit Plan Investor to enter into a transaction with a person who is a party in interest or a disqualified person solely by reason of being a non-fiduciary service provider to the Benefit Plan Investor or being affiliated with such a service provider, provided that the transaction is for "adequate consideration." Certain administrative prohibited transaction exemptions may also be available.

Fiduciaries of Benefit Plan Investors should also consider whether an investment in the Company could involve a conflict of interest. A prohibited conflict could occur, for example, if the fiduciary acting on behalf of a Benefit Plan Investor has any interest in or affiliation with the Transaction Parties that could affect the fiduciary's best judgment as a fiduciary, even if exemptive relief might otherwise be available.

A nonexempt prohibited transaction could result in significant penalties, liabilities, excise taxes or other adverse consequences to the relevant fiduciary, party in interest or disqualified person, as applicable.

Plan Asset Considerations

The Plan Asset Regulation generally provides that when a Benefit Plan Investor acquires an equity interest in an entity that is neither a "publicly-offered security" nor a security issued by an investment company registered under the 1940 Act, such investor's assets include its equity interest and an undivided interest in each of the underlying assets of such entity. This default rule does not apply, however, to any entity that (i) limits Benefit Plan Investor participation so that it is not "significant" or (ii) qualifies as an "operating company," as each such term is defined below.

Publicly-Offered Securities

For purposes of the Plan Asset Regulation, a "publicly-offered security" generally is a security that is (a) "freely transferable," (b) part of a class of securities that is "widely held," and (c) either (x) sold as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering of such securities to the public has occurred, or (y) is part of a class of securities that is registered under Section 12(b) or 12(g) of the Exchange Act.

If Shares are not considered "publicly-offered securities" within the meaning of the Plan Asset Regulation and the Company did not satisfy one of the exceptions under the Plan Asset Regulation and was, as a result, deemed to hold plan assets of Benefit Plan Investors, the Advisers would become a fiduciary with respect to the assets of each Benefit Plan Investor holding the Shares and certain elements of the Company's structure could result in violations of ERISA. In addition, certain transactions that the Company enters into could result in a "prohibited transaction" under ERISA or Section 4975 of the Code.

Significant Participation by Benefit Plan Investors

Participation in the Company by Benefit Plan Investors will not be "significant" if less than 25% of the total value of each class of equity interests in the Company is held by Benefit Plan Investors. An investor that is itself a commingled vehicle (such as a fund of funds) and that holds plan assets of Benefit Plan Investors will generally count as a Benefit Plan Investor for this purpose only to the extent of investment in such entity by Benefit Plan Investors. In addition, interests held by certain parties ("Management Persons") are disregarded for purposes of calculating participation in each entity comprising the Company by Benefit Plan Investors. Management Persons include the Adviser, the Sub-Adviser, the Board and any other person with discretionary authority or control, or who provides investment advice for a fee (direct or indirect) with respect to the assets of the Company, and their respective affiliates. Interests held by Management Persons that are Benefit Plan Investors, however, are not disregarded.

The Adviser reserves the right to exclude any prospective investor from purchasing Shares from the Company in whole or in part for any reason, including that a prospective investor is a Benefit Plan Investor. The Adviser reserves the authority to restrict transfers of the Shares and may require a full or partial withdrawal of any Benefit Plan Investor to the extent it deems appropriate to prevent the Company from holding plan assets of any Benefit Plan Investor. In addition, the Adviser will have broad authority to prevent the Company from holding plan assets or remedy a plan asset problem.

Operating Company Status

If Shares are not considered "publicly-offered securities" within the meaning of the Plan Asset Regulation and participation by Benefit Plan Investors in the Company is "significant", as described above, the Adviser and the Sub-Adviser intend to conduct the operations of the Company so as to qualify as an "operating company." An "operating company" under the Plan Asset Regulation may include (i) an entity engaged, either directly or through wholly- or majority-owned subsidiaries, in the production or sale of a product or service other than the investment of capital, or (ii) a "venture capital operating company" ("VCOC"). A VCOC is an entity that, on the date of its first long-term investment and during each annual valuation period, has invested at least 50% of its assets (valued at cost, excluding short-term investments pending long-term commitment or distribution) in "venture capital investments." A "venture capital investment" is an investment in an operating company (other than another VCOC) with respect to which the entity has obtained direct contractual rights to substantially participate in or substantially influence the conduct of management. A VCOC must also actually exercise its management rights with respect to at least one "venture capital investment" during each 12-month period in the ordinary course of business. Special rules apply to a VCOC after it enters a "distribution period" during its wind-up phase.

In certain situations, the need to maintain operating company status could adversely affect the operations of the Company. For example, the Adviser or the Sub-Adviser may decide not to make an otherwise favorable investment if it would not be a qualifying investment for purposes of the operating company requirements, or the Adviser or the Sub-Adviser may decide to liquidate a given investment at an otherwise disadvantageous time based on these requirements.

There is very little authority regarding the application of ERISA and the Plan Asset Regulation to entities such as the Company, and there can be no assurance that the Department of Labor ("DOL") or the courts would not take a position or promulgate additional rules or regulations that could significantly impact the "plan asset" status of the Company.

IRA Investors

Shares may be purchased or owned by investors who are investing assets of their IRAs. In consultation with its advisors, each prospective investor that is an IRA should carefully consider whether an investment in the Company is appropriate for and permissible under the terms of its governing documents. Fiduciaries of investors that are IRAs should consider in particular that Shares may be illiquid and, unless and until such time as Shares become publicly traded, it is not expected that a significant market will exist for the resale of Shares, as well as the other general fiduciary considerations described above.

Although IRAs are not generally subject to ERISA, they are subject to the provisions of Section 4975 of the Code, which prohibit transactions with "disqualified persons" and investments and transactions involving fiduciary conflicts. A prohibited transaction or conflict of interest could arise if the fiduciary making the decision to invest has a personal interest in or affiliation with the Transaction Parties, or if the fiduciary's exercise of best judgment as a fiduciary is otherwise compromised in making such investment decision. A prohibited transaction or conflict of interest that involves the beneficiary of the IRA could result in disqualification of the IRA and assessment of penalties.

Reporting Obligations

ERISA and regulations issued thereunder require that fiduciaries of Benefit Plan Investors subject to ERISA report to the DOL the current value of and other information with respect to the assets of such Plans. During such times that Shares are not publicly traded, a Plan fiduciary may not have an independent basis on which to determine the fair market value of the Shares. Plans subject to ERISA may also be required to report details of compensation for certain services provided by an entity such as the Company, excluding certain compensation paid by the Company if the Company qualifies as an operating company, unless such compensation is characterized as "eligible indirect compensation." The descriptions contained herein of fees and compensation, including the Incentive Fee, Sub-Advisory Fee and Management Fees, are intended to satisfy the disclosure requirements required for "eligible indirect compensation" for which the alternative reporting option on Schedule C of DOL Form 5500 may be available.

Governmental Plans

Government-sponsored plans are not subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of Section 4975 of the Code. However, applicable laws and regulations may contain fiduciary and prohibited transaction requirements similar to those contained in ERISA and Section 4975 of the Code and may include other investment limitations. Fiduciaries of governmental plans and any other plans not subject to ERISA or Section 4975 of the Code should consider the requirements applicable to an investment in the Company in consultation with their advisors.

Acceptance of subscriptions of any plan is in no respect a recommendation or representation by the transaction parties or any other party that such investment meets the relevant legal requirements with respect to such plan or that the investment is appropriate or suitable for such plan. Each plan fiduciary should consult with their own legal advisors as to the propriety of an investment in the company in light of the specific requirements applicable to such plan.

ITEM 1A.	Risk Factors

Investing in Shares involves a number of significant risks. The following information is a discussion of material risk factors associated with an investment in Shares specifically, as well as those factors generally associated with an investment in a company with investment objectives, investment policies, or capital structure similar to ours. In addition to the other information contained in this Registration Statement, careful consideration should be given to the following information before making an investment in Shares. The risks below are not the only risks the Company faces. Additional risks and uncertainties not presently known to the Company or not presently deemed material by the Company may also impair the Company's operations and performance. If any of the following events occur the Company's business, financial condition and results of operations could be materially and adversely affected. In such cases, the NAV of Shares could decline, and a Shareholder may lose all or part of its investment.

Risks Related to the Company's Business and Structure

The Company has a limited operating history.

The Company is an entity with a limited operating history and financial information on which a prospective investor can evaluate an investment in Shares or the Company's prior performance. As a result, the Company is subject to all of the business risks and uncertainties associated with recently formed businesses, including the risk that the Company will not achieve the Company's investment objective, and the value of a Shareholder's investment could decline substantially or become worthless.

Any prior investment performance of Macquarie and the Macquarie Clients, as with all performance data, can provide no assurance of future results. Moreover, the Company is subject to all of the business risks and uncertainties associated with any new investment vehicle, including the risk that it will not achieve its investment objectives and that the value of Shares could decline substantially. There are substantial differences between the Company and other Macquarie Clients in terms of investment objectives, investment strategy, organizational structure and other substantive factors. Prospective investors should not expect the Company to achieve results similar to other Macquarie Clients.

The Company is a privately placed, perpetual-life BDC and Shareholders may not be able to transfer or otherwise dispose of Shares at desired times or prices, or at all.

The Company is a privately placed, non-exchange traded, perpetual-life BDC. Shares may generally only be transferred (i) with the consent of the Company, which may be granted or withheld in the sole discretion of the Adviser, or (ii) as required because of lending arrangements. Additionally, Shares will not be listed for trading on a stock exchange or other securities market. There currently is no public market for Shares, and the Company does not expect that a public market for Shares will ever develop.

The Company may have difficulty sourcing investment opportunities.

The Company has not identified all of the potential investments for the Company's portfolio that the Company wishes to acquire beginning on the initial Closing. The Company cannot assure investors that the Company will be able to locate a sufficient number of suitable investment opportunities to allow the Company to deploy all of the Company's capital successfully. In addition, privately negotiated investments in loans and illiquid securities of private middle-market companies require substantial due diligence and structuring, and the Company cannot assure investors that the Company will achieve the Company's anticipated investment pace. As a result, investors will be unable to evaluate any future portfolio company investments, and the economic merits, transaction terms or other financial or operational data thereof, prior to making a decision to invest. Additionally, the Advisers will select the Company's investments subsequent to this offering, and Shareholders will have no input with respect to such investment decisions. Investors, therefore, must rely on the Adviser to implement the Company's investment policies, to evaluate all of its investment opportunities and to structure the terms of its investments. These factors increase the uncertainty, and thus the risk, of investing in Shares. To the extent the Company is unable to deploy all of the Company's capital, the Company's investment income and, in turn, the Company's results of operations, will likely be materially adversely affected.

In addition, it could take some time to invest substantially all of the capital the Company expects to raise due to market conditions generally and the time necessary to identify, evaluate, structure, negotiate and close suitable investments in private middle-market companies. In order to comply with the RIC diversification requirements during the startup period, the Company may invest proceeds in temporary investments, such as cash, cash equivalents, U.S. government securities and other high-quality debt investments that mature in one year or less from the time of investment, which the Company expects will earn yields substantially lower than the interest, dividend or other income that the Company seeks to receive in respect of suitable portfolio investments. Distributions paid during this period may be substantially lower than the distributions the Company expects to pay when the Company's portfolio is fully invested. Subject to the Initial Fee Waiver, the Company will pay the Management Fee to the Adviser throughout this interim period irrespective of the Company's performance. If the Management Fee and the Company's other expenses exceed the return on the temporary investments, the Company's equity capital will be reduced. If the Company does not produce positive investment returns, expenses and fees will reduce the amount of the original invested capital recovered by the Shareholders to an amount less than the amount invested in the Company by such Shareholders.

The Company generally will not control the business operations of the Company's portfolio companies.

The Company anticipates that it will acquire a significant percentage of its portfolio company investments from privately held companies in directly negotiated transactions. The Company does not expect to control most of the Company's portfolio companies, although the Company may have board representation or board observation rights, and the Company also may participate on creditors' committees. Further, the Company's debt agreements may impose certain restrictive covenants on the Company's borrowers. As a result, the Company is subject to the risk that a portfolio company in which the Company invests may make business decisions with which the Company disagrees and the management of such company, as representatives of the holders of their common equity, may take risks or otherwise act in ways that do not serve the Company's interests as an investor and could decrease the value of the Company's portfolio holdings.

Due to the illiquid nature of the Company's holdings in the Company's portfolio companies, the Company may not be able to dispose of the Company's interests in the Company's portfolio companies.

The illiquidity of the Company's expected portfolio company investments may make it difficult or impossible for the Company to sell investments if the need arises. Many of these investments will be subject to legal and other restrictions on resale or will otherwise be less liquid than exchange-listed securities or other securities for which there is an active trading market. The Company typically would be unable to exit these investments unless and until the portfolio company has a liquidity event such as a sale, maturity, refinancing, or initial public offering. If the Company is required to liquidate all or a portion of the Company's portfolio quickly, the Company may realize significantly less than the value at which the Company have previously recorded the Company's investments, which could have a material adverse effect on the Company's business, financial condition and results of operations. Moreover, investments purchased by the Company that are liquid at the time of purchase may subsequently become illiquid due to events relating to the issuer, market events, economic conditions or investor perceptions.

The Company may borrow money, which may magnify the potential for gain or loss and may increase the risk of investing in the Company.

As part of the Company's intended business strategy, the Company will be permitted to borrow from and issue senior debt securities to banks, insurance companies and other lenders or investors. Holders of these senior securities will have fixed dollar claims on the Company's assets that are senior to the claims of Shareholders. If the value of the Company's assets decreases, leverage would cause the Company's net asset value to decline more sharply than it otherwise would have if the Company did not employ leverage. Similarly, any decrease in the Company's income would cause net income to decline more sharply than it would have had the Company not borrowed. Such a decline could negatively affect the Company's ability to make distributions on Shares. Although borrowings by the Company have the potential to enhance overall returns that exceed the Company's cost of funds, they will further diminish returns (or increase losses on capital) to the extent overall returns are less than the Company's cost of funds.

The Company's ability to service any borrowings that the Company incurs will depend largely on the Company's financial performance and will be subject to prevailing economic conditions and competitive pressures.

The Company cannot assure Shareholders that it will be able to obtain credit at all or on terms acceptable to the Company, which could affect the Company's return on capital. However, to the extent that the Company uses leverage to finance the Company's assets, the Company's financing costs will reduce cash available for distributions to Shareholders. Moreover, the Company may not be able to meet the Company's financing obligations and, to the extent that the Company cannot, it risks the loss of some or all of the Company's assets to liquidation or sale to satisfy the obligations. In such an event, the Company may be forced to sell assets at significantly depressed prices due to market conditions or otherwise, which may result in losses.

As a BDC, the ratio of the Company's total assets (less total liabilities other than indebtedness represented by senior securities) to the Company's total indebtedness represented by senior securities plus preferred shares, if any, must be at least 150%.

If the Company's asset coverage ratio were to fall below 150%, the Company may not be able to incur additional debt and may need to sell a portion of the Company's investments to repay some debt when it is disadvantageous to do so. This could have a material adverse effect on the Company's operations and investment activities. Moreover, the Company's ability to make distributions to Shareholders may be significantly restricted or the Company may not be able to make any such distributions at all.

In addition to having fixed-dollar claims on the Company's assets that are superior to the claims of Shareholders, if the Company has senior debt securities or other credit facilities, any obligations to such creditors may be secured by a pledge of and security interest in some or all of the Company's assets, including the Company's portfolio of investments and/or the Company's cash. In the case of a liquidation event, lenders and other creditors would receive proceeds to the extent of their security interest before any distributions are made to the Shareholders.

Provisions in a credit facility or other borrowings may limit discretion in operating the Company's business and defaults thereunder may adversely affect the Company's business, financial condition, results of operations and cash flows.

The Company intends to enter into one or more credit facilities or other borrowings, either directly or through one or more subsidiaries. However, there can be no assurance that the Company will be able to close a credit facility or obtain other financing.

Further, if the Company's borrowing base under a credit facility or other borrowings were to decrease, the Company may be required to secure additional assets in an amount sufficient to cure any borrowing base deficiency. In the event that all of the Company's assets are secured at the time of such a borrowing base deficiency, the Company could be required to repay advances under a credit facility or other borrowings or make deposits to a collection account, either of which could have a material adverse impact on the Company's ability to fund future investments and to make distributions.

The Company may also be subject to limitations as to how borrowed funds may be used, which may include restrictions on geographic and industry concentrations, loan size, payment frequency and status, average life, collateral interests and investment ratings, as well as regulatory restrictions on leverage which may affect the amount of funding that may be obtained. There may also be certain requirements relating to portfolio performance, including required minimum portfolio yield and limitations on delinquencies and charge-offs, a violation of which could limit further advances and, in some cases, result in an event of default. An event of default under a credit facility could result in an accelerated maturity date for all amounts outstanding thereunder, which could have a material adverse effect on the Company's business and financial condition and could lead to cross defaults under other credit facilities and other borrowings. This could reduce the Company's liquidity and cash flow and impair the Company's ability to manage and grow the Company's business.

Also, any security interests and/or negative covenants required by a credit facility or other borrowings the Company enters into may limit the Company's ability to create liens on assets to secure additional debt and may make it difficult for the Company to restructure or refinance indebtedness at or prior to maturity or obtain additional debt or equity financing. Any obligations to the Company's creditors under the Company's credit facilities or other borrowings may be secured by a pledge of and a security interest in some or all of the Company's assets, including the Company's portfolio of investments and cash. If the Company defaults, it may be forced to sell a portion of the Company's investments quickly and prematurely at what may be disadvantageous prices to the Company in order to meet the Company's outstanding payment obligations and/or support working capital requirements, any of which would have a material adverse effect on the Company's business, financial condition, results of operations and cash flows.

The Company is exposed to risks associated with high rates of inflation.

High rates of inflation and rapid increases in the rate of inflation generally have a negative impact on financial markets and the broader economy. In an attempt to stabilize inflation, governments may impose wage and price controls or otherwise intervene in a country's economy. Governmental efforts to curb inflation, including by increasing interest rates or reducing fiscal or monetary stimuli, often have negative effects on the level of economic activity. Certain countries, including the U.S., recently have experienced increased levels of inflation, and persistently high levels of inflation could have a material and adverse impact on the Company's investments and its returns. For example, if a portfolio company were unable to increase its revenue while the portfolio company's cost of relevant inputs was increasing, the portfolio company's profitability likely would suffer, which may impact returns on the Company's investment therein. Likewise, to the extent a portfolio company has revenue streams that are slow or unable to adjust to changes in inflation, including by contractual arrangements or otherwise, the portfolio company could increase revenue by less than its expenses increase. Conversely, as inflation declines, a portfolio company may see its competitors' costs stabilize sooner or more rapidly than its own.

The Company is exposed to risks associated with changes in interest rates.

Because the Company anticipates that it will borrow money to make investments, the Company's net investment income will depend, in part, upon the difference between the rate at which it borrows funds and the rate at which it invests those funds. Rising interest rates could also adversely affect the Company's performance if such increases cause the Company's borrowing costs to rise at a rate in excess of the rate that the Company's investments yield. As a result, the Company can offer no assurance that a significant change in market interest rates will not have a material adverse effect on the Company's net investment income.

Trading prices for debt that pays a fixed rate of return tend to fall as interest rates rise and trading prices tend to fluctuate more for fixed-rate securities that have longer maturities. An increase in interest rates could decrease the value of any investments the Company holds which earn fixed interest rates and also could increase the Company's interest expense, thereby decreasing the Company's net income.

In periods of rising interest rates, to the extent the Company borrows money subject to a floating interest rate, the Company's cost of funds would increase, which could reduce the Company's net investment income. Further, rising interest rates could also adversely affect the Company's performance if the Company holds investments with floating interest rates, subject to specified minimum interest rates (such as a Secured Overnight Financing Rate floor), while at the same time engaging in borrowings subject to floating interest rates not subject to such minimums. In such a scenario, rising interest rates may increase the Company's interest expense, even though the Company's interest income from investments is not increasing in a corresponding manner as a result of such minimum interest rates.

If interest rates rise, there is a risk that the portfolio companies in which the Company holds floating rate securities will be unable to pay escalating interest amounts, which could result in a default under their loan documents with us. Rising interest rates could also cause portfolio companies to shift cash from other productive uses to the payment of interest, which may have a material adverse effect on their business and operations and could, over time, lead to increased defaults.

The Company may enter into certain hedging transactions, such as interest rate swap agreements, in an effort to mitigate the Company's exposure to adverse fluctuations in interest rates and the Company may increase the Company's floating rate investments to position the portfolio for rate increases. However, the Company cannot assure Shareholders that such transactions will be successful in mitigating the Company's exposure to interest rate risk or if the Company will enter into such interest rate hedges. Hedging transactions may also limit the Company's ability to participate in the benefits of lower interest rates with respect to the Company's portfolio investments.

The Company may enter into total return swaps that would expose the Company to certain risks, including market risk, liquidity risk and other risks similar to those associated with the use of leverage.

A total return swap is a contract in which one party agrees to make periodic payments to another party based on the change in the market value of the assets underlying the total return swap, which may include a specified security or loan, basket of securities or loans or securities or loan indices during the specified period, in return for periodic payments based on a fixed or variable interest rate. A total return swap is typically used to obtain exposure to a security, loan or market without owning or taking physical custody of such security or loan or investing directly in such market. A total return swap may effectively add leverage to the Company's portfolio because, in addition to the Company's total net assets, the Company would be subject to investment exposure on the amount of securities or loans subject to the total return swap. A total return swap is also subject to the risk that a counterparty will default on its payment obligations thereunder or that the Company will not be able to meet the Company's obligations to the counterparty. In addition, because a total return swap is a form of synthetic leverage, such arrangements are subject to risks similar to those associated with the use of leverage.

The Company's investment portfolio will be recorded at fair value as determined in good faith in accordance with procedures established by the Board and, as a result, there is and will be uncertainty as to the value of the Company's portfolio investments.

There is not a public market or active secondary market for many of the types of investments in privately held companies that the Company intends to hold and make. As a result, the Company will value these investments monthly at fair value as determined in good faith in accordance with valuation policy and procedures approved by the Board. In accordance with Rule 2a-5 under the 1940 Act, the Board has designated the Adviser to serve as the Valuation Designee. Subject to the oversight of the Board, the Adviser values the Company's investments, no less frequently than monthly, including with the assistance of one or more independent valuation firms. The types of factors that may be considered in determining the fair values of the Company's investments include the nature and realizable value of any collateral, the portfolio company's ability to make payments and its earnings, the markets in which the portfolio company does business, comparison to publicly traded companies, discounted cash flow, current market interest rates and other relevant factors. In connection with that determination, portfolio company valuations are prepared using different sources, including preliminary valuations obtained from independent valuation firms and/or proprietary models depending on the availability of information and the type of asset being valued, all in accordance with the Adviser's valuation policy.

The determination of fair value, and thus the amount of unrealized appreciation or depreciation the Company may recognize in any reporting period, is to a degree subjective, and the Adviser has a conflict of interest in valuing the Company's investments, as the Management Fee is based on the basis of the Company's net assets, which is dependent upon the fair value assigned to the Company's investments. Because such valuations, and particularly valuations of private securities and private companies, are inherently uncertain, the valuations may fluctuate significantly over short periods of time due to changes in current market conditions. The determinations of fair value in accordance with procedures established by the Board may differ materially from the values that would have been used if an active market and market quotations existed for such investments. Volatile market conditions could also cause reduced liquidity in the market for certain assets, which could result in liquidation values that are materially less than the values of such assets as reflected in net asset value. The Company's net asset value could be adversely affected if the determinations regarding the fair value of the investments were materially higher than the values that the Company ultimately realizes upon the disposal of such investments.

Any unrealized depreciation the Company experiences on the Company's portfolio may be an indication of future realized losses, which could reduce the Company's income available for distribution.

As a BDC, the Company is required to carry the Company's investments at market value or, if no market value is ascertainable, at the fair value as determined in good faith in accordance with procedures established by the Board. Decreases in the market values or fair values of the Company's investments relative to amortized cost will be recorded as unrealized depreciation. Any unrealized losses in the Company's portfolio could be an indication of a portfolio company's inability to meet its repayment obligations to the Company with respect to the affected loans. This could result in realized losses in the future and ultimately in reductions of the Company's income available for distribution in future periods. In addition, decreases in the market value or fair value of the Company's investments will reduce the Company's net asset value.

The Company will face competition for investment opportunities, which could delay further deployment of the Company's capital, reduce returns and result in losses.

The Company will compete for investments with other BDCs and investment funds (including registered investment companies, private equity or credit funds and mezzanine funds) and other clients of the Adviser or its affiliates, as well as traditional financial services companies such as commercial banks and other sources of funding. Moreover, alternative investment vehicles, such as hedge funds, continue to increase their investment focus in the Company's target market of privately owned U.S. companies. The Company may experience increased competition from banks and investment vehicles who may continue to lend to the middle-market. Additionally, the Federal Reserve and other bank regulators may periodically provide incentives to U.S. commercial banks to originate more loans to U.S. middle-market private companies. As a result of these market participants and regulatory incentives, competition for investment opportunities in privately owned U.S. companies is strong and may intensify. Many of the Company's competitors are substantially larger and have considerably greater financial and marketing resources than the Company does. For example, some competitors may have a lower cost of capital and access to funding sources that are not available to us. In addition, some competitors may have higher risk tolerances or different risk assessments than us. These characteristics could allow the Company's competitors to consider a wider variety of investments, establish more relationships and offer better pricing and more flexible structuring than the Company is able to do.

The Company may lose investment opportunities if the Company does not match the Company's competitors' pricing, terms, and investment structure criteria. If the Company is forced to match these competitors' investment terms, the Company may not be able to achieve acceptable returns on the Company's investments or may bear substantial risk of capital loss. A significant increase in the number and/or the size of the Company's competitors in the Company's target market could force the Company to accept less attractive investment terms. Furthermore, many competitors have greater experience operating under, or are not subject to, the regulatory restrictions that the 1940 Act imposes on the Company as a BDC and/or the source of income, asset diversification and distribution requirements the Company will be required to satisfy to maintain the Company's RIC tax treatment. The competitive pressures the Company faces, and the manner in which the Company reacts or adjusts to competitive pressures, may have a material adverse effect on the Company's business, financial condition, results of operations, effective yield on investments, investment returns, leverage ratio, and cash flows. As a result of this competition, the Company may not be able to take advantage of attractive investment opportunities from time to time. Also, the Company may not be able to identify and make investments that are consistent with the Company's investment objective.

The Company may be the subject of litigation or similar proceedings.

In the ordinary course of its business, the Company and its related persons may be subject to litigation from time to time. The outcome of such proceedings may materially adversely affect the value of the Company and may continue without resolution for long periods of time. The Company's investment activities may include activities that will subject it to the risks of becoming involved in litigation by third parties. Any litigation may consume substantial amounts of the Adviser's and Macquarie's time and attention, and that time and the devotion of these resources to litigation may, at times, be disproportionate to the amounts at stake in the litigation. The adoption of new or the enhancement of existing laws and regulations may further increase the risk of litigation. Any such litigation would likely have a negative financial impact on the Company. For instance, the expense of defending against claims by third parties and paying any amounts pursuant to settlements or judgments would generally be borne by the Company and would reduce the Company's net assets.

The Company will be dependent on information systems and systems failures could significantly disrupt the Company's business, which may, in turn, negatively affect the Company's liquidity, financial condition or results of operations.

The Company's business will be dependent on the Company's and third parties' communications and information systems. Any failure or interruption of those systems, including as a result of the termination of an agreement with any third-party service providers, could cause delays or other problems in the Company's activities. The Company's financial, accounting, data processing, portfolio monitoring, backup or other operating systems and facilities may fail to operate properly or become disabled or damaged as a result of a number of factors including events that are wholly or partially beyond the Company's control. There could be:

•	sudden electrical or telecommunications outages;

•	natural disasters such as earthquakes, tornadoes and hurricanes;

•	disease pandemics;

•	events arising from local or larger scale political or social matters, including terrorist acts;

•	outages due to idiosyncratic issues at specific service providers; and

•	cyber-attacks.

These events, in turn, could have a material adverse effect on the Company's operating results and negatively affect the net asset value of Shares and the Company's ability to pay distributions to Shareholders.

Cybersecurity risks and cyber incidents may adversely affect the Company's business or the business of the Company's portfolio companies by causing a disruption to the Company's operations or the operations of the Company's portfolio companies, a compromise or corruption of the Company's confidential information or the confidential information of the Company's portfolio companies and/or damage to the Company's business relationships or the business relationships of the Company's portfolio companies, all of which could negatively impact the business, financial condition and operating results of the Company or the Company's portfolio companies.

The Company will depend heavily upon computer systems to perform necessary business functions. Despite implementation of a variety of security measures, the Company's computer systems, networks, and data, like those of other companies, could be subject to cyber incidents. A cyber incident is considered to be any adverse event that threatens the confidentiality, integrity or availability of the information resources of the Company or the Company's portfolio companies. These incidents may be an intentional attack, such as unauthorized access, use, alteration, or destruction, from physical and electronic break-ins, or unauthorized tampering, or an unintentional event, such as a natural disaster, an industrial accident, failure of the Company's disaster recovery systems, or employee error. These events could involve gaining unauthorized access to the Company's information systems or those of the Company's portfolio companies for purposes of misappropriating assets, stealing confidential information, corrupting data or causing operational disruption. The result of these incidents may include disrupted operations, misstated or unreliable financial data, liability for stolen assets or information, regulatory penalties, increased cybersecurity protection and insurance costs, litigation and damage to business relationships, reputational damage, and increased costs associated with mitigation of damages and remediation. As the Company's and the Company's portfolio companies' reliance on technology increases, so may the risks posed to the Company's information systems, both internal and those provided by third-party service providers, and the information systems of the Company's portfolio companies. The Company will implement processes, procedures and internal controls to help mitigate cybersecurity risks and cyber intrusions, but these measures, as well as the Company's increased awareness of the nature and extent of a risk of a cyber-incident, do not guarantee that a cyber-incident will not occur and/or that the Company's financial results, operations or confidential information will not be negatively impacted by such an incident.

Third parties with which the Company will do business may also be sources of cybersecurity or other technological risk. The Company may outsource certain functions, and these relationships allow for the storage and processing of the Company's information, as well as client, counterparty, employee, and borrower information. While the Company will engage in actions to reduce the Company's exposure resulting from outsourcing, ongoing threats may result in unauthorized access, loss, exposure, destruction, or other cybersecurity incidents that adversely affects the Company's data, resulting in increased costs and other consequences as described above.

The Company and its service providers may be impacted by government actions and actions by private business in response to the COVID-19 pandemic, including, allowing, encouraging or requiring employees to work from external locations and their homes. Policies of extended periods of remote working, whether by the Company or the Company's service providers, could strain technology resources, introduce operational risks and otherwise heighten the risks described above as remote working environments may be less secure and more susceptible to hacking attacks.

Compliance with the privacy laws to which the Company is subject may require the dedication of substantial time and financial resources, and non-compliance with such laws could lead to regulatory action being taken and/or could negatively impact the business, financial condition and operating results of the Company or the Company's portfolio companies.

The Company and its portfolio companies, as well as the Adviser, the Sub-Adviser and Macquarie, may be subject to laws and regulations related to privacy, data protection and information security in the jurisdictions in which we/they do business, including such laws and regulations as enacted, implemented and amended in the United States, the European Union (the "EU") (and its member states), and the United Kingdom (the "UK") (regardless of where the Adviser, the Sub-Adviser, Macquarie, the Company and its portfolio companies, and their/the Company's affiliates have establishments) from time to time, including the General Data Protection Regulation (EU 2016/679) (the "GDPR") and the California Consumer Privacy Act of 2018 (as amended, the "CCPA") (collectively, the "Privacy Laws").

Compliance with the applicable Privacy Laws may require adhering to stringent legal and operational obligations and therefore the dedication of substantial time and financial resources by the Adviser, the Sub-Adviser, Macquarie, the Company and the Company's portfolio companies, and/ or each of their affiliates, which may increase over time (in particular in relation to any transfers of relevant personal data to third parties located in certain jurisdictions).

Further, failure to comply with the Privacy Laws may lead to the Adviser, the Sub-Adviser, Macquarie, the Company and the Company's portfolio companies, and/or the Company's affiliates incurring fines and/or suffering other enforcement action or reputational damage. For example, failure to comply with the GDPR, depending on the nature and severity of the breach (and with a requirement on regulators to ensure any enforcement action taken is proportionate), could (in the worst case) attract regulatory penalties up to the greater of: (i) €20 million or £17.5 million (as applicable); and (ii) 4% of an entire group's total annual worldwide turnover, as well as the possibility of other enforcement actions (such as suspension of processing activities and audits), liabilities from third-party claims.

The Company's United States operations in particular will be impacted by a growing movement to adopt comprehensive privacy and data protection laws similar to the GDPR, where such laws focus on privacy as an individual right in general. For example, California has passed the CCPA, which took effect on January 1, 2020. The CCPA generally applies to businesses that collect personal information about California consumers, and either meet certain thresholds with respect to revenue or buying and/or selling consumers' personal information. The CCPA imposes stringent legal and operational obligations on such businesses as well as certain affiliated entities that share common branding. The CCPA is enforceable by the California Attorney General. Additionally, if unauthorized access, theft or disclosure of a consumer's personal information occurs, and the business did not maintain reasonable security practices, consumers could file a civil action (including a class action) without having to prove actual damages. Statutory damages range from $100 to $750 per consumer per incident, or actual damages, whichever is greater. The California Attorney General also may impose civil penalties ranging from $2,500 to $7,500 per violation. Further, California passed the California Privacy Rights Act of 2020 (the "CPRA") to amend and extend the protections of the CCPA, effective as of January 1, 2023. The CPRA established a new state agency focused on the enforcement of its privacy laws, which will likely lead to greater levels of enforcement and greater costs related to compliance with the CCPA (and CPRA).

Other states in the United States, have either passed, proposed or are considering similar law and regulations to the GDPR and the CCPA (such as the Nevada Privacy of Information Collected on the Internet from Consumers Act, which became effective on October 1, 2021, and the Virginia Consumer Data Protection Act passed March 2, 2021, the Colorado Privacy Act passed on July 8, 2021, the Utah Consumer Privacy Act passed on March 24, 2022, and the Connecticut Data Privacy Act passed on May 10, 2022, all of which became effective in 2023), which could impose similarly significant costs, potential liabilities and operational and legal obligations. Such laws and regulations are expected to vary from jurisdiction to jurisdiction, thus increasing costs, operational and legal burdens, and the potential for significant liability on regulated entities.

The Board may change the Company's operating policies and strategies without prior notice or Shareholder approval, the effects of which may be adverse to Shareholders.

The Board will have the authority to modify or waive current operating policies, investment criteria and strategies without prior notice and without Shareholder approval. However, absent Shareholder approval, the Company may not change the nature of the Company's business so as to cease to be, or withdraw the Company's election as, a BDC. The Company cannot predict the effect any changes to current operating policies, investment criteria and strategies would have on the Company's business, net asset value, operating results and the value of the Company's securities. However, the effects might be adverse, which could negatively impact the Company's ability to pay Shareholders distributions and cause Shareholders to lose all or part of their investment. Moreover, the Company will have significant flexibility in investing the net proceeds of the Company's offering and may use the net proceeds from the Company's offering in ways with which the Company's investors may not agree.

Certain investors will be limited in their ability to make significant investments in the Company.

Investment companies regulated under the 1940 Act are restricted from acquiring directly or through a controlled entity more than 3% of the Company's total outstanding voting shares (measured at the time of the acquisition), unless these funds comply with an exemption under the 1940 Act as well as other limitations under the 1940 Act that would restrict the amount that they are able to invest in the Company's securities. Private funds that are excluded from the definition of investment company either pursuant to Section 3(c)(1) or 3(c)(7) of the 1940 Act are also subject to this restriction. As a result, certain investors may be precluded from acquiring additional shares at a time that they might desire to do so.

Compliance with the SEC's Regulation Best Interest may negatively impact the Company's ability to raise capital, which would harm the Company's ability to achieve the Company's investment objectives.

Broker-dealers must comply with Regulation Best Interest, which, among other requirements, enhances the prior standard of conduct for broker-dealers and natural persons who are associated persons of a broker-dealer when recommending to a retail customer any securities transaction or investment strategy involving securities to a retail customer. The impact of Regulation Best Interest on broker-dealers participating in the Company's private offering of Shares cannot be determined at this time, but it may negatively impact whether broker-dealers and their associated persons recommend the offering to retail customers. If Regulation Best Interest reduces the Company's ability to raise capital in the offering, it would harm the Company's ability to create a diversified portfolio of investments and achieve the Company's investment objectives and would result in the Company's fixed operating costs representing a larger percentage of the Company's gross income.

No shareholder approval is required for certain mergers.

The Board may undertake to approve mergers between the Company and certain other funds or vehicles. Subject to the requirements of the 1940 Act, such mergers may not require Shareholder approval so Shareholders may not be given an opportunity to vote on these matters unless such mergers are reasonably anticipated to result in a material dilution of the net asset value per share of the Company. These mergers may involve funds managed by affiliates of the Adviser. The Board may also convert the form and/or jurisdiction of organization, including to take advantage of laws that are more favorable to maintaining Board control in the face of dissident Shareholders.

Risks Related to the Advisers and their Affiliates

The Company's ability to achieve the Company's investment objective will depend on the Adviser and the Sub-Adviser's ability to manage and support the Company's investment process.

The Company does not have any employees. Additionally, the Company has no internal management capacity other than the Company's appointed executive officers and is dependent upon the investment expertise, skill and network of business contacts of the Adviser, the Sub-Adviser and Macquarie to achieve the Company's investment objective. The Sub-Adviser evaluates, negotiates, structures, executes, monitors and services the Company's investments. The Company's success will depend to a significant extent on the continued service and coordination of the Advisers, including their key professionals. The Company cannot provide any assurance that unforeseen business, medical, personal or other circumstances would not lead any such individual to terminate his or her relationship with the Company and/or the Advisers. The departure of a significant number of key professionals from the Advisers may negatively impact the Company's business and operations. See "—The Adviser and the Sub-Adviser rely on key personnel, the loss of any of whom could impair its ability to successfully manage us." The Sub-Adviser also depends upon investment professionals to obtain access to deal flow generated by Macquarie.

The Company's ability to achieve the Company's investment objective also depends on the ability of the Sub-Adviser to identify, analyze, invest in, finance, and monitor companies that meet the Company's investment criteria. The Sub-Adviser's capabilities in structuring the investment process and providing competent, attentive and efficient services to the Company depend on the involvement of investment professionals of adequate number and sophistication to match the corresponding flow of transactions. To achieve the Company's investment objective, the Sub-Adviser may need to retain, hire, train, supervise, and manage new investment professionals to participate in the Company's investment selection and monitoring process. The Sub-Adviser may not be able to find qualified investment professionals in a timely manner or at all. Any failure to do so could have a material adverse effect on the Company's business, financial condition and results of operations. The Sub-Adviser may also be called upon to provide managerial assistance to the Company's portfolio companies. These demands on their time, which will increase as the number of investments grow, may distract them or slow the rate of investment.

In addition, the Investment Advisory Agreement and the Sub-Advisory Agreement each have a termination provision that allows the agreement to be terminated by the Company on 60 days' notice without penalty, or following the BDC Election, by the vote of a Majority of the Outstanding Shares of the Company or by the vote of the Independent Trustees. The Investment Advisory Agreement and the Sub-Advisory Agreement generally are terminable at any time, without penalty, by the Adviser or the Sub-Adviser, respectively, upon 60 days' notice to us. Furthermore, the Investment Advisory Agreement and the Sub-Advisory Agreement automatically terminate in the event of its assignment, as defined in the 1940 Act, by the Adviser or the Sub-Adviser, respectively. If the Adviser or the Sub-Adviser resigns or is terminated, or if the Company does not obtain the requisite approvals of Shareholders and the Board to approve an agreement with the Adviser after an assignment, the Company may not be able to find a new investment adviser, sub-adviser or hire internal management with similar expertise and ability to provide the same or equivalent services on acceptable terms prior to the termination of the Investment Advisory Agreement and the Sub-Advisory Agreement, or at all. If the Company is unable to do so quickly, the Company's operations are likely to experience a disruption and costs under any new agreements that the Company enters into could increase. Even if the Company is able to retain comparable management, whether internal or external, the integration of such management and their lack of familiarity with the Company's investment objective may result in additional costs and time delays. The Company's financial condition, business and results of operations, as well as the Company's ability to meet the Company's payment obligations under any indebtedness and to pay distributions, are likely to be adversely affected, and the value of Shares may decline.

In addition, the Adviser and the Sub-Adviser depend on their relationships with corporations, financial institutions and investment firms, and the Company relies to a significant extent upon these relationships to provide the Company with potential investment opportunities. If the Adviser or the Sub-Adviser fail to maintain their existing relationships or develop new relationships or sources of investment opportunities, the Company may not be able to grow the Company's investment portfolio. In addition, individuals with whom the Adviser or the Sub-Adviser have relationships are not obligated to provide the Company with investment opportunities, and, therefore, there is no assurance that such relationships will generate investment opportunities for us.

The Adviser and Sub-Adviser rely on key personnel, the loss of any of whom could impair their ability to successfully manage us.

The ability of the Company to achieve its investment objective is highly dependent upon the skills of the Adviser and Sub-Adviser in analyzing, acquiring, originating and managing the Company's assets. As a result, the Company is dependent on the experience and expertise of certain individuals associated with the Adviser and the Sub-Adviser, any of whom may cease to be associated with the Adviser or the Sub-Adviser at any point. The loss of one or more of these individuals could have a material adverse effect on the ability of the Company to achieve its investment objective.

In addition, individuals not currently associated with the Adviser, or the Sub-Adviser may become associated with the Adviser and the Sub-Adviser and the performance of the Company may also depend on the experience and expertise of such individuals.

The Company's fee structure may create a conflict of interest due to the incentives for the Advisers to make speculative investments or use substantial leverage.

The Incentive Fee payable by the Company to the Adviser, and the Sub-Advisory Fee payable by the Adviser to the Sub-Adviser, may create an incentive for the Sub-Adviser to make investments on the Company's behalf that are risky or more speculative than would be the case in the absence of such compensation arrangements. These compensation arrangements could affect the Sub-Adviser's or its affiliates' judgment with respect to investments made by us, which allow the Sub-Adviser to earn increased Sub-Advisory Fees. The way in which the Incentive Fee and Sub-Advisory Fee is determined may encourage the Sub-Adviser to use leverage to increase the leveraged return on the Company's investment portfolio.

The "catch-up" portion of the Incentive Fee may encourage the Company's Sub-Adviser to accelerate or defer interest payable by portfolio companies from one calendar quarter to another, potentially resulting in fluctuations in timing and dividend amounts.

The Company may invest, to the extent permitted by law, in the securities and instruments of other investment companies, including private funds, and, to the extent the Company invests, bear the Company's ratable share of any such investment company's expenses, including management and performance fees. The Company also will remain obligated to pay Management Fees and Incentive Fees to the Adviser with respect to the assets invested in the securities and instruments of other investment companies. With respect to each of these investments, the Shareholders will bear their share of the Management Fees and Incentive Fees of the Adviser as well as indirectly bearing the management and performance fees and other expenses of any investment companies in which the Company invests.

Under certain circumstances, the use of substantial leverage (up to the limits prescribed by the 1940 Act) may increase the likelihood of the Company's defaulting on the Company's borrowings, which would be detrimental to holders of the Company's securities.

The Adviser, the Sub-Adviser and their affiliates may have incentives to favor their respective other funds, accounts and clients over us, which may result in conflicts of interest that could be adverse to the Company and the Company's investment opportunities and harmful to us.

The Adviser, the Sub-Adviser and their affiliates may, from time to time, manage assets for funds and accounts other than us. While the Adviser, the Sub-Adviser and their affiliates will seek to manage potential conflicts of interest in good faith, the portfolio strategies employed by the Adviser, the Sub-Adviser and their affiliates in managing its other funds and accounts could conflict with the transactions and strategies employed by the Adviser and the Sub-Adviser in managing the Company and may affect the prices and availability of investments. The Adviser, the Sub-Adviser and their affiliates may, from time to time, give advice and make investment recommendations to other affiliate-managed investment vehicles that differ from advice given to, or investment recommendations made to, us, even though their investment objective may be the same or similar to ours. Other affiliate-managed investment vehicles, whether now existing or created in the future, could compete with the Company for the purchase and sale of investments.

With respect to the allocation of investment opportunities among the Company and other affiliated funds and accounts, the ability of the Sub-Adviser to recommend such opportunities to the Company may be restricted by applicable laws or regulatory requirements (including the 1940 Act) and the Sub-Adviser will allocate investment opportunities and realization opportunities between the Company and other affiliated funds and accounts in a manner that is consistent with the adopted Allocation Policies (as defined below), which may be amended from time to time, designed to ensure allocations of opportunities are made over time on a fair and equitable basis. The outcome of any allocation determination by the Sub-Adviser and its affiliates may result in the allocation of all or none of an investment opportunity to us. Macquarie's allocation of investment opportunities among the Company and other affiliated investment funds and accounts in the manner discussed above may not result in proportional allocations, and such allocations may be more or less advantageous to some relative to others.

To the extent the Company and such other funds and accounts invest in the same portfolio investments, actions taken by the Sub-Adviser or its affiliates on behalf of such other funds and accounts may be adverse to the Company and the Company's investments, which could harm the Company's performance. For example, the Company may invest in the same issuer, although, to the extent permitted under the 1940 Act, the Company's investments may include different obligations or levels of the capital structure of the same issuer. Such investments may inherently give rise to conflicts of interest or perceived conflicts of interest between or among the various classes of securities that may be held. Conflicts may also arise because portfolio decisions regarding the Company's portfolio may benefit such funds and accounts. On the other hand, such funds and accounts may pursue or enforce rights with respect to one of the Company's portfolio companies, and those activities may have an adverse effect on us. As a result, prices, availability, liquidity and terms of the Company's investments may be negatively impacted by the activities of such funds and accounts, and transactions for the Company may be impaired or effected at prices or terms that may be less favorable than would otherwise have been the case.

In addition, a conflict of interest exists to the extent the Adviser, the Sub-Adviser, their affiliates, or any of their respective executives, portfolio managers or employees have proprietary or personal investments in other investment companies or accounts or when certain other investment companies or accounts are investment options in the Adviser's, the Sub-Adviser's or their affiliates' employee benefit plans. In these circumstances, the Adviser and the Sub-Adviser have an incentive to favor these other investment companies or accounts over us. The Board will seek to monitor these conflicts but there can be no assurances that such monitoring will fully mitigate any such conflicts.

If any matter arises that the Adviser determines in its good faith judgment constitutes an actual conflict of interest, it is permitted to take such actions as it determines in good faith to be necessary or appropriate to mitigate such conflict (and upon taking such actions, the Adviser will be deemed to have satisfied its fiduciary and other related duties to the fullest extent permitted by law). There can be no assurance that the Adviser will identify all conflicts of interest or resolve conflicts of interest in a manner that is favorable to the Company and the Shareholders.

The Adviser, the Sub-Adviser and their affiliates may face conflicts of interest with respect to services performed for issuers in which the Company invests and their use of service providers.

Conflicts of interest may exist with respect to the Adviser's selection of brokers, dealers, transaction agents, counterparties and financing sources for the execution of the Company's transactions. When engaging these services, the Adviser may, subject to best execution, take into consideration a variety of factors, including, to the extent applicable, the ability to achieve prompt and reliable execution, competitive pricing, transaction costs, operational efficiency with which transactions are effected, access to deal flow and precedent transactions, and the financial stability and reputation of the particular service provider, as well as other factors that the Adviser deems appropriate to consider under the circumstances. Service providers and financing sources may provide other services that are beneficial to the Adviser and their affiliates, but that are not necessarily beneficial to us, including capital introductions, other marketing assistance, client and personnel referrals, consulting services, and research-related services. These other services and items may influence the Adviser's selection of service providers and financing sources.

In addition, the Adviser, the Sub-Adviser or an affiliate thereof may exercise its discretion to recommend to a business in which the Company have made an investment, that contracts for services with (i) the Adviser, the Sub-Adviser or a related person of the Adviser or the Sub-Adviser (which may include a business in which the Company has made an investment); (ii) an entity with which the Adviser, the Sub-Adviser or their affiliates and their employees has a relationship or from which the Adviser, the Sub-Adviser or their affiliates otherwise derives financial or other benefit, including relationships with joint venturers or co-venturers, or relationships where personnel of the Adviser, the Sub-Adviser or their affiliates are seconded, or from which the Adviser, the Sub-Adviser or their affiliates receives secondees; or (iii) certain investors (including Shareholders) or their affiliates. Such relationships may influence decisions that Adviser and the Sub-Adviser make with respect to us. Although the Adviser and its affiliates select service providers that it believes are aligned with the Company's operational strategies and will enhance portfolio company performance and, relatedly, the Company's returns, the Adviser has a potential incentive to make recommendations because of its or its affiliates' financial or other business interests. There can be no assurance that no other service provider is more qualified to provide the applicable services or could provide such services at lesser cost.

The Adviser, the Sub-Adviser and their affiliates' personnel will work on other projects and conflicts may arise in the allocation of personnel between the Company and other funds, accounts or projects.

The Adviser, Sub-Adviser and their affiliates will devote such time as they deem necessary to conduct the Company's business affairs in an appropriate manner. However, the Adviser and the Sub-Adviser's personnel, as well as the personnel of Macquarie, will work on matters related to other funds and accounts. Employees of affiliates of the Adviser and the Sub-Adviser may also serve as trustees, or otherwise be associated with, companies that are competitors of businesses in which the Company has made investments. These businesses may also be counterparties or participants in agreements, transactions, or other arrangements with businesses in which other affiliated investment vehicles have made investments that may involve fees and/or servicing payments to the Adviser or its affiliates.

In addition, the Adviser and the Sub-Adviser and their affiliates may also, from time to time, employ employees of its affiliates with pre-existing ownership interests in businesses owned by us; conversely, former employees of the Adviser and the Sub-Adviser and/or their affiliates are expected, from time to time, to serve in significant management roles at businesses or service providers recommended by the Adviser or the Sub-Adviser. In such capacity, this may give rise to conflicts to the extent that an employee's fiduciary duties to such business may conflict with the Company's interests, but, because the Adviser, the Sub-Adviser and/or their affiliates will generally have made a significant investment in such business, it is expected that such interests will generally be aligned.

The Company's access to confidential information may restrict the Company's ability to take action with respect to some investments, which, in turn, may negatively affect the Company's results of operations.

We, directly or through the Advisers, may obtain confidential information about the companies in which the Company has invested or may invest or be deemed to have such confidential information. The Advisers, including their respective investment personnel, may come into possession of material, non-public information through its members, officers, directors, employees, principals or affiliates. The possession of such information may, to the Company's detriment, limit the ability of the Company and the Advisers to buy or sell a security or otherwise to participate in an investment opportunity. In certain circumstances, employees of the Advisers may serve as board members or in other capacities for portfolio or potential portfolio companies, which could restrict the Company's ability to trade in the securities of such companies. For example, if personnel of the Advisers come into possession of material non-public information with respect to the Company's investments, such personnel will be restricted by the Advisers' information-sharing policies and procedures or by law or contract from sharing such information with the Company's management team, even where the disclosure of such information would be in the Company's best interests or would otherwise influence decisions taken by the members of the management team with respect to that investment. This conflict and these procedures and practices may limit the freedom of the Sub-Adviser to enter into or exit from potentially profitable investments for us, which could have an adverse effect on the Company's results of operations. Accordingly, there can be no assurance that the Company will be able to fully leverage the resources and industry expertise of the Advisers in the course of their duties. Additionally, there may be circumstances in which one or more individuals associated with the Advisers will be precluded from providing services to the Company because of certain confidential information available to those individuals or to other parts of the Advisers.

The Company may be obligated to pay the Adviser an Incentive Fee even if the Company incurs a net loss due to a decline in the value of the Company's portfolio and even if the Company's earned interest income is not payable in cash.

The Investment Advisory Agreement entitles the Adviser to receive an Incentive Fee that is based on the Company's Pre-Incentive Fee Net Investment Income regardless of any capital losses. In such case, the Company may be required to pay the Adviser an Incentive Fee for a fiscal quarter even if there is a decline in the value of the Company's portfolio or if the Company incur a net loss for that quarter.

Any Incentive Fee payable by the Company that relates to Pre-Incentive Fee Net Investment Income may be computed and paid on income that may include interest that has been accrued but not yet received or interest in the form of securities received rather than cash (i.e., PIK income). PIK income will be included in the Pre-Incentive Fee Net Investment Income used to calculate the incentive fee to the Adviser even though the Company does not receive the income in the form of cash. If a portfolio company defaults on a loan that is structured to provide accrued interest income, it is possible that accrued interest income previously included in the calculation of the Incentive Fee will become uncollectible. The Adviser is not obligated to reimburse the Company for any part of the Incentive Fee it received that was based on accrued interest income that the Company never receives as a result of a subsequent default.

The quarterly Incentive Fee on income is recognized and paid without regard to: (i) the trend of Pre-Incentive Fee Net Investment Income as a percent of adjusted capital over multiple quarters in arrears which may in fact be consistently less than the quarterly preferred return, or (ii) the net income or net loss in the current calendar quarter, the current year or any combination of prior periods.

For U.S. federal income tax purposes, the Company may be required to recognize taxable income in some circumstances in which the Company does not receive a corresponding payment in cash and to make distributions with respect to such income to maintain the Company's tax treatment as a RIC and/or minimize corporate-level U.S. federal income or excise tax. Under such circumstances, the Company may have difficulty meeting the Annual Distribution Requirement necessary to maintain RIC tax treatment under the Code. This difficulty in making the required distribution may be amplified to the extent that the Company is required to pay an incentive fee with respect to such accrued income. As a result, the Company may have to sell some of the Company's investments at times and/or at prices the Company would not consider advantageous, raise additional debt or equity capital, or forgo new investment opportunities for this purpose. If the Company is not able to obtain cash from other sources, the Company may fail to qualify for RIC tax treatment and thus become subject to corporate-level U.S. federal income tax.

The Company's ability to enter into transactions with the Company's affiliates will be restricted.

The Company is prohibited under the 1940 Act from participating in certain transactions with certain of the Company's affiliates without the prior approval of a majority of the Independent Trustees and, in some cases, the SEC. Any person that owns, directly or indirectly, 5% or more of the Company's outstanding voting securities will be the Company's affiliate for purposes of the 1940 Act, and the Company will generally be prohibited from buying or selling any securities from or to such affiliate on a principal basis, absent the prior approval of the Board and, in some cases, the SEC.

The 1940 Act also prohibits certain "joint" transactions with certain of the Company's affiliates, including other funds or clients advised by the Adviser or its affiliates, which in certain circumstances could include investments in the same portfolio company (whether at the same or different times to the extent the transaction involves a joint investment), without prior approval of the Board and, in some cases, the SEC. If a person acquires more than 25% of the Company's outstanding voting securities, the Company will be prohibited from buying or selling any security from or to such person or certain of that person's affiliates, or entering into prohibited joint transactions with such persons, absent the prior approval of the SEC. Similar restrictions limit the Company's ability to transact business with the Company's officers or trustees or their affiliates or anyone who is under common control with us. The SEC has interpreted the business development company regulations governing transactions with affiliates to prohibit certain joint transactions involving entities that share a common investment adviser. As a result of these restrictions, the Company may be prohibited from buying or selling any security from or to any portfolio company that is controlled by a fund managed by either of the Adviser, the Sub-Adviser or their affiliates without the prior approval of the SEC, which may limit the scope of investment or disposition opportunities that would otherwise be available to us.

Following receipt of the Co-Investment Exemptive Order, the Company generally will be permitted to engage in Co-Investment Transactions alongside one or more Macquarie Managed Accounts subject to the conditions set forth in "Item 1. Business—Regulation—Affiliated Transactions."

In addition to co-investing pursuant to the Co-Investment Exemptive Order, the Company may invest alongside affiliates or their affiliates in certain circumstances where doing so is consistent with applicable law and current regulatory guidance. For example, the Company may invest alongside such investors consistent with guidance promulgated by the SEC staff permitting the Company and an affiliated person to purchase interests in a single class of privately placed securities so long as certain conditions are met, including that the Company negotiate no term other than price. The Company may, in certain cases, also make investments in securities owned by affiliates that the Company acquires from non-affiliates. In such circumstances, the Company's ability to participate in any restructuring of such investment or other transaction involving the issuer of such investment may be limited, and as a result, the Company may realize a loss on such investments that might have been prevented or reduced had the Company not been restricted in participating in such restructuring or other transaction.

In situations when co-investment with the Adviser's, the Sub-Adviser's or their affiliates' other clients is not permitted under the 1940 Act and related rules, existing or future staff guidance, or the terms and conditions of any exemptive relief granted to the Company by the SEC, the Sub-Adviser will need to decide which client or clients will proceed with the investment. Generally, the Company will not be entitled to make a co-investment in these circumstances and, to the extent that another client elects to proceed with the investment, the Company will not be permitted to participate. Moreover, except in certain circumstances, the Company will not invest in any issuer in which an affiliate's other client holds a controlling interest.

The Company may make investments that could give rise to a conflict of interest.

The Company generally does not expect to invest in, or hold securities of, companies that are controlled by an affiliate and/or an affiliate's other clients. However, the Adviser, the Sub-Adviser or an affiliate's other clients may invest in, and gain control over, one of the Company's portfolio companies. If the Adviser, the Sub-Adviser or an affiliate's other client, or clients, gains control over one of the Company's portfolio companies, it may create conflicts of interest and may subject the Company to certain restrictions under the 1940 Act. As a result of these conflicts and restrictions the Adviser and the Sub-Adviser may be unable to implement the Company's investment strategies as effectively as they could have in the absence of such conflicts or restrictions. For example, as a result of a conflict or restriction, the Adviser and the Sub-Adviser may be unable to engage in certain transactions that it would otherwise pursue. In order to avoid these conflicts and restrictions, the Adviser or the Sub-Adviser may choose to exit such investments prematurely and, as a result, the Company may forego any positive returns associated with such investments. In addition, to the extent that an affiliate's other client holds a different class of securities than the Company as a result of such transactions, the Company's interests may not be aligned.

The recommendations given to the Company by the Sub-Adviser may differ from those rendered to their other clients.

The Sub-Adviser and its affiliates may, from time to time, give advice and recommend securities to other clients which may differ from advice given to, or securities recommended or bought for, the Company even though such other clients' investment objectives may be similar to ours, which could have an adverse effect on the Company's business, financial condition and results of operations.

The Adviser and the Sub-Adviser's respective liabilities will be limited under the Investment Advisory Agreement and the Sub-Advisory Agreement, respectively, and the Company will be required to indemnify the Adviser and the Sub-Adviser against certain liabilities, which may lead the Adviser and the Sub-Adviser to act in a riskier manner on the Company's behalf than it would when acting for its own account.

The Adviser and the Sub-Adviser do not assume any responsibility to the Company other than to render the services described in the Investment Advisory Agreement and the Sub-Advisory Agreement, respectively, and each are not responsible for any action of the Board in declining to follow the Adviser's or the Sub-Adviser's advice or recommendations. Pursuant to the Investment Advisory Agreement and the Sub-Advisory Agreement, the Adviser, the Sub-Adviser and their respective trustees, officers, shareholders, members, agents, employees, controlling persons, and any Affiliated Person (as defined in the 1940 Act) will not be liable to the Company for their respective acts under the Investment Advisory Agreement and the Sub-Advisory Agreement absent willful misfeasance, bad faith or gross negligence in the performance of their duties. The Company has also agreed to indemnify, defend and protect the Adviser and the Sub-Adviser and their respective trustees, officers, shareholders, members, agents, employees, controlling persons and any Affiliated Person with respect to all damages, liabilities, costs and expenses resulting from acts of the Adviser or the Sub-Adviser not arising out of willful misfeasance, bad faith or gross negligence in the performance of their duties. However, in accordance with Section 17(i) of the 1940 Act, neither the Adviser, the Sub-Adviser nor any of their respective affiliates, trustees, officers, members, employees, agents, or representatives may be protected against any liability to the Company or the Company's investors to which it would otherwise be subject by reason of willful malfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of its office. These protections may lead the Adviser and the Sub-Adviser to act in a riskier manner when acting on the Company's behalf than it would when acting for its own account. See "—Risks Relating to the Company's Investments and Lending Generally—The Company's fee structure may create a conflict of interest due to the incentives for the Advisers to make speculative investments or use substantial leverage."

Investment by Macquarie employees in the Company may lead to conflicts of interest.

Employees of Macquarie, including members of the Investment Committee, are permitted to invest, and at times may invest significantly, in Macquarie funds, including the Company. Such investments can operate to align the interests of Macquarie and their employees with the interests of the Macquarie funds and their investors but will also give rise to conflicts of interest as such employees can have an incentive to favor the Macquarie funds in which they participate or from which they are otherwise entitled to share in returns or fees. Further, from time to time, employees of Macquarie, or members of their families, could have an interest in a particular transaction, or in securities or other financial instruments of the same kind or class, or a different kind or class, of the same obligor or issuer, that Macquarie directs for a Macquarie Client, including the Company.

The Adviser or the Sub-Adviser's failure to comply with pay-to-play laws, regulations and policies could have an adverse effect on the Adviser or the Sub-Adviser, and thus, us.

A number of U.S. states and municipal pension plans have adopted so-called "pay-to-play" laws, regulations or policies which prohibit, restrict or require disclosure of payments to (and/or certain contacts with) state officials by individuals and entities seeking to do business with state entities, including those seeking investments by public retirement funds. The SEC has adopted a rule that, among other things, prohibits an investment adviser from providing advisory services for compensation to a government client for two years after the adviser or certain of its executives or employees makes a contribution to certain elected officials or candidates. If the Adviser, the Sub-Adviser or their affiliates or any service provider acting on their behalf, fails to comply with such laws, regulations or policies, such non-compliance could have an adverse effect on the Adviser or the Sub-Adviser, and thus, us.

There are risks associated with any potential merger with or purchase of assets of another fund.

The Adviser may in the future recommend to the Board that the Company merge with or acquire all or substantially all of the assets of one or more funds including a fund that could be managed by the Adviser, the Sub-Adviser or their affiliates (including another BDC). The Company does not expect that the Adviser would recommend any such merger or asset purchase unless it determines that it would be in the best interest of the Company and Shareholders, with such determination dependent on factors it deems relevant, which may include the Company's historical and projected financial performance and any proposed merger partner, portfolio composition, potential synergies from the merger or asset sale, available alternative options and market conditions. In addition, no such merger or asset purchase would be consummated absent the meeting of various conditions required by applicable law or contract, at such time, which may include approval of the board of trustees and common equity holders of both funds. If the Adviser is the investment adviser of both funds, various conflicts of interest would exist with respect to any such transaction. Such conflicts of interest may potentially arise from, among other things, differences between the compensation payable to the Adviser by the Company and by the entity resulting from such a merger or asset purchase or efficiencies or other benefits to the Adviser as a result of managing a single, larger fund instead of two separate funds.

The Administrator can resign from its role as Administrator under the Administration Agreement, and a suitable replacement may not be found, resulting in disruptions that could adversely affect the Company's business, results of operations and financial condition.

The Administrator has the right to resign under the Administration Agreement upon 60 days' written notice, whether a replacement has been found or not. In addition, the Administration Agreement shall automatically terminate upon the termination of the Investment Advisory Agreement. If the Administrator resigns or the Administration Agreement is terminated, it may be difficult to find a new administrator or hire internal management with similar expertise and ability to provide the same or equivalent services on acceptable terms, or at all. If a replacement is not found quickly, the Company's business, results of operations and financial condition are likely to be adversely affected and the value of Shares may decline. Even if a comparable service provider or individuals to perform such services are retained, whether internal or external, their integration into the Company's business and lack of familiarity with the Company's investment objective may result in additional costs and time delays that may materially adversely affect the Company's business, results of operations and financial condition.

Any sub-administrator that the Administrator engages to assist the Administrator in fulfilling its responsibilities could resign from its role as sub-administrator, and a suitable replacement may not be found, resulting in disruptions that could adversely affect the Company's business, results of operations and financial condition.

The Administrator has the right under the Administration Agreement to enter into, and has entered into, one or more sub-administration agreements with other administrators pursuant to which the Administrator may obtain the services of the sub-administrator(s) to assist the Administrator in fulfilling its responsibilities under the Administration Agreement. If any such sub-administrator resigns, it may be difficult to find a new sub-administrator or hire internal management with similar expertise and ability to provide the same or equivalent services on acceptable terms, or at all. If a replacement is not found quickly, the Company's business, results of operations and financial condition are likely to be adversely affected and the value of Shares may decline. Even if a comparable service provider or individuals to perform such services are retained, whether internal or external, their integration into the Company's business and lack of familiarity with the Company's investment objective may result in additional costs and time delays that may materially adversely affect the Company's business, results of operations and financial condition.

Risks Related to Business Development Companies

Changes in laws or regulations governing the Company's operations may adversely affect the Company's business or cause the Company to alter the Company's business strategy.

The Company and the Company's portfolio companies are and will be subject to regulation at the local, state, and federal levels. Changes to the laws and regulations governing the Company's permitted investments may require a change to the Company's investment strategy. Such changes could differ materially from the Company's strategies and plans as set forth in this Registration Statement and may shift the Company's investment focus from the areas of expertise of the Adviser and the Sub-Adviser. Thus, any such changes, if they occur, could have a material adverse effect on the Company's results of operations and the value of a Shareholder's investment in the Company.

The Company is subject to limited restrictions with respect to the proportion of the Company's assets that may be invested in a single issuer.

The Company operates as a non-diversified investment company within the meaning of the 1940 Act, which means that the Company is not limited by the 1940 Act with respect to the proportion of the Company's assets that the Company may invest in a single issuer. Beyond the asset diversification requirements associated with the Company's qualification as a RIC for U.S. federal income tax purposes, the Company does not have fixed guidelines for diversification. While the Company is not targeting any specific industries, the Company's investments may be focused on relatively few industries. To the extent that the Company holds large positions in a small number of issuers, or within a particular industry, the Company's net asset value may be subject to greater fluctuation. The Company may also be more susceptible to any single economic or regulatory occurrence or a downturn in particular industry.

The requirement that the Company invest a sufficient portion of the Company's assets in qualifying assets could preclude the Company from investing in accordance with the Company's current business strategy; conversely, the failure to invest a sufficient portion of the Company's assets in qualifying assets could result in the Company's failure to maintain the Company's status as a business development company.

As a BDC, the 1940 Act prohibits the Company from acquiring any assets other than certain qualifying assets unless, at the time of and after giving effect to such acquisition, at least 70% of the Company's total assets are qualifying assets. In addition, in order to continue to qualify as a RIC for U.S. federal income tax purposes, the Company is required to satisfy certain source-of-income, diversification and distribution requirements. Therefore, the Company may be precluded from investing in what the Company believes are attractive investments if such investments are not qualifying assets, or if necessary to maintain the Company's status as a RIC. These rules could prevent the Company from making additional investments in existing portfolio companies, which could result in the dilution of the Company's position, or could require the Company to dispose of investments at an inopportune time to comply with the 1940 Act. If the Company was forced to sell non-qualifying investments in the portfolio for compliance purposes, the proceeds from such sale could be significantly less than the then-current value of such investments.

Failure to maintain the Company's status as a BDC would reduce the Company's operating flexibility.

If the Company does not remain a BDC, the Company might be regulated as a closed-end investment company under the 1940 Act, which would subject the Company to substantially more regulatory restrictions and correspondingly decrease the Company's operating flexibility. Furthermore, any failure to comply with the requirements imposed on BDCs by the 1940 Act could cause the SEC to bring an enforcement action against the Company and/or expose the Company to claims of private litigants. In addition, any such failure could cause an event of default under the Company's future outstanding indebtedness, which could have a material adverse effect on the Company's business, financial condition or results of operations.

Regulations governing the Company's operation as a BDC and RIC affect the Company's ability to raise capital and the way in which the Company raises additional capital or borrow for investment purposes, which may have a negative effect on the Company's growth. As a BDC, the necessity of raising additional capital may expose the Company to risks, including risks associated with leverage.

As a result of the Annual Distribution Requirement to qualify for tax treatment as a RIC, the Company may need to access the capital markets periodically to raise cash to fund new investments in portfolio companies. Under the 1940 Act, the Company may issue "senior securities," including borrowing money from banks or other financial institutions only in amounts such that the ratio of the Company's total assets (less total liabilities other than indebtedness represented by senior securities) to the Company's total indebtedness represented by senior securities plus preferred shares, if any, equals at least 150% after such incurrence or issuance. If the Company issues senior securities, the Company will be exposed to risks associated with leverage, including an increased risk of loss. The Company's ability to issue different types of securities is also limited. Compliance with RIC distribution requirements may unfavorably limit the Company's investment opportunities and reduce the Company's ability in comparison to other companies to profit from favorable spreads between the rates at which the Company can borrow and the rates at which the Company can lend. Therefore, the Company intends to seek to continuously issue equity securities, which may lead to Shareholder dilution.

For U.S. federal income tax purposes, the Company may be required to recognize taxable income (such as deferred interest that is accrued as original issue discount) in some circumstances in which the Company does not receive a corresponding payment in cash and to make distributions with respect to such income to qualify for or maintain the Company's status as a RIC. Under such circumstances, the Company may have difficulty meeting the Annual Distribution Requirement necessary to maintain RIC tax treatment under the Code. This difficulty in making the required distribution may be amplified to the extent that the Company is required to pay an incentive fee with respect to such accrued income. As a result, the Company may have to sell some of the Company's investments at times and/or at prices the Company would not consider advantageous, raise additional debt or equity capital, or forgo new investment opportunities for this purpose. If the Company is not able to obtain cash from other sources, the Company may not qualify for or maintain RIC tax treatment and thus become subject to corporate-level U.S. federal income tax.

The Company may borrow to fund investments. If the value of the Company's assets declines, the Company may be unable to satisfy the asset coverage test under the 1940 Act, which would prohibit the Company from paying distributions and could prevent the Company from qualifying for tax treatment as a RIC, which would generally result in a corporate-level U.S. federal income tax on any income and net gains. If the Company cannot satisfy the asset coverage test, the Company may be required to sell a portion of the Company's investments and, depending on the nature of the Company's debt financing, repay a portion of the Company's indebtedness at a time when such sales may be disadvantageous.

In addition, the Company anticipates that as market conditions permit, the Company may securitize the Company's loans to generate cash for funding new investments. To securitize loans, the Company may create a wholly owned subsidiary, contribute a pool of loans to the subsidiary and have the subsidiary issue primarily investment grade debt securities to purchasers who would be expected to be willing to accept a substantially lower interest rate than the loans earn. The Company would retain all or a portion of the equity in the securitized pool of loans. The Company's retained equity would be exposed to any losses on the portfolio of loans before any of the debt securities would be exposed to such losses.

Under the 1940 Act, the Company generally is prohibited from issuing or selling Shares at a price per share, after deducting selling commissions and dealer manager fees, that is below the Company's net asset value per share, which may be a disadvantage as compared with other public companies. The Company may, however, sell Shares, or warrants, options or rights to acquire Shares, at a price below the current net asset value per share if the Board, including the Independent Trustees, determine that such sale is in the Company's best interests and the best interests of Shareholders, and Shareholders, as well as those Shareholders that are not affiliated with us, approve such sale. In any such case, the price at which the Company's securities are to be issued and sold may not be less than a price that, in the determination of the Board, closely approximates the fair value of such securities.

Because the Company Shareholders have approved a proposal to allow an asset coverage ratio of 150%, the Company is subject to 150% asset coverage.

A BDC may increase the maximum amount of leverage it may incur from an asset coverage ratio of 200% to an asset coverage ratio of 150% if certain requirements are met. The reduced asset coverage requirement permits a BDC to borrow up to two dollars for every dollar it has in assets less all liabilities and indebtedness not represented by senior securities issued by it. Because Shareholders have approved a proposal to reduce the asset coverage ratio to 150%, the ratio applicable to the Company's senior securities is 150%.

Leverage magnifies the potential for loss on investments in the Company's indebtedness and on invested equity capital. As the Company may use leverage to partially finance the Company's investments, a Shareholder will experience increased risks of investing in the Company's securities. If the value of the Company's assets increases, then leveraging would cause the net asset value attributable to Shares to increase more sharply than it would have had the Company not leveraged the Company's business. Similarly, any increase in the Company's income in excess of interest payable on the borrowed funds would cause the Company's net investment income to increase more than it would without the leverage, while any decrease in the Company's income would cause net investment income to decline more sharply than it would have had the Company not borrowed. Such a decline could negatively affect the Company's ability to make distributions or pay dividends on Shares, make scheduled debt payments or other payments related to the Company's securities. Leverage is generally considered a speculative investment technique. See "—Risks Relating to the Company's Business and Structure—The Company may borrow money, which may magnify the potential for gain or loss and may increase the risk of investing with us."

Risks Related to the Company's Investments and Lending Generally

The Company has limited control over a Borrower's assets and business activities.

The ability of the Company to control the assets or business activities of a company or entity that is the obligor, owner, tenant or lessee with respect to, or issuer or investment counterparty of (or similar) one or more investments (a "Borrower") is considerably less than the control that can be exercised by an equity investor.

The Company may experience administrative and other complexities when lending jointly with other lenders.

When lending jointly or as part of a consortium, an individual lender (including, where applicable, the Company) may not be in a position to control the enforcement and other actions to be taken under a loan. In particular, infrastructure projects may be subject to complex intercreditor arrangements which can mean that amendments, waivers, consents and the ability to take or direct enforcement action, including the acceleration of debt, are outside of the control of a single creditor. As financings may have very diverse creditors (including, but not limited to, public bondholders, banks, financial institutions, hedging providers, governmental banking institutions, monoline insurers (whether active or non-active), supra-national lenders and insurance companies), and as such creditors may have different payment rankings, the interests of creditors operating such intercreditor arrangements are not necessarily aligned.

The Company's investments are subject to the risk of non-payment, and there may be difficulties with enforcing payment.

The Company's investments are subject to the risk of non-payment of scheduled interest, lease payments or principal by the relevant Borrower. Such non-payment would likely result in a reduction of income to the Company and a reduction in the value of the investment experiencing non-payment. A non-performing loan may require substantial work-out negotiations or in- or out-of-court restructuring that may entail, among other things, substantial legal and other fees and expenses. There can be no assurance that the liquidation of any collateral would satisfy the Borrower's obligation in the event of non-payment of scheduled interest, lease payments or principal payments with respect to such investment, or that such collateral could be readily liquidated.

In addition, in the event of a bankruptcy of a Borrower, the Company could experience delays or limitations with respect to its ability to realize the benefits of the collateral securing an investment and, in certain circumstances, collateral securing an investment may be released without the consent of the Company. Moreover, the Company's security interests may be unperfected for a variety of reasons, including the failure to make required filings by Borrowers and, as a result, the Company may not have the priority over other creditors as anticipated.

Prepayments on loans may negatively impact the duration of the Company's investments and associated returns thereon.

Loans are generally prepayable in whole or in part at any time at the option of the obligor at par plus accrued and unpaid interest thereon, and occasionally plus a prepayment premium. Prepayments on loans may be caused by a variety of factors which are often difficult to predict. When credit market conditions become more attractive to obligors, the rate of prepayment of the Company's assets would be expected to increase as obligors refinance to take advantage of such improved conditions, which may negatively impact the Company.

In particular, in the event that an investment is pre-paid in advance of its maturity date, capital may not be able to be reinvested at the same rate of return. A break fee may be payable by the Borrower in some instances which may wholly or partially compensate for the prepayment having occurred. In the event a break fee is not paid or not payable this may have a negative impact on the expected duration of the investment by the Company and the duration of returns received by an investor.

Competition with other credit providers and lenders for investments can adversely impact the Company's ability to make investments.

There is no guarantee that the Company will be able to deploy available capital. The Company will compete with a broad spectrum of credit providers and lenders for investments. These competitors, which include financial institutions (which could in some circumstances include Macquarie subject to Macquarie's Conflicts of Interest Policy and the Co-Investment Exemptive Order), private funds and financial investors, may have significant financial resources and may be able to provide debt finance with competitive terms.

As a result of such competition, the Company may have difficulty in making certain investments or, alternatively, the Company may be required to make investments on economic terms less favorable than anticipated and such competition for, or a diminution in the available supply of, qualifying loans could result in lower yields on such loans, which could reduce returns to investors.

There can be no assurance as to the amount and timing of payments with respect to the loans; the loans could become non-performing and possibly go into default, and Borrowers could enter into bankruptcy or liquidation. If the Company is unable to make investments within a reasonable timeframe or makes investments under less favorable terms, the Company's performance could be materially and adversely affected. Although the Advisers will attempt to manage this investment risk, there can be no assurance that the investments will maintain their value or that the Company will not incur significant losses.

Because of the unique and customized nature of a loan agreement and the private syndication of a loan, certain loans may not be purchased or sold as easily as publicly traded securities and historically, the trading volume in the loan market has been small relative to other markets. Loans may encounter trading delays due to their unique and customized nature, and transfers may require the consent of an agent and/or Borrower.

If the Company desires to sell or assign a loan that it originates, but is unable to sell, assign or successfully close transactions for assignments or participations in such loan, the Company will be forced to hold such loan until such time as it can be disposed of, during which time the Company may be "overweighted" with respect to a particular Borrower.

Investments in medium-sized or closely held companies may have higher default risk, higher funding costs and limited information available.

The Company's investment strategy is expected to focus on the origination or purchasing of loans or other debt exposures to privately owned businesses. With respect to the origination or purchasing of loans from medium-sized or privately owned businesses, compared to larger, publicly owned firms, such companies may have limited financial resources and access to capital as well as higher funding costs. They may be in a weaker financial position and may need more capital to expand or compete. These companies frequently have shorter operating histories, narrower product lines and smaller market shares than larger businesses, which render them more vulnerable to competitors' actions and market conditions, as well as general economic downturns. There may not be as much information publicly available about these companies as would be available for public companies, and such information may not be of the same quality. These companies are also more likely to depend on the management talents and efforts of a small group of persons and, as a result, the death, disability, resignation or termination of one or more of these persons could have a material adverse impact on these companies' ability to meet their obligations. The above challenges increase the risk of these companies defaulting on their obligations.

The Company's investments may be subordinated to other obligations, resulting in greater credit risks and higher losses.

Investments may be contractually or structurally subordinated to other obligations of a Borrower. Such subordinated investments may be characterized by greater credit risks and higher loss given default than those associated with the senior obligations of the same Borrower.

Adverse changes in the financial condition of a Borrower, general economic conditions, or the terms of other financings may impair the ability of a Borrower to make payments on a subordinated investment and result in defaults on such investments more quickly than in the case of the senior obligations of such Borrower. As a result, to the extent the Company invests in such investments, the Company would potentially receive payments after, and would bear the effects of losses or defaults on its investments before, the holders of other more senior tranches of debt. In the absence of an intercreditor arrangement with senior creditors, the Company may have limited protections or rights following an event of default. In addition, the ability of the Company to influence a Borrower's affairs may be substantially less than that of senior creditors.

Mezzanine obligations involve credit and liquidity risks.

Mezzanine obligations are subject to the same risks as the loans otherwise described herein. In addition, mezzanine obligations may provide that all or a part of the interest accruing thereon will not be paid on a current basis but will be deferred. Mezzanine obligations also generally involve greater credit and liquidity risks than those associated with senior secured loans. They are often entered into in connection with leveraged acquisitions or recapitalizations in which the obligors thereunder incur a substantially higher amount of indebtedness than the level at which they previously operated and such loans sit at a subordinated level in the capital structure of such Borrower.

Unitranche loans carry subordination risks and a heightened risk of loss.

Unitranche loans provide leverage levels comparable to a combination of first lien and second lien or subordinated loans, and may rank junior to other debt instruments issued by the underlying issuer. Unitranche loans generally allow the Borrower to make a large lump sum payment of principal at the end of the loan term, and there is a heightened risk of loss if the Borrower is unable to pay the lump sum or refinance the amount owed at maturity.

Minority equity positions in investments limit the Company's ability to exercise control over such investments.

As part of its overall lending strategy, the Company may hold minority equity positions in certain portfolio businesses. While the Company will seek to obtain appropriate governance and exit rights at the time of investment, there are expected to be instances in which the Company will not be able to exercise control over such investments. In addition, in certain situations, including where businesses are in bankruptcy or undergoing a reorganization, investments with a minority position may be subject to the decisions taken by the majority, and the outcome of the Company's investment may depend on such majority-controlled decisions, which decisions may not be consistent with the Company's objectives.

The Company may be exposed to risks associated with unfunded loans.

The Company's investments may include loan commitments that are unfunded at the time of investment. A loan commitment is a written agreement in which the lender commits itself to make a loan or loans up to a specified amount within a specified time period. The loan commitment sets out the terms and conditions of the lender's obligation to make the loans. The portion of the amount committed by a lender under a loan commitment that the Borrower has not drawn down is referred to as "unfunded." A lender typically is obligated to advance the unfunded amount of a loan commitment at the Borrower's request, subject to certain conditions regarding the creditworthiness of the Borrower. Borrowers with deteriorating creditworthiness may continue to satisfy their contractual conditions and therefore be eligible to borrow at times when the lender might prefer not to lend. In addition, a lender may have assumptions as to when a Borrower in which the Company invests may draw on an unfunded loan commitment when the lender enters into the commitment. If the Borrower does not draw as expected, the commitment may not prove as attractive an investment as originally anticipated. Further, any failure to advance requested funds to a Borrower in which the Company invests could result in possible assertions of offsets against amounts previously lent.

The Company may be exposed to risks associated with "covenant-lite" loans.

The Company may invest in, or obtain exposure to, obligations that may be "covenant-lite" (i.e., loans that do not have a complete set of financial maintenance covenants). While these loans may still contain other collateral protections, a covenant-lite loan may carry more risk than a covenant-heavy loan made by the same borrower, as it does not require the borrower to provide affirmation that certain specific financial tests have been satisfied on a routine basis as is required under a covenant-heavy loan agreement. Should a loan the Company holds begin to deteriorate in quality, the Company's ability to negotiate with the borrower may be delayed under a covenant-lite loan compared to a loan with full maintenance covenants. This may in turn delay the Company's ability to seek to recover the Company's investment.

The Company's investment portfolio may be subject to concentration risks.

Some concentration with respect to particular obligors, regions and industries is expected to exist in the Company's investment portfolio. In addition, because redemptions and repayments of assets will occur, a concentration in any one obligor, region or industry may occur or increase over time. Any such concentration would subject the Company to a greater degree of risk with respect to the impact of a default by such obligor, or a greater degree of risk related to adverse business conditions in such region or industry. In the case of the Company, this risk is heightened due to the requirement that at least 70% of the Company's assets be "qualifying assets" of the type listed in Section 55(a) of the 1940 Act, which are generally limited to privately-offered securities issued by U.S. private or thinly-traded companies. In addition, the Company intends to invest at least 80% of its net assets, plus the amount of any borrowings for investment purposes, in Infrastructure Investments, which could further enhance investment concentration risks.

The Company may be subject to risks associated with secondary market debt purchases.

Although the Company intends to focus on originating new loan transactions, the Company is permitted to invest in loans acquired through assignment or participations. These obligations are subject to various unique risks, including: (i) the possible invalidation of an investment transaction as a fraudulent conveyance under relevant laws; (ii) lender-liability claims of breach of contract, breach of fiduciary duty and of sales of collateral at non-commercially reasonable terms by the underlying obligor; (iii) environmental liabilities that may arise with respect to any collateral securing the underlying obligations; and (iv) limitations on the ability of the Company to enforce its rights directly with respect to participations.

In purchasing participations, the Company will have a direct contractual relationship only with the selling institution, and not the Borrower. Thus, in the case of a participation interest, the Company will generally have the right to receive payments of principal, interest and any fees to which it is entitled only from the institution selling the participation and only upon receipt by such selling institution of such payments from the Borrower. As a result, the Company will assume the credit risk of both the Borrower and the selling institution. The Company generally will have no right to enforce compliance by the underlying Borrower with the terms of the loan agreement, nor any voting rights or rights of set-off against the underlying borrower, nor will it have the right to object to certain changes to the loan agreement agreed to by the selling institution. The Company may not benefit from the collateral supporting the related secured loan and may not be subject to any rights of set-off the Borrower has against the selling institution.

In addition, in the event of the insolvency of the selling institution, under the laws of certain jurisdictions the Company may be treated as a general unsecured creditor of such selling institution and may not have any exclusive or senior claim with respect to the selling institution's interest in, or the collateral with respect to, the secured loan. Consequently, in such circumstances, the Company will be subject to the credit risk of the selling institution as well as that of the Borrower. Certain of the secured loans or loan participations may be governed by the law of a foreign jurisdiction which may present additional risks as regards the characterization of such transaction as a participation under such laws of such participation in the event of the insolvency of the selling institution or the Borrower.

The Company has limited control over syndicated loans and Borrowers' business decisions.

If the Company is a holder of a syndicated loan or an interest therein, the Company may have limited consent and control rights and such rights may not be effective in view of the expected proportion of such loan held by the Company. The Advisers may exercise or enforce, or refrain from exercising or enforcing, any or all of the Company's rights in connection with any of its investments. However, due to the size of the Company's investment position, the Company may have limited influence over any amendment, waiver or modification of such loan.

Additionally, as a provider of debt financing or holder of equity securities, the Company will not be in a position to control any Borrower. As a result, the Company is subject to the risk that a Borrower in which the Company invests may make business decisions with which the Company disagrees and the management of such Borrower may, as representatives of holders of their common equity, take risks or otherwise act in ways that do not serve the interests of the Company as a minority stakeholder or creditor.

Investing in unrated debt obligations or without the protection of financial covenants could negatively affect the Company's business.

The Company may invest in investments which constitute obligations that may be unrated by a recognized credit rating agency, which may be subject to greater risk of loss of principal and interest than higher-rated debt obligations or debt obligations which rank behind other outstanding instruments and obligations of the obligor, all or a significant portion of which, may be secured on substantially all of that obligor's assets. The Company may also invest in investments which are not protected by financial covenants or limitations on additional indebtedness. Any of these factors could have a material adverse effect on the performance of the Company, and, by extension, the Company's business, financial condition, results of operations and the value of the interests in the Company.

The Company's investments are subject to the risk of fraud and limited recourse in connection therewith.

Of paramount concern in purchasing loans and other assets is the possibility of material misrepresentation or omission on the part of a counterparty. Such inaccuracy or incompleteness may adversely affect the valuation of the collateral underlying the loans or other asset, or may adversely affect the ability of the lender of record to perfect or effectuate a lien on the collateral securing the loan or other assets. The Company relies upon the accuracy and completeness of representations made by companies in which the Company invests or other counterparties to the extent reasonable, but cannot guarantee that such representations are accurate or complete. Under certain circumstances, payments to the Company may be reclaimed if any such payment or distribution is later determined to have been made with intent to defraud or prefer creditors.

The Company could be subject to legal risks regarding lender liability claims and equitable subordination.

A number of judicial decisions have upheld judgments of obligors against lending institutions on the basis of various evolving legal theories, collectively termed "lender liability." Borrowers in which the Company invests may be located in jurisdictions where lenders may have legal exposure on the basis of lender liability. Generally, lender liability is founded on the premise that a lender has violated a duty (whether implied or contractual) of good faith, commercial reasonableness and fair dealing or a similar duty owed to the obligor or has assumed an excessive degree of control over the obligor resulting in the creation of a fiduciary duty owed to the obligor or its other creditors or equity holders. Because of the nature of the Company's assets, the Company may be subject to claims of lender liability. Any such claim, if determined adversely to the Company, could have a material adverse effect on the Company's returns to investors.

In addition, under certain legal principles that in some cases form the basis for lender liability claims, if a lender, bondholder or other creditor (i) intentionally takes an action that results in the undercapitalization of an obligor to the detriment of other creditors of such obligor, (ii) engages in other inequitable conduct to the detriment of such other creditors, (iii) engages in fraud with respect to, or makes misrepresentations to, such other creditors or (iv) uses its influence as an equity holder to dominate or control an obligor to the detriment of other creditors of such obligor, a court may elect to subordinate the claim of the offending lender, bondholder or other creditor to the claims of the disadvantaged creditor or creditors, a remedy called "equitable subordination." Because of its nature, the Company's assets may be subject to claims of equitable subordination.

In addition, because affiliates of, or persons related to, the Advisers may hold equity or other interests in obligors of the Company's assets, the Company could be exposed to claims for equitable subordination, lender liability or both based on such equity or other holdings.

The preceding discussion is based upon general principles of United States federal laws. The laws of non-U.S. jurisdictions may impose liability upon lenders, bondholders or other creditors under factual circumstances similar (or additional) to those described above, with consequences that may or may not be analogous to those described above.

General market and credit and interest rate risks will affect the Company's instruments.

Investments will be subject to general credit and interest risks. Credit risk refers to the likelihood that a Borrower will default on the payment of principal, interest or other amounts owed on an investment. Certain investments may have an interest-only payment schedule with the principal amount remaining outstanding and at risk until the maturity of the investment. Financial strength and solvency of a Borrower are the primary factors influencing credit risk, but other factors, including, but not limited to, negative economic conditions affecting a Borrower may also contribute to credit risk.

In addition, lack of, inadequacy of, or a deterioration in the value of, collateral or other assets expected to be the source of repayment or credit enhancement for an investment may affect its credit risk. Some of the Company's investments may be subordinated to, or rank pari passu with, other indebtedness including, but not limited to, a Borrower's hedging liabilities or other borrowing liabilities. In such instances, the Company's interest in any collateral may be subordinate to or equal with another creditor of the Borrower.

Credit risk may change over the course of the life of an investment and investments that are rated by rating agencies may be subject to downgrade at a later date. There can be no assurance that the Company will be successful in assessing the credit risk of the different investments or mitigating the impact of credit risk changes on the Company.

Interest rate risk refers to the risks associated with market changes in interest rates. Interest rate changes may affect the value of an instrument indirectly (especially in the case of fixed rate securities) and directly (especially in the case of instruments whose rates are adjustable). In general, rising interest rates will negatively impact the price of a fixed rate debt instrument and falling interest rates will have a positive effect on price. Adjustable rate instruments also react to interest rate changes in a similar manner although generally to a lesser degree (depending, however, on the characteristics of the reset terms, including the index chosen, frequency of reset and reset caps or floors, among other factors). Interest rate sensitivity may be more pronounced and less predictable in instruments with uncertain payment or prepayment schedules.

The Company may structure its investments in different currencies and so will be subject to currency risks.

Shares of the Company are denominated in U.S. dollars ("USD"), and most of its investments are expected to be in U.S. companies. However, the Company intends to also invest in companies in Europe and other jurisdictions outside of the United States and accordingly reserves the right to structure a portion of its investments in other currencies. Therefore, there is a risk that exchange rate movements may have an adverse effect on the Company's economic performance and investors may recognize foreign currency gains or losses on their investment in general. The Company generally expects to implement hedges against the majority of currency risk on principal on an ongoing basis, but there is no guarantee that such hedges will be fully effective which may lead to investors suffering foreign currency losses on the repayments of principal and interest (or other income) on investments. Further, there can be no assurance regarding the stability of the USD during the life of the Company.

The Advisers may convert Company assets from USD to acquire an investment in another currency that does not ultimately proceed to completion. In these circumstances, investors will bear any foreign currency fluctuation where the unused proceeds are reconverted into USD and returned to investors. The Advisers may also use Company assets to cover movements in foreign currency. These risks could cause Shares to fall in value.

In addition, the Company may be subject to foreign exchange controls, which may affect its ability to repatriate income, capital and the proceeds of sales. Additionally, such repatriation may require governmental consents. The Company could be adversely affected by the refusal or delay of any such approval for the repatriation of funds or by any official intervention which would affect the process of the settlement of transactions. Economic or political conditions could cause the revocation or variation of consents granted prior to investment in any particular country or the imposition of new restrictions.

While an investment may be denominated in the same currency as the investment made by the relevant Borrower, there can be no assurance regarding this and there can be no assurance as to whether a Borrower has put in place any or appropriate hedging arrangements in respect of such foreign exchange risk. Such foreign exchange risk may affect the financial ratios and other credit risk factors of such an investment in its denominated currency.

The Company's performance may be subject to changes in the credit / default cycle.

Financial markets have historically experienced cycles in the accessibility of credit in the lending market. Such cycles have a propensity to commence where lending is widely available and access to funds for borrowing is easily obtained by borrowers. Periods of increased credit availability are characterized by lower interest rates, higher utilization and borrowing amounts and less stringent lending criteria.

Historically periods of credit availability have been superseded by periods of contraction in the lending market leading to a reduction of the funds available for borrowing, increased interest rates and application of stricter lending requirements. The result of this credit contraction period is a reduction in the numbers of borrowers able to obtain funds for borrowing. During this period borrowers may find it difficult to find new financing in the market, impacting economic growth, increasing market instability and default rates on existing debt financing (for example, where lending is not available for borrowers to refinance existing debt obligations).

The contraction period continues until such time as lenders perceive that the risks associated with lending have been sufficiently reduced and lending becomes more attractive.

In periods of increased competition and accessibility to credit, the credit cycle may negatively impact the rates and terms on which investments are offered in the market, constraining the Company's ability to identify attractive investment opportunities and reducing the returns available for the Company. In contrast, in periods of credit contraction in the market, the availability of investments will be reduced, the Company may experience increased competition with other funds with similar investment strategies for investments and sourcing investment opportunities with attractive returns may be problematic.

Base interest rates can adversely impact the Company's targeted investment returns.

The investment returns targeted by the Company are based on a number of factors believed by the Sub-Adviser to be reasonable in light of both current market conditions as at the date of preparing this Registration Statement and the Sub-Adviser's views on future market conditions. Given that the Company's margin on its investments will in many cases have a floating rate, the Company's ability to achieve its targeted investment returns will depend on movement of base interest rates. The Sub-Adviser is unable to predict with accuracy the movements of base interest rates in the future, and such movements could have an adverse impact on the Company's targeted investment returns.

Investments are subject to negative risks inherent in the bankruptcy process.

The Company may hold investments in obligors that are experiencing, or are expected to experience, severe financial difficulties, which may never be overcome and may lead to uncertain outcomes. The bankruptcy courts of the various jurisdictions in which any such obligor may file bankruptcy would have broad discretion to control the terms of a reorganization, and political factors may be of significant importance in high profile bankruptcies or bankruptcies in particular jurisdictions.

There are a number of significant risks inherent in the bankruptcy process. While creditors are generally given an opportunity to object to significant actions, there can be no assurance that a bankruptcy court, in the exercise of its broad powers, would not approve actions that would be contrary to the interests of the Company. For example, to protect net operating losses of an obligor in bankruptcy, a bankruptcy court might take any number of actions, including prohibiting or limiting the transfer of claims held by certain classes of creditors. Such a prohibition could have a material adverse effect on the value of certain investments made by the Company. For example, the Company might be prohibited from liquidating investments which are declining in value.

In addition, under certain circumstances, a lender who has inappropriately exercised control of the management and policies of an obligor may have its claims subordinated or disallowed or may be found liable for damages suffered by parties as a result of such actions. In addition, under certain circumstances, payments to the Company and distributions by the Company to investors may be reclaimed if any such payment or distribution is later determined to have been a fraudulent conveyance, a preferential payment or similar transaction under applicable bankruptcy or other insolvency laws. Furthermore, investments may be adversely affected by statutes related to, among other things, fraudulent conveyances, voidable preferences, lender liability or the bankruptcy court's discretionary power to disallow, subordinate or disenfranchise particular claims or recharacterize investments made in the form of debt as equity contributions.

The possibility of litigation between the participants to a reorganization is another consideration that makes any evaluation of the outcome of an investment uncertain. Such uncertainties may also be increased by legal or other factors that limit the ability of the Advisers to obtain reliable or timely information concerning material developments affecting an obligor or that may lengthen a reorganization or liquidation proceeding.

In addition, obligors located in certain jurisdictions may be involved in restructurings, insolvency proceedings and/or reorganizations that are not subject to laws and regulations that are similar to the laws and the rights of creditors afforded in U.S. or European jurisdictions. To the extent that such laws and regulations do not provide the Company with equivalent rights and privileges necessary to promote and protect its interest in any such proceeding, the Company's investments in any such obligors may be adversely affected. For example, insolvency law and process in such other jurisdiction may differ substantially from that in the United States or large European markets, resulting in greater uncertainty as to the rights of creditors, the enforceability of such rights, reorganization timing and the classification, seniority and treatment of claims. In certain developing countries, although insolvency laws have been enacted, the process for reorganization remains highly uncertain.

The Company could be negatively affected by obligors' inability to refinance.

A significant portion of the Company's assets will consist of loans for which most or all of the principal is due at maturity. The ability of the obligor(s) under such loan to make such a large payment upon maturity typically depends upon its ability to refinance the loan prior to maturity. The ability of an obligor to consummate a refinancing will be affected by many factors, including the availability of financing at acceptable rates to such obligor, the financial condition of such obligor, the marketability of the collateral (if any) securing such loan, the operating history of the obligor and related businesses, tax laws and prevailing general economic conditions. Consequently, such obligor may not have the ability to repay the loan at maturity and, unless it is able to refinance such loan, it could default in payment at maturity, which could result in losses to the Company and, indirectly, to the investors.

Participation on creditors' committees and other portfolio-level services may result in investment restrictions and exposure to liability.

The Company may elect to appoint a representative to serve on creditors' committees, official or unofficial, equity holders' committees or other groups (in addition to boards of directors) to ensure preservation or enhancement of the Company's position as a creditor or equity holder. A member of any such committee or group may owe certain obligations generally to all parties similarly situated that the committee represents. If the representative concludes that its obligations owed to the other parties as a committee or group member conflict with its duties owed to the Company, it may resign from that committee or group, and the Company may not realize the benefits, if any, of participation on the committee or group. In addition, and also as discussed above, if the Company is represented on a committee or group, it may be restricted or prohibited under applicable law from disposing of or increasing its investments in such obligor while it continues to be represented on such committee or group and potentially thereafter. Participation on a creditors' committee and/or such other representation may also subject the Company to additional liability to which it would not otherwise be subject as an ordinary course, third-party investor. The Company may be required to indemnify the representative for claims arising from such board and/or committee representation, which could adversely affect the return on the investments. The Company will attempt to balance the advantages and disadvantages of such representation when deciding whether and how to exercise their rights with respect to such investment, but changes in circumstances could produce adverse consequences in particular situations.

In-kind repayments are possible, and there may be a holding period before liquidation may be pursued.

An Infrastructure Investment may have a contractual return that is not paid entirely in cash, but rather partially in-kind or as an accreting liquidation preference, thus lengthening the time before cash is received, and increasing the Company's risk exposure. While the Advisers will seek to achieve the Company's targeted returns for a given investment, other factors, such as overall economic conditions, the competitive environment and the availability of potential purchasers of the securities, may shorten or lengthen the Company's holding period and some investments may take several additional years from the initial investment date to achieve a realization. In some cases, the Company may be prohibited by contract from selling certain securities for a period of time. If the Company is required to liquidate all or a portion of its portfolio positions quickly, then the Company may realize significantly less than the value at which the Company previously recorded those investments.

The impact of sustainability and ESG considerations on the Company is subject to change.

The application of any sustainability and ESG considerations which may be disclosed in this Registration Statement could result in performance that is better or worse than the performance of a similar fund. There can be no assurance that any sustainability or ESG considerations which may be taken into account by the Company will reflect the sustainability or ESG preferences of any particular investor. The Company's sustainability and ESG considerations may effectively accommodate the requirements of certain investors but not others and may be more or less restrictive than a particular investor might otherwise prefer, and the Advisers do not represent that any sustainability or ESG considerations and policies will conform, adhere or satisfy any particular investor's policies.

Regulators globally have been increasingly focused on the disclosure of the use of sustainability considerations in investment strategies by investment advisers and managed funds. If the Company is unable to implement its sustainability or ESG considerations as disclosed, or if its disclosures regarding sustainability or ESG considerations are perceived as insufficient, the Advisers or the Company may be subject to increased regulatory scrutiny, reputational harm, negative public sentiment, litigation and reduced investor confidence, which could adversely affect the Company's business, reduce the income received by the Company and impact the value of an investor's interest therein. Moreover, in recent years anti-ESG sentiment has also gained momentum across the United States, with several states and the U.S. Congress having proposed or enacted "anti-ESG" policies, legislation or initiatives or issued related legal opinions. Additionally, asset managers have been subject to recent scrutiny related to ESG-focused industry working groups, initiatives and associations, including organizations advancing action to address climate change or climate-related risk.

Further, some conservative groups and state attorneys general have asserted that the U.S. Supreme Court's decision striking down race-based affirmative action in higher education in June 2023 should be analogized to private employment matters and private contract matters. Several new cases alleging discrimination based on similar arguments have been filed since the decision, which has escalated scrutiny of certain practices and initiatives related to diversity, equity, and inclusion ("DEI"). Such anti-ESG and anti-DEI-related policies, legislation, initiatives, litigation, legal opinions, and scrutiny could result in the Advisers facing additional compliance obligations, becoming the subject of investigations or enforcement actions, or sustaining reputational harm, or require certain investors to divest or discourage certain investors from investing in the Company.

The Company may be subject to risks relating to holding equity investments.

The Company may make select equity investments. In addition, in connection with the Company's debt investments, the Company, on occasion, may receive equity interests such as warrants or options as additional consideration. The equity interests the Company receives may not appreciate in value and, in fact, may decline in value. Accordingly, the Company may not be able to realize gains from its equity interests, and any gains that it does realize on the disposition of any equity interests may not be sufficient to offset any other losses it experiences.

Equity and equity-like investments may pose subordination risks, increased liability and longer holding periods.

The Company may invest in equity, structured and/or preferred equity interests, convertible securities, warrants and otherwise in securities that have equity-like features and may otherwise end up owning equity securities as part of making or owning a debt instrument (e.g., in the case of foreclosure). Any equity interest owned by the Company will generally rank junior to all existing and future indebtedness, including commercial mezzanine loans and senior debt. Further, in the event of a bankruptcy, liquidation, reorganization or other winding-up with respect to an issuer in which the Company holds an equity interest, the Company will bear a risk of loss of principal as such interests are not generally secured.

The acquisition of control or the exercise of control over a Borrower can impose additional risks of liability for environmental damage, failure to supervise management, pension plan liabilities, violation of government regulations (including securities laws) or other types of liability. The acquisition of control or the exercise of control and/or significant influence over a Borrower could expose the assets of the Company to claims by such Borrower, its security holders and its creditors.

Moreover, if the Company holds equity positions, the holding period for such investments may increase and may extend the Company's liquidation period. If the Company fails to execute exit strategies successfully prior to its liquidation, the Company may be forced to liquidate such investments on terms less favorable than anticipated and the proceeds from such investments may be materially and adversely affected. Additionally, in order to protect such equity investments, it may be necessary to invest additional funds and the Company may need to dedicate a significant amount of time and attention to the management of such investments. Such equity investments may be in stressed or distressed assets which may impact the Company's return of capital.

To the extent the Company invests in preferred securities, the Company may incur particular risks. For example, preferred securities may include provisions that permit the issuer, at its discretion, to defer distributions for a stated period without any adverse consequences to the issuer. If the Company owns a preferred security that is deferring its distributions, the Company may be required to report income for U.S. federal income tax purposes before the Company receives such distributions. In addition, preferred securities are subordinated to bonds and other debt instruments in a company's capital structure in terms of priority to corporate income and liquidation payments, and therefore are subject to greater credit risk than more senior debt instruments. In many cases, preferred security holders have no voting rights with respect to the issuing company, unless preferred dividends have been in arrears for a specified number of periods, at which time the preferred security holders may elect a number of directors to the issuer's board, which ability often will no longer apply once the arrearages have been paid.

Investments in high yield securities are likely to be particularly risky investments for the Company.

The Company reserves the right to invest in unrated and "below investment grade" loans, securities and obligations of issuers in weak financial condition, experiencing poor operating results, having substantial capital needs or negative net worth, facing special competitive or product obsolescence problems, including companies involved in bankruptcy or other reorganization and liquidation proceedings (also known as "high yield" or "junk" bonds). These loans, securities and obligations are likely to be particularly risky investments although they also can offer the potential for correspondingly high returns. Among the risks inherent in investments in troubled entities is the fact that it frequently may be difficult to obtain information as to the true condition of such issuers. Such investments may also be adversely affected by laws relating to, among other things, fraudulent transfers and other voidable transfers or payments, lender liability and the bankruptcy court's power to disallow, reduce, subordinate or disenfranchise particular claims. Such companies' securities may be considered speculative, and the ability of such companies to pay their debts on schedule could be affected by adverse interest rate movements, changes in the general economic climate, economic factors affecting a particular industry or specific developments within such companies. The level of analytical sophistication, both financial and legal, necessary for successful investment in unrated and below investment grade loans, securities or companies experiencing significant business and financial difficulties is unusually high. There is no assurance that the Advisers will correctly evaluate the value of the assets collateralizing the Company's loans or the prospects for a successful reorganization or similar action. In any enforcement of remedies, restructuring, reorganization or liquidation proceeding relating to a company in which the Company invests, the Company may lose its entire investment, may be required to accept cash or securities with a value less than the Company's original investment and/or may be required to accept payment over an extended period of time. Under such circumstances, the returns generated from the Company's investments may not compensate the Company adequately for the risks assumed.

The Company may be exposed to risks associated with investments in non-U.S. companies.

The Company may invest in non-U.S. securities, which may include securities denominated in USD or in non-U.S. currencies, to the extent permitted by the 1940 Act. Because evidence of ownership of such securities usually is held outside the United States, the Company would be subject to additional risks if it invested in non-U.S. securities, which include possible adverse political and economic developments, seizure or nationalization of foreign deposits and adoption of governmental restrictions, which might adversely affect or restrict the payment of principal and interest on the non-U.S. securities to shareholders located outside the country of the issuer, whether from currency blockage or otherwise. Because non-U.S. securities may be purchased with and payable in foreign currencies, the value of these assets as measured in USD may be affected unfavorably by changes in currency rates and exchange control regulations.

Investing in non-U.S. companies may expose the Company to additional risks not typically associated with investing in U.S. companies. These risks include changes in exchange control regulations, political and social instability, expropriation, imposition of non-U.S. taxes (potentially at confiscatory levels), less liquid markets, less available information than is generally the case in the United States, higher transaction costs, less government supervision of exchanges, brokers and issuers, less developed bankruptcy laws, difficulty in enforcing contractual obligations, lack of uniform accounting and auditing standards and greater price volatility. These risks are likely to be more pronounced for investments in companies located in emerging markets and particularly for middle-market companies in these economies.

Investments in real assets may be subjected to substantial price volatility, which may be heightened as a result of various market and economic conditions.

The Company may invest a portion of its assets in securities, leases and credit instruments associated with real assets, including infrastructure, digital infrastructure, datacenters, railcar, and aviation, shipping assets, other transportation and storage assets, which have historically experienced substantial price volatility. The value of companies engaged in these industries is affected by (i) changes in general economic and market conditions; (ii) changes in environmental, governmental and other regulations; (iii) risks related to local economic conditions, overbuilding and increased competition; (iv) increases in property taxes and operating expenses; (v) changes in zoning laws; (vi) casualty and condemnation losses; (vii) surplus capacity and depletion concerns; (viii) the availability of financing; and (ix) changes in interest rates and leverage. In addition, the availability of attractive financing and refinancing typically plays a critical role in the success of these investments. As a result, such investments are subject to credit risk because borrowers may be delinquent in payment or default. Borrower delinquency and default rates may be significantly higher than estimated. The Advisers' assessment, or a rating agency's assessment, of borrower credit quality may prove to be overly optimistic. The value of securities in these industries may go through cycles of relative under-performance and over-performance in comparison to equity securities markets in general.

Risks Associated with Lending to Infrastructure Projects

The Company's investments will be subject to risks incidental to the status of the underlying infrastructure projects.

The Company's objective is to acquire (with the intention generally to hold), and to earn income from, a diversified portfolio of investments in the debt of companies which directly or indirectly own infrastructure projects. These debt investments (whether senior or subordinated) will necessarily be subject to the risks incidental to the Borrowers' ownership and operation of infrastructure projects, including risks associated with the general economic climate, government policy and economic regulation.

The long lead-time between the inception of an infrastructure project and its completion means that a well-conceived project may, as a result of changes in investor sentiment, the financial markets, economic or other conditions prior to its completion, become an economically unattractive proposition to which to provide debt finance.

In addition, the successful completion of a profitable project is reliant on the performance by counterparties to the Borrower of their obligations. These counterparties include building and other contractors whose services are essential in order to ensure the delivery of the infrastructure asset on time and budget. To the extent these counterparties do not perform their obligations, or costs escalate in connection with the performance of those obligations, the economic viability of the project may be adversely affected. Furthermore, a subcontractor's liability to a project may be subject to limits and it is possible that these limits may be exceeded, with any additional loss or expenses being borne by the project and adversely affecting returns to the Company.

The Company's debt financing of infrastructure construction projects will carry risks associated with construction activities and projects with limited operating history.

The Company may provide debt to finance the construction of an infrastructure project which may not produce income until such construction is completed and the project is operational. The Company and such investments may also be subject to the risks normally associated with such construction activities. Such risks include: (i) the cost and timely completion of construction (including risks beyond the control of the Borrower such as weather, labor conditions, force majeure, changes in law, material shortages and cost overruns); (ii) risk of litigation with contractors, subcontractors, suppliers, guarantors, partners and others involved in the construction of the project; (iii) the financial strength of contractors and the exposure of those contractors to financial risks outside of the project, including the potential for contractors, or their subcontractors, to become insolvent during the construction of the project; and (iv) where more than one contractor is involved in the construction, as is often the case, the inherent interface risk of activities or liabilities not being fully transferred to each of the contractors.

These risks could result in substantial unanticipated delays or expenses and, under certain circumstances, could prevent completion of construction activities, any of which could have an adverse effect on the Borrower and consequently the Company. Delayed completion may also result in reduced revenues or potentially even the loss of associated subsidies, concessions or offtake contracts. If cost overruns arising from project construction are significant, this could reduce the availability of capital for the completion of the project and for the Borrower to satisfy its debt repayment obligations. Projects under construction may receive little or no cash flow until the date of completion of construction and may still experience operating deficits well after the date of completion.

The Advisers may seek to mitigate the Company's exposure to construction risk by investing in projects where some or all of such risks are transferred to the relevant construction contractors under the terms of the construction contract, including to the extent possible a requirement for payment of liquidated damages by the construction contractor and for appropriate financial security and insurance to be provided.

In addition to construction risk, newly-completed projects do not have an operating history. The Advisers' decision to acquire debt in that project will be based upon, in part, projections as to expected operating results. This may subject the Company to the risk that such projects may not achieve their anticipated operating results or may not achieve such results within the anticipated timeframe.

The Company's debt financing of infrastructure projects in the development phase will carry risks associated with project development activities.

The Company may provide debt to infrastructure projects which are still in the development phase, prior to the start of construction. These investments will be subject to the risks normally associated with project development activities. Depending on the stage of development, such risks include risks relating to the availability, expense and timely receipt of zoning, permitting and other regulatory approvals, the cost and timely completion of construction (see above) and the availability of both construction and permanent and/or bridge financing on favorable terms. These risks could result in substantial unanticipated delays or expenses and, under certain circumstances, could prevent completion of development activities once undertaken, any of which could have an adverse effect on the investments if a Borrower's ability to service its loans were affected by any of the foregoing. If cost overruns arising from project developments are significant, the cost overruns may reduce the investment returns from those projects.

The Company's income may be adversely affected by equipment lifecycle costs associated with infrastructure projects.

An infrastructure project will often provide for the replacement or refurbishment of certain items of equipment. The timing of such replacements or refurbishments is a key aspect of the cashflow forecasting assumed by the Company in assessing the ability of the infrastructure project to service its debts. Where such replacements or refurbishments occur earlier than projected or cost more than expected, the free cashflow arising in the project may be reduced, potentially impacting its ability to service its debt. This may adversely affect the income received by the Company and the value of its investments.

The Company's income may be adversely affected by termination of revenue generating arrangements.

Agreements or regulatory arrangements which underpin all or part of a project's revenue (including, without limitation, concession agreements, licenses, offtake agreements or subsidy arrangements) may be terminated in certain circumstances. Shorter-term revenue generating arrangements which expire before the maturity of relevant investments may not be renewed.

In some circumstances, there will be no compensation on termination or the compensation received will be insufficient to repay the acquisition cost of the relevant investment. Equally, non-renewal of expired revenue contracts may leave the project with insufficient funds to fully service and repay its debts. In each case, such an event may adversely affect the ability of the Company to recoup its investments.

Infrastructure investments are subject to operational, maintenance and technical risks.

The infrastructure assets of a Borrower may be subject to operating and technical risks, including the risk of mechanical breakdown, spare parts shortages, failure to perform according to design specifications or design defects, labor strikes, labor disputes, work stoppages and other work interruptions, weather and other unanticipated events which adversely affect operations. There is also a risk that, as a result of these events or as a result of inaccurate forecasting there may be cost overruns in relation to scheduled maintenance expenses or unexpected additional expenses. While the Company generally will seek to ensure that the Borrowers have passed on many of these risks to creditworthy and, if applicable, appropriately bonded and insured third parties where practical, there can be no assurance that any or all such risks can be mitigated or that such third parties, if present, will perform their obligations or that insurance will be available on commercially reasonable terms. An operating failure suffered by a Borrower may lead to loss of a license, concession or contract, or a reduction of performance-based fees. The long-term ability of infrastructure assets to generate cashflows and being able to service their debts is accordingly dependent upon the efficient operation and maintenance of the assets. Inefficient operations and maintenance, or limitations in the skills, experience or resources of operating companies, may reduce returns to the Borrowers and this may have a negative impact on the investments.

Operator expertise may impact the ability of infrastructure Borrowers to repay debt owed to the Company.

Infrastructure projects may be heavily dependent on the operator of the assets, including specific management teams within operator entities and there may be a limited number of operators and management personnel with the expertise necessary to successfully maintain and operate infrastructure projects. The loss of an operator of an infrastructure project or the loss of particular key personnel from an operator entity could significantly impair the financial viability of that project, which could in turn impair the relevant Borrower's ability to repay any debt owed to the Company. The level of liability of an operator following its breach is also unlikely to be sufficient to service and/or repay any debt owed to the Company.

Infrastructure investments can be subject to demand, pricing, usage and throughput risks.

Demand, pricing, usage and throughput risk can affect the performance of certain investments. To the extent that the Advisers' assumptions regarding the demand, pricing, usage and throughput of a Borrower's assets prove incorrect, and this risk is not passed to a creditworthy and, if applicable, appropriately bonded and insured, third party, returns to the Company could be adversely affected.

Borrowers are subject to counterparty risks that could negatively affect their performance.

Borrowers will face counterparty performance risk with a number of different parties under various contracts, including, but not limited to, offtake contracts, operation and maintenance contracts, financing arrangements, interconnection agreements, asset management agreements, construction agreements and equipment supply agreements. If the contract counterparties do not perform their obligations, it could materially impact the performance of the Borrowers and the Borrowers may have to enter into alternative arrangements that may result in increased overall costs to the applicable investments.

The operation and management of the projects will often be performed by an operation and management contractor under contract with the Borrower. The operations of a project may be materially and adversely affected by the performance of such contractor. In the event that an operation and management contractor fails to perform to a required standard, the applicable Borrower may be forced to either replace the operation and management contractor or assume the operation and management responsibilities itself at higher costs or with less effectiveness than expected.

Borrowers equally face credit risk in relation to their project counterparties. Borrowers often enter into warranty and bonding arrangements with project counterparties, such as equipment suppliers, construction, operational and maintenance counterparties. Such warranties and bonds typically cover the non-performance of the counterparty or the relevant equipment under certain conditions and are typically subject to time limits, maximum pay-out clauses and other contractual restrictions. Payments under warranties and bonds will ultimately depend on the relevant counterparty's ability to satisfy its financial obligations.

Government counterparties can present challenges for infrastructure investments.

Some infrastructure assets to which the investments are exposed may rely on a concession or lease from the relevant government and such concession or lease may restrict the operation of the asset. Leases or concessions may also contain clauses more favorable to the government counterparty than would a typical commercial contract (for example, enabling the government to terminate a lease or concession in certain circumstances without paying adequate compensation). If an asset fails to comply with any regulation or contractual obligation, the investment could be subject to monetary penalties, loss of the right to operate affected businesses or both. Furthermore, government permits, licenses, concessions, leases and contracts are generally very complex and may result in a dispute over interpretation or enforceability. In addition to any contractual rights they may enjoy, government counterparties may also have the independent discretion to implement or change laws, regulations or treaties affecting the operations of investments.

Competing energy and infrastructure assets can negatively affect Borrowers' ability to make repayments.

Once an infrastructure asset becomes operational, it may face competition from other equivalent assets, the presence of which will depend in part on government plans and policies. This could impact on such Borrower's revenue and therefore its ability to meet its interest repayments which could, in turn, materially and adversely affect the Company's performance.

There are health and safety risks in respect of infrastructure assets.

Health and safety is a key risk area in the operation and maintenance of many infrastructure assets. Failure to protect the health and safety of workers in, and users of, infrastructure assets, or incidents affecting the health and safety of third parties (such as traffic accidents involving vehicles related to assets) could result in personal injury or similar claims by private parties or even criminal liability. Furthermore, the costs associated with the failure to protect the health and safety of workers in, and users of, infrastructure assets, or incidents affecting the health and safety of third parties could adversely impact the Borrower which could, in turn, have a corresponding effect on the Company's performance.

Infrastructure projects may be negatively impacted by unforeseen events.

Events outside of the control of the Borrower may have a significant adverse impact on relevant infrastructure projects and the Borrower's business.

The use of the infrastructure assets may be interrupted or otherwise affected by a variety of events outside the Borrower's control, including serious weather events, natural disasters (such as fire, floods, earthquakes and typhoons), man-made disasters (including contaminations, damages caused to key sites or infrastructure, terrorism or defective design and construction), war, fuel prices, environmental legislation or regulation, changes in law, general economic conditions, labor disputes, outbreaks of an infectious disease, pandemics or any other serious public health concern, major plant breakdowns, pipeline or electricity line ruptures, failure of technology, accidents, demographic changes, government macroeconomic policies, toll rates, social instability and competition from other forms of infrastructure and other unforeseen circumstances and incidents.

These risks could, among other effects, adversely impact the cash flows available from a Borrower, cause personal injury or loss of life, damage property, reduce overall public confidence in an infrastructure asset or instigate disruption of service. In addition, the cost to a Borrower of repairing or replacing damaged assets resulting from such force majeure event could be considerable. Force majeure events that are incapable of or are too costly to cure might have a permanent adverse effect on the underlying project. A Borrower may not be able to source adequate insurance to cover such risks and there can be no assurance that any insurance cover would be sufficient to cover any potential loss in revenue or damage to key assets. This could therefore adversely impact the Borrower's ability to make payments on its debt and thus negatively impact the value of Shares.

Certain force majeure events (such as war or an outbreak of an infectious disease) could have a broader negative impact on the world economy and international business activity generally, or in any of the jurisdictions where the Company holds investments. Additionally, a major governmental intervention into industry, including the nationalization of an industry or the assertion of control over one or more assets or its assets, could result in a loss to the Company, including if its investment is canceled, unwound or acquired (which could be without what the Company considers to be adequate compensation). Any of the foregoing could therefore adversely affect the performance of the Company and its investments.

Infrastructure projects may be subject to regulatory risks.

Many infrastructure projects are subject to substantial regulation and continuing involvement by, or an ongoing commitment to, a municipal, state or national government, quasi-government, industry, self-regulatory or other relevant regulatory authority, body or agency, including, but not limited to, the Environmental Protection Agency and the Federal Energy Regulatory Commission. There can be no assurance that (i) existing regulations applicable to the projects will not be revised or reinterpreted; (ii) new laws and regulations will not be adopted or become applicable to the projects; (iii) the technology, equipment, processes and procedures selected by Borrowers to comply with current and future regulatory requirements will meet such requirements; (iv) such projects' business and financial conditions will not be materially and adversely affected by such future changes in, or reinterpretation of, laws and regulations (including the possible loss of exemptions from laws and regulations) or any failure to comply with such current and future laws and regulations; or (v) regulatory agencies or other third parties will not bring enforcement actions in which they disagree with regulatory decisions made by other regulatory agencies. In addition, in many instances, the operation or acquisition of the projects may involve an ongoing commitment to or from a government agency. The nature of these obligations exposes Borrowers, and indirectly the Company, to a higher level of regulatory control than is typically imposed on other businesses.

In addition, project operations may rely on governmental licenses, concessions, leases or contracts. Allowed regulatory rates of return may differ from market-set returns and may be lower than expectations, adversely impacting investments. Regulated Borrowers in particular must operate in accordance with the conditions of a governmental license. Such licenses sometimes contain mechanisms to allow for modifications to be made to the license by government agencies with the consent of the relevant Borrower, or in very limited circumstances, without the consent of the relevant Borrower. Any modification to the conditions of a relevant license could have a material adverse impact on the business, financial condition or operational performance of the relevant Borrower which could in turn have a material adverse impact on investments.

If any Borrower fails to comply with the regulations, license or contractual obligations to which it is subject, it could be subject to monetary penalties or it may lose its right to own or operate the underlying infrastructure assets, or both. Where such Borrower's ability to operate an infrastructure asset is subject to a license, concession or lease from the government, that license, concession or lease may restrict its ability to operate the asset in a way that maximizes cash flows and profitability. As discussed above, the license, concession or lease may also contain clauses more favorable to the government counterparty than a typical commercial contract. For instance, the license, concession or lease may enable the government to terminate the license, concession or lease in certain circumstances (such as default by the Borrower) without requiring it to pay adequate compensation. The termination, non-renewal or transfer of a license, concession or lease could have a material adverse impact on the relevant Borrower and consequently on investments.

Regulators could be influenced by political considerations and could make decisions that adversely affect a Borrower's business. Certain types of infrastructure assets are very much in the "public eye" and politically sensitive, and as a result the Borrower's activities (and accordingly the Company's) could attract an undesirable level of publicity. Additionally, pressure groups and lobbyists could induce regulatory action to the Company's detriment. There can be no assurance that the relevant government will not legislate, impose regulations, or change applicable laws, or act contrary to the law in a way that would materially and adversely affect the business of the infrastructure project. The profitability of certain types of assets might be materially dependent on government subsidies being maintained (for example, government programs encouraging the development of certain technologies such as solar and wind power generation). Reductions or eliminations of such subsidies would likely have a material adverse impact on the profitability of the investments.

In addition, government counterparties also may have the discretion to change or increase regulation of the operations of the Borrower's assets or to implement laws, regulations or policies affecting their operations, separate from any contractual rights that the government counterparties may have. The profitability of renewable energy projects in particular may be dependent on applicable regulatory frameworks and policies. The profitability of investments made by the Company in relation to renewable energy projects may be in part dependent on the continuation of a favorable regulatory climate with respect to the ongoing operations and the future growth and development of renewable energy production.

Finally, the Company may wish to invest in certain infrastructure projects and utilities which are to operate in new regulatory environments, with no precedent or previous practice to indicate how such regimes will work in practice. As such, it would not be possible to predict how such regulatory regimes may be operated by the relevant regulators.

Accordingly, governments have considerable discretion in implementing regulations and policies that could impact the infrastructure assets to which the Company is exposed and may be influenced by political considerations and make decisions that adversely affect these infrastructure assets, their operation and, ultimately, the Company's performance.

Infrastructure projects are subject to interest rate and inflation rate risks.

In addition to infrastructure projects being exposed to adverse interest rate movements on their debt, the regulatory regimes governing some regulated infrastructure assets may use prevailing market interest and inflation rates in determining the allowed revenue that can be generated from these assets. As a result, unless effectively hedged, revenue may fluctuate with interest rate and inflation rate movements. Furthermore, a substantial portion of the investments may bear interest at per annum rates equal to the applicable interbank lending rate, adjusted periodically, plus a spread. The manner of administration of benchmarks may change, with the result that they may perform differently than in the past, or benchmarks could be eliminated entirely, or there could be other consequences which cannot be predicted. Any such change or actions could adversely affect the returns from an investment.

Leverage in infrastructure projects increases their exposure to adverse economic factors.

Infrastructure projects are generally highly leveraged. This increases the exposure of such projects to adverse economic factors such as rising interest rates, changes in regulation, reduced operational performance and downturns in the economy and may impair such project's ability to finance future operations and capital needs. Additionally, restrictive financial covenants may limit such a Borrower's flexibility to respond to changing business and economic conditions. This may result in a Borrower being unable to generate sufficient cash flow to meet principal and/or interest payments on the investments which, in turn, may affect the performance of the Company.

Infrastructure projects are exposed to legal disputes.

Infrastructure projects are usually governed by a complex series of legal documents and contracts. As a result, the risk of a dispute over the interpretation and enforceability of legal documents or contracts may be higher than for other Borrowers. In addition, infrastructure projects often involve a significant impact on local communities and the surrounding environment.

It is not uncommon for infrastructure assets to be exposed to a variety of legal claims including, but not limited to, environmental claims, legal action arising out of acquisitions or dispositions, workers' compensation claims, third party losses related to disruption of the provision of infrastructure services by an infrastructure provider and legal action from special interest groups seeking to impede particular infrastructure projects to which they are opposed. For example, interest groups may use the legal processes to seek to impede particular projects to which they are opposed. If a Borrower becomes involved in material or protracted litigation, the litigation expenses and the liability threatened or imposed could have a material adverse effect on the Borrower and accordingly on the Company.

Infrastructure projects are subject to political and public risks of privatization and nationalization.

Privatization of public infrastructure assets and development of infrastructure assets traditionally owned by the public sector are subject to a variety of political and public opinion pressures that could adversely affect the Company's exposure to a particular infrastructure project. The success of infrastructure projects is highly dependent on the political environment and the willingness of state and local governments to support and encourage initiatives such as public-private partnerships through enabling legislation. There can be no guarantee that Borrowers will enjoy political support of privatization efforts in the future. For instance, there is a risk that negative public opinion generated by the privatization of infrastructure assets may put pressure on the government to restrict these transactions. In certain cases, development of infrastructure projects may require the exercise of politically sensitive governmental action, such as eminent domain (compulsory purchase), in order to acquire privately owned land, or rights to use such land through easements, which can cause long delays or even an inability to complete projects due to legal challenges or negative public publicity.

As some infrastructure assets have a high public profile and serve a material public good, the risk of nationalization or expropriation of such assets may be higher than for other asset classes. If all or a material part of a project is subject to nationalization or expropriation, it is possible that compensation (if any) paid by nationalizing or expropriating states will be insufficient to repay the acquisition cost of the relevant investment, which could result in loss of principal and/or interest income for the Company.

Infrastructure projects are subject to the risk of inaccurate estimates.

Estimates or projections/forecasts of natural resources reserves (e.g., hydrocarbon reserves or mineral reserves), factors such as solar energy intensity, wind resource and water flow, market or consumer demand and conditions, construction costs and supply availability and market prices made by qualified consultants or engineers are often key factors in establishing debt capacities and valuations in respect of a range of infrastructure projects. The process of making these estimates is complex, often requiring significant market and technical assumptions by the relevant consultants who may take account of a wide range of factors and data sets. These estimates are subject to wide variances based on changes in numerous market and technical assumptions. Their accuracy is a function of, among other things, the quality of available data and the experience and expertise of the relevant consultants. Failure by relevant consultants to achieve a sufficient level of accuracy in respect of key estimates, projections or forecasts may result in projects generating lower revenues than anticipated which could adversely affect the financial returns of the Company.

New technology could have disruptive impact on infrastructure projects.

A change could occur in the way a service or product is delivered, rendering existing technology obsolete. Any technology change that occurs over the medium term could threaten the profitability of an investment in a project relying solely on that technology. In addition, historically, technology changes in the infrastructure sector have resulted in gradual incremental improvements with no disruptive technology impacts. However, new technologies may be developed in the future which do have disruptive impacts on existing infrastructure projects. In the event that a disruptive technology in the infrastructure sector is successfully developed and implemented, the investments might be adversely affected. While the investments may benefit from such technologies, there can be no assurance that technology innovation will not favor infrastructure projects or assets of a type not held by the Company, which would place the Company at a competitive disadvantage and drive down the value of its assets.

Infrastructure projects are subject to commodity price risks.

Borrowers may be subject to commodity price risk, including, without limitation, the price of electricity, fuel or other inputs necessary to operate an infrastructure project. The operation and cash flows of any infrastructure project may depend, in some cases to a significant extent, upon prevailing or improving market prices for energy commodities (such as oil, gas, coal, electricity and other commoditized fuel sources). Commodity prices have been, and are likely to continue to be, volatile and subject to wide fluctuations in response to any of the following factors: (i) changes in the supply of and demand for oil, gas, coal and other fuel sources; (ii) market uncertainty; (iii) political conditions in international commodity producing regions; (iv) the extent of domestic production and importation of oil, gas, coal and other fuel sources in certain relevant markets; (v) the level of consumer and industrial demand; (vi) the price of steel and the outlook for steel production; (vii) weather conditions; (viii) the competitive position of certain other fuel sources as compared with other fuel sources; (ix) the industry-wide refining or processing capacity for oil, gas, coal or other fuel sources; (x) the effect of foreign federal, state and local regulations on the production transportation and sale of commodities; and (xi) the amount and character of excess electric generating capacity in a market area.

Insurance against certain catastrophic losses may not be available to Borrowers.

Borrowers may be required to maintain liability, fire, flood, extended coverage and rental loss insurance with insured limits and policy specifications that the Advisers believe are appropriate.

A Borrower may not be able to source adequate insurance to cover all relevant risks and there can be no assurance that any insurance cover would be sufficient to cover all potential loss in revenue or damage to key assets. Insufficient insurance coverage could impact on the Borrower's ability to make payments on its debt and thus negatively impact on the Company's interests.

Further, certain losses of a catastrophic nature, such as wars, natural disasters, terrorist attacks or other similar events, may be either uninsurable or insurable at such high rates that to maintain such coverage would cause an adverse impact on the Borrower. In general, losses related to terrorism are becoming harder and more expensive to insure against. Many insurers are excluding terrorism coverage from their all-risk policies. In some cases, the insurers are offering significantly limited coverage against terrorist acts for additional premiums, which can greatly increase the total costs of casualty insurance for a Borrower. As a result, not all Borrowers may be insured against terrorism. If a major uninsured loss occurs, the Borrower and accordingly the Company could be adversely impacted.

There is a risk of terrorism in respect of infrastructure assets.

Terrorist attacks of unprecedented scope in recent years have caused instability in the world financial markets and may generate global economic instability. The continued threat of terrorism and the impact of military or other action have led to and may in future lead to increased volatility in prices for electricity, ethanol/biodiesel, coal, oil and gas and could affect a Borrower's financial results. In addition, infrastructure assets may be strategic assets that have a national or regional profile and may have monopolistic characteristics. The nature of these assets could expose them to a greater risk of being the subject of a terrorist attack than other assets or businesses and as described above, a Borrower may not be able to insure itself against such risk.

There is no guarantee of correlation to other asset classes.

Infrastructure investments have historically displayed relatively low levels of correlation to asset classes such as equity markets, though this correlation may have been affected by the prevailing market conditions of recent years. There is no guarantee that the correlation will return to the low levels experienced in the past, nor that any level of correlation will necessarily offer a benefit to investors.

Infrastructure Investments can be highly illiquid.

The ability for the Company to vary its investments in response to changes in economic conditions will be limited due to the illiquidity of investments in infrastructure generally. While the Advisers will consider the maturity date when making an investment, it is possible that the Company will not be able to realize an investment until after its stated maturity date. In addition, should the Company be terminated, it may be left with a considerable number of investments which are yet to mature. Investments may require a substantial length of time to be liquidated and may be capable of being sold only at a discount relative investments that are more liquid. There can be no assurances as to the timing and amount of distributions from the Company during the liquidation period.

Borrowers may be holding companies or financing special purpose vehicles.

The Borrower may be a special purpose financing entity with no business operations other than raising external funding for the Borrower's group through the issuance of investments and other debt finance.

Alternatively, the Borrower may be a holding company with no material, direct business operations and no source of generating income directly. The principal assets of the Borrower may be the equity interests it directly or indirectly holds in its operating subsidiaries. As a result, the Borrower may be dependent on loans, interest, dividends and other payments from its subsidiaries to generate the funds necessary to meet its financial obligations.

In case of a holding company financing, the relevant operating company may be subject to certain restrictions in paying dividends to the Borrower as part of its covenant-based ring-fencing and/or regulatory ring-fencing. In addition, if share security in relation to the relevant operating company is enforced following a default, the Borrower may no longer be an indirect shareholder of the operating company and therefore have no assets and no source of repayment of its borrowings.

Infrastructure projects are subject to supply chain risks.

Infrastructure projects often involve complex, multi-tiered supply chains that may make it difficult to detect any harmful practices that may be persisting, such as labor rights abuses or environmental impacts. Any allegations of, or findings of material issues in relation to, such harmful practices may result in a material adverse effect on a company's business, financial status and results of operations and limit the success of the Company's investment.

Infrastructure projects may be negatively impacted by public ways and easements.

Certain underlying infrastructure assets may need to use public ways or may operate under easements. Under the terms of agreements governing the use of public ways or easements, government authorities may retain the right to restrict the use of such public ways or easements or to require investments to remove, modify, replace or relocate their facilities at an investment's expense. If a government authority exercises these rights, an investment could incur significant costs and its ability to provide service to its customers could be disrupted, which could adversely impact the performance of the relevant investment and its ability to service its debt and other liabilities.

Infrastructure projects may be subject to land title risks.

Certain underlying infrastructure assets may require large areas of land to install and operate their equipment, facilities and/or associated infrastructure. The rights to use the necessary land may be obtained through freehold title, easements, leases, and other rights of use. Different jurisdictions adopt different systems of land title, and in some jurisdictions it may not be possible to ascertain definitively who has the legal right to enter into land tenure arrangements with investments. In addition, the grantor's fee interests in the land which is the subject of such easements and leases are or may become subject to mortgages securing loans, other liens (such as tax liens), and other lease rights of third parties (such as leases of oil, gas, coal or other mineral rights). As a result, rights under such leases or easements are or may be subject and subordinate to the rights of third parties. It is also possible that a default by the grantor under any mortgage could result in a foreclosure on the grantor's interest in the property and thereby terminate the investment's right to the leases and easements required to operate such investment. Similarly, it is possible that a government authority, as the holder of a tax lien, could foreclose upon a parcel and take possession of the portion of the investment located on such parcel. The rights of a third party pursuant to a superior lease (such as leases of mineral, water, wind or other rights) could also result in damage to or disturbance of the physical assets of an investment or require relocation of investment assets. The locations of the infrastructure assets may also be subject to government exercise of eminent domain power or similar events. The expiration of a landowner lease and the failure to obtain an extension will adversely affect the underlying Infrastructure Investment on such property. If any investments were to suffer the loss of all or a portion of their underlying real estate interests or equipment as a result of a foreclosure by a mortgagee or other lienholder of a land parcel, or damage arising from the conduct of superior leaseholders, such investment's operations and revenues may be adversely affected.

Infrastructure projects may be subject to real estate risks.

Some Infrastructure Investments may be subject to the risks inherent in the ownership and operation of assets or businesses that derive a substantial amount of their value from real estate and real estate-related interests. These types of underlying interests are typically illiquid. Deterioration of real estate fundamentals have the potential to negatively impact the performance of such investments. Such changes in fundamentals could involve fluctuations as a result of general and local economic conditions, overbuilding and increased competition, increases in property taxes and operating expenses, changes in environmental and zoning laws, casualty or condemnation losses, environmental liability, regulatory limitations on rents, changes in neighborhood values, changes in the appeal of properties to tenants, the availability of mortgage funds which may render the sale or refinancing of properties difficult or impracticable, natural disasters, increase in interest rates, and other factors that are beyond the control of a portfolio business or the Advisers.

Additionally, a portfolio business may acquire assets in jurisdictions where indigenous rights (e.g., with respect to tribes or other dispossessed people/communities) to land exist. While the Company would generally seek to conduct due diligence to determine the extent to which it or the underlying Infrastructure Investment may be affected by such rights, it may not be possible to mitigate against or remove a risk associated with indigenous claims. Additionally, any declaration of title in respect of government protected land on which infrastructure assets are located may negatively affect the operation of those businesses.

Investments may be subject to environmental liabilities.

Ordinary operation or the occurrence of an accident with respect to an infrastructure asset could cause major environmental damage, which could result in significant financial distress to the relevant investment, if not covered by insurance, which could occur as a result of such asset not carrying adequate insurance coverage or, in some cases, as a result of the relevant environmental damage not being fully insurable. In addition, persons who arrange for the disposal or treatment of hazardous materials could also be liable for the costs of removal or remediation of these materials at the disposal or treatment facility, whether or not that facility is or ever was owned or operated by those persons.

Certain environmental laws and regulations may require that a Borrower, in its capacity as an owner or operator of an asset, address prior environmental contamination, which could involve substantial cost. Such laws and regulations often impose liability without regard to whether the owner or operator knew of, or was responsible for, the release or presence of environmental contamination. The Company could therefore be exposed to substantial risk of loss from environmental claims arising in respect of its investments. Furthermore, changes in environmental laws or regulations or the environmental condition of an asset could create liabilities that did not exist at the time of making the investment and that could not have been foreseen. Community and environmental groups could protest about the development or operation of assets, which might induce government action to the detriment of the Company's investment. New and more stringent environmental or health and safety laws, regulations and permit requirements, or stricter interpretations of current laws, regulations or requirements, could impose substantial additional costs on a Borrower, or could otherwise place the project at a competitive disadvantage compared to alternative forms of infrastructure, and failure to comply with any such requirements could have an adverse effect on the Company's investment. Some of the most onerous environmental requirements regulate air emissions of pollutants and greenhouse gases; these requirements particularly affect companies in the power and energy industries.

Accordingly, any liability of a Borrower resulting from non-compliance or other claims relating to environmental matters could have a material adverse effect on the value of the Company's investments. Regulated utilities face changing expectations from consumers, regulators and environmental agencies, and fines or penalties for failure to meet these expectations, which could reduce profitability of investments.

Investments may be negatively impacted by physical risks associated with climate change.

Investments may be affected by the physical risks associated with climate change. These risks include the increased occurrence of extreme weather events, such as hurricanes, floods and forest fires, as well as longer term phenomena such as global sea level rise. Such occurrences have the potential to adversely impact the return of investments. The future impact of climate change and associated risks are uncertain, and the Advisers have limited ability to predict how they will affect the Company or its investments.

Risks Associated with Lending to Renewable Energy Projects

The future of the renewable energy market is uncertain.

The market for renewable energy products is rapidly evolving, and its future success is uncertain. In addition, demand for renewable energy products in the markets and geographic regions the Company targets may not develop or may develop more slowly than anticipated. Many factors will influence the widespread adoption of renewable energy technology and demand for renewable energy products, including the cost effectiveness, performance and reliability of renewable energy technology, power prices, competing and complementary technologies and availability of government subsidies and incentives.

Projects pursuing energy generation from renewable resources are subject to various resource specific risks.

Some of the companies or projects in which the Company may invest may have as their principal activity the production of electricity from renewable sources, including in the solar photovoltaic and wind sectors, and also in other renewable energy sectors including biomass, biogas, geothermal, hydropower, landfill gas, sewage treatment plant gas, solar thermal, tidal wave sectors and waste to energy, each of which are potentially affected by different resource specific risks, including climatic conditions and/or supply risks. Specific examples of such risks are set out below.

Solar and wind power generation is highly dependent upon climatic conditions. Solar energy can only be effectively harvested during daylight hours and irradiation levels are affected by cloud cover, seasonality and atmospheric pollution levels. Wind strength and direction can be highly variable over the short term, and wind power in general will always be an intermittent form of electricity generation. In both cases, investment decisions are typically taken on long-term average statistical forecasts prepared by independent consultants. Due to, among other factors, meteorological, geographical, or climatic reasons, these may not prove correct in practice or over any given period. In addition, few legal systems offer rights to radiation or wind to mitigate how nearby projects can affect the access to wind or radiation. However, even if rights are granted, it does not guarantee climatic conditions. As a result, no assurances can be given as to the accuracy of such reports or the preservation of the immediate environs for an investment and, accordingly, assumed output levels cannot be guaranteed.

Biomass plants require a feedstock of organic matter in order to produce electrical output. The availability of feedstock may be affected by supply constraints, for example competition with food and animal feed producers and transportation logistics and costs. Further, long-term contractual arrangements with local suppliers may be hard to obtain and may be subject to a range of typical supply risks, including counterparty default, force majeure and market price exposures. In many cases, the quality of the feedstock (for example, moisture content) will be material to performance and/or eligibility for renewable incentives and losses associated with non-compliant feedstock may not be fully compensated under supply arrangements. Movements in the commodity prices on the supply side, if unhedged, may reduce or eliminate generation profit margins where power prices are fixed or otherwise not correlated to feedstock pricing.

Landfill gas facilities operate on gas produced by decomposition of waste at landfill sites. The volumes and reliability of such gas supplies may be affected by a variety of factors such as the composition of waste at a landfill site, including waste added over time, and the size, depth, age, moisture content, exposure to air and compaction of that waste and whether a landfill is "open" or "closed" and the condition of the collection system used to capture the gas. Investment decisions are typically made based on forecast gas curves prepared by independent consultants, but these may not prove correct in practice or over any given period. No assurances can be given as to the accuracy of such reports and assumed output levels cannot be guaranteed.

Geothermal heat generally can be available at all times, irrespective of season, weather or climatic conditions. Revenues in respect of geothermal facilities may, however, be significantly affected by geological events and temperature gradients. The yield can therefore be estimated but variations in flowrates and temperature will affect the production capacity.

Certain Borrowers which are involved with renewable energy may be particularly sensitive to weather and climate conditions, which may impact the Borrower's ability to meet principal and/or interest and/or lease payments on investments which in turn may adversely affect the performance of the Company. For example, companies specializing in hydroelectric power may be subject to variations in precipitation and the flow of the watersheds upon which their power plants are situated. An extended drought in a region where such a portfolio company operates could reduce the operating effectiveness of the portfolio company and its assets. Likewise, companies focused on wind and solar energy also are subject to variations in weather patterns and climate change.

Renewable energy projects are highly dependent on domestic and international policies in support of renewable energy.

The current development and profitability of renewable energy investments are highly dependent on the existence of regulatory frameworks and policies in support of such development. The profitability of any renewable energy investments made by the Company will be in part dependent on the continuation of a favorable regulatory climate with respect to the ongoing operations and the future growth and development of renewable energy production.

As a result, there is a risk that the basis of regulatory support for a renewable project may change. In many jurisdictions, existing regulatory frameworks contain assurances as to the maintenance of existing benefits for assets which have reached a certain stage of development (grandfathering), so that any changes would apply only to new projects. Such assurances may have only qualified legal effect (as a subsequent law will generally repeal such assurances) but administrative law principles may give rise to rights to compensation which, in established markets, make it likely, though not guaranteed, that governments will in practice comply with any legislative grandfathering assurances. Even where legislative assurances are not given, many governments have complied with these principles in practice. Nevertheless, adverse regulatory change remains a material risk factor for investments in the sector, particularly for investments in early development opportunities which are unlikely to be protected by grandfathering until they are further advanced.

In addition, to benefit from regulated tariffs, renewable generators may be obliged to contract on standard terms with counterparties determined by the locality of the generation facility (such as the local distribution company). This may expose the projects to a credit risk which they are unable to control or mitigate (as could be achieved with credit support in a freely contracted market), and eligibility for such contracts may be subject to approval by local, state, provincial or national utilities commissions or other regulatory authorities.

Renewable energy projects are subject to risks related to public opposition.

There are certain persons, associations and groups that oppose renewable energy investments, using arguments such as degradation of the landscape, noise pollution, disruption to ecology, general environmental damage and protection of established non-renewable energy industries. These factors become more sensitive as the deployment of renewable energy investments increases.

Although the development of renewable energy investments generally requires an environmental impact study and public hearing prior to grant of the corresponding governmental permits, a company cannot guarantee that a given renewable energy facility will be accepted. Furthermore, where renewable energy facilities are near residential areas, the opposition of the local population may result in adoption of restrictive regulations or measures regarding the facilities after they become operational.

If a part of the population or any company opposes construction of a renewable energy investment or brings legal action, it could make it more difficult to obtain the corresponding governmental permits. In addition, legal actions could stop construction, which could prevent commissioning of the project within the contemplated term or the meeting of the Company's investment objectives.

As a result, public opposition, an increase in challenges to the issue of governmental permits or unfavorable outcomes from such challenges could have a material adverse effect on a company's business, financial status and results of operations and limit the success of the Company's investment.

Power generators may be dependent on the requirements of the grid connection interface.

Power generators will often be required to comply with the codes and standards of their grid operators, who may require generators to curtail or cease generation in order to balance the overall demand and supply of electricity within grid systems.

Renewable energy projects are subject to the risk of government interference.

Owing to the location of certain renewable projects such as offshore wind farms, government entities may have overarching powers to curtail or cease generation in the interests of national security or prevention of ecological damage. Any such exercise typically leaves the project with the risk of a loss of revenue upon such curtailment.

Renewable energy markets are exposed to risks associated with nascent technology.

Although the market for some forms of renewable energy is by now well developed, other markets are less so, and almost all forms of renewable energy see the continuous research and development of new technology. Projects may incorporate technology that has not been utilized on a large scale before, which carries the operational risk of this new technology not working as intended. This risk will be mitigated by certification processes and lenders' technical advisers' review.

Similarly, the manufacturing market for many of these technologies is comparatively small, with only a limited number of international entities having the knowledge and expertise to be able to participate in the construction, operation and maintenance of renewable energy technology. Some projects may therefore be reliant on the expertise of a small pool of companies for the ongoing operation of their renewable portfolios. This also leads to a certain amount of political risk based on the jurisdiction of such companies, in addition to the risk of a major counterparty becoming insolvent in future.

Renewable energy generation and storage projects have an uncertain future due to various risks.

The Company reserves the right to make Infrastructure Investments in renewable energy and storage projects. The market for renewable energy is rapidly evolving, and its future success is difficult to predict. If renewable energy technology proves unsuitable for widespread commercial deployment or if political support for renewable energy deployment fails to develop sufficiently (including as a result of changes in market conditions, such as a decrease in the cost of energy from fossil fuels, including due to protectionist intervention by government actors), or there are changes in current U.S. federal, state or local subsidies and/or tax policy, the Company's investments in renewable energy and storage projects generally could be adversely affected. Because the renewable energy and storage industries are still emerging, investments tend to be more volatile and are more uncertain.

Investments in renewable energy, storage, and related businesses and/or assets currently have historically enjoyed support from national, state and local governments and regulatory agencies designed to finance or support the financing and development thereof. Examples of such support at the federal level in the United States include federal investment tax credits and federal production tax credits, and grants from the U.S. Department of the Treasury. At the U.S. state level, currently there are a broad range of energy policies and programs relevant to renewable energy and storage resources. Some of the U.S. states or other jurisdictions have adopted Renewable Portfolio Standards ("RPS") or similar requirements that support the sale of electricity generated from renewable energy and/or storage resources. Under such programs, electric utility suppliers may satisfy their RPS requirements by purchasing renewable energy or renewable energy credits, or the like, from producers of electricity generated from renewable sources. Similar support, initiatives and arrangements exist in non-U.S. jurisdictions as well, in particular the EU. Non-U.S. jurisdictions may have more variable views on policies regarding renewable energy (and for example may be more willing or likely to abandon initiatives regarding renewable energy and storage in favor of more carbon-intensive forms of traditional energy generation).

The combined effect of these programs has been to subsidize, in part, the development, ownership and operation of renewable energy and/or storage projects, particularly in markets where the comparatively low cost of fossil fuels may otherwise make the cost of producing energy from renewable sources uneconomic. The operation and financial performance of any renewable energy and/or storage investment may be significantly dependent on governmental policies and regulatory frameworks that support renewable energy and storage resources. There can be no assurance that government support for renewable energy and storage will continue, that favorable legislation will pass, or that the electricity produced by the renewable energy or storage investments will continue to qualify for support through RPS or other governmental programs. The elimination of, or reduction in, government policies that support renewable energy and storage (such as those proposed and enacted thus far during the early part of the current U.S. presidential administration) could have a material adverse effect on a renewable energy portfolio company's financial condition or results of operation, potentially impacting its ability to service its debt to the Company. Any reduction in or elimination of these programs could have an adverse effect on the development of renewable energy and storage resources. To the extent any tax credits, other favorable tax treatment or other forms of support for renewable energy or storage are changed, the Company's renewable energy investments may be negatively impacted.

Regardless of the favorability of the regulatory environment, and potential changes thereto, in a given jurisdiction, renewable energy and/or storage projects are subject to risks that could adversely impact the project. At the development phase, renewable energy and/or storage projects are subject to risks related to project siting, financing, construction, permitting, the environment, governmental approvals and the negotiation of project development agreements. Such projects are also subject to the risk that both the supply and demand fundamentals in the market could change before project completion, including the risk that a state or other governmental authority could seek to procure additional or alternative generation resources.

Renewable energy and storage projects that become operational, or that are already operating when the Company makes an investment in such projects, are subject to various additional risks. Renewable energy and storage resources can be materially and adversely affected by weather conditions, including the impact of severe weather, which can directly influence the demand for, and price of, fuel and other energy sources, alter a renewable energy resource's output and/or a storage resource's capacity and damage a renewable energy and/or storage resource or associated equipment. Operation and maintenance of renewable energy and/or storage projects involves significant risks, in addition to weather, that could result in reduced output or capacity of a facility, personal injury, or loss of life. Such risks include fires and explosions (including those caused by a renewable energy or storage resource), equipment failure, technical performance below expected levels, operator or contractor error or failure to perform, design or manufacturing defects, failure to comply with permits, force majeure, and other catastrophic events. In addition, renewable energy and storage resources are dependent on interconnection and transmission facilities, typically owned and operated by third parties, to deliver energy. If such interconnection and transmission facilities become partially or fully unavailable, which can happen as a result of numerous factors, it could negatively impact renewable energy and/or storage resources dependent thereon.

Any of the various risks associated with renewable energy and storage resources could result in both regulatory risk and contract risk by, for example, adversely impacting such resources' ability to satisfy regulatory and/or contractual obligations to satisfy certain performance criteria. Further, independent of the above risks, renewable energy and storage resources are generally subject to competition in the market. At any time, a renewable energy or storage resource's ability to compete in the market could be adversely impacted by changes in supply and demand, technological change, and other variables beyond the Company's control.

Risks Associated with Lending to Utilities

Regulated utilities are subject to increasing market competition.

Regulators in the utility sector have sought and continue to seek to introduce increased competition into the market for the provision of regulated utility services (including the separation of wholesale and retail businesses). The introduction of increased competition could lead to a reduction in the revenue of the relevant utility Borrower which could have a material adverse impact on the Borrower's business, operational performance, profitability or financial condition and thus the Company's investments.

Regulated utilities are subject to regulators' variable assessments and price controls.

The turnover, profitability and cashflow of many regulated utilities are substantially influenced by the service levels, regulatory targets and price limits established by the relevant regulator, and such regulator's assessment of delivery against those factors.

Inadequate allowed cost of capital or regulatory assumptions concerning operating expenses and required capital expenditure as well as turnover forecasts proving not to be sufficiently accurate, unforeseen financial obligations or costs (for example, as a result of ensuring regulatory compliance or changes to legislation or regulatory requirements) which are not taken into account by the relevant regulator in setting price limits and are consequently not compensated for, could materially adversely affect the financial performance and profitability of such utilities.

The profitability of regulated utilities may be negatively affected by non-recovery of consumer debt.

Non-recovery of consumer debt is a risk to many regulated utility businesses and may cause such utility's profitability to suffer. The risk is often exacerbated as a result of regulatory regimes which may limit the sanctions or other options available to such regulated utility in reducing its bad debts. The relevant regulator may make allowances in the price limits for a proportion of debt deemed to be irrecoverable, however, the utility Borrower may not be able to recover all bad debts through this mechanism (or such recovery may be subject to a time delay). The Borrower may therefore suffer losses from its inability to recover its debts fully, which could adversely affect the Borrower's business, operational performance, profitability or financial condition which could in turn impact on the Company's investments.

Regulated utilities are subject to risks from their capital expenditure programs.

The business of utility companies requires significant capital expenditure by a Borrower. The price limits set by the relevant regulator as part of price controls will take into account such regulator's view of the level of capital expenditure expected to be incurred and the associated funding costs and operating costs (on an efficient basis). If a Borrower is unable to deliver its capital investment program at expected expenditure levels, or is unable to secure the expected level of efficiency savings on its capital investment program, or the program falls behind schedule or contains incorrect assumptions by the Borrower as to the capital investment required, the Borrower's available cashflow might suffer because of a need for increased capital expenditure. A regulator of such a Borrower may take such failings into account which could lead to a Borrower being unable to recover its costs or reduction in its revenue due to the Borrower's failure to meet targets (for example in relation to environmental compliance and output).

Regulators have also introduced incentive mechanisms for capital expenditure allowing regulated utilities to recover their actual capital expenditure for specific outputs, plus or minus revenue rewards or penalties that depend on how closely their expenditure forecasts compare to the regulator's expectations and the regulated utility's actual expenditure. Any penalty deducted from the allowed capital expenditure may have a material adverse effect on the regulated utility's cashflow and thus on the Company's investments.

Regulated utilities may be subject to security restrictions.

In certain jurisdictions, a regulated utility's ability to grant security over its assets and the enforcement of such security may be restricted through statute and/or the regulatory regime applicable to such Borrower. In these circumstances, the security to be provided over the assets of the regulated company affords significantly less protection to the secured creditors (including the Company) than would be the case if such a company were not a regulated utility.

Risks Associated with Lending to Digital Infrastructure Projects

Digital infrastructure projects are impacted by demand and new technologies risks.

The Company may invest in projects that are dependent on the demand for mobile and internet infrastructure, including data centers, macro cell towers, fiber networks and small cell networks and may be adversely affected by slowdown in such demand. For such mobile and internet infrastructure, demand may be impacted by various factors that are primarily outside the control of Borrowers and the Company. Additionally, new technologies, including improvements in the efficiency, architecture, and design of wireless or cloud networks may also reduce current and/or anticipated demand for such mobile and internet infrastructure.

Telecommunications sector investments are impacted by changing technology, industry competition and maintenance challenges.

The Company may make Infrastructure Investments in the telecommunications sector. Investment opportunities in the telecommunications sector are driven largely by consumer demand, technological advances, and improvements in data collection and storage. Changes in the development and proliferation of new technologies, data transmission and/or consumer demand, as well as changes in the prevailing global economy, may adversely affect the Company's ability to identify and consummate attractive Infrastructure Investments in the telecommunications sector. Competitive pressures within the communications industry are intense and the securities of communications companies may be subject to significant price volatility. In addition, because the communications industry is subject to rapid and significant changes in technology, portfolio companies face competition from technologies being developed or to be developed in the future by other entities, which may make such companies' products and services obsolete, hurting their ability to meet principal and/or interest payments on investments, which in turn may adversely affect the performance of the Company.

In particular, the ownership and maintenance of cell towers and other communications sites may be affected by a variety of factors, including consumer demand for wireless services, zoning, environmental, health, tax or other government regulations or changes in the application and enforcement thereof, governmental licensing of spectrum or restricting or revoking the Company's customers' spectrum licenses, general economic conditions, capital expenditures on network infrastructure, technological changes, public perception of possible health risks associated with cellular and other wireless communications technology and maintenance of leasehold and sub-leasehold interests, fee interests, easements, licenses and rights-of-way.

Investments in tower infrastructure projects are subject to demand risks and carrier network requirements.

The Company may make Infrastructure Investments in tower infrastructure companies, whose revenue is typically supported by rapidly increasing consumer consumption of mobile data and the subsequent requirements of mobile carriers for improved wireless coverage and capacity. These businesses may be adversely affected by any slowdown in such demand growth. Additionally, a reduction in carrier network investment may materially and adversely affect these businesses (including reducing demand for tenant additions, amendments to existing customer leases or network services).

Demand for a tower's wireless infrastructure materially depends on the demand for antenna space from tower customers, which, in turn, depends on the demand for wireless coverage and capacity by their underlying customers. The willingness of tower customers to utilize wireless tower infrastructure, or renew or extend existing leases on the wireless tower infrastructure, is affected by numerous factors, including: (i) current and/or anticipated consumer demand for wireless coverage and capacity; (ii) availability and/or capacity of the tower company's wireless infrastructure and/or associated land interests; (iii) location of the tower company's wireless infrastructure; (iv) financial condition of the tower company's customers, including their profitability and availability or cost of capital, their failure to perform on their obligations, their lack of liquidity, or their entry into bankruptcy proceedings; (v) willingness of tower company customers to maintain and/or increase network investment or to make changes in their capital allocation strategy; (vi) availability and cost of Federal Communications Commission-licensed spectrum for commercial use; (vii) use of active or passive network sharing, roaming, joint development, and/or resale agreements by tower company customers; (viii) mergers or consolidations between tower company customers that may lead to higher churn or lower leasing opportunities in the future; (ix) availability and cost of power; (x) changes in, or the success of, the business models of customers; (xi) government regulations, including local and/or state restrictions on the proliferation of wireless infrastructure; (xii) cost of constructing wireless infrastructure; (xiii) technological changes, including those (a) affecting the number or type of wireless infrastructure needed to provide wireless connectivity to a given geographic area or that may otherwise serve as substitute and/or alternative to wireless tower infrastructure or (b) that result in the obsolescence or decommission of certain existing wireless networks; and/or (xiv) the tower company's ability to efficiently satisfy the customers' service requirements.

A slowdown in demand for wireless coverage and capacity and/or wireless tower infrastructure may negatively impact the growth of companies in which the Company invests or otherwise have a material adverse effect on the returns thereto. If customers or potential customers of a Borrower are unable to raise adequate capital to fund their business plans as a result of disruptions in the financial and credit markets or otherwise, they may reduce spending, which could adversely affect such Infrastructure Investment's anticipated growth or the demand for such project's wireless infrastructure or network services.

The amount, timing, and mix of customers' network investment is variable and can be significantly impacted by the matters described in these risk factors. Changes in carrier network investment are expected to affect the demand for a project's wireless infrastructure. As a result, changes in carrier plans, such as delays in the implementation of new systems, new technologies (including small cells), or plans to expand coverage or capacity, may reduce demand for wireless infrastructure. Furthermore, the wireless industry could experience a slowdown or slowing growth rates as a result of numerous factors, including a reduction in consumer demand for wireless coverage or capacity or general economic conditions. There can be no assurance that weakness or uncertainty in the economic environment will not adversely affect the wireless industry, which may materially and adversely affect a Borrower's business, including by reducing demand for a Borrower's wireless infrastructure or network services and accordingly impacting their ability to meet principal and/or interest payments on investments which in turn may adversely affect the performance of the Company. In addition, a slowdown may increase competition for site rental customers or network services. A wireless industry slowdown or a reduction in carrier network investment may materially and adversely affect such Infrastructure Investments.

Digital infrastructure projects are subject to physical infrastructure failure and according decrease in services.

The Company may invest in businesses that depend on providing customers with highly reliable services. Any failure of the physical infrastructure or offerings of such businesses may lead to significant costs and disruptions that could reduce the revenue of customers for Borrowers and harm the business reputation and financial results of these customers, which may impact the returns on such Infrastructure Investments. Underlying digital infrastructure assets are expected to be subject to failure from numerous factors including: human error, equipment failure, physical, electronic and cyber security breaches, fire, earthquake, hurricane, flood, tornado and other natural disasters, extreme temperatures, water damage, fiber cuts, power loss, terrorist acts, sabotage and vandalism and failure of business partners who provide network connectivity.

Problems at one or more infrastructure assets, whether or not within a Borrower's or the Company's control, could result in service interruptions or significant equipment damage. Furthermore, such Infrastructure Investments are likely to be dependent upon internet service providers, telecommunications carriers and other website operators in the Americas, Asia-Pacific and Europe, the Middle East and Africa regions and elsewhere, some of which have experienced significant system failures and electrical outages in the past. If, for any reason, these providers fail to provide the required services, the digital infrastructure project's business, financial condition and results of operations could be materially and adversely impacted.

Investments in fiber infrastructure projects may be subject to increased competition risks.

The Company may make Infrastructure Investments in companies providing fiber infrastructure. These companies may face increased competition from companies in the telecommunications and media industries that currently do not focus on bandwidth infrastructure. While many businesses in the bandwidth infrastructure space are focused bandwidth infrastructure providers that operate on a regional or local basis, in some cases, portfolio companies may also compete with communications service providers who also own certain infrastructure assets and make them available to customers as an infrastructure service. These communication service providers include incumbent local exchange carriers and cable television companies. Several of these competitors have greater financial, managerial, sales and marketing, and research and development resources than the Company will have and are able to promote their brands with significantly larger budgets. A few of these competitors also have significant fiber assets that they principally employ in the provision of their communications services. If any of these competitors with greater resources and/or significant fiber assets chose to focus those resources on bandwidth infrastructure, the ability of Borrowers and the Company to compete in the bandwidth infrastructure industry could be negatively impacted. To the extent that communication service providers, cable television companies, and other media companies choose to distribute their content over their own networks, fiber providers could see a reduction in demand for services. Additionally, significant new entrants into the bandwidth services industry would increase supply, which could cause prices for fiber services to decline.

Investments in mobile and internet infrastructure projects may be subject to increased competition risks.

The Company may make Infrastructure Investments in mobile and internet infrastructure companies that hold certain rights to the land interests under towers and certain data center facilities. If such underlying portfolio company fails to retain rights to this mobile and internet infrastructure, including the land interests under towers or certain data center facilities, the performance of the project may be adversely affected. The property interests on which some mobile and internet infrastructure may reside, including the land interests under towers and certain data center facilities, could consist of leasehold and sub-leasehold interests, fee interests, easements, licenses, and rights-of-way. A loss of these interests may make it impossible to conduct business or generate revenue. For various reasons, a Borrower may not always have the ability to access, analyze, or verify all information regarding titles or other issues prior to purchasing mobile and internet infrastructure. Further, a Borrower may not be able to renew ground or facility leases on commercially viable terms. A Borrower's ability to retain rights to the land interests on which its towers reside depends on such Borrower's ability to purchase such land, including fee interests and perpetual easements, or renegotiate or extend the terms of the leases relating to such land. If such Borrower is unable to retain rights to the property interests on which such mobile and internet infrastructure resides, it may impact the Borrower's ability to meet principal and/or interest payments on investments, which in turn may adversely affect the performance of the Company.

Converging nature of wireless and broadband services.

Wireless and broadband services are undergoing rapid and significant technological changes and a dramatic increase in usage, including, in particular, the demand for faster and seamless usage of data, including video, across mobile and fixed devices. The COVID-19 pandemic accelerated these changes and also resulted in higher network utilization, as more customers consume bandwidth from changes in work and learn from home trends. Portfolio companies in which the Company may invest in turn may be required to continually invest in networks to improve wireless and broadband services to meet increasing demand and changes in customer expectations while remaining competitive. Improvements in these services depend on many factors, including continued access to and deployment of adequate spectrum and the capital needed to expand the wireline network to support transport of these services. To stem broadband subscriber losses to competitors in non-fiber wireline areas, expansion of all-fiber wireline network is likely to be required, which is premised on continued spending of capital and other resources to ensure the ongoing development and deployment of 5G and fiber wireline networks. Such deployment and other network service enhancements and product launches may not occur as scheduled or at the cost expected due to many factors, including unexpected inflation, delays in determining equipment and wireless handset operating standards, supplier delays, software issues, increases in network and handset component costs, regulatory permitting delays for tower sites or enhancements, or labor-related delays. Deployment of new technology also may adversely affect the performance of the network for existing services. If a portfolio company cannot acquire needed spectrum, the corresponding 5G and fiber offerings could fail to gain acceptance in the marketplace or otherwise fail to deploy the services customers desire on a timely basis with acceptable quality and at reasonable costs, thereby diminishing the ability to attract and retain customers, and in turn maintain (and improve) a portfolio company's operating margins, which may adversely impact the Company.

Telecommunications projects may be dependent on wireless services providers' willingness to lease.

The Company may provide debt to projects for telecommunications easements, i.e., located wireless communication towers, antennas, platforms and other equipment ("Easement Assets"). This business depends upon the demand for the physical area capable of maintaining such equipment (the "Easement Space") from wireless carriers directly and indirectly through wireless tower companies and independent tower operators that provide co-location services to wireless carriers on the Easement Space controlled by the Borrower (such carriers, tower companies and tower operators are sometimes collectively referred to herein as, "wireless service providers"), which, in turn, depends on the demand for wireless services. To the extent that there is a reduced lessee demand for the Easement Space, this could negatively impact the revenue on, and value of, investments, and therefore the Company's results.

The willingness of wireless service providers to lease Easement Space on the Easement Assets is affected by various factors, including:

•	consumer demand for wireless services and high-bandwidth mobile applications due to general economic conditions or other factors;

•	availability and location of Easement Assets and alternatives;

•	cost of capital, including interest rates;

•	availability of capital to, and the financial condition of, wireless service providers;

•	the ability and willingness of wireless service providers to maintain or increase capital expenditures on network infrastructure;

•	the growth rate of wireless communications or of a particular wireless segment;

•	the availability of wireless communications infrastructure;

•	the willingness of wireless service providers to share Easement Space;

•	the strategy of wireless service providers with respect to owning, leasing or sharing communications facilities, including the increased use of network sharing, roaming or resale arrangements by wireless service providers;

•	mergers, acquisitions or consolidations by and among wireless service providers;

•	the willingness of lessees to renew their leases for additional terms;

•	lessees' creditworthiness and ability to pay rent, which may be affected by their operations, unfavorable economic conditions and competition within their industries from other operators and the failure of lessees to comply with their contractual obligations;

•	availability of wireless spectrum;

•	governmental licensing of wireless spectrum;

•	the issuance of local and state permits on the construction of Easement Assets;

•	government regulation of communications, including communications licenses;

•	zoning, environmental, health or other government regulations or changes in the application and enforcement thereof;

•	technological changes affecting the number of communications sites needed to provide wireless communications services to a given geographic area;

•	the obsolescence of certain existing wireless networks and delays or changes in the deployment of next generation wireless technologies; and

•	tax policies.

Telecommunications projects are subject to lease expiration and termination risks.

The Company is permitted to make investments in telecommunications projects that are subject to third party leases. No assurance can be given that any lessees will renew their leases at their expirations. Furthermore, no assurance can be given that the Borrower will be successful in negotiating favorable renewal terms when the time comes. Failure to negotiate favorable terms or obtain renewals of existing tenant leases would result in a reduction in the Company's investments' revenues and, accordingly, the Company's performance will be adversely affected.

Furthermore, in general, a tenant's lease may be terminated by the related tenant prior to its scheduled maturity upon the occurrence of events such as (i) a determination by the tenant that the Easement Space is not technologically appropriate for its operations, such as signal interference, (ii) a necessary governmental approval for the installation or operation of the tenant's equipment at the Easement Space, such as a zoning requirement, is not obtained or is terminated, (iii) the tenant is unable to continue its use of the Easement Space due to governmental action such as a license revocation or (iv) default on the part of the portfolio investment with respect to the tenant lease. In addition, a significant portion of the tenant leases may be canceled by the tenant without cause. No assurance can be given that these unscheduled lease terminations will not adversely affect the Company's investments' revenues, and, accordingly, the Company's performance.

Data infrastructure investments are subject to risks incidental to the data infrastructure sector.

The Company is permitted to make investments in the data infrastructure industry. Such investments will be subject to the risks incidental to the ownership and operation of data infrastructure assets, including risks associated with the general economic climate, geographic or market concentration, climatic risks, the ability of the Company to manage the investment, government regulations, national and international political circumstances and fluctuations in interest rates, rates of inflation or commodities' prices such as oil and natural gas. Since investments in data infrastructure and similar assets, like many other types of long-term investments, have historically experienced significant fluctuations and cycles in value, specific market conditions may result in temporary or permanent reductions in the value of an investment.

Portfolio companies in which the Company may invest also will be subject to additional data infrastructure sector risks, including, among others, (i) the risk that technology employed will be not be effective or efficient; (ii) the risk of equipment failures, failure to perform according to design specifications, failure to meet expected levels of efficiency, fuel interruptions, loss of sale and supply contracts; (iii) changes in power or fuel contract prices, bankruptcy of or defaults by key customers, suppliers or other counterparties and tort liability; (iv) risk of changes of values of data infrastructure sector companies; (v) risks associated with employment of personnel and unionized labor; (vi) political and regulatory considerations and popular sentiments that could affect the ability of the Company to buy or sell investments on favorable terms; and (vii) other unanticipated events which adversely affect operations. The occurrence of events related to any of the foregoing could impact the Borrower's ability to meet principal and/or interest payments on investments which in turn may have a material adverse effect on the Company and its investments. These and other inherent business risks could affect the performance and value of the Company's investments.

Data center projects are in a rapidly changing industry and entail carrier capacity and construction risks.

The markets for data centers, as well as the industries in which data center customers operate, are characterized by rapidly changing technology, evolving industry and regulatory standards, frequent new service introductions, shifting distribution channels and changing customer demands. Data center infrastructure may become obsolete due to the development of new systems to deliver power to or eliminate heat from the servers and evolving environment sustainability objectives. A Borrower may not be able to efficiently upgrade or change these systems to meet new demands without incurring significant costs that it may not be able to pass on to the Company's customers. Changes in industry practice or in technology could also reduce demand for physical data center space. Potential tenants may choose to develop new data centers or expand their own existing data centers or consolidate into other data centers the Borrower does not own, which could reduce demand for the Borrower's data centers or result in the loss of one or more potential tenants, which could result in a loss of business for the Company and/or adversely affect pricing. If a data center property loses a tenant, there can be no assurance of replacing that tenant at a competitive rate or at all.

Data centers are dependent upon the presence of telecommunications carriers' fiber networks. The availability of carrier capacity may adversely affect the Borrower's business and so impact the Company's ability to achieve its investment objective. Any carrier may elect not to offer its services within a Borrower's data center(s), and any carrier that has decided to provide network connectivity to a data center may not continue to do so for any period of time. Further, some carriers are experiencing business difficulties or have announced consolidations. As a result, some carriers may be forced to downsize or terminate connectivity within the Borrower's data centers, which could have an adverse effect on the Company's operating results.

Data centers may also require construction and operation of a sophisticated redundant fiber network. The construction required to connect multiple carrier facilities to data centers is complex and involves factors outside of the Company's control, including regulatory requirements and the availability of construction resources. If the establishment of highly diverse network connectivity to the data centers does not occur, is materially delayed or is discontinued, or is subject to failure, the Company's investment results may be materially adversely affected. Additionally, any hardware or fiber failures on this network may result in significant loss of connectivity to a Borrower's data centers, which could negatively affect their ability to attract new tenants or retain existing tenants, which could have an adverse effect on the Company's business, financial condition and results of investments.

Risks Associated with Other Critical Infrastructure Projects

Transportation infrastructure projects are subject to risks of regulatory oversight, technological developments and demand fluctuations.

The Company may make investments in infrastructure opportunities relating to the transportation sector, which may include projects relating to airports, toll roads, bridges and tunnels, port terminals, railroads, municipal transport, parking facilities and other public or private transportation-related infrastructure investments. The Company's ability to make attractive transportation-related Infrastructure Investments may be subject to a variety of considerations, including general supply/demand trends, overall economic development and growth in the jurisdictions in which the Company may make investments, general market conditions, socioeconomic changes, and changes relating to governmental spending and related policies.

Technological failures, in particular as they relate to technological developments in this area, could also prompt additional regulatory oversight, affect public perception, impair the value of such assets or lead to a reduced demand for tourism and transportation that impacts the value of such projects generally. In addition, an increase in the cost of fuel or energy, or increased regulatory oversight, could lead to a substantial increase in travel costs, which could lead to a reduced demand for tourism and transportation that impacts the value of such projects generally.

Any adverse or unexpected changes in such conditions could adversely affect Borrowers, the Company's ability to consummate attractive transportation-related Infrastructure Investments and/or the performance of any Infrastructure Investment in the transportation sector.

Some infrastructure projects may be adversely affected by rate regulations.

Certain infrastructure projects may be subject to rate regulations that determine or limit the prices they may charge, particularly if a portfolio business is the sole or predominant service provider in its service area or provides services that are essential to the community. Users of the applicable service provided by a Borrower may react negatively to any adjustments to the applicable rates, or public pressure may cause relevant governmental authorities to challenge such rates. In addition, adverse public opinion, or lobbying efforts by specific interest groups, could result in governmental pressure on Borrowers to reduce their rates, or to forego planned rate increases or forego direct or indirect subsidies. Unfavorable price determinations that may be final with no right of appeal or that, despite a right of appeal, are not successfully challenged, could result in the Company's profits being negatively affected and such Infrastructure Investments not meeting initial return expectations. In particular, some projects may derive substantially all their revenues from tolls, tariffs, other usage or throughput-related fees, wholesale or other sales of electricity or services related thereto, such as storage or grid management service. The Advisers cannot guarantee that governmental entities with which certain infrastructure projects have concession agreements will not try to exempt certain users from tolls, tariffs or other fees, negotiate or require lower rates or change policies regarding subsidies. If public pressure or government action forces a Borrower to restrict their rate increases or reduce their rates, and they are not able to secure adequate compensation to restore the economic balance of the relevant concession agreement, such Borrower's business, financial condition and results of operations could be materially and adversely affected, hurting their ability to meet principal and/or interest and/or lease payments on investments which in turn may adversely affect the performance of the Company.

Shipping sector projects are subject to general supply/demand trends and changes to related economic conditions.

The Company may make Infrastructure Investments in the shipping sector, which may include investments in shipping assets and other public or private shipping-related investments. The ability of a related Borrower to make attractive shipping-related investments may be subject to a variety of considerations, including general supply/demand trends, overall economic development and growth, general market conditions, socioeconomic changes and changes relating to governmental spending and related policies. Any adverse or unexpected changes in such conditions could adversely affect such Borrower's ability to meet principal and/or interest payments on investments, which in turn may adversely affect the performance of the Company.

Energy infrastructure projects are subject to various exploration, management and production risks.

The operations of energy infrastructure companies are subject to many risks inherent in the transporting, processing, storing, distributing, mining or marketing of natural gas, natural gas liquids, crude oil, coal, refined petroleum products or other hydrocarbons, or in the exploring, managing or producing of such commodities, including, without limitation, damage to pipelines, storage tanks or related equipment and surrounding properties caused by hurricanes, tornadoes, floods, fires and other natural disasters or by acts of terrorism; inadvertent damage from construction and farm equipment; leaks of natural gas, natural gas liquids, crude oil, refined petroleum products or other hydrocarbons; and fires and explosions. These risks could result in substantial losses due to personal injury or loss of life, severe damage to and destruction of property and equipment and pollution or other environmental damage, and may result in the curtailment or suspension of their related operations, any and all of which could result in lower-than-expected returns to a Borrower and subsequently, potentially the Company. To the extent that the Company makes Infrastructure Investments in companies providing services or products to participants in the natural resources exploration, development, extraction and transportation industries (such as, for example, oil, natural gas or minerals), the failure of such industry participants successfully to locate, develop, extract or transport such resources could materially impact the demand for the services or products of such companies, adversely affecting their performance and the Company's investment therein.

Energy transportation infrastructure projects are subject to regulatory oversight and related compliance costs.

Oil and natural gas transportation and related infrastructure projects may be subject to extensive non-U.S. and U.S. federal, state and local energy laws and regulations in the U.S. and other jurisdictions where Infrastructure Investments are located, including without limitation, in the U.S., the Natural Gas Act ("NGA"), the Natural Gas Policy Act of 1978, the Outer Continental Shelf Lands Act, and the Interstate Commerce Act. Changes in applicable energy laws or regulations, or in the interpretations or administration of these laws and regulations, could result in increased compliance costs or the need for additional capital expenditures. If a Borrower fails to comply with these requirements, it could also be subject to civil or criminal liability and the imposition of fines.

Under the NGA, the Federal Energy Regulatory Commission (the "FERC") regulates the construction of interstate transportation and storage facilities by interstate natural gas pipelines. It regulates the rates, terms and conditions of the transportation of natural gas in interstate commerce, but not the gas commodity, including the production, gathering or wholesale sale of natural gas. FERC's regulations for interstate natural gas transmission in some circumstances also may affect the intrastate transportation. Although natural gas prices are currently unregulated, Congress historically has been active in the area of natural gas legislation. There is no way to predict whether new legislation to regulate natural gas might be proposed, what proposals, if any, might actually be enacted by Congress or the various state legislatures, and what effect, if any, the proposals might have on any investment by the Company.

States do not currently regulate wellhead prices or engage in other similar direct economic regulation, but there can be no assurance that they will not do so in the future. The effect of these regulations may be to limit the amounts of natural gas that may be produced from wells that generate payments to us, and to limit the number of wells or locations that can be drilled. States regulate the retail sale of natural gas to customers located in their states, including establishing rates for gas distribution and the methods by which gas distribution companies recover the cost of gas purchased on behalf of customers. Most states require regulatory approval for financing, stock sales, asset transfers or acquisitions involving natural gas distribution companies operating in their states. Similar regulation may also apply in other non-U.S. jurisdictions where Infrastructure Investments are made.

Mining projects are subject to various specialized risks that may adversely affect their performance.

The Company may make Infrastructure Investments in companies or projects that engage in mining, which is subject to inherent risks, including unexpected equipment or maintenance problems, variations in geological conditions, natural disasters, underground mine flooding, environmental hazards, industrial accidents, explosions caused by the ignition of coal dust or other explosive materials at mines sites and fires caused by the spontaneous combustion of coal and, in certain cases, periodic labor unrest. Whether a project is productive and profitable depends on a number of factors, many of which are beyond a Borrower's or the Company's control. Such risks may be more pronounced with respect to mining in areas that have limited or no production history, which may limit or reduce the ability to assess such risks.

Energy infrastructure projects are subject to various specialized risks that may adversely affect the Company.

Infrastructure Investments in portfolio companies owning, controlling or investing in midstream energy assets, including gas pipelines and terminals, are subject to a variety of risks not necessarily associated with other types of energy investments. Such risks may include: (i) the risk that the market for the refined products gathered by, transported on and stored in the midstream assets held by portfolio companies in which the Company invests may decline due to a reduction in downstream customer base or end-user demand; (ii) the risk that the land on which midstream assets held by portfolio companies in which the Company invests are located will not be owned by such portfolio company or its affiliates, and therefore will be subject to risks associated with obtaining and maintaining necessary land use rights, contracts and permits from unrelated third parties; (iii) as previewed above, the risk that FERC may regulate tariff rates for interstate movements of gas on the pipeline systems held by portfolio companies in which the Company invests in a manner that adversely affects the profitability of the Company's investments in such portfolio companies; (iv) the risk that, even if FERC permits an increase in tariff rates charged on the pipeline systems held by portfolio companies in which the Company invests, competition from other pipeline systems may prevent such portfolio companies from doing so; (v) the risk that any reduction in the capacity of interconnecting, third-party pipelines due to testing, line repair, reduced operating pressures or other causes may result in a reduction of gas volumes transported on pipelines or stored in terminals held by portfolio companies in which the Company invests, thereby potentially adversely affecting the profitability of the Infrastructure Investments; (vi) the risk that refined gas products and other hydrocarbons transported on and stored in the midstream assets held by portfolio companies in which the Company invests may be released into the environment, which could cause such portfolio companies to be required to make substantial expenditures for responsive action or government-imposed penalties, to be liable to government agencies or private parties for natural resources damages, personal injury or property damages, and to be subjected to significant business interruption; (vii) the risk that, as a result of their ownership or control of or investment in regulated assets such as pipelines, portfolio companies in which the Company invests may be subject to unfavorable rulings imposed by regulatory authorities; and (viii) the risk of increased costs related to asset integrity management as a result of new rules imposed by the Pipeline and Hazardous Materials Safety Administration (the "PHMSA") of the U.S. Department of Transportation.

Pipeline safety regulations may adversely affect the financial performance of an energy infrastructure project.

Certain midstream assets are subject to regulation by the PHMSA. The PHMSA has established rules, policies and regulations requiring pipeline operators to, among other things, develop and implement integrity management programs for natural gas transmission and hazardous liquid pipelines that, in the event of a pipeline leak or rupture could affect "high consequence areas" ("HCAs"), which are areas where a release could have the most significant adverse consequences. HCAs include high population areas, certain drinking water sources and unusually sensitive ecological areas. These rules, policies and regulations require operators of covered pipelines to establish programs covering certain specific elements, including:

•	performing ongoing assessments of pipeline integrity;

•	identifying and characterizing applicable threats to pipeline segments that could impact an HCA;

•	improving data collection, integration and analysis;

•	repairing and remediating the pipeline as necessary; and

•	implementing preventive and mitigating actions.

In addition, certain states and local jurisdictions in the United States also have adopted regulations similar to existing PHMSA regulations for intrastate gathering and transmission lines. Moreover, changes to pipeline safety laws by the U.S. Congress and regulations by PHMSA that result in more stringent or costly safety standards could have a significant adverse effect on midstream operators. For instance, in September 2019, pursuant to one of the requirements in the Pipeline Safety, Regulatory Certainty, and Job Creation Act of 2011 ("2011 Pipeline Safety Act"), PHMSA issued a final rule that expanded integrity management requirements and imposed new pressure testing requirements on currently regulated natural gas pipelines. The rule significantly expanded the number of pipelines for which operators are required to conduct integrity assessments, by requiring that operators conduct such assessments for certain pipelines located in "moderate consequence areas" and other non-HCA locations. Those assessments must be completed within 14 years of the rule's 2019 publication date, and must be reassessed at least once every 10 years. Also in September 2019, PHMSA finalized new regulations for hazardous liquid pipelines that significantly expanded the scope of certain PHMSA integrity management requirements (i.e., periodic assessments, repairs and leak detection), regardless of the pipeline's proximity to an HCA, and imposed various new requirements, including the requirement that certain pipelines in non-HCA locations be inspected using in-line inspection tools or other technology at least once every 10 years and all hazardous liquid pipelines in HCA locations be made capable of accommodating in-line inspection tools within 20 years.

Violations of PHMSA rules, policies and regulations can result in the imposition of civil or criminal fines and penalties. Effective May 3, 2021, to account for inflation, those maximum civil penalties were increased to $225,134 per violation per day, with a maximum of $2,251,334 for a series of violations. The safety enhancement requirements and other provisions of the 2011 Pipeline Safety Act, as well as any implementation of PHMSA rules thereunder, could require operators to install new or modified more stringent safety controls, pursue additional capital projects, or conduct maintenance programs on an accelerated basis, any or all of which tasks could result in operators incurring increased operating costs that could have a material adverse effect on the results of operations or financial position of an Infrastructure Investment.

Energy infrastructure projects are subject to power purchase agreement risks.

Certain companies acting as Borrowers may enter into power purchase agreements ("PPAs"). Payments by power purchasers to such companies pursuant to their respective PPAs may provide the majority of such companies' cash flows. There can be no assurance that any or all of the power purchasers will fulfill their obligations under their PPAs or that a power purchaser will not become bankrupt or that upon any such bankruptcy its obligations under its respective PPA will not be rejected by a bankruptcy trustee. There are additional risks relating to the PPAs, including the occurrence of events beyond the control of a power purchaser that may excuse it from its obligation to accept and pay for delivery of energy generated by a company. The failure of a power purchaser to fulfill its obligations under any PPA or the termination of any PPA may have a material adverse effect on the performance of the Infrastructure Investment, and accordingly, the Company.

Energy storage projects are subject to various technological, environmental and regulatory risks.

Energy storage projects may be susceptible to technology risk around batteries, as a number of alternative technologies are being researched, which if successful, could supplant this technology. The potential environmental impacts of batteries may pose risks, e.g., from the mining of lithium in the near term, to the potentially costly recycling or disposal of spent batteries, in the longer term. Additional technical risks may become apparent as energy storage technology is tested for longer periods, for example, as variances in anticipated degradation may significantly impact profitability. Further, new innovations and combinations may affect demand for goods or services currently provided by the portfolio companies. For instance, battery storage may make solar power more competitive, accelerating demand for both batteries and solar. Finally, the Office of the United States Trade Representative has proposed imposing or increasing tariffs on a range of products related to batteries and energy storage. If implemented, such tariffs could increase costs for, and materially impact the performance of, such Infrastructure Investments.

Many carbon capture and sequestration projects are costly and reliant on federal and state support regimes.

Carbon capture and sequestration ("CC&S") projects involve the installation of capture equipment on emission sources (such as natural gas plants, ethanol production and coal fired generation) with the intent of removing carbon emissions that would otherwise enter the atmosphere. The captured carbon can be permanently sequestered underground or used for enhanced oil recovery. While CC&S is not a new technology, deploying it at scale is a new development, enabled in large part through various regulated and unregulated subsidies. As a result, there are unique risks associated with CC&S. Many CC&S projects rely upon U.S. federal and state support regimes. Under Section 45Q of the Code, the U.S. federal government provides a production tax credit in the amount of up to $85/ton of qualified carbon oxide that is captured by the taxpayer that owns the carbon capture equipment and disposed of by the taxpayer in secure geological storage in a qualifying manner over a twelve-year credit period, subject to satisfaction of certain labor, wage and apprenticeship requirements, indexed for inflation ("Section 45Q Tax Credit"). In addition, this amount is increased to $180/ton for direct air capture facilities, subject to meeting certain labor, wage and apprenticeship requirements. Since the amount of Section 45Q Tax Credit is directly tied to the volume of qualifying carbon oxide captured and sequestered, any technological issues with the CC&S equipment can reduce the quantum of tax credits available for monetization, and the Company cannot predict with complete accuracy the amount of credits a CC&S project will generate.

Generally, Shareholders are unlikely to be able to directly benefit from, or claim, the various types of renewable energy tax credits generated by the Company's investments in U.S. renewable energy projects (including the Section 45Q Tax Credit) that flow up to the partners due to limitations based on passive loss rules or at-risk rules, which requires such credits to be monetized through alternative means (e.g., tax equity financing or transferability deals). CC&S is yet considered an emerging technology with limited projects operational to date, which makes it more challenging to monetize Section 45Q Tax Credit and to accurately assess the monetization value (i.e., purchase price for Section 45Q Tax Credit may be subject to a higher discount compared to transferability deals involving solar or wind facilities). In addition, traditional sources of tax equity financing may be limited which would reduce the ability to monetize tax depreciation, which means less value can be realized from the tax attributes generated by CC&S projects, without another cash equity or accommodation partner. An alternative method to monetize the Section 45Q Tax Credit is available as a direct pay, where the Company may apply to the U.S. Treasury Department for a direct cash payment in lieu of tax credits, but such direct pay election is available only for the first five years of a twelve-year tax credit period – this requires the CC&S project to seek other means to monetize Section 45Q Tax Credit generated during the remaining seven years of the credit period. In addition, Section 45Q Tax Credit is subject to a recapture risk in the event that the sequestered carbon oxide is leaked from the storage before the end of the three years after the last taxable year in which the taxpayer claimed a Section 45Q Tax Credit. No assurances can be given that carbon will remain permanently sequestered.

In addition, certain states (e.g., California, Oregon, and Washington) have enacted portfolio standards for emitters, requiring them to either reduce their emissions, or purchase regulated credits awarded to parties that lower their emissions, or produce low carbon fuels. CC&S projects that produce low carbon fuels for sale into these markets can generally qualify for the credits and sell them to parties that are not otherwise able to satisfy state-mandated emissions goals. However, the market for these credits is volatile due to the difficulties of predicting the supply and demand associated with low carbon fuels credits, and no assurances can be provided on whether, and to what extent, these regulated state credits can be monetized.

Unregulated markets for carbon credits also exist, and a Borrower or the Company may seek to qualify a CC&S project for and monetize these voluntary carbon credits ("VCCs"). Unlike regulated state credits, a VCC is administered by an independent agency, and there is no requirement for companies to either generate or purchase VCCs. While companies have expressed interest in purchasing VCCs to achieve their climate goals, the price they will pay for a VCC, and the quantity they are willing to purchase are uncertain. While the Company would seek to receive the highest price per VCC that it generates, if any, there can be no assurances that a VCC market will continue to exist or as to the value of any such market.

A requirement to qualify for the Section 45Q and state benefits, and depending on a registry's internal metrics, the VCC, is the procurement of permits from U.S. federal, state and local agencies that enable the CCS operator to permanently sequester the carbon. Obtaining permits takes considerable time and expense, and there can be no guarantee that any agency will grant a permit. Accordingly, there is a risk that the Company or an investment will incur capital expenditures related to a CC&S project that fails to obtain the necessary permits to become operational.

Many hydrogen projects are costly, dependent on government incentives and subject to commercial risks.

The Company is permitted to make Infrastructure Investments in hydrogen-related projects, which have unique risks, such as their relatively high cost of production, when produced from clean energy sources, and the challenges in transporting hydrogen.

The U.S. federal government incentivizes hydrogen production through U.S. federal income tax credits under Section 45V of the Code ("Section 45V Tax Credit"). In addition, similar to CC&S, there are certain regulated state incentives, supplemented with unregulated VCCs that arise in connection with certain types of hydrogen production. The U.S. Treasury regulations addressing qualification for Section 45V Tax Credit are currently in proposed form (the "Proposed 45V Rules"), and there has been significant commentary requesting the IRS and U.S. Treasury Department revise the rules. Accordingly, there can be no assurances that a project will qualify for Section 45V Tax Credit, nor can there be assurances of the value of any Section 45V Tax Credit.

Section 45V Tax Credit can be worth up to $3/kg of qualified clean hydrogen produced for sale or use over a ten-year credit period, subject to certain labor, wage and apprenticeship requirements, indexed for inflation. In addition, taxpayers seeking to qualify for the $3/kg Section 45V Tax Credit must demonstrate that the hydrogen production results in minimal lifecycle greenhouse gas emissions (measured from well-to-gate, considering emissions associated with feedstock). Taxpayers are required to compute emissions using the Greenhouse gases, Regulated Emissions, and Energy use in Transportation model (commonly referred to as the "GREET model") developed by Argonne National Laboratory, or a successor model (as determined by the U.S. Treasury Department). The GREET model is subject to change on a periodic basis, and currently the Proposed 45V Rules do not allow a taxpayer to rely on a model for the duration of the credit period. Accordingly, there is a risk that Section 45V Tax Credit values will fluctuate during the credit period, which may pose a challenge to securing financing a project and accurately assessing the magnitude of the amount of tax credits that may be generated during the credit period.

Moreover, the Proposed 45V Rules impose stringent requirements for clean electricity procurement, which is fundamental for receiving the highest amount of Section 45V Tax Credit. Specifically, the Proposed 45V Rules require a taxpayer to substantiate that clean electricity is procured from a facility that achieved commercial operation within three years prior to the hydrogen facility coming online. In addition, the Proposed 45V Rules allow taxpayers to substantiate clean electricity procurement by purchasing energy attribute certificates ("EACs") to demonstrate clean electricity usage if they procure EACs to match, on an annual basis, total power usage to clean electricity procured. However, beginning in years after 2027, a taxpayer must procure EACs on an hourly basis, meaning that a taxpayer must demonstrate that, for each one-hour Company's window it produces hydrogen, it purchased renewable power generated during that same one-hour Company's production window. The Proposed 45V Rules recognize that technology is not currently available that enables hourly matching, casting considerable uncertainty as to whether a hydrogen producer can satisfy this criterion. Accordingly, there can be no assurance that a taxpayer can procure power in a manner that enables a ten-year window of the top Section 45V Tax Credit. This dynamic can result in significant degradation of value and financing options otherwise available to a hydrogen producer.

In addition to the foregoing legal uncertainty, there are supply chain bottlenecks related to equipment needed to bring a hydrogen facility online, and the permitting landscape is currently being developed. As a result, hydrogen production contains numerous legal and commercial risks that cast doubt on the commercial viability of a project.

Hydrologic events may negatively impact hydropower assets and projects.

The Company may make Infrastructure Investments in hydropower assets and projects. There can be no assurance that the long-term historical water availability will remain unchanged or that no material hydrologic event will impact the conditions and amount of water flow in the rivers on which any such investments are located. Annual deviations in water availability from the long-term average and periods of relatively inactive hydrological conditions may constrain such investments' overall level of power generation and adversely impact their revenues and cash flows.

Waste management projects are subject to high regulatory compliance requirements and operational costs.

The Company may make Infrastructure Investments in the waste management industry. The waste management industry is subject to extensive and evolving federal, state or provincial and local environmental, health, safety and transportation laws and regulations, and in some instances, international treaties, protocols and other agreements. These laws and regulations are administered by the U.S. Environmental Protection Agency ("EPA"), Environment Canada, and various other federal, state, provincial and local environmental, zoning, transportation, land use, health and safety agencies. Many of these agencies regularly examine company operations to monitor compliance with these laws and regulations and have the power to enforce compliance, obtain injunctions or impose civil or criminal penalties in case of violations. There has been an increase in both the amount of government regulation and the number of enforcement actions being brought by regulatory entities against operations in the waste services industry. There are significant capital expenditures in connection with environmental protection measures, including compliance with federal, state or provincial and local rules. There are costs associated with siting, design, permitting, operations, monitoring, site maintenance, corrective actions, financial assurance, and facility closure and post-closure obligations. The acquisition, development or expansion of a waste management or disposal facility or transfer station involves considerable time, effort and cost to obtain or maintain required permits and approvals. There are no assurances that a related Borrower will be able to obtain or maintain required governmental approvals. Once obtained, operating permits are subject to renewal, modification, suspension or revocation by the issuing agency. Compliance with current regulations and future requirements may require significant capital and operating expenditures. Advancements in disposal alternatives may adversely affect a Borrower engaged in waste management.

In the U.S., the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, ("CERCLA") which is also known as Superfund, provides for federal authority to respond directly to releases or threatened releases of hazardous substances into the environment that have created actual or potential environmental hazards. CERCLA's primary means for addressing such releases is to impose strict liability for cleanup of disposal sites upon current and former site owners and operators, generators of the hazardous substances at the site and transporters who selected the disposal site and transported substances thereto. Liability under CERCLA is not dependent on the intentional release of hazardous substances; it can be based upon the release or threatened release, even as a result of lawful, unintentional and non-negligent action, of hazardous substances as the term is defined by CERCLA and other applicable statutes and regulations. The EPA may issue orders requiring responsible parties to perform response actions at sites, or the EPA may seek recovery of funds expended or to be expended in the future at sites. Liability may include contribution for cleanup costs incurred by a defendant in a CERCLA civil action or by an entity that has previously resolved its liability to federal or state regulators in an administrative or judicially-approved settlement. Liability under CERCLA could also include obligations to a potentially responsible party, or PRP, that voluntarily expends site clean-up costs. Further, liability for damage to publicly-owned natural resources may also be imposed. A Borrower may have potential liability under CERCLA as an owner or operator of facilities at which hazardous substances have been disposed and as a generator or transporter of hazardous substances disposed of at other locations.

Wastewater collection and related projects may impose significant costs and liabilities.

Wastewater collection and treatment and septage pumping and sludge hauling entail significant and unique risks and may impose significant costs. If collection or treatment systems operated by a Borrower fail or do not operate properly, or if there is a spill, untreated or partially treated wastewater could discharge onto property or into nearby streams and rivers, causing various damages and injuries, including environmental damage. These risks are most acute during periods of substantial rainfall or flooding, which are the main causes of wastewater overflow and system failure. These risks could be increased by the potential physical impacts of climate change on operations. The physical impacts of climate change are highly uncertain and would vary depending on geographical location, but could include changing temperatures, water shortages, changes in weather and rainfall patterns and changing storm patterns and intensities. Many climate change predictions, if true, present several potential challenges to water and wastewater service providers, such as increased precipitation and flooding, potential degradation of water quality and changes in demand for water services. Liabilities resulting from such damages and injuries could harm a portfolio company's business, financial condition and results of operations.

Projects related to recycling and the circular economy are subject to competition challenges.

The environmental services industry, especially as it relates to recycling and the circular economy, is highly competitive. Portfolio companies in such industry can be expected to encounter intense competition from governmental, quasi-governmental and private sources in all aspects of prospective operations in the recycling and circular economy. Related Borrowers may compete with large national waste management companies, counties and municipalities that maintain their own waste collection and disposal or recycling operations and regional and local companies of varying sizes and financial resources. The industry also includes companies that specialize in certain discrete areas of waste management, operators of alternative disposal facilities, companies that seek to use parts of the waste stream as feedstock for renewable energy and other by-products, and waste brokers that rely upon haulers in local markets to address customer needs. In recent years, the industry has seen some additional consolidation, though the industry remains intensely competitive. Counties and municipalities may have financial competitive advantages because tax revenues are available to them and tax-exempt financing is more readily available to them. Also, such governmental units may attempt to impose flow control or other restrictions that would give them a competitive advantage. In addition, some competitors to the Company's portfolio companies may have lower financial expectations, allowing them to reduce their prices to expand sales volume or to win competitively-bid contracts, including large national accounts and exclusive franchise arrangements with municipalities. When this happens, one or more of the Company's portfolio companies could lose customers and be unable to execute their pricing strategy as it relates to any recycling initiatives or repurposing of plastic, energy and other waste-byproducts that are intended to reduce overall supply chain emissions, resulting in a negative impact to revenue growth and anticipated returns to the Company.

Social infrastructure projects are subject to various specialized risks that may adversely affect their performance.

The Company may make Infrastructure Investments in social infrastructure. Investments in social infrastructure projects include (but are not limited to) investments in healthcare, childcare, education and public facilities, housing and services. Such investments can be materially affected by national and international economic and political or policy changes, including, but not limited to, social, economic and political instability, economic uncertainty, limitations or suspensions of public funding and a disproportionate need for private capital investment. Such factors can lead to uncertainty about long-term funding needs, investment plans, project pipelines and viability.

A lack of comprehensive integration of social infrastructure investment and funding plans can also limit the number of investible projects and create demand-supply imbalances as well as competition for existing projects. These factors can give rise to high project valuations and acquisition prices which may not reflect the true value of the underlying infrastructure or project. In some areas of social infrastructure, such as healthcare and education, skills gaps and a lack of trained professionals can affect long term operational viability.

Social and demographic shifts can also have a material adverse impact on the resilience and operability of social Infrastructure Investments, including, but not limited to, increases in: (i) demand for healthcare services arising from an ageing population; (ii) population density and educational needs arising from rapid urbanization and population movements; and (iii) demand for public services arising from changing working and living patterns e.g. requirements for childcare. Such increases in demand can result in enhanced costs for investors, which may not materialize in a linear manner.

Public infrastructure projects are subject to governmental budgetary constraints and reforms.

Certain Infrastructure Investments may include investments in public infrastructure projects. The success of public infrastructure projects is often dependent on governmental funding or subsidies. Governments typically have considerable discretion in determining the amount of funding or subsidies to allocate to such public infrastructure projects. Lack of governmental funding or subsidies due to governmental budgetary constraints could adversely impact the overall development and availability of public infrastructure projects, result in privatization of certain types of assets, and/or otherwise result in an increase in competition among other providers of capital (e.g., private infrastructure investors) for such infrastructure assets, which may make it more difficult for the Company to effectively consummate investments in or relating to such infrastructure projects. The availability of such private infrastructure projects may be highly dependent on governmental determinations to continue with, or implement, announced reforms regarding the means by which infrastructure construction is regulated or financed. As such, there can be no assurance that such private infrastructure projects will be available for investment on terms which the Company deems favorable.

Risks Associated with Lease Transactions and Asset-Based Finance Investments

The Company may be subject to risks specific to lease transactions.

The Company may make investments in the form of leases, which may include without limitation, ships, barges, containers, rail rolling stock, equipment or motor vehicles. As such, in addition to the risks associated with lending generally and the risks associated with leases more broadly set out above, the Company may be exposed to risks specific to lease transactions.

Lease transactions may be difficult to acquire, competitive in nature and subject to defaults.

Investments structured as leases may require the acquisition, leasing and re-leasing of assets. The Company may encounter difficulties in acquiring such assets on favorable terms or at all, which could reduce future acquisition opportunities or cause the Company to pay higher prices. Furthermore, the Company may face competition from competitors with greater resources, lower capital costs or providing financial or maintenance services, or other inducements to potential lessees or buyers that the Company cannot, which could make them able to compete more effectively in certain markets the Company seeks to operate in.

The Company's lease investments will be dependent on the ability of the lessee to perform their payment and other obligations under the lease arrangements. Defaults by one or more lessees could adversely affect the revenue of an investment. The Company may further be required to commence legal proceedings against a lessee to recover such outstanding payments, thereby incurring costs which may not be wholly recoverable.

Investments will be subject to the risks incidental to the ownership, creation and operation of assets, including risks associated with the general economic climate, geographic or market concentration, the ability of the Company to manage the investment, technical problems, financial failures of operating or construction sub-contractors, government regulations, and fluctuations in interest rates.

Transportation lease transactions are subject to various transportation sector specific risks.

Investments structured as leases in the transportation sector are exposed to the risks associated with the transportation sector itself, including fluctuation in demand, supply-chain disruptions, volatility in the price of fuel and key raw materials and regulatory changes (such as environmental, safety or other regulations), which may affect the value and lease rental rates of such assets and, therefore, the Company's investments. Furthermore, transport assets such as aircrafts, locomotives, railcars and shipping are long-lived assets requiring long lead times to develop and manufacture, with particular types and models becoming obsolete or less in demand over time when newer, more advanced assets are manufactured (as further discussed below in subsequent transportation asset risk factors). As such assets age, they will depreciate and will typically generate lower revenues and cash flows. As a result, the Company's lease investments may be particularly affected by technological innovation and have exposure to obsolescence, particularly if new technologies are introduced or if unanticipated events occur that shorten the life cycle of such asset types and the relevant lease.

In addition, general economic conditions in relevant jurisdictions, as well as conditions of domestic and international financial markets, may adversely affect transportation assets.

In addition, lease transactions in the transportation sector may be subject to the risk of the relevant asset not being at all times be adequately insured either as a result of lessees failing to maintain sufficient insurance during the course of a lease or insurers being unwilling to cover certain risks.

Equipment leasing and lending against equipment may expose the Company to considerable risk and cost.

The Company may engage in equipment leasing, which may expose the Company to considerable risk. In cases of a non-performing lessee, there are considerable costs associated with terminating leases and retrieving hard assets that can disrupt and reduce cash flow. These risks may be exacerbated in the case of lessee bankruptcy. Further, it may be difficult to re-lease or sell retrieved equipment, depending on market conditions, especially if such equipment is outdated or has been misused. Financing leases in which the lessee pays the value of the leased equipment over the lease term and has the option to purchase the equipment for no or nominal consideration can be considered commercial loans and present additional compliance risks for the Company.

In a loan against equipment transaction, also known as a sale leaseback, equipment is sold on paper by the seller and leased back. The seller obtains working capital and keeps the equipment on the seller's property. As with equipment leasing, there are considerable costs associated with terminating such loans and retrieving hard assets in the event that a borrower fails to make timely payments on the loan. Further, the value of the subject equipment will decline over time as a result of use by the borrower, reducing the value of the collateral backing the loan and increasing the risk that the Company will lose money in the event of borrower default.

The Company's investments in net leases may subject the Company to operating costs associated with properties and risks in the event a tenant is unable to meet its obligations to maintain the property subject to the net lease.

The Company may invest in commercial properties subject to net leases. Typically, net leases require the tenants to pay substantially all of the operating costs associated with the properties. As a result, the value of, and income from, investments in commercial properties subject to net leases will depend, in part, upon the ability of the applicable tenant to meet its obligations to maintain the property under the terms of the net lease. If a tenant fails or becomes unable to so maintain a property, the Company will be subject to all risks associated with owning the underlying real estate. In addition, the Company may have limited oversight into the operations or the managers of these properties, subject to the terms of the net leases.

Certain commercial properties subject to net leases in which the Company invests may be occupied by a single tenant and, therefore, the success of such investments is largely dependent on the financial stability of each such tenant. A default of any such tenant on its lease payments to the Company would cause the Company to lose the revenue from the property and cause the Company to have to find an alternative source of revenue to meet any mortgage payment and prevent a foreclosure if the property is subject to a mortgage. In the event of a default, the Company may experience delays in enforcing the Company's rights as landlord and may incur substantial costs in protecting the Company's investment and re-letting the Company's property. If a lease is terminated, the Company may also incur significant losses to make the leased premises ready for another tenant and experience difficulty or a significant delay in re-leasing such property.

In addition, net leases typically have longer lease terms and, thus, there is an increased risk that contractual rental increases in future years will fail to result in fair market rental rates during those years.

The success of lease investments may be dependent on acquiring and maintaining licenses and approvals.

Lessees are subject to extensive regulation under the laws of the jurisdictions in which they are registered and in which they operate. As a result, certain aspects of lease investments may require licenses, consents or approvals, including consents from governmental or regulatory authorities for certain payments under lease investments and for the import, export, registration and/or deregistration of certain transportation assets. Subsequent changes in applicable law or administrative practice may increase such requirements and governmental consent, once given, could be withdrawn. Furthermore, consents needed in connection with the future lease, re-lease or sale of a transportation asset may not be forthcoming. Any of these events could adversely affect the Company's ability to lease, re-lease or sell transportation assets, which could have a material adverse effect on the Company's returns.

Failure to appropriately discharge liens on lease investments could negatively impact the Company's returns.

In the normal course of business, liens that secure the payment of fees and taxes, custom duties, navigation charges, landing charges, port charges, crew wages, repairer's charges, salvage or other charges may attach to transportation assets that the Company has leased. These liens may secure substantial sums; in certain jurisdictions and for certain types of liens (particularly fleet liens), the sums secured may exceed the value of the particular asset to which the liens have attached. Although lessees are normally contractually obligated to pay any amounts secured by these liens, if a lessee fails to fulfil its obligations to pay the amounts secured by any such liens, then those liens may ultimately become the financial responsibility of the Company. In some jurisdictions, such liens may give the holder thereof the right to detain or, in limited cases, sell or cause the forfeiture of the transportation asset. Until they are discharged, these liens could impair the Company's ability to repossess, re-lease or sell an affected transportation asset. If the Company is obliged to make a significant payment to discharge a lien or if it is unable to take possession of a transportation asset subject to a lien in a timely and cost-effective manner, it could have a material adverse effect on the Company's returns.

The investment characteristics of asset-backed securities differ from traditional debt securities and may subject the Company to a variety of risks in addition to risks inherent in traditional debt securities.

The investment characteristics of asset-backed finance investments structured as asset-backed securities ("ABS") differ from traditional debt securities. Among the major differences are that interest and principal payments are made more frequently, usually monthly, and that the principal may be prepaid at any time because the underlying loans or other assets generally may be prepaid at any time. The frequency at which prepayments (including voluntary prepayments by the obligors and liquidations due to default and foreclosures) occur on loans underlying ABS will be affected by a variety of factors including the prevailing level of interest rates as well as the availability of credit, the relative economic vitality of the area or sector in which the related assets are located, the servicing of the loans, possible changes in tax laws, other opportunities for investment, and other economic, social, geographic, demographic and legal factors. In general, any factors that increase the attractiveness of selling a property or asset or refinancing a loan, enhance a borrower's ability to sell or refinance or increase the likelihood of default under a loan, would be expected to cause the rate of prepayment in respect of a pool of loans or assets to accelerate. Particular investments may experience outright losses, as in the case of an interest only security in an environment of faster actual or anticipated prepayments. Also, particular investments may underperform relative to hedges that a portfolio manager may have constructed for these investments, resulting in a loss.

ABS which represent an interest in a pool of assets such as receivables or loans, have yield and maturity characteristics corresponding to their underlying assets. The risk of each ABS depends both on the underlying assets and the legal structure of such security. Through the use of trusts and special purpose corporations, various types of assets, including assets such as receivables, loans, leases, and other assets that produce streams of payments, are securitized in pass-through structures. Through collateralized debt obligations, CLOs and/or other types of structured or securitized products, the Company may invest in these and other types of ABS that may be developed in the future.

Primarily, these securities do not have the benefit of the same security interest in the related collateral. There is a possibility that recoveries on repossessed collateral may not, in some cases, be available to support payments on these securities. Further, unlike traditional debt securities, which may pay a fixed rate of interest until maturity when the entire principal amount comes due, payments on certain ABS include both interest and a partial payment of principal. This partial payment of principal may be comprised of a scheduled principal payment as well as an unscheduled payment from the voluntary prepayment, refinancing or foreclosure of the underlying loans. As a result of these unscheduled payments of principal, or prepayments on the underlying securities, the price and yield of ABS can be adversely affected. For example, during periods of declining interest rates, prepayments can be expected to accelerate, and the Company would be required to reinvest the proceeds at the lower interest rates then available. Prepayments of loans that underlie securities purchased at a premium could result in capital losses because the premium may not have been fully amortized at the time the obligation is prepaid. In addition, like other interest-bearing securities, the values of ABS generally fall when interest rates rise, but when interest rates fall, their potential for capital appreciation is limited due to the existence of the prepayment option.

The risk of investing in ABS is ultimately dependent upon payment of underlying loans or payment streams by the Borrower or investment counterparty. ABS are often backed by a pool of assets representing the obligations of a number of different parties and use credit enhancement techniques such as letters of credit, guarantees or preference rights. The value of an ABS is affected by changes in the market's perception of the asset backing the security and the creditworthiness of the servicing agent for the loan pool, the originator of the loans or the financial institution providing any credit enhancement, as well as by the expiration or removal of any credit enhancement.

Investment exposure to receivables and similar financing arrangements may expose the Company to risks associated with unsecured credit investments and reliance on third party originators.

The Company may invest in alternative lending-related securities with exposure to receivables or invoice financing, including loans or advances made to businesses, secured by invoice receivables, originated by specialty finance managers, marketplace lending platforms or other originators. The Company will be reliant on the originator's ability to source suitable deals, detect fraud, assess the credit worthiness of both the borrower and the obligor on the invoice, manage operational and financial risk and, in the event of default, pursue and collect collateral. In the event of default, the Company incurs the risk that it may only rank as an unsecured creditor. The obligor on the invoice may dispute any aspect of its obligation and delay, reduce or withhold payments, which may affect the value of the collateral.

In making such investments, the Company is dependent upon the originators' ability to monitor and curtail fraud, including factoring fraud, which involves the falsification of invoice documents. False invoices can easily be created online to appear as if they have been issued by legitimate debtors or as if the invoiced amounts are higher than they actually are. Platforms that originate trade receivables financing loans to corporations usually conduct due diligence but do not always conduct on-site visits to verify that the business exists and is in good standing. For this reason, the risk of fraud may be greater with corporate trade receivables. Typically, an originator will seek to validate that the debtor has received the goods or services for which it has been invoiced and is willing to pay the creditor before making the receivables available for investment, although this may not always be the case. There can be no assurance, however, that the debtor will not subsequently dispute the quality or price of the goods or services and withhold payments. Fraud, delays or write-offs associated with such disputes could directly impact the profitability of the Company's investments in alternative lending-related securities with exposure to trade receivables. In the event of insolvency of any debtor owing funds on a receivable that the Company has purchased directly or indirectly, the Company may only rank as an unsecured creditor. In the case of receivables transferred with recourse, when a debtor defaults on its obligations to the purchaser of the receivable (such as the Company, directly or indirectly), the seller of the receivable will become obligated to fulfill any remaining invoice amounts owed to the purchaser. In the case of receivables transferred without recourse, the Company or other direct owner of the receivable will have no such "back-up" obligor in the event of a debtor default. In either scenario, there is a risk that the party with the payment obligation will fail to make payments timely or at all.

Investment exposure to Platform Arrangements in or alongside third parties may expose the Company to conflicts of interest and risk.

The Company may invest in or co-invest with third parties (or affiliated managers or other persons) with respect to specified investments or categories of investments through loan or lease origination companies, asset-owning operating companies and asset-servicing platforms, joint ventures, investment platforms, other entities or similar arrangements ("Platform Arrangements"), thereby acquiring a variety of interests in certain investments. Such Platform Arrangements may be in or alongside existing or newly formed operators, consultants and/or managers that pursue such opportunities and may include capital and/or assets contributed by third party investors or such platform managers. Platform Arrangements may provide one or more of the following services: origination or sourcing of potential investment opportunities, due diligence and negotiation of potential investment opportunities and/or servicing, development and management (including turnaround) and disposition of investments. In such cases, the Company will significantly rely on the existing management, board of directors and other shareholders of such companies, which may include representation of other financial investors with whom the Company is not affiliated and whose interests may conflict with the interests of the Company. Moreover, in the case where the Company may co-invest, such investments may involve risks not present in investments where a third party is not involved, including the possibility that a third party partner or co-venturer may have financial difficulties resulting in a negative impact on such investment, may have economic or business interests or goals that are inconsistent with those of the Company, may be in a position to take (or block) action in a manner contrary to the Company's investment objectives, or the increased possibility of default, diminished liquidity or insolvency by the third party partner or co-venturer due to a sustained or general economic downturn. In addition, the Company may in certain circumstances be liable for the actions of its third-party partners or co-venturers. Investments made in Platform Arrangements also may involve compensation arrangements including carried interest, management fees and/or other fees payable to such third-party partners or co-venturers, particularly in those circumstances where such third-party partners or co-investors include a management group, as well as to operators, consultants and/or managers. The services provided by such persons to Platform Arrangements may be similar to, and overlap with, services provided by the Adviser to the Company or its other clients. The Company generally expects that appropriate minority shareholder rights will be obtained to protect its interests to the extent possible. There can be no assurance that such minority shareholder rights will be available or that such rights will provide sufficient protection of the Company's interests.

The value and lease rental rates of transportation assets could decline.

The Company's investments could include investments in transportation assets and/or investments in businesses that own, lease or operate transportation assets. Asset values and lease rental rates might decline due to a variety of factors that may impact the transportation industry generally or that could affect a transportation asset in the Company's portfolio. Such factors include, but are not limited to; macroeconomic conditions such as inflation, interest rates and tariffs; manufacturer production levels, delays and technological innovation; the number of operators using the asset; changes in underlying passenger and freight markets impacting operators financial performance and demand for assets; the impact of decisions by the regulatory authority under which the asset is operated and any applicable directives, service bulletins or other regulatory action that could prevent or limit utilization of the asset. As a result of these factors, the Company's earnings and cash flows may be adversely impacted by any decrease in the value of the asset that the Company owns or acquires or any decrease in lease rental rates for these assets.

Asset values and lease rental rates have historically experienced decreases due to a number of factors including, but not limited to, decreases in passenger and freight demand, increases in fuel costs, government regulation and changes in interest rates.

Operating leases place a greater risk of realization of residual values on lessors because only a portion of the equipment's value is covered by contractual cash flows as lease terms are typically significantly shorter than the useful life of the asset. In addition to factors that may affect the transportation industry generally, other factors that may affect the value of asset investments and lease rental rates include:

•	oversupply of the specific model of asset in the market;

•	comparative value in relation to newly manufactured competitive assets;

•	decreases in the creditworthiness of the Company's lessees;

•	the compatibility of the assets configuration or specifications with those desired by operators of that model of asset;

•	the number of operators using that model of asset;

•	the age of the asset;

•	whether an asset is subject to a lease and, if so, whether the lease terms are favorable to the lessor;

•	the geographical area where the asset is based and operates;

•	the particular maintenance, operating and documentary record history of the asset and its components;

•	technological obsolescence or operating performance issues associated with the particular asset;

•	the regulatory authority under which the asset is operated;

•	regulatory directives and service bulletins applicable to the asset;

•	safety, noise and emission standards and regulations;

•	any tax, customs, regulatory and other legal requirements that must be satisfied before the asset can be purchased, sold, returned or re-leased;

•	the availability of spare parts; and

Any decrease in the value of an asset and lease rental rates that may result from the above factors or other unforeseen factors may have a material adverse effect on a Borrower's or the Company's business, financial condition, results of operations and cash flows.

Oversupply of transportation assets could decrease lease rental rates and the value of such assets.

From time to time, the transportation leasing industry has experienced periods of asset oversupply. The oversupply of assets, or a specific type of asset, in the market is likely to decrease lease rental rates for, and the value of, all assets or that type of asset. The supply of and demand for transportation assets is affected by various cyclical and non-cyclical factors that are not under the Company's control, including:

•	passenger and freight demand;

•	exogenous factors such as outbreaks of pandemic or epidemic diseases;

•	fuel costs and general economic conditions;

•	geopolitical and other events, including war, civil disturbances, acts of terrorism and natural disasters;

•	governmental regulation;

•	the availability and cost of credit and fluctuations in interest rates;

•	operator restructurings and bankruptcies;

•	manufacturer production levels and technological innovation;

•	asset models being retired or otherwise made obsolete;

•	manufacturers merging, entering or exiting the industry or ceasing to produce assets or engine types;

•	reintroduction into service of assets or engines previously in storage.

The occurrence of any of these factors might produce sharp and prolonged declines in asset values and lease rental rates, impacting the Company's or a Borrower's cost of acquiring assets, result in lease defaults and delay or prevent the re-lease or sale of assets by the Company on favorable terms, if at all, any of which would have a material adverse effect on the Company's business, financial condition, results of operations and cash flows.

Transportation assets have finite economic useful lives, depreciate over time and become more expensive to operate as they age, all of which could have a material adverse effect on the Company's business, financial condition, results of operations and cash flows.

Transportation assets are long-lived assets, with particular types and models becoming obsolete or less in demand over time when newer, more advanced assets are manufactured. As assets age, they will depreciate and may generate lower revenues and cash flows. Accordingly, assets have exposure to obsolescence, particularly if new technologies or models are introduced or if unanticipated events occur that shorten the life cycle of such asset types. These events include, but are not limited to, government regulation or changes in customers' preferences. These events may shorten the life cycle for assets types to which the Company's investment is exposed and, accordingly, may lead to decreased lease rental rates, trigger impairment charges or increase depreciation expense. In addition, if an asset is sold for a price that is less than its depreciated book value, the seller will recognize a loss on the sale, which could materially adversely affect its results of operations for the period in which the loss is recognized, which could adversely affect the value of Shares.

In general, the costs of operating a transport asset, including maintenance expenditures, increase with the age of the asset. Also, older assets typically experience less operational reliability which necessitates increased maintenance expenditures. Variable expenses like fuel, crew size requirements, spare parts or aging asset corrosion control programs and related directives have the potential to make the operation of older asset less economically feasible. These expenses may also impact the Company's or a Borrower's ability to re-lease or sell such asset upon expiration of the existing lease, which could cause the Company to incur off-lease time.

Some countries have implemented, and others have considered, regulations restricting or prohibiting the import or operation of transportation assets above a certain age, certain specification or propulsion systems such as internal combustion engines. Such regulations may further impact the Company's or a Borrower's ability to re-lease or sell any such asset to operators in those countries on favorable lease terms or at all.

Competition from other transportation asset lessors could adversely affect the Company's business and the Company's financial results.

The transportation asset leasing industry is highly competitive. Some of the Company's or its Borrowers' competitors will have greater resources, lower capital costs or provide financial, maintenance or other services to potential lessees or buyers that the Company or its Borrowers cannot, which could make them able to compete more effectively in certain markets the Company operates in. In addition, some competitors may have higher risk tolerances, lower investment return expectations or different risk or residual value assessments, which could allow them to consider a wider variety of investments, establish more relationships, bid more aggressively on transportation assets available for sale and offer lower lease rental rates or sale prices than the Company or its Borrowers can. Competitors could include transportation asset leasing companies, as well as other entities involved in the acquisition, leasing and selling of transportation assets. Additionally, new entrants with private equity, hedge fund, bank or other funding sources appear from time to time which could compete with the Company or its Borrowers.

Lease competition is driven by lease rental rates, asset availability dates, lease terms, relationships, asset condition, specifications and configuration of the asset necessary to meet the customer's needs. Competition in trading of transportation asset market is driven by price, availability of relevant asset types, the terms of the lease to which an asset is subject and the creditworthiness of the lessee, if any. The Company's or its Borrowers' inability to compete successfully with competitors can have an adverse impact on the Company's or its Borrowers' ability to execute a long-term strategy.

Any failure by a manufacturer to fulfill its contractual obligations to the Company could adversely affect results of operations and cash flows.

The Company or its Borrowers may depend on manufacturers to remain financially stable, produce products and related components, and provide services which meet operator demands and regulatory requirements, and fulfill any contractual obligations they have to us, which is in turn dependent on a number of factors over which the Company will have little or no control. Those factors include the availability of raw materials and manufactured components, economic conditions, changes in the regulatory environment and labor relations and negotiations between manufacturers and their respective workforces. If manufacturers fail to meet their contractual obligations, the Company or its Borrowers may experience:

•	missed or late delivery of assets and a consequent inability to meet contractual obligations to lessees, resulting in lost or delayed revenues, lower growth rates and strained customer relationships;

•	an inability to acquire assets and related parts on terms that allow the leasing of assets to lessees at a profit, resulting in lower growth rates or reduction in fleet size; and

•	reduced demand for such manufacturers' products, creating downward pressure on demand for the assets produced by such manufacturers and reduced market lease rental rates and sale prices for those assets.

Delivery schedules of assets may be impacted by production delays. In addition, the manufacturers of assets and parts also occasionally experience delays from strikes, natural disasters and pandemic or epidemic disease outbreaks. Leases for undelivered assets will typically contain lessee cancellation clauses related to asset delivery delays, typically for delays greater than one year. If there are manufacturing delays for assets for which the Company or its Borrowers have future lease commitments, some or all of the affected lessees could elect to terminate their lease arrangements with respect to such delayed assets. Any such lease terminations could strain relations with those lessees and could adversely affect results of operations and future cash flows.

The introduction of superior technology or new types of transportation assets, in particular more fuel-efficient assets, could cause the assets in the Company's fleet, or Borrowers' fleets, to become outdated and therefore less desirable.

As manufacturers develop new technologies and introduce new models or types of transportation assets, some of the assets in the Company's or a Borrower's fleet could become less desirable to potential lessees. Technological innovations, including increased fuel efficiency, and new asset models may increase the rate of obsolescence of existing assets faster than currently anticipated. In addition, new manufacturers could emerge and produce assets that compete with established asset types. New technologies and new types of transportation assets could be more attractive to the target lessees of the Company's assets which could materially adversely affect the value of the assets in the Company's or a Borrower's fleet and the Company's financial results.

If a lessee reorganizes, its performance of its lease payment obligations to the Company could be impaired.

A lessee may elect or be compelled to reorganize its business either through a bankruptcy process or an out-of-court restructuring which could impair the amount the lessee pays to the Company pursuant to its leases or delay the timing of such payments. A lessee bankruptcy or restructuring may lead usage of all assets with that lessee to be paused, as well as negotiated reductions in lease rental rates, which might also adversely affect asset market values. Additional off-lease assets and lower market values might adversely affect the Company's ability to sell certain of the Company's assets on favorable terms, or at all, or re-lease other asset at favorable rates comparable to the then current market conditions, which collectively would have an adverse effect on the Company's financial results. In addition, the Company may not recover any or all of the Company's claims or damages against a lessee under bankruptcy or insolvency protection.

Lessee defaults and reorganizations, bankruptcies or similar proceedings, may result in the Company incurring significant additional costs.

From time to time, a lessee may seek reorganization or protection from creditors under its local laws or may go into liquidation. Based on historical rates of airline defaults and bankruptcies, the Company expects that it will experience additional lessee defaults and bankruptcies in the ordinary course of the Company's business.

When a lessee defaults on its lease, files for bankruptcy, or insists upon an out of court restructuring, the Company typically incurs significant additional costs, including legal and other expenses associated with court or other governmental proceedings. The Company could also incur substantial maintenance, refurbishment or repair costs if a defaulting lessee fails to pay such costs when necessary to put the asset in suitable condition for remarketing or sale, or fails to compensate the Company for utilization of the asset prior to repossession. The Company may also incur storage costs associated with assets that the Company repossesses and is unable to place immediately with another lessee. The Company could also incur other costs in connection with the physical possession of the asset. The Company may not ultimately be able to re-lease the asset at a similar or favorable lease rental rate. It may also be necessary to pay off liens including fleet liens, mechanics' liens, taxes and other governmental charges on the asset to obtain clear possession and to remarket the asset effectively, including, in some cases, liens that the lessee might have incurred in connection with the operation of its other assets.

Failure to pay certain operating costs could result in the grounding or idling of assets and prevent the re-lease, sale or other use of assets.

As in the case of maintenance costs, the Company or its Borrowers may incur other operational costs upon a lessee default or where the terms of the lease require the Company or a Borrower to pay a portion of those costs. Such costs include:

•	the costs of casualty, liability and political risk insurance and the liability costs or losses when insurance coverage has not been or cannot be obtained as required or is insufficient in amount or scope;

•	the costs of licensing, exporting or importing assets, facility or value added or sales taxes, customs duties, navigation charges, port or landing fees and similar governmental or quasi-governmental impositions, which can be substantial;

•	penalties and costs associated with the failure of lessees to keep the asset registered under all appropriate local requirements or obtain required governmental licenses, consents and approvals; and

•	the costs of consultants, advisors and attorneys in the jurisdiction of registration of the asset.

The failure to pay certain of these costs can result in liens being imposed on the asset. The failure to register an asset can result in a loss of insurance. These matters could result in the grounding or idling of the asset and prevent the re-lease, sale or other use of the asset until the problem is cured, which would adversely affect the Company's business, financial condition, results of operations and cash flows.

Environmental regulations, including those relating to noise restrictions and greenhouse gas emissions, could have an adverse effect on the Company's business, financial condition, results of operations and cash flows and asset residual values.

Commercial transportation operations are subject to comprehensive federal, state, local and foreign environmental, health and safety laws and regulations relating to the discharge of gases and other materials into the air, water and ground, the generation, storage, handling, use, transportation and disposal of or exposure to hazardous materials, and the protection of employee health and safety. These regulations apply based on where the relevant asset is registered and where the asset is operated.

Many jurisdictions have imposed stringent limits on air emissions such as nitrogen oxide, carbon monoxide and carbon dioxide emissions from engines or power sources, consistent with current international standards. Increased concerns over climate change and the level of greenhouse gas and other emissions could result in increasingly stringent limitations on the operations of assets powered by older, non-compliant engines or power sources, as well as newer engines. Further regulatory action may be taken in the future by the United States government, foreign governments or international organizations with respect to climate change and emissions from the transportation sector. Potential actions include imposition of requirements to purchase emission offsets or credits, which can require participation in emission trading, substantial taxes on emissions and growth restrictions on operator operations, among other potential regulatory actions.

The imposition of environmental regulations, including more stringent noise or emissions regulations, could shorten the economic life of the assets in the Company's or a Borrower's fleet and/or reduce their value. These regulations could also limit the ability to re-lease or sell non-compliant assets or, if engine modifications are permitted, require significant additional investments in assets to make them compliant. Compliance with current or future regulations, or the imposition of civil penalties, taxes or duties to deal with environmental concerns, could also cause lessees to incur higher costs and generate lower net revenues, resulting in an adverse impact on their financial condition. Moreover, to the extent responsibility for any operation cannot be attributed to the lessee, there is a risk that the asset owner may bear liability for environmental regulatory compliance costs therefor.

The transportation industry has come under increased scrutiny from the press, the public and investors regarding the impact of travel and shipping on the environment, including emissions to the air, discharges to surface and subsurface waters, safe drinking water, noise, the management of hazardous substances, oils and waste materials and other environmental impacts related to asset operations. If such scrutiny results in reduced air travel, it may affect demand for the Company's or its Borrowers' assets and lessees' ability to make rental and other lease payments and reduce the value received for assets upon any disposition, which would adversely affect the Company's financial condition, results of operations and cash flows.

Changes in fuel costs could adversely affect lessees and demand for transportation assets.

Historically, fuel prices have fluctuated widely depending primarily on international market conditions, geopolitical and environmental events, and currency exchange rates. For certain transportation assets, the cost of fuel typically represents a major expense to operators that is not within their control, and significant increases in fuel costs or hedges that inaccurately assess the direction of fuel costs can materially and adversely affect their operating results. Due to the competitive nature of the transportation industry, operators may be unable to pass on increases in fuel prices to their customers by increasing fares in a manner that fully offsets increased fuel costs. In addition, they may not be able to manage this risk by appropriately hedging their exposure to fuel price fluctuations. Operators that do hedge their fuel costs can also be adversely affected by swift movements in fuel prices if such operators are required as a result to post cash collateral under hedge agreements. Therefore, if fuel prices materially increase or show significant volatility, lessees are likely to incur higher costs or generate lower revenues, which may affect their ability to meet their obligations to the Company or its Borrowers. Should changes in fuel costs adversely affect lessees' or demand for transportation assets, the Company's ability to execute the Company's long-term strategy may be impacted.

The strength of the Company's asset and lease management servicing teams, may impact the ability to execute the Company's strategy.

The Company's assets are typically serviced by qualified internal or external management teams with experience in underlying transportation markets. They cover a wide range of asset and lease management services including marketing, technical and financial. The Company may depend on the strength of these management teams to service the assets. Therefore, the ability to attract, develop, engage and retain employee talent within these teams may impact the ability to execute the Company's strategy and adversely impact business results.

Other Risks Related to the Company and its Investments

Certain investment analyses and decisions by the Sub-Adviser may be required to be undertaken on an expedited basis.

Investment analyses and decisions by the Sub-Adviser may be required to be undertaken on an expedited basis to take advantage of certain investment opportunities. While the Company generally will not seek to make an investment until the Sub-Adviser has conducted sufficient due diligence to make a determination as to the acceptability of the credit quality of the investment and the underlying issuer, in such cases, the information available to the Sub-Adviser at the time of making an investment decision may be limited. Therefore, no assurance can be given that the Sub-Adviser will have knowledge of all circumstances that may adversely affect an investment. In addition, the Sub-Adviser may rely upon independent consultants in connection with its evaluation of proposed investments. No assurance can be given as to the accuracy or completeness of the information provided by such independent consultants and the Company may incur liability as a result of such consultants' actions, many of whom the Company will have limited recourse against in the event of any such inaccuracies.

The Company may rely on experts, outside counsel and other service providers in the Company's investment process.

As part of the due diligence process in which the Company engages, the Company may rely on the advice and opinion of experts, outside counsel and other service providers in assessing potential opportunities. The Company and the Advisers will sometimes be dependent upon the skills and efforts of independent law firms to complete any settlement or underlying litigation or transactional matter. The Company may also rely on reports and analyses of certain experts and/or service providers in making investment decisions. There is no guarantee that the ultimate outcome of any opportunities will be in line with a law firm's, expert's or service provider's initial assessments, conclusions, reports or predictions, and the Company may have limited recourse against these experts, law firms and service providers.

The Company may not have the funds or ability to make additional investments in the Company's portfolio companies.

After the Company's initial investment in a portfolio company, the Company may be called upon from time to time to provide additional funds to such company or have the opportunity to increase the Company's investment, including through the exercise of a warrant or other right to purchase equity securities. There is no assurance that the Company will make, or will have sufficient funds to make, follow-on investments. Even if the Company does have sufficient capital to make a desired follow-on investment, the Company may elect not to make a follow-on investment because it may not want to increase the Company's level of risk, it may prefer other opportunities, it will be limited in the Company's ability to do so by compliance with BDC requirements in order to maintain its RIC status, once elected, or otherwise. The Company's ability to make follow-on investments may also be limited by the Adviser's Allocation Policies. Any decision not to make a follow-on investment or any inability on the Company's part to make such an investment may have a negative impact on a portfolio company in need of such an investment, may result in a missed opportunity for the Company to increase the Company's participation in a successful investment or may reduce the expected return to the Company on the investment.

The prices of the debt instruments and other securities in which the Company invests may decline substantially.

For reasons not necessarily attributable to any of the risks set forth herein (for example, supply/demand imbalances or other market forces), the prices of the debt instruments and other securities in which the Company will invest may decline substantially. In particular, purchasing debt instruments or other assets at what may appear to be "undervalued" or "discounted" levels is no guarantee that these assets will not be trading at even lower levels at a time of valuation or at the time of sale, if applicable. It may not be possible to predict, or to hedge against, such "spread widening" risk. Additionally, the perceived discount in pricing from previous environments described herein may still not reflect the true value of the assets underlying debt instruments in which the Company invests.

The credit ratings of certain of the Company's investments may not be indicative of the actual credit risk of such rated instruments.

Although the Company expects that most of the Company's investments will not be rated by rating agencies, it is possible that some of the Company's investments will be rated instruments. Rating agencies rate debt securities based upon their assessment of the likelihood of the receipt of principal and interest payments. Rating agencies do not consider the risks of fluctuations in market value or other factors that may influence the value of debt securities. Therefore, the credit rating assigned to a particular instrument may not fully reflect the true risks of an investment in such instrument. Credit rating agencies may change their methods of evaluating credit risk and determining ratings. These changes may occur quickly and often. While the Company may give some consideration to ratings, ratings may not be indicative of the actual credit risk of the Company's investments in rated instruments.

The Company may be liable for unfunded pension liabilities of the Company's portfolio companies.

In at least one circuit, a court found that, in certain circumstances, an investment company could be treated as a "trade or business" for purposes of determining pension liability under ERISA. Therefore, where an investment company owns 80% or more (or, possibly, under certain circumstances, less than 80%) of a portfolio company, such company (and any other 80%-owned portfolio companies of such investment company) might be found liable for certain pension liabilities of such a portfolio company to the extent the portfolio company is unable to satisfy such liabilities. The Company may, from time to time, own an 80% or greater interest in a portfolio company that has unfunded pension fund liabilities. If the Company (or other 80%-owned portfolio companies of the Company) were deemed to be liable for such pension liabilities, this could have a material adverse effect on the operations of the Company and the companies in which the Company invests. This discussion is based on current court decisions, statutes and regulations regarding control group liability under ERISA as in effect as of the date of this Registration Statement, which may change in the future as the case law and guidance develops.

To the extent original issue discount ("OID") and payment-in-kind ("PIK") interest income constitute a portion of the Company's income, the Company will be exposed to risks associated with the deferred receipt of cash representing such income.

The Company's investments may include OID and PIK instruments. To the extent OID and PIK constitute a portion of the Company's income, the Company will be exposed to risks associated with such income being required to be included in income for financial reporting purposes in accordance with GAAP and taxable income prior to receipt of cash, including the following:

•	OID instruments may have unreliable valuations because the accruals require judgments about collectability or deferred payments and the value of any associated collateral;

•	OID instruments may create heightened credit risks because the inducement to the borrower to accept higher interest rates in exchange for the deferral of cash payments typically represents, to some extent, speculation on the part of the borrower;

•	For GAAP purposes, cash distributions to Shareholders that include a component of OID income do not come from paid-in capital, although they may be paid from the offering proceeds. Thus, although a distribution of OID income may come from the cash invested by the Shareholders, the 1940 Act does not require that Shareholders be given notice of this fact;

•	The presence of OID and PIK creates the risk of non-refundable cash payments to the Adviser in the form of Incentive Fees on income based on non-cash OID and PIK accruals that may never be realized; and

•	In the case of PIK, "toggle" debt, which gives the issuer the option to defer an interest payment in exchange for an increased interest rate in the future, the PIK election has the simultaneous effect of increasing the investment income, thus increasing the potential for realizing Incentive Fees.

The Company may not be able to realize expected returns on the Company's invested capital.

The Company may not realize expected returns on the Company's investment in a portfolio company due to changes in the portfolio company's financial position or due to an acquisition of the portfolio company. If a portfolio company repays the Company's loans prior to their maturity, the Company may not receive the Company's expected returns on the Company's invested capital. Many of the Company's investments are structured to provide a disincentive for the borrower to pre-pay or call the security, but this call protection may not cover the full expected value of an investment if that investment is repaid prior to maturity.

Middle-market companies operate in a highly acquisitive market with frequent mergers and buyouts. If a portfolio company is acquired or merged with another company prior to drawing on the Company's commitment, the Company would not realize the Company's expected return. Similarly, in many cases companies will seek to restructure or repay their debt investments or buy the Company's other equity ownership positions as part of an acquisition or merger transaction, which may result in a repayment of debt or other reduction of the Company's investment.

The Company cannot guarantee that the Company will be able to obtain various required licenses in U.S. states or in any other jurisdiction where they may be required in the future.

The Company may be required to obtain various state licenses to, among other things, originate commercial loans, and may be required to obtain similar licenses from other authorities, including outside of the United States, in the future in connection with one or more investments. Applying for and obtaining required licenses can be costly and take several months. The Company cannot assure investors that it will maintain or obtain all of the licenses that it needs on a timely basis. The Company will also be subject to various information and other requirements to maintain and obtain these licenses, and it cannot assure investors that it will satisfy those requirements. The Company's failure to maintain or obtain licenses that it requires, now or in the future, might restrict investment options and have other adverse consequences.

The market structure applicable to derivatives imposed by the Dodd-Frank Act, the U.S. Commodity Futures Trading Commission ("CFTC") and the SEC may affect the Company's ability to use over-the-counter ("OTC") derivatives for hedging purposes.

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act"), the CFTC and the SEC have issued rules to implement broad new regulatory requirements and broad new structural requirements applicable to OTC derivatives markets and, to a lesser extent, listed commodity futures (and futures options) markets. Similar changes are in the process of being implemented in other major financial markets.

Engaging in OTC derivatives or other commodity interest transactions such as futures contracts or options on futures contracts may cause the Company to fall within the definition of "commodity pool" under the Commodity Exchange Act and related CFTC regulations. The Sub-Adviser is expected to claim relief from CFTC registration and regulation as a commodity pool operator with respect to the Company's operations, with the result that the Company will be limited in the Company's ability to use futures contracts or options on futures contracts or engage in such OTC derivatives transactions. Specifically, the Company will be subject to strict limitations on using such derivatives other than for hedging purposes, whereby the use of derivatives not used solely for hedging purposes is generally limited to situations where (i) the aggregate initial margin and premiums required to establish such positions does not exceed five percent of the liquidation value of the Company's portfolio, after taking into account unrealized profits and unrealized losses on any such contracts the Company has entered into; or (ii) the aggregate net notional value of such derivatives does not exceed 100% of the liquidation value of the Company's portfolio. The Company intends to operate in a manner to be able to rely on the exclusion from the definition of commodity pool operator provided in Rule 4.5 under the Commodity Exchange Act.

The Dodd-Frank Act also imposed requirements relating to real-time public and regulatory reporting of OTC derivative transactions, enhanced documentation requirements, position limits on an expanded array of commodity-based transactions, recordkeeping requirements, mandatory margining of certain OTC derivatives and mandatory central clearing and swap execution facility ("SEF") execution of certain OTC derivatives. At present, certain interest rate derivatives and index credit derivatives are subject to mandatory central clearing and SEF execution. Taken as a whole, these changes could significantly increase the cost of using OTC derivatives to hedge risks, including interest rate and foreign exchange risk; reduce the level of exposure the Company is able to obtain for risk management purposes through OTC derivatives (including as the result of the CFTC imposing position limits on additional products); reduce the amounts available to the Company to make non-derivatives investments; impair liquidity in certain OTC derivatives; and adversely affect the quality of execution pricing obtained by us, all of which could adversely impact the Company's investment returns.

The Company's ability to enter into transactions involving derivatives and financial commitment transactions may be limited.

Rule 18f-4 under the 1940 Act impacts the ability of a BDC (or a registered investment company) to use derivatives and other transactions that create future payment or delivery obligations. Under Rule 18f-4, BDCs that use derivatives and certain other related instruments and do not qualify as a "limited derivatives user" are subject to a value-at-risk leverage limit, a derivatives risk management program and testing requirements and requirements related to board reporting. The Company intends to operate and qualify as a "limited derivatives user" and have adopted compliance policies to monitor the Company's derivatives exposure under Rule 18f-4.

The Company may enter into long and short positions in all types of swaps, including total return swaps, rate of return swaps, credit default swaps (including index credit default swaps) and interest rate swaps. The Company may also enter into long and short positions in credit linked securities, which is a form of credit derivative structured as a security with an embedded credit default swap. Credit-linked securities and OTC credit default swaps are bilateral agreements between two parties that transfer a defined credit risk from one party to another.

Derivatives transactions, like other financial transactions, involve a variety of significant risks. The specific risks presented by a particular derivative transaction necessarily depend upon the terms of the transaction and the Company's circumstances. In general, however, all derivative transactions involve some combination of market risk, credit risk, counterparty credit risk, funding risk, liquidity risk and operational risk. Highly customized swaps transactions in particular may increase liquidity risk. Highly leveraged transactions generally experience substantial gains or losses in value as a result of relatively small changes in the value or level of an underlying or related market factor. In evaluating the risks and contractual obligations associated with a particular swap transaction, it is important to consider that a swap transaction generally is modified or terminated only by mutual consent of the original parties and subject to agreement on individually negotiated terms. Therefore, it may not be possible for the Company to modify, terminate or offset the Company's obligations under a swap or the Company's exposure to the risks associated with a swap prior to its scheduled termination date.

As noted herein, the Company may enter into transactions involving privately negotiated off-exchange derivative instruments, including total return swaps and other derivative instruments. There can be no assurance that a liquid secondary market will exist for any particular derivative instrument at any particular time, including for those derivative instruments that were originally categorized as liquid at the time they were acquired by us. In volatile markets, the Company may not be able to close out a position without incurring a significant amount of loss. Although OTC derivative instruments are designed to be tailored to meet particular financing needs and, therefore, typically provide more flexibility than exchange-traded products, the risk of illiquidity is also greater as these instruments can generally be closed out only by negotiation with the other party to the instrument. OTC derivative instruments, unlike exchange-traded instruments, are not guaranteed by an exchange or clearinghouse, and thus are generally subject to greater credit risks. In addition, the Company may not be able to convince its counterparty to consent to an early termination of an OTC derivative contract or may not be able to enter into an offsetting transaction to effectively unwind the transaction. Such OTC derivative contracts generally are not assignable except by agreement between the parties concerned, and a counterparty typically has no obligation to permit such assignments. Even if the Company's counterparty agrees to early termination of such OTC derivatives at any time, doing so may subject the Company to certain early termination charges.

The Company may enter into reverse repurchase agreements. When the Company enters into a reverse repurchase agreement, the Company will sell an asset and concurrently agree to repurchase such asset (or an equivalent asset) at a date in the future at a price roughly equal to the original purchase price plus a negotiated interest rate. In the event of the insolvency of the counterparty to a repurchase agreement or reverse repurchase agreement, recovery of the repurchase price owed the Company or, in the case of a reverse repurchase agreement, the assets sold by us, may be delayed. Because reverse repurchase agreements may be considered to be the practical equivalent of borrowing funds, they constitute a form of leverage and may impact the amount of leverage available to the Company as a BDC. If the Company reinvests the proceeds of a reverse repurchase agreement at a rate lower than the cost of the agreement, entering into the agreement may adversely affect the Company's returns.

Risks Related to Shares

Investing in Shares will involve a high degree of risk.

The investments the Company will make in accordance with the Company's investment objective may result in a higher amount of risk than alternative investment options, including volatility or loss of principal. The Company's investments in portfolio companies may be highly speculative and aggressive and, therefore, an investment in Shares may not be suitable for someone with lower risk tolerance.

The amount of any distributions the Company may make on Shares is uncertain. The Company may not be able to pay distributions, or be able to sustain distributions at any particular level, and the Company's distributions per share, if any, may not grow over time, and the Company's distributions per share may be reduced. The Company has not established any limit on the extent to which the Company may use borrowings, if any, and the Company may use offering proceeds to fund distributions (which may reduce the amount of capital the Company ultimately invests in portfolio companies).

Subject to the Board's discretion and applicable legal restrictions, the Company intends to authorize and declare cash distributions on a monthly basis and pay such distributions on a monthly basis. The Company expects to pay distributions out of assets legally available for distribution. However, the Company cannot assure Shareholders that it will achieve investment results that will allow the Company to make a consistent level of cash distributions or year-to-year increases in cash distributions. The Company's ability to pay distributions might be adversely affected by, among other things, the impact of one or more of the risk factors described herein. In addition, the inability to satisfy the asset coverage test applicable to the Company as a BDC may limit the Company's ability to pay distributions. Distributions from offering proceeds also could reduce the amount of capital the Company ultimately invests in debt or equity securities of portfolio companies. All distributions are and will be paid at the discretion of the Board or its designee and will depend on the Company's earnings, the Company's financial condition, maintenance of the Company's RIC status, compliance with applicable BDC regulations, Delaware law and such other factors as the Board or its designee may deem relevant from time to time. The Company cannot assure Shareholders that it will pay distributions to Shareholders in the future.

Shares are not listed on an exchange or quoted through a quotation system and will not be listed for the foreseeable future, if ever. Therefore, Shareholders will have limited liquidity.

Shares are illiquid investments for which there is not a secondary market nor is it expected that any such secondary market will develop in the future. An investment in the Company is suitable only for sophisticated investors and requires the financial ability and willingness to accept the high risks and lack of liquidity inherent in an investment in the Company. Shares are not registered under the Securities Act, or any state securities law and will be restricted as to transfer by law and pursuant to transfer restrictions contained in an investor's Subscription Agreement. Shareholders generally may not Transfer their Shares without prior written consent of the Adviser, which the Adviser may grant or withhold in its sole discretion. Except in limited circumstances for legal or regulatory purposes, Shareholders are not entitled to redeem their Shares. Shareholders must be prepared to bear the economic risk of an investment in the Company for an indefinite period of time.

A Shareholder's interest in the Company will be diluted if the Company issues additional Shares, which could reduce the overall value of an investment in the Company.

Shareholders will not have preemptive rights to purchase any Shares the Company issues in the future. The Declaration of Trust authorizes the Company to issue an unlimited number of Shares. Pursuant to the Declaration of Trust, a majority of the Board of Trustees may amend the Declaration of Trust to change the number of Shares the Company may issue without Shareholder approval. The Board of Trustees may elect to sell additional Shares in the future or issue equity interests in private offerings. To the extent the Company issues additional Shares at or below net asset value, a Shareholder's percentage ownership interest in the Company may be diluted. In addition, depending upon the terms and pricing of any additional offerings and the value of the Company's investments, Shareholders may also experience dilution in the book value and fair value of their Shares.

As a BDC subject to regulation under the 1940 Act, the Company generally is prohibited from issuing or selling Shares at a price below net asset value per share, which may be a disadvantage as compared with certain public companies. The Company may, however, sell Shares, or warrants, options, or rights to acquire Shares, at a price below the current net asset value of Shares if the Board, including a majority of the Independent Trustees, determines that such sale is in the Company's best interests and the best interests of Shareholders, and Shareholders, including a majority of those Shareholders that are not affiliated with us, approve such sale. In any such case, the price at which the Company's securities are to be issued and sold may not be less than a price that, in the determination of the Board, closely approximates the fair value of such securities (less any distributing commission or discount). If the Company raises additional funds by issuing Shares or securities convertible into, or exchangeable for, Shares, then the percentage ownership of Shareholders at that time will decrease and Shareholders will experience dilution. Depending on the terms and pricing of such offerings and the value of the Company's investments, Shareholders may also experience dilution in the net asset value and fair value of their Shares.

Certain provisions of the Declaration of Trust and actions of the Board could deter takeover attempts and have an adverse impact on the value of Shares.

The Declaration of Trust, as well as certain statutory and regulatory requirements, contain certain provisions that may have the effect of discouraging a third party from attempting to acquire us. In connection with the occurrence of a listing of any class of the Shares, the Trustees may, without the approval or vote of the Shareholders, amend or supplement the Declaration of Trust in any manner, including, without limitation, to reclassify the Board, permit annual meetings of Shareholders, impose advance notice provisions for the bringing of Shareholder nominations or proposals, eliminate the suitability requirements in the Declaration of Trust, impose super-majority approval for certain types of transactions and otherwise add or modify provisions that may be deemed to adverse to Shareholders. This could prevent Shareholders from removing a majority of Trustees in any given election. Additionally, the Board may, without Shareholder action, authorize the issuance of Shares in one or more classes or series, including preferred shares. The Board will also have the exclusive power to alter, amend or repeal the Bylaws. These anti-takeover provisions may inhibit a change of control in circumstances that could give the holders of Shares the opportunity to realize a premium over the value of Shares.

The net asset value of Shares may fluctuate significantly.

The net asset value of Shares may be significantly affected by numerous factors, some of which will be beyond the Company's control and may not be directly related to the Company's operating performance. These factors include:

•	changes in the value of the Company's portfolio of investments and derivative instruments as a result of changes in market factors, such as interest rate shifts, and also portfolio specific performance, such as portfolio company defaults, among other reasons;

•	changes in regulatory policies or tax guidelines, particularly with respect to RICs or BDCs;

•	loss of RIC tax treatment or BDC status;

•	distributions that exceed the Company's net investment income and net income as reported according to GAAP;

•	changes in earnings or variations in operating results;

•	changes in accounting guidelines governing valuation of the Company's investments;

•	any shortfall in revenue or net income or any increase in losses from levels expected by investors;

•	departure of the Adviser, the Sub-Adviser or certain of their key personnel;

•	general economic trends and other external factors; and

•	loss of a major funding source.

Shareholders will experience dilution in their ownership percentage if they do not elect to reinvest their distributions.

All distributions declared in cash payable to Shareholders will generally be automatically reinvested in Shares of the class of Shares held by the Shareholder, unless otherwise elected by the Shareholder. As a result, Shareholders that do not elect to reinvest their distributions may experience dilution over time.

Although the Company expects to adopt a share repurchase program, the Company has discretion to not repurchase Shares, to suspend the program, and to cease repurchases.

The Board may not adopt a share repurchase program, and if such a program is adopted, the Board, including a majority of the Independent Trustees, may amend, suspend or terminate the share repurchase program at any time in its discretion. Shareholders may not be able to sell Shares at all in the event the Board amends, suspends or terminates the share repurchase program, absent a liquidity event, and the Company currently does not intend to undertake a liquidity event, and the Company is not obligated by the Declaration of Trust or otherwise to effect a liquidity event at any time. The Company will notify Shareholders of such developments in the Company's quarterly reports or other filings. If less than the full amount of Shares requested to be repurchased in any given repurchase offer are repurchased, funds will be allocated pro rata based on the total number of Shares being repurchased without regard to class. The Share repurchase program has many limitations and should not be relied upon as a method to sell Shares promptly or at a desired price.

The timing of the Company's repurchase offers pursuant to the Company's share repurchase program may be at a time that is disadvantageous to Shareholders.

In the event a Shareholder chooses to participate in the Company's share repurchase program, such Shareholder will be required to provide the Company with notice of intent to participate prior to knowing what the net asset value per share of the Shares being repurchased will be on the applicable repurchase date. Although Shareholders will have the ability to withdraw their repurchase request prior to the applicable repurchase date, to the extent a Shareholder seeks to sell Shares to the Company as part of the Company's periodic share repurchase program, the Shareholder will be required to do so without knowledge of what the repurchase price of Shares will be on the applicable repurchase date.

The issuance of preferred shares or convertible debt securities may cause the net asset value of Shares to become more volatile.

The Company cannot assure Shareholders that the issuance of preferred shares and/or convertible debt securities would result in a higher yield or return to Shareholders. The issuance of preferred shares, debt securities or convertible debt would likely cause the net asset value of Shares to become more volatile. If the dividend rate on the preferred shares, or the interest rate on the convertible debt securities, were to approach the net rate of return on the Company's investment portfolio, the benefit of such leverage to Shareholders would be reduced. If the dividend rate on the preferred shares, or the interest rate on the convertible debt securities, were to exceed the net rate of return on the Company's portfolio, the use of leverage would result in a lower rate of return to the holders of Shares than if the Company had not issued the preferred shares or convertible debt securities. Any decline in the net asset value of the Company's investment would be borne entirely by Shareholders. Therefore, if the market value of the Company's portfolio were to decline, the leverage would result in a greater decrease in net asset value to Shareholders than if the Company was not leveraged through the issuance of preferred shares or debt securities. This decline in net asset value would also tend to cause a greater decline in the market price, if any, for Shares.

There is also a risk that, in the event of a sharp decline in the value of the Company's net assets, the Company would be in danger of failing to maintain required asset coverage ratios, which may be required by the preferred shares or convertible debt, or the Company's current investment income might not be sufficient to meet the dividend requirements on the preferred shares or the interest payments on the debt securities. In order to counteract such an event, the Company might need to liquidate investments in order to fund the redemption of some or all of the preferred shares, debt securities or convertible debt. In addition, the Company would pay (and Shareholders would bear) all costs and expenses relating to the issuance and ongoing maintenance of the preferred shares, convertible debt, or any combination of these securities. Holders of preferred shares or convertible debt may have different interests than Shareholders and may at times have disproportionate influence over the Company's affairs.

Preferred shares could be issued with rights and preferences that would adversely affect Shareholders, including the right to elect certain members of the Board and have class voting rights on certain matters.

Under the terms of the Declaration of Trust, the Board is authorized to issue shares of preferred shares in one or more classes or series without Shareholder approval, which could potentially adversely affect the interests of existing Shareholders. For example, the 1940 Act requires that holders of preferred shares must be entitled as a class to elect two Trustees at all times and to elect a majority of the Trustees if dividends on such preferred shares are in arrears by two years or more, until such arrearage is eliminated. In addition, certain matters under the 1940 Act require the separate vote of the holders of any issued and outstanding preferred shares, including conversion to open-end status and, accordingly, preferred shareholders could veto any such changes. Restrictions imposed on the declarations and payment of distributions or dividends, as applicable, to the holders of Shares and preferred shares, both by the 1940 Act and by requirements imposed by rating agencies, if any, might impair the Company's ability to maintain the Company's tax treatment as a RIC for U.S. federal income tax purposes.

The Company currently is conducting the Preferred Offering. Series A Preferred Shares issued by the Company pursuant to the Preferred Offering will rank senior to all classes or series of Shares and will rank on parity with any other class or series of preferred shares created in the future, with respect to dividend and redemption rights and rights upon liquidation, dissolution or winding up of the Company. As required by the 1940 Act, the holders of Series A Preferred Shares issued pursuant to the Preferred Offering are entitled as a class to elect two members of the Board of Trustees at all times and to elect a majority of the members of the Board of Trustees if dividends on such preferred shares are in arrears by two years or more, until such arrearage is eliminated. In addition, certain matters under the 1940 Act require the separate vote of the holders of any issued and outstanding preferred shares, including changes in fundamental investment restrictions and conversion to open-end status and, accordingly, preferred shareholders could veto any such changes. Restrictions imposed on the declaration and payment of distributions or dividends, as applicable, to the holders of the Shares and Series A Preferred Shares, both by the 1940 Act and by requirements imposed by rating agencies, might impair the Company's ability to maintain the Company's tax treatment as a RIC for U.S. federal income tax purposes. The Series A Preferred Shares carry a dividend rate of 12.0% per annum of the liquidation preference ($3,000.00) and, therefore, the Company's ability to pay dividends on Shares may be impaired by the Company's obligations to the holders of the Series A Preferred Shares.

Shareholders will likely have conflicting interests with respect to their investments in the Company.

Shareholders will likely have conflicting investment, tax, and other interests with respect to their investments in the Company, including conflicts relating to the structuring of loans and investment acquisitions and dispositions. As a consequence, conflicts will from time to time arise in connection with decisions made by the Sub-Adviser regarding an investment that may be more beneficial to one Shareholder than another, especially with respect to tax matters. The results of the Company's investment activities will affect individual Shareholders differently, depending on their different situations. In structuring and completing investments, the Sub-Adviser generally will consider the investment and tax objectives of the Company and its Shareholders as a whole, not the investment, tax, or other objectives of any Shareholder individually. Thus, there can be no assurance that the structure of the Company or any of its investments will be tax efficient for any particular Shareholder or that any particular tax result will be achieved. In particular, the risk of Shareholders being subject to tax inefficiencies, including taxation under controlled foreign corporation rules in their jurisdiction, withholding tax or other taxation that may arise if certain requirements are not met, or tax timing disadvantages as a result of their participation in the Company may occur and will depend on the individual tax circumstances of each Shareholder.

Certain Shareholders may have to comply with Exchange Act filing requirements.

Because Class J Shares will be registered under the Exchange Act upon the effectiveness of the Form 10 registration statement filed by the Company, ownership information for any person who beneficially owns 5% or more of such Shares will thereafter have to be disclosed in a Schedule 13G, Schedule 13D or other filings with the SEC. Beneficial ownership for these purposes is determined in accordance with the rules of the SEC, and includes having voting or investment power over the securities. In some circumstances, Shareholders who choose to reinvest their distributions may see their percentage stake increased to more than 5%, thus triggering this filing requirement. Each Shareholder is responsible for determining their filing obligations and preparing the filings. In addition, Shareholders who hold more than 10% of a class of the Company's equity securities may be subject to Section 16(b) of the Exchange Act, which recaptures for the benefit of Shareholders profits from the purchase and sale, or sale and purchase, of registered stock within a six-month period.

If Shareholders domiciled or having their registered office in the UK or the European Economic Area participate in the private placement, the Company may be subject to additional reporting, regulatory and compliance obligations pursuant to the Alternative Investment Fund Managers Directive ("AIFMD").

The AIFMD regulates the activities of certain private fund managers undertaking fund management activities or marketing fund interests to investors in the EEA and the UK respectively.

To the extent the Company is actively marketed to investors domiciled or having their registered office in the EEA or the UK: (i) the Company, the Adviser and the Sub-Adviser will be subject to certain reporting, disclosure and other compliance obligations under the AIFMD, which will result in the Company incurring additional costs and expenses; (ii) the Company, the Adviser and the Sub-Adviser may become subject to additional regulatory or compliance obligations arising under national law in certain EEA jurisdictions or the UK, which would result in the Company incurring additional costs and expenses or may otherwise affect the management and operation of the Company; (iii) the Adviser and the Sub-Adviser will be required to make detailed information relating to the Company and its investments available to regulators and third parties; and (iv) the AIFMD will also restrict certain activities of the Company in relation to EEA or UK portfolio companies, including, in some circumstances, the Company's ability to recapitalize, refinance or potentially restructure a portfolio company within the first two years of ownership, which may in turn affect operations of the Company generally. In addition, it is possible that some jurisdictions will elect to restrict or prohibit the marketing of non-EEA funds to investors based in EEA jurisdictions, which may make it more difficult for the Company to raise its targeted amount of capital commitment.

The European Union is implementing a Directive to amend AIFMD ("AIFMD II"). AIFMD II will impose obligations including: (i) minimum substance considerations that EU regulators will need to take into account during the AIFM authorization process; (ii) enhanced requirements around delegation, including additional reporting requirements in relation to delegation arrangements; (iii) new requirements applying to AIFMs managing funds that originate loans; (iv) increased investor pre-contractual disclosure requirements, notably around fees and charges; and (v) a prohibition on non-EU AIFMs and AIFs established in jurisdictions identified as "high risk" countries under the European Anti-Money Laundering Directive (as amended) or the revised EU list of non-cooperative tax jurisdictions. The final text of AIFMD II was published in the Official Journal of the European Union in March 2024, with AIFMD II due to be implemented by EU Member States from 2026. It is possible that AIFMD II may require additional costs, expenses and/or resources, as well as restricting or prohibiting certain activities, including in relation to loan-originating funds and managers or funds established in jurisdictions outside the EU identified as having anti-money laundering and/or tax failings.

The Adviser, the Sub-Adviser or their affiliates may provide this Registration Statement and other information regarding the Company and the Shares to UK or EEA investors who have contacted the Adviser, the Sub-Adviser or their affiliates or placement agent at the investor's own initiative to request such information. Where information is provided in response to an own-initiative request by a prospective investor, such investor will not benefit from any protections or rights under the AIFMD in respect of any resulting subscription for the Shares in the Company.

The Declaration of Trust includes exclusive forum and jury trial waiver provisions that could limit a Shareholder's ability to bring a claim or, if such provisions are deemed inapplicable or unenforceable by a court, may cause the Company to incur additional costs associated with such action.

The Declaration of Trust provides that, to the fullest extent permitted by law, the sole and exclusive forum for any claims, suits, actions or proceedings asserting a claim governed by the internal affairs (or similar) doctrine or arising out of or relating in any way to the Company, the Delaware Statutory Trust Statute or the Declaration of Trust (including, without limitation, any claims, suits, actions or proceedings to interpret, apply or enforce (A) the provisions of the Declaration of Trust, (B) the duties (including fiduciary duties), obligations or liabilities of the Company to the Shareholders or the Board, or of officers or the Board to the Company, to the Shareholders or each other, (C) the rights or powers of, or restrictions on, the Company, the officers, the Board or the Shareholders, (D) any provision of the Delaware Statutory Trust Statute or other laws of the State of Delaware pertaining to trusts made applicable to the Company pursuant to Section 3809 of the Delaware Statutory Trust Statute, (E) any other instrument, document, agreement or certificate contemplated by any provision of the Delaware Statutory Trust Statute or the Declaration of Trust relating in any way to the Company or (F) the federal securities laws of the United States, including, without limitation, the 1940 Act, or the securities or antifraud laws of any international, national, state, provincial, territorial, local or other governmental or regulatory authority, including, in each case, the applicable rules and regulations promulgated thereunder (regardless, in each case, of whether such claims, suits, actions or proceedings (x) sound in contract, tort, fraud or otherwise, (y) are based on common law, statutory, equitable, legal or other grounds or (z) are derivative or direct claims)), shall be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, any other court in the State of Delaware with subject matter jurisdiction.

The Declaration of Trust also includes an irrevocable waiver of the right to trial by jury in all such claims, suits, actions or proceedings. Any person purchasing or otherwise acquiring any of Shares shall be deemed to have notice of and to have consented to these provisions of the Declaration of Trust. These provisions may limit a Shareholder's ability to bring a claim in a judicial forum or in a manner that it finds favorable for disputes with the Company or the Trustees or officers, which may discourage such lawsuits. Alternatively, if a court were to find the exclusive forum provision or the jury trial waiver provision to be inapplicable or unenforceable in an action, the Company may incur additional costs associated with resolving such action in other jurisdiction or in other manners, which could have a material adverse effect on the Company's business, financial condition and results of operations.

Notwithstanding any of the foregoing, neither the Company nor any of the Company's investors are permitted to waive compliance with any provision of the U.S. federal securities laws or state securities laws and the rules and regulations promulgated thereunder.

U.S. Federal Income Tax Risks

The Company cannot predict how tax reform legislation will affect the Company, the Company's investments or Shareholders, and any such legislation could adversely affect the Company's business.

All statements contained herein concerning the U.S. federal income tax (or other tax) consequences of an investment in the Company are based on existing law and interpretations thereof. Changes in U.S. federal income tax (and other) tax laws could materially affect the tax consequences of a Shareholder's investment in the Company, the tax treatment of the Company's investments and the Company's ability to qualify for tax treatment as a RIC. U.S. and other tax legislation may be enacted in the future, and administrative tax guidance may also be issued in the future, in each case possibly with retroactive effect. While certain changes in tax laws may be beneficial, others could significantly and negatively affect the Company's ability to qualify for tax treatment as a RIC or the U.S. federal income tax consequences to the Company and Shareholders of such qualification, or could have other adverse consequences. Accordingly, no assurance can be given that the currently anticipated tax consequences of an investment in the Company, or of the Company's investments, will not be modified by legislative, judicial or administrative changes, including with retroactive effect. Shareholders are urged to consult with their tax advisor regarding tax legislative, regulatory, or administrative developments and proposals and their potential effect on an investment in the Company's securities.

The Company will be subject to corporate-level U.S. federal income tax if the Company is unable to qualify for and maintain the Company's tax treatment as a RIC under Subchapter M of the Code or if the Company makes investments through taxable subsidiaries.

To qualify for and maintain RIC tax treatment under the Code, the Company must meet the following annual distribution, income source and quarterly asset diversification requirements. See "Item 1. Business—Taxation of U.S. Shareholders."

The Annual Distribution Requirement for a RIC will be satisfied if the Company distributes to Shareholders on an annual basis at least 90% of the Company's "investment company taxable income," which is generally the Company's net ordinary income plus the excess, if any, of realized net short-term capital gains over realized net long-term capital losses. In addition, a RIC may, in certain cases, satisfy the 90% distribution requirement by disbursing distributions relating to a taxable year after the close of such taxable year under the "spillback dividend" provisions of Subchapter M. The Company would be taxed, at regular corporate rates, on retained income and/or gains, including any short-term capital gains or long-term capital gains. Because the Company may use debt financing, it will be subject to (i) an asset coverage ratio requirement under the 1940 Act and may, in the future, be subject to (ii) certain financial covenants under loan and credit agreements that could, under certain circumstances, restrict the Company from making distributions necessary to satisfy the distribution requirements. If the Company is unable to obtain cash from other sources, or choose to, or are required to, retain a portion of the Company's taxable income or gains, the Company could (1) be required to pay income and/or excise taxes or (2) fail to qualify for RIC tax treatment, and thus become subject to corporate-level U.S. federal income tax on all the Company's taxable income (including gains) regardless of whether or not such income and gains are distributed to Shareholders.

The income source requirement will be satisfied if the Company obtains at least 90% of the Company's annual income from dividends, interest, payments with respect to securities loans, gains from the sale of stock or securities, net income derived from an interest in a "qualified publicly traded partnership," or other income derived from the business of investing in stock or securities.

The asset diversification requirement will be satisfied if the Company meets certain asset diversification requirements at the end of each quarter of the Company's taxable year. Specifically, at least 50% of the value of the Company's assets must consist of cash, cash-equivalents (including receivables), U.S. government securities, securities of other RICs, and other acceptable securities if such securities of any one issuer do not represent more than 5% of the value of the Company's assets or more than 10% of the outstanding voting securities of the issuer; and no more than 25% of the value of the Company's assets can be invested in the securities, other than U.S. government securities or securities of other RICs, of one issuer, of two or more issuers that are controlled, as determined under applicable Code rules, by the Company and that are engaged in the same or similar or related trades or businesses or of certain "qualified publicly traded partnerships." Failure to meet these requirements may result in the Company's having to dispose of certain investments quickly in order to prevent the loss of RIC status. Because most of the Company's investments will be in private companies, and therefore will be relatively illiquid, any such dispositions could be made at disadvantageous prices and could result in substantial losses.

If the Company fails to qualify for or maintain RIC tax treatment for any reason and are subject to corporate income tax, the resulting corporate taxes could substantially reduce the Company's net assets, the amount of income available for distribution, and the amount of the Company's distributions.

The Company may invest in certain debt and equity investments through taxable subsidiaries and the net taxable income of these taxable subsidiaries will be subject to federal and state corporate income taxes. The Company may invest in certain non-U.S. debt and equity investments which could be subject to non-U.S. taxes (such as income tax, withholding, and value added taxes).

The Company may have difficulty making the Company's required distributions if the Company recognizes income before or without receiving cash representing such income.

For U.S. federal income tax purposes, the Company may be required to recognize taxable income in circumstances in which the Company does not receive a corresponding payment in cash. For example, if the Company holds debt obligations that are treated under applicable tax rules as having OID (such as debt instruments with PIK, secondary market purchases of debt securities at a discount to par, interest or, in certain cases, increasing interest rates or debt instruments that were issued with warrants), it must include in income each year a portion of the OID that accrues over the life of the obligation, regardless of whether cash representing such income is received by the Company in the same taxable year. The Company may also have to include in income other amounts that it has not yet received in cash, such as unrealized appreciation for foreign currency forward contracts and deferred loan origination fees that are paid after origination of the loan or are paid in non-cash compensation such as warrants or stock. Furthermore, the Company may invest in non-U.S. corporations (or other non-U.S. entities treated as corporations for U.S. federal income tax purposes) that could be treated under the Code and U.S. Treasury regulations as "passive foreign investment companies" and/or "controlled foreign corporations." The rules relating to investment in these types of non-U.S. entities are designed to ensure that U.S. taxpayers are either, in effect, taxed currently (or on an accelerated basis with respect to corporate-level events) or taxed at increased tax rates at distribution or disposition. In certain circumstances this could require the Company to recognize income where the Company does not receive a corresponding payment in cash.

Unrealized appreciation on derivatives, such as foreign currency forward contracts, may be included in taxable income while the receipt of cash may occur in a subsequent period when the related contract expires. Any unrealized depreciation on investments that the foreign currency forward contracts are designed to hedge are not currently deductible for tax purposes. This can result in increased taxable income whereby the Company may not have sufficient cash to pay distributions or the Company may opt to retain such taxable income and pay a 4% excise tax on such undistributed taxable income, as required. In such cases the Company could still rely upon the "spillback provisions" to maintain RIC tax treatment.

The Company anticipates that a portion of the Company's income may constitute OID or other income required to be included in taxable income prior to receipt of cash. Further, the Company may elect to amortize market discounts with respect to debt securities acquired in the secondary market and include such amounts in the Company's taxable income in the current year, instead of upon disposition, as an election not to do so would limit the Company's ability to deduct interest expenses for tax purposes. Because any OID or other amounts accrued will be included in the Company's investment company taxable income for the year of the accrual for taxable years including and following the taxable year that began on the RIC Election Date, the Company may be required to make a distribution to Shareholders in order to satisfy the Annual Distribution Requirement, even if the Company will not have received any corresponding cash amount. As a result, the Company may have difficulty meeting the Annual Distribution Requirement necessary to maintain RIC tax treatment under the Code. The Company may have to sell some of the Company's investments at times and/or at prices the Company would not consider advantageous, raise additional debt or equity capital, make a partial share distribution, or forgo new investment opportunities for this purpose. If the Company is not able to obtain cash from other sources, and choose not to make a qualifying share distribution, the Company may fail to continue to qualify for RIC tax treatment and thus become subject to corporate-level U.S. federal income tax.

If the Company is not treated as a "publicly offered regulated investment company," as defined in the Code, certain U.S. Shareholders will be treated as having received a dividend from the Company in the amount of such U.S. Shareholders' allocable share of the Management Fee and Incentive Fees paid to the Adviser and some of the Company's expenses, and these fees and expenses will be treated as miscellaneous itemized deductions of such U.S. Shareholders.

In order to be treated as a "publicly offered regulated investment company" Shares must be (i) continuously offered pursuant to a public offering within the meaning of Section 4 of the Securities Act, (ii) regularly traded on an established securities market or (iii) held by at least 500 persons at all times during the taxable year. While the Company currently expects to qualify as a publicly offered RIC, there can be no assurance that it will in fact so qualify for any of the Company's taxable years. Unless and until the Company is treated as a publicly offered regulated investment company for any calendar year, each U.S. Shareholder that is an individual, trust or estate will be treated as having received a dividend from the Company in the amount of such U.S. Shareholder's allocable share of the Management Fee and Incentive Fees paid to the Adviser and certain of the Company's other expenses for the calendar year, and these fees and expenses will be treated as miscellaneous itemized deductions of such U.S. Shareholder. Under current law, miscellaneous itemized deductions are disallowed for non-corporate taxpayers.

One or more tax information reporting regimes are likely to apply to the Company, vehicles in which the Company owns an interest and/or alternative investment vehicles.

Numerous jurisdictions have enacted, or have committed to enact, legislation and administrative guidance requiring the collection and sharing of certain information in order to combat tax avoidance. The U.S. Foreign Account Tax Compliance Act ("FATCA") aims to combat tax evasion by U.S. tax residents using non-U.S. accounts. It imposes withholding taxes in certain circumstances and requires financial institutions outside the United States to collect and share information about their U.S. customers. In addition, the OECD has published a global Common Reporting Standard ("CRS") for the exchange of information pursuant to which many countries have now signed multilateral agreements. In the EU, Council Directive 2011/16/EU on administrative co-operation in the field of taxation (as amended) effectively implements the OECD's CRS and requires governments to obtain detailed account information from financial institutions and exchange that information automatically with other jurisdictions annually.

One or more of these information exchange regimes are likely to apply to the Company, vehicles in which the Company owns an interest and/or alternative investment vehicles and would require the Company to collect and share with applicable taxing authorities information concerning Shareholders (including identifying information and amounts of certain income allocable or distributable to them). A Shareholder's failure to provide required certifications or other information could result in withholding taxes, government-imposed penalties, expulsion from the Company and/or alternative investment vehicles or other potential remedies. See "Item 1. Business—Information Reporting Regimes" for more information.

General Risks

The Company may experience fluctuations in the Company's operating results.

The Company may experience fluctuations in the Company's operating results due to a number of factors, some of which may be beyond the Company's control, including the Company's ability or inability to make investments in companies that meet the Company's investment criteria, interest rates and default rates on the investments the Company makes, the level of the Company's expenses, variations in and the timing of the recognition of realized gains or losses, unrealized appreciation or depreciation, the degree to which the Company encounters competition in the Company's markets, and general economic conditions. As a result of these factors, results for any previous period should not be relied upon as being indicative of performance in future periods. These occurrences could have a material adverse effect on the Company's results of operations, the value of a Shareholder's investment in the Company and the Company's ability to pay distributions to Shareholders.

The Company will expend significant financial and other resources to comply with the requirements of being a reporting entity under the Exchange Act.

As a BDC, the Company is subject to the reporting requirements of the Exchange Act and requirements of the Sarbanes-Oxley Act. The Exchange Act requires that the Company file annual, quarterly and current reports with respect to the Company's business and financial condition. The Sarbanes-Oxley Act requires that the Company maintain effective disclosure controls and procedures and internal controls over financial reporting, which are discussed below. In order to maintain and improve the effectiveness of the Company's disclosure controls and procedures and internal controls, significant resources and management oversight are required. The Company will implement procedures, processes, policies and practices for the purpose of addressing the standards and requirements applicable to reporting companies. These activities may divert management's attention from other business concerns, and may require significant expenditures, each of which could have a material adverse effect on the Company's business, financial condition, results of operations and cash flows. The Company also expects to incur significant additional annual expenses related to these steps, and, among other things, trustees' and officers' liability insurance, Trustee fees, reporting requirements to the SEC, transfer agent fees, additional administrative expenses payable to the Administrator to compensate them for hiring additional accounting, legal and administrative personnel, increased auditing and legal fees and other similar expenses. The Company cannot be certain when these activities will be completed or the impact of the same on the Company's operations. In addition, the Company may be unable to ensure that the process is effective or that the Company's internal controls over financial reporting are or will be effective in a timely manner. In the event that the Company is unable to develop or maintain an effective system of internal controls and maintain or achieve compliance with the Sarbanes-Oxley Act and related rules, it may be adversely affected.

The systems and resources necessary to comply with applicable reporting requirements will increase further once the Company ceases to be an "emerging growth company" under the JOBS Act. As long as the Company remains an emerging growth company, it intends to take advantage of certain exemptions from various reporting requirements that are applicable to other reporting companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. See "—The Company will be and will seek to remain an "emerging growth company" under the JOBS Act, and the Company cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make Shares less attractive to investors."

The Company does not currently have comprehensive documentation of the Company's internal controls.

The Company will not be required to comply with the requirements of the Sarbanes-Oxley Act, including the internal control evaluation and certification requirements of Section 404 of that statute ("Section 404"), and will not be required to comply with all of those requirements until the Company has been subject to the reporting requirements of the Exchange Act for a specified period of time or the date the Company is no longer an emerging growth company under the JOBS Act. Accordingly, the Company's internal controls over financial reporting do not currently meet all of the standards contemplated by Section 404 that the Company will eventually be required to meet. The Company is in the process of building out the Company's internal controls over financial reporting and establishing formal procedures, policies, processes and practices related to financial reporting and to the identification of key financial reporting risks, assessment of their potential impact and linkage of those risks to specific areas and activities within the Company.

Additionally, the Company will begin the process of documenting the Company's internal control procedures to satisfy the requirements of Section 404, which requires annual management assessments of the effectiveness of its internal controls over financial reporting. The Company's independent registered public accounting firm will not be required to formally attest to the effectiveness of the Company's internal control over financial reporting until the later of the year following the Company's first annual report required to be filed with the SEC, or the date the Company is no longer an emerging growth company under the JOBS Act. Because the Company does not currently have comprehensive documentation of the Company's internal controls and have not yet tested the Company's internal controls in accordance with Section 404, the Company cannot conclude in accordance with Section 404 that the Company does not have a material weakness in the Company's internal controls or a combination of significant deficiencies that could result in the conclusion that the Company has a material weakness in the Company's internal controls. As a public entity, the Company is required to complete the Company's initial assessment in a timely manner. If the Company is not able to implement the requirements of Section 404 in a timely manner or with adequate compliance, the Company's operations, financial reporting or financial results could be adversely affected. Matters impacting the Company's internal controls may cause the Company to be unable to report the Company's financial information on a timely basis and thereby subject the Company to adverse regulatory consequences, including sanctions by the SEC, and result in a breach of the covenants under the agreements governing any of its financing arrangements. There could also be a negative reaction in the financial markets due to a loss of investor confidence in the Company and the reliability of the Company's financial statements. Confidence in the reliability of the Company's financial statements could also suffer if the Company or the Company's independent registered public accounting firm were to report a material weakness in the Company's internal controls over financial reporting.

The Company's internal controls over financial reporting may not prevent or detect misstatements because of its inherent limitations, including the possibility of human error, the circumvention or overriding of controls, or fraud. Even effective internal controls can provide only reasonable assurance with respect to the preparation and fair presentation of financial statements. If the Company fails to maintain the adequacy of the Company's internal controls, including any failure to implement required new or improved controls, or if the Company experiences difficulties in their implementation, the Company's business and operating results could be harmed and the Company could fail to meet the Company's financial reporting obligations.

The Company will be and will seek to remain an "emerging growth company" under the JOBS Act, and the Company cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make Shares less attractive to investors.

The Company will be and will seek to remain an "emerging growth company" as defined in the JOBS Act until the earlier of (a) the last day of the fiscal year (i) following the fifth anniversary of the date of an initial public offering pursuant to an effective registration statement under the Securities Act, (ii) in which the Company has total annual gross revenue of at least $1.235 billion, or (iii) in which the Company is deemed to be a large accelerated filer, which means the market value of Shares that is held by non-affiliates exceeds $700 million as of the date of the Company's most recently completed second fiscal quarter, and (b) the date on which the Company has issued more than $1.0 billion in non-convertible debt during the prior three-year period. For so long as the Company remains an "emerging growth company" it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not "emerging growth companies" including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. In addition, Section 107 of the JOBS Act also provides that an "emerging growth company" can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an "emerging growth company" can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The Company intends to take advantage of such extended transition periods.

The Company cannot predict if investors will find Shares less attractive because the Company will rely on some or all of these exemptions. Investors may be unable to compare the Company's business with other companies in the Company's industry if they believe that the Company's financial accounting is not as transparent as other companies in the Company's industry. If the Company is unable to raise additional capital as and when the Company needs it, the Company's financial condition and results of operations may be materially and adversely affected.

Global economic, political and market conditions may adversely affect the Company's business, financial condition and results of operations, including the Company's revenue growth and profitability.

The success of the Company will be affected by general economic and market conditions in the U.S. and global economies, such as interest rates, availability and spreads of credit, credit defaults, inflation rates, economic uncertainty, changes in laws and regulations (including laws relating to taxation of the Company's investments), trade barriers, currency exchange controls and national and international political, environmental and socioeconomic circumstances (including pandemics, wars, terrorist acts or security operations) in respect of the jurisdictions in which the Company may invest. A worsening of general and market conditions would likely affect the level and volatility of securities and other asset prices and the liquidity of the Company's investments, which could impair the Company's profitability, result in losses and impact investment returns. In addition, general fluctuations in the market prices of securities and interest rates may affect the Company's investment opportunities and the value of Shares. Macquarie's financial condition may be adversely affected by a significant general economic downturn, and it may be subject to legal, regulatory, reputational and other unforeseen risks that could have a material adverse effect on Macquarie's business and operations and thereby could adversely impact the Company. Volatility in global financial markets and political systems of certain countries can have adverse spill-over effects into the global financial markets generally and the U.S. markets in particular. Moreover, a depression, recession, slowdown and/or sustained downturn in the U.S. or global economy (or any particular segment thereof) or weakening of credit markets (including a perceived increase in counterparty default risk) could adversely affect the Company's profitability, impede the ability of the Company's portfolio businesses to perform under or refinance their existing obligations and impair the Company's ability to effectively exit investments on favorable terms. Any of the foregoing events could result in substantial or total losses to the Company in respect of certain investments, which losses will likely be exacerbated by the presence of leverage in a portfolio business's capital structure. During periods of relatively low risk-free interest rates and correspondingly low current income available for traditional debt securities, investors seeking appropriately risk-adjusted current yield may place a premium on the cash flow often provided by infrastructure assets. As interest rates rise, demand for the infrastructure asset class may fall as investors seek to obtain current income from other alternatives. In addition, economic problems in a single country are increasingly affecting other markets and economies. A continuation of this trend could adversely affect global economic conditions and world markets and, in turn, could adversely affect the Company's performance.

Social, political, economic and other conditions and events, such as natural disasters, epidemics and pandemics, national referenda, elections, interest rate changes, political movements, humanitarian crises, national and international policy changes, actual or perceived trade wars, tariffs, import or export controls, executive orders, laws, legal systems and regulatory regimes, terrorism, conflicts, including the conflicts in Russia and Ukraine and the Middle East, and social unrest, create uncertainty and have significant impacts on issuers, industries, governments and other systems, including the financial markets, to which companies and their investments are exposed. As global systems, economies and financial markets are increasingly interconnected, events that once had only local impact are now more likely to have regional or even global effects. Further, in response to the conflicts, multiple countries have put in place sanctions and other severe restrictions or prohibitions on certain of the countries involved, as well as related individuals and businesses.

Uncertainty can result in or coincide with, among other things: reductions in revenue and growth; unexpected operational losses and liabilities; supply chain disruptions; increased operating costs; changes to available markets for products; increased volatility in the financial markets for securities, derivatives, loans, credit and currency; a decrease in the reliability of market prices and difficulty in valuing assets (including portfolio company assets); greater fluctuations in spreads on debt investments and currency exchange rates; increased risk of default (by both government and private obligors and issuers); further social, economic, and political instability; nationalization of private enterprise; greater governmental involvement in the economy or in social factors that impact the economy; changes to governmental regulation and supervision of the loan, securities, derivatives and currency markets and market participants and decreased or revised monitoring of such markets by governments or self-regulatory organizations and reduced enforcement of regulations; limitations on the activities of investors in such markets; controls or restrictions on foreign investment, capital controls and limitations on repatriation of invested capital; the significant loss of liquidity and the inability to purchase, sell and otherwise fund investments or settle transactions (including a market freeze); unavailability of currency hedging techniques; substantial, and in some periods extremely high rates of inflation, which can last many years and have substantial negative effects on credit and securities markets as well as the economy as a whole; recessions; and difficulties in obtaining and/or enforcing legal judgments.

In addition, disruptions in the capital markets have increased the spread between the yields realized on risk-free and higher risk securities, resulting in illiquidity in parts of the capital markets. The Company could be subject to any of the following risks, any of which could have a material, adverse effect on the Company's business, financial condition, liquidity, and results of operations:

•	Significant changes or volatility in the capital markets may also have a negative effect on the valuations of the Company's investments.

•	Significant changes in the capital markets may adversely affect the pace of the Company's investment activity and economic activity generally.

•	The illiquidity of the Company's investments may make it difficult for the Company to sell such investments to access capital if required, and as a result, the Company could realize significantly less than the value at which it has recorded the Company's investments.

In addition, current market conditions may make it difficult to extend obtain indebtedness on favorable terms and any failure to do so could have a material adverse effect on the Company's business. The debt capital that will be available to the Company in the future, if at all, may be at a higher cost and on less favorable terms and conditions than what the Company would otherwise expect, including being at a higher cost in rising interest rate environments. If the Company is unable to raise debt, then the Company's equity investors may not benefit from the potential for increased returns on equity resulting from leverage and the Company may be limited in the Company's ability to make or fund commitments to the Company's portfolio companies and, in turn, could have a material adverse impact on the Company's business, operating results and financial condition.

The outbreak of epidemics/pandemics could adversely affect the performance of the Company's investments.

Epidemics, pandemics and other widespread public health emergencies, including outbreaks of infectious diseases such as SARS, MERS, H1N1/09 flu, avian flu, Ebola and COVID-19 or other similar viruses, have resulted in historic market disruptions, and future such emergencies have the potential to materially and adversely impact economic production and activity in ways that are impossible to predict, all of which may result in significant losses to the Company.

The ultimate impact of any such health emergency—and any resulting decline in economic and commercial activity—on global economic conditions, and on the operations, financial condition and performance of any particular industry or business, is impossible to predict, but could have a significant adverse impact and result in significant losses to the Company. The extent of the impact on the Company's and its portfolio companies' operational and financial performance will depend on many factors, all of which are highly uncertain and cannot be predicted, and this impact may include significant reductions in revenue and growth, unexpected operational losses and liabilities, impairments to credit quality and reductions in the availability of capital. These same factors may limit the ability of the Company to source, diligence and execute new investments and to manage, finance and exit investments in the future, and governmental mitigation actions may constrain or alter existing financial, legal and regulatory frameworks in ways that are adverse to the investment strategy the Company intends to pursue, all of which could adversely affect the Company's ability to fulfill its investment objectives. They may also impair the ability of portfolio companies or their counterparties to perform their respective obligations under debt instruments and other commercial agreements (including their ability to pay obligations as they become due), potentially leading to defaults with uncertain consequences. In addition, the operations of the Company, its portfolio companies, the Advisers and Macquarie may be significantly impacted, or even temporarily or permanently halted, as a result of any such health emergencies, or any measures, restrictions, remote-working requirements and other factors related thereto, including its potential adverse impact on the health of any such entity's personnel. These measures may also hinder such entities' ability to conduct their affairs and activities as they normally would, including by impairing usual communication channels and methods, hampering the performance of administrative functions such as processing payments and invoices, and diminishing their ability to make accurate and timely projections of financial performance.

International conflicts and other geopolitical events may have a material adverse impact on the Company and the Company's portfolio companies.

Wars and other international conflicts, such as the Israeli–Palestinian conflict and the ongoing military conflict between Russia and Ukraine, have caused disruption to global financial systems, trade and transport, among other things. In response, multiple other countries have put in place sanctions and other severe restrictions or prohibitions on certain of the countries involved, as well as related individuals and businesses.

The ultimate impact of these conflicts (and other geopolitical events, including national referenda, elections, interest rates, political movements, humanitarian crises, national and international policy changes, actual or perceived trade wars, import or export controls, executive orders, laws, legal systems and regulatory regimes) and their effect on global economic and commercial activity and conditions, and on the operations, financial condition and performance of the Company or any particular industry, business or investee country and the duration and severity of those effects, is impossible to predict.

These matters may have a significant adverse impact and result in significant losses to the Company. This impact may include reductions in revenue and growth, unexpected operational losses and liabilities, supply chain disruptions and reductions in the availability of capital. They may also limit the ability of the Company to source, diligence and execute new investments and to manage, finance and exit investments in the future. Developing and further governmental actions (military or otherwise) may cause additional disruption and constrain or alter existing financial, legal and regulatory frameworks and systems in ways that are adverse to the investment strategy which the Company intends to pursue, all of which could adversely affect the Company's ability to fulfill its investment objectives.

Economic recessions or downturns could impair the Company's portfolio companies and harm the Company's operating results.

The Company's portfolio companies may be susceptible to economic slowdowns or recessions and may be unable to repay the Company's investments during these periods. In the past, instability in the global capital markets resulted in disruptions in liquidity in the debt capital markets, significant write-offs in the financial services sector, the re-pricing of credit risk in the broadly syndicated credit market and the failure of major domestic and international financial institutions. In particular, in past periods of instability, the financial services sector was negatively impacted by significant write-offs as the value of the assets held by financial firms declined, impairing their capital positions and abilities to lend and invest. In addition, continued uncertainty surrounding the prolonged economic impact of COVID-19, the negotiation of trade deals between the UK and the EU following the UK's exit from the EU, uncertainty between the United States and other countries, including China, with respect to trade policies, treaties, and tariffs, and conflicts in Russia and Ukraine and the Middle East, and imposition by the U.S. and other countries of sanctions or other restrictive actions against Russia, among other factors, have caused disruption in the global markets. There can be no assurance that market conditions will not worsen in the future.

In an economic downturn, the Company may have non-performing assets or non-performing assets may increase, and the value of the Company's portfolio is likely to decrease during these periods. Adverse economic conditions may also decrease the value of any collateral securing the Company's loans. A severe recession may further decrease the value of such collateral and result in losses of value in the Company's portfolio and a decrease in the Company's revenues, net income, assets and net worth. Unfavorable economic conditions, including rising interest rates, also could increase the Company's funding costs, limit the Company's access to the capital markets or result in a decision by lenders not to extend credit to the Company on terms the Company deems acceptable. These events could prevent the Company from increasing investments and harm the Company's operating results.

A portfolio company's failure to satisfy financial or operating covenants imposed by the Company or other lenders could lead to defaults and, potentially, acceleration of the time when the loans are due and foreclosure on the portfolio company's secured assets, which could trigger cross-defaults under other agreements and jeopardize the portfolio company's ability to meet its obligations under the debt that the Company holds. The Company may incur additional expenses to the extent necessary to seek recovery upon default or to negotiate new terms with a defaulting portfolio company. In addition, if one of the Company's portfolio companies were to go bankrupt, depending on the facts and circumstances, including the extent to which the Company will actually provide significant managerial assistance to that portfolio company, a bankruptcy court might subordinate all or a portion of the Company's claim to that of other creditors.

The Company is subject to the risk that one or more of the Financial Institutions or some or all of the Company's portfolio assets experience a Distress Event.

An investment in the Company is subject to the risk that one of the banks, brokers, hedging counterparties, clearinghouses, exchanges, lenders or other custodians (each, a "Financial Institution") of some or all of the Company's (or any portfolio company's) assets fails to timely perform or otherwise defaults on its obligations or experiences insolvency, closure, seizure, receivership or other financial distress or difficulty (each, a "Distress Event"). Distress Events can be caused by factors including eroding market sentiment, significant withdrawals, fraud, malfeasance, poor performance, undercapitalization, market forces or accounting irregularities. If a Financial Institution experiences a Distress Event, the Adviser, the Company or one of its portfolio companies may be unable to access deposits, borrowing facilities or other services, either permanently or for an indeterminate period of time. Although assets held by regulated Financial Institutions in the United States frequently are insured up to stated balance amounts by organizations such as the Federal Deposit Insurance Corporation (FDIC), in the case of banks, and the Securities Investor Protection Corporation (SIPC), in the case of certain broker-dealers, amounts in excess of the relevant insurance are subject to risk of total loss, and any non-U.S. Financial Institutions that are not subject to similar regimes pose potentially increased risk of loss. While in recent years governmental intervention has often resulted in additional protections for depositors and counterparties in connection with Distress Events, there can be no assurance that any intervention will occur, be successful or avoid the risks of loss, substantial delays or negative impact on banking or brokerage conditions or markets.

Any Distress Event has a potentially adverse effect on the ability of the Advisers to manage the Company's investments, and on the ability of the Advisers, the Administrator, the Company and any portfolio company to maintain operations, which in each case could result in operational burdens, significant losses and unconsummated investment acquisitions and dispositions. Such losses could include: a loss of funds; an obligation to pay fees and expenses in the event the Company is unable to close a transaction (whether due to the inability to draw capital on a credit line provided by a Financial Institution experiencing a Distress Event, the inability of the Company to access capital contributions or otherwise); the inability of the Company to acquire or dispose of investments, including at prices that the Advisers believe reflect the fair value of such investments; and/or the inability of the Advisers or portfolio companies to make payroll, fulfill obligations and/or maintain operations. If a Distress Event leads to a loss of access to a Financial Institution's services, it is also possible that the Advisers will experience operational burdens and expenses, and the Company or a portfolio company will incur additional expenses and/or delays in putting in place alternative arrangements and/or that such alternative arrangements will be less favorable than those formerly in place (with respect to economic terms, service levels, access to capital or otherwise). There can be no assurance that the Advisers will be able to exercise contractual remedies under the agreements with Financial Institutions in the event of a Distress Event, or that such remedies will be successful or avoid losses, delays or other negative impacts. The Company and its portfolio companies are subject to additional risks in the event a Financial Institution utilized by investors in the Company or by suppliers, vendors, service providers or other counterparties of the Company or a portfolio company becomes subject to a Distress Event, which could have a material adverse effect on the Company, its investors or such portfolio companies, including the risk of investor defaults.

Many Financial Institutions require, as a condition to using their services (including lending services), that the Adviser and/or the Company maintain all or a set amount or percentage of their respective accounts or assets with the Financial Institution, which heightens the risks associated with a Distress Event with respect to such Financial Institutions. Although the Advisers seek to do business with Financial Institutions that they believe are creditworthy and capable of fulfilling their respective obligations to the Company, the Advisers are under no obligation to use a minimum number of Financial Institutions with respect to the Company or to maintain account balances at or below the relevant insured amounts.

Further, Distress Events such as the current turmoil of the U.S. banking system raise fears of broader financial contagion, and it is not certain what impact this will have on financial markets. Any deterioration of the global financial markets (particularly the U.S. debt markets), any possible future failures of certain financial services companies and a significant rise in market perception of counterparty default risk, interest rates or taxes will likely significantly reduce investor demand and liquidity for investment grade, high-yield and senior bank debt, which in turn is likely to lead some investment banks and other lenders to be unwilling or significantly less willing to finance new investments or to offer less favorable terms than had been prevailing in the recent past. The tightening of availability of credit to businesses generally could lead to an overall weakening of the U.S. and global economies, which in turn is likely to adversely affect the ability of the Company to sell or liquidate investments at favorable times or at favorable prices or otherwise have an adverse effect on the business and operations of the Company. In addition, valuations of the Company's investments are subject to heightened uncertainty as the result of market volatility and disruption. To the extent the Company is unable to obtain favorable financing terms for its portfolio investments or sell investments on favorable terms, the Company's ability to generate attractive investment returns for its Shareholders is expected to be adversely affected.

The use of social media creates a risk of misinformation.

The use of social networks, message boards, internet channels and other platforms has become widespread within the United States and globally. As a result, individuals now have the ability to rapidly and broadly disseminate information or misinformation, without independent or authoritative verification. Any such information or misinformation regarding the Advisers, Macquarie, the Company or one or more portfolio businesses could have a material and adverse effect on the value of the Company.

The Company expects to be impacted by artificial intelligence and machine learning.

Recent technological advances in artificial intelligence and machine learning technologies (collectively, "AI Technologies"), as well as the rapid growth and widespread use thereof, have the potential to pose risks to the Advisers, the Company and/or its portfolio companies. AI Technologies have the potential to result in significant and disruptive changes in companies, sectors or industries, including those in which the Company invests, and any such changes could render the Sub-Adviser's underwriting models obsolete or create new and unpredictable operational, legal and/or regulatory risks. The Advisers expect to use AI Technologies in connection with their own operations and investment, reporting and other activities with respect to the Company and its portfolio companies, including, potentially, AI Technologies that the Advisers or their affiliates develop. The costs of AI Technologies, including service provider costs and, potentially, the Advisers' costs of developing their own AI Technologies, will generally be borne by the Company and/or its portfolio companies.

AI Technologies are generally highly reliant on the collection and analysis of large amounts of data, and it is not possible or practicable to incorporate all relevant data into the model that AI Technologies use to operate. Certain data in AI Technologies potentially will contain a degree of inaccuracy and error and could otherwise be inadequate or flawed, which would be likely to degrade the effectiveness of such AI Technologies. Even where AI Technologies are utilizing accurate data, they may, nonetheless, output results that contain, in whole or in part, inaccurate information, which may be difficult or impossible to identify, and it may be difficult or impossible to modify such AI Technologies to eliminate these occurrences. Additionally, the ongoing development, maintenance and operation of AI Technologies is expensive and complex, and may involve unforeseen difficulties including material performance problems and undetected defects or errors. Any such inaccuracies or errors could have adverse impacts on the operations and/or performance of the Company and/or its portfolio companies. In addition, use of AI Technologies poses various risks related to confidentiality, privacy and cybersecurity. The Advisers' personnel also could utilize AI Technologies in contravention of any policies, confidentiality agreements or applicable law. Any of such risks or misuse could have an adverse effect on the Advisers, the Company and/or its portfolio companies. To the extent competitors of the Company and/or its portfolio companies make more efficient or extensive use of AI Technologies, there is a possibility that such competitors will gain a competitive advantage. Additionally, the Company and its portfolio companies could be further exposed to the risks of AI Technologies if third-party service providers or any counterparties, whether or not known to the Company or the Advisers, use AI Technologies in their business activities. The Advisers will not be able to control the use of AI Technologies in third-party products or services, including those provided by the Advisers' and their affiliates' service providers. AI Technologies and their applications, including in the financial sector, continue to develop rapidly, and it is impossible to predict the future risks that have the potential to arise from such developments. In addition, many jurisdictions have passed or are considering laws and regulations concerning AI Technologies, the impact of which is unknown. Any of the foregoing factors could have a material and adverse effect on the Advisers, the Company and/or its portfolio companies.

The Company's investments may be dependent on patents, trademarks and other intellectual property.

Certain of the Company's portfolio companies are expected to depend heavily on intellectual property rights, including patents, both in the United States and in other countries. The ability to effectively enforce patent, trademark and other intellectual property laws will affect the value of many of these investments. Patent disputes are frequent and can preclude commercialization of products, and patent litigation is costly and could subject a portfolio company to significant liabilities to third parties. The presence of patents or other proprietary rights belonging to other parties may lead to the termination of the research and development of a particular product of a portfolio company or one of its significant customers or counterparties.

In addition, the patent positions in many countries are highly uncertain and involve complex legal, scientific and factual questions. There is no consistent policy regarding the permissible breadth of coverage of claims allowed in product patents.

Furthermore, if a portfolio company of the Company or one of its significant customers or counterparties infringes on third-party patents or other proprietary rights, it could be prevented from using certain third-party technologies or forced to acquire licenses to obtain access to such technologies. In such a case, the company might not be able to obtain all licenses required for the success of its business, which could have a material adverse effect on its value.

The loss of patent protection or other market exclusivity can open products to competition from generic substitutes that are typically priced significantly lower than the original products, which can have an adverse effect on the value of the product and the company. In particular, generic substitutes have high market shares in the United States, and accordingly the adverse effects of the launch of generic products are particularly significant in the United States.

The Company is subject to risks associated with U.S. elections.

Donald J. Trump took office as the U.S. president in January 2025. President Trump and the new administration have sought, and are expected to continue to seek, to enact changes to numerous areas of law and regulations currently in effect. Any such changes could significantly impact the Company or its portfolio businesses. Specific legislative and regulatory proposals discussed during election campaigns that might materially impact the Company include changes to trade agreements, immigration policy, import and export regulations, tariffs and customs duties, energy regulations, income tax regulations and the federal tax code, public company reporting requirements and antitrust enforcement.

Changes in federal policy, including tax policies, and at regulatory agencies, occur over time through policy and personnel changes following elections, which lead to changes involving the level of oversight and focus on the financial services industry or the tax rates paid by various entities. The nature, timing and economic effects of potential changes to the current legal and regulatory framework affecting financial institutions under the current presidential administration and any future administration remain highly uncertain. Future changes may adversely affect the Company's operating environment and therefore the Company's business, financial condition and results of operations. There can be no assurance that any changes in laws, regulations or governmental policy will not have an adverse impact on the Company and its investments, including the ability of the Company to execute its investment objectives and to generate attractive returns.

In addition, any changes in U.S. social, political, regulatory and economic conditions or in laws and policies governing the financial services industry, foreign trade, manufacturing, outsourcing, development and investment in the territories and countries or types of investments in which the Company is permitted to invest, and any negative sentiments towards the U.S. as a result of such changes, could adversely affect the performance of the Company's investments. Moreover, media (including social media) has the potential to influence public sentiment and escalate tensions both within the U.S. and in international relations, which could cause social unrest and could negatively impact stock markets and economics around the globe and the Company's investments.

ITEM 2.	Financial Information

The information in this section contains forward-looking statements that involve risks and uncertainties. Please see "Item 1A. Risk Factors" and "Special Note Regarding Forward-Looking Statements" for a discussion of the uncertainties, risks and assumptions associated with these statements. The following discussion should be read in conjunction with the financial statements and related notes and other financial information appearing elsewhere in this Registration Statement.

Overview

The Company was formed on November 12, 2024 as a Delaware limited liability company, and converted to a Delaware statutory trust on November 4, 2025. The Company is an externally managed, non-diversified, closed-end management investment company that has elected to be regulated as a BDC under the 1940 Act. Prior to electing to be regulated as a BDC, the Company operated as a private fund in reliance on an exemption from the definition of "investment company" under Section 3(c)(7) of the 1940 Act. The Company maintains an investment program and management team that are, in all material respects, equivalent to those during operations as a private fund. The overall management of the Company's activities is managed by the Adviser, which has delegated to the Sub-Adviser its day-to-day portfolio management and investment obligations. Each of the Advisers is an indirect subsidiary of Macquarie. The Company is supervised by the Board, a majority of whom are Independent Trustees.

The Company's investment objective is to generate current income and, to a lesser extent, long-term capital appreciation. The Company seeks to achieve its investment objective by investing predominantly in private credit (whether through primary originations or secondary purchases, in loans, bonds, leases, structured and other asset-backed products, secured credit backed by financial or physical assets and investments with debt-like characteristics or otherwise), with the flexibility to make selective equity investments, across a diversified portfolio of Infrastructure Investments. The Company seeks to invest in Infrastructure Investments that are characterized by contracted cashflows, stability and resilience, and seeks to deliver attractive risk-adjusted returns with a focus on consistent cash yield and downside protection.

The Company defines "Infrastructure Investments" as investments, directly or indirectly, in issuers that are in the infrastructure sector or that demonstrate infrastructure-like characteristics. Investments with "infrastructure-like characteristics" include those that provide essential services to the community, feature strategic competitive advantages, may be linked to inflation or other macroeconomic factors, yet structured to provide predictable, recurring cash flows and resilience through economic cycles or have material barriers to entry. Examples of investments that may have infrastructure-like characteristics include (without limitation) transportation leasing platforms, specialty environmental or waste services, energy transition assets (e.g., battery storage), education facilities or emergency services.

While most of the Company's investments are expected to be in private U.S. companies (subject to compliance with BDC regulatory requirements to invest at least 70% of the Company's assets in "qualifying assets," which include securities issued by private U.S. companies), the Company may invest up to 30% of its portfolio in non-qualifying assets, including companies located outside of the U.S., entities that are operating pursuant to certain exceptions under the 1940 Act and publicly traded entities whose public equity market capitalization exceeds the levels provided for under the 1940 Act. As such, the Company expects to invest, from time to time, in companies in other developed markets, including, but not limited to, Europe and the United Kingdom, as well as additional non-U.S. jurisdictions.

Under normal circumstances, the Company intends to invest at least 80% of its net assets, plus the amount of any borrowings for investment purposes, in Infrastructure Investments (the "80% Policy"). The Company may change the 80% Policy without Shareholder approval upon at least 60 days' prior written notice to Shareholders.

See "Item 1. Business—Macquarie" for more information about the Company's investment strategies. The Company's investments are subject to a number of risks. See "Item 1A. Risk Factors."

Emerging Growth Company Status

The Company will be and will seek to remain an "emerging growth company" as defined in the JOBS Act and will be eligible to take advantage of certain specified reduced disclosure and other requirements that are otherwise generally applicable to public companies that are not "emerging growth companies" including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. Although the Company has not made a determination whether to take advantage of any or all of these exemptions, the Company will be an "emerging growth company" until the earlier of (a) the last day of the fiscal year (i) following the fifth anniversary of the date of an initial public offering pursuant to an effective registration statement under the Securities Act, (ii) in which the Company has total annual gross revenue of at least $1.235 billion, or (iii) in which the Company is deemed to be a large accelerated filer, which means the market value of Shares that is held by non-affiliates exceeds $700 million as of the date of the Company's most recently completed second fiscal quarter, and (b) the date on which the Company has issued more than $1.0 billion in non-convertible debt during the prior three-year period. In addition, the Company will take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.

Basis of Presentation

The Company's financial statements are prepared in accordance with GAAP, which requires the use of estimates, assumptions and the exercise of subjective judgment as to future uncertainties.

Revenues

The Company's investment objective is to generate current income and, to a lesser extent, long-term capital appreciation. The Company seeks to achieve its investment objective by investing predominantly in private credit (whether through primary originations or secondary purchases, in loans, bonds, leases, structured and other asset-backed products, secured credit backed by financial or physical assets and investments with debt-like characteristics or otherwise), with the flexibility to make selective equity investments, across a diversified portfolio of Infrastructure Investments. The Company seeks to invest in Infrastructure Investments that are characterized by contracted cashflows, stability and resilience, and seeks to deliver attractive risk-adjusted returns with a focus on consistent cash yield and downside protection.

Expenses

The services of all investment professionals of the Advisers and their staffs, when and to the extent engaged in providing investment advisory services to the Company and the compensation and routine overhead expenses of such personnel allocable to such services, are provided and paid for by the Advisers. Under the Investment Advisory Agreement and Sub-Advisory Agreement, the Company bears all other costs and expenses of the Company's operations and transactions. See "Item 1. Business—Investment Advisory Agreement" and "Item 1. Business—Sub-Advisory Agreement" for a description of the Investment Advisory Agreement and Sub-Advisory Agreement and for more information on fees and expenses.

From time to time, the Adviser, the Sub-Adviser or the Administrator or their affiliates may pay third-party providers of goods or services. The Company will reimburse the Adviser, Sub-Adviser or Administrator or such affiliates thereof for any such amounts paid on the Company's behalf. From time to time, the Adviser, Sub-Adviser or Administrator may defer or waive fees and/or rights to be reimbursed for expenses.

For a discussion of the Management Fee and the Incentive Fee payable to the Advisers, see "Item 1. Business—Management Fee" and "Item 1. Business—Incentive Fee," respectively.

Expense Support and Conditional Reimbursement Agreement

The Company entered into the expense support and conditional reimbursement agreement (the "Expense Support Agreement") with the Adviser, pursuant to which the Adviser and/or its affiliates may elect to pay certain of the Company's expenses (including organization and offering costs) on the Company's behalf. If the Adviser and/or its affiliates elects to pay certain of the Company's expenses, the Adviser may be entitled to reimbursement of such expenses from the Company, subject to the terms of the Expense Support Agreement. See "Item 1. Business—Expense Support and Conditional Reimbursement Agreement" for a description of the Expense Support Agreement.

Financial Condition, Liquidity and Capital Resources

The Company's current liquidity and capital resources are expected to be generated primarily from the proceeds received from the sale of Shares, and cash flows from the Company's operations. Further, the Company expects to generate additional liquidity and capital resources from the net proceeds of the continuous offering of the Company's equity securities pursuant to the Offering, any future offerings of the Company's debt or equity securities, and any financing arrangements the Company may enter into in the future.

The Company's primary uses of cash are for (i) investments in portfolio companies and other investments, (ii) the cost of operations (including paying the Advisers and the Company's other service providers), (iii) the cost of any borrowings or other financing arrangements and (iv) cash distributions to the holders of Shares.

In accordance with the 1940 Act, the Company may borrow amounts such that the Company's asset coverage calculated pursuant to the 1940 Act, is at least 200% (or 150% if certain requirements under the 1940 Act are met) immediately after such borrowing. Shareholders approved a proposal to permit the Company to reduce the Company's asset coverage from 200% to 150%, as such the Company is able to borrow up to two dollars for every dollar it has in assets less all liabilities and indebtedness not represented by senior securities issued by us.

The Company may from time to time seek to retire or repurchase Shares through cash purchases, as well as retire, cancel or purchase any of the Company's outstanding debt through cash purchases and/or exchanges, in open market purchases, privately negotiated transactions or otherwise. The Company intends to conduct any such repurchases of Shares pursuant to the terms of tender offers in accordance with the requirements of Rule 13e-4 promulgated under the Exchange Act and the 1940 Act, with the terms of such tender offer published in a tender offer statement to be sent to all Shareholders and filed with the SEC on Schedule TO. The amounts involved may be material. In addition, the Company may from time to time enter into new debt facilities, increase the size of existing facilities or issue debt securities, including secured debt, unsecured debt and/or debt securities convertible into common stock. Any such purchases or exchanges of common stock or outstanding debt, or incurrence or issuance of additional debt would be subject to prevailing market conditions, the Company's liquidity requirements, contractual and regulatory restrictions and other factors.

Critical Accounting Estimates

The preparation of financial statements and related disclosures in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the periods reported. The Company has identified investment valuation and revenue recognition as the Company's most critical accounting estimates. On an ongoing basis, the Company evaluates the Company's estimates, including those related to the matters described below. These estimates are based on the information that is currently available to the Company and on various other assumptions that the Company believes to be reasonable under the circumstances. Actual results could differ materially from those estimates under different assumptions or conditions. A discussion of the Company's critical accounting policies follows.

Investments at Fair Value

Investments held by the Company are valued in accordance with the provisions of ASC 820, Fair Value Measurements and Disclosures ("ASC 820"). ASC 820 defines fair value as the price that would be received for an investment in a current sale, which assumes an orderly transaction between market participants on the measurement date. Market participants are defined as buyers and sellers in the principal or most advantageous market (which may be a hypothetical market) that are independent, knowledgeable, and willing and able to transact; in accordance with ASC 820, the Company considers its principal market to be the market that has the greatest volume and level of activity for the relevant investment. ASC 820 establishes a framework for measuring fair value in accordance with GAAP and expands disclosure of fair value measurements.

The Board has designated the Adviser as "valuation designee," as defined under Rule 2a-5 under the 1940 Act, to determine the fair value of the Company's investments in good faith, subject to Board oversight. Assets and liabilities recorded at fair value are classified and disclosed based upon a fair value hierarchy as described below. The fair value hierarchy prioritizes and ranks the levels of observability of inputs used in measuring investments at fair value. The observability of inputs is impacted by multiple factors, including the type of investment and the characteristics specific to the investment. Investments with readily available quoted prices or for which fair value can be measured from quoted prices in active markets will generally have a higher degree of market price observability and a lesser degree of judgment applied in determining fair value. Levels are based on the lowest level of significant input to valuation.

The three-level hierarchy for fair value measurement is defined as follows:

Level 1 - price quotes (unadjusted) for identical assets or liabilities that are available in active markets to which the Company has access to at the measurement date. The Company classifies equity securities, including preferred stock, that are traded on major securities exchanges, as Level 1. The Company does not adjust the quoted price for these assets or liabilities, even in situations where the Company holds a large position except where such assets or liabilities are materially restricted and such restriction transfers to the purchasers upon disposition.

Level 2 - pricing inputs, other than quoted prices included within Level 1, which are directly or indirectly observable at the measurement date. This category includes quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, and other observable inputs other than quoted prices, such as yield curves, broker-dealer quotes and forward currency rates. The Company classifies loans and debt securities for which there is an observable secondary trading market, priced based on mid-market pricing from independent pricing services adjusted to the Adviser's best estimate of fair value, as well as swaps and forward foreign currency contracts with observable inputs, as Level 2.

Level 3 - unobservable inputs for the asset or liability are used where there is little, if any, market activity for the asset or liability at the measurement date, and fair value is based upon the Sub-Adviser's, the Adviser's, and/or an independent valuation firm's assessment of the assumptions that market participants would use in pricing the assets or liabilities. These investments predominantly consist of the Company's Infrastructure Investments, including privately negotiated infrastructure credit investments and certain liquid credit investments, which are typically illiquid, infrequently traded and valued using the income approach and/or the enterprise value approach, and may involve pricing models whose inputs require significant judgment or estimation because of the absence of any meaningful current market data for identical or similar investments. The inputs in these valuations may include, but are not limited to, discount rates, prepayment assumptions, recovery rates, multiple on invested capital and EBITDA (or, where applicable, accounting rate of return or cash flow) multiples.

Valuations based upon information from third parties, such as broker quotes and third-party independent valuation firms, in consultation with the Adviser, the Sub-Adviser and the Adviser's valuation committee, which are based significantly on unobservable inputs or are otherwise not supportable as Level 2 inputs are classified as Level 3. Level 3 investments also include certain investments in affiliates or other MAM-managed products whereby the underlying investments within the affiliated entities can be classified under Level 1, 2 or 3.

Interest and Dividend Income Recognition

Interest income is recorded on an accrual basis and includes the accretion of discounts, amortization of premiums and PIK interest. Discounts from and premiums to par value on investments purchased, as well as loan origination fees and OID, are accreted/amortized into interest income over the life of the respective investment using the effective interest method. Exit fees receivable upon repayment of a loan or debt security are amortized into interest income over the life of the respective investment. Structuring, amendment, syndication, commitment and diligence fees are recorded as other income when earned; fees received for providing managerial assistance or administrative agent services are recorded as other income as the related services are rendered over time. To the extent loans contain PIK provisions, PIK interest, computed at the contractual rates, is accrued and recorded as interest income and added to the principal balance of the loan. PIK interest income added to the principal balance is generally collected upon repayment of the outstanding principal. If at any point the Company believes PIK interest is not expected to be realized, the related investment will be placed on non-accrual status, and the accrued, uncollected PIK interest will generally be reversed through interest income.

Loans are generally placed on non-accrual status when it is probable that interest and/or principal payments will not be collected in full according to the loan's contractual terms, which is generally evidenced by such payments becoming materially past due. Recognition of interest income on that loan will be ceased until all principal and interest is current through payment or until a restructuring occurs, such that the interest income is deemed to be collectible. However, the Company remains contractually entitled to this interest. Accrued and unpaid interest is generally reversed when a loan is placed on non-accrual status. Interest payments received on non-accrual loans may be recognized as income or applied to principal depending upon the Company's judgment regarding collectability. Non-accrual loans are restored to accrual status when past due principal and interest are paid or there is no longer any reasonable doubt that such principal or interest will be collected in full and, in the Company's judgment, are likely to remain current. The Company may make exceptions to this policy if the loan has sufficient collateral value or is in the process of collection. Accrued interest is written-off when it becomes probable that the interest will not be collected, and the amount of uncollectible interest can be reasonably estimated.

Dividend income on preferred equity is recorded on an accrual basis to the extent that such amounts are payable by the portfolio company and are expected to be collected. Dividend income on common equity is recorded on the record date for private portfolio companies or on the ex-dividend date for publicly traded portfolio companies. Interest and dividend income are presented net of withholding tax, if any.

Investment Transactions

Investment transactions are recorded on the trade date. Realized gains or losses are measured by the difference between the net proceeds received (excluding prepayment fees, if any, which are generally treated as ordinary income) from the repayment or sale and the amortized cost basis of the investment using the specific identification method without regard to unrealized gains or losses previously recognized, and include investments charged off during the period, net of recoveries. Unrealized gains or losses primarily reflect the change in investment values, including the reversal of previously recorded unrealized gains or losses when gains or losses are realized.

Other income may include income such as consent, waiver, amendment, unused, and prepayment fees associated with the Company's investment activities, as well as any fees for managerial assistance services rendered by the Company to its portfolio companies. Such fees are recognized as income when earned or the services are rendered.

Income Taxes

The Company intends to elect to be treated and to qualify annually thereafter as a RIC under Subchapter M of the Code. To maintain the Company's RIC tax election, the Company must, among other requirements, meet certain annual source-of-income and quarterly asset diversification requirements. The Company also must annually satisfy the Annual Distribution Requirement.

If the Company fails to satisfy the Excise Tax Avoidance Requirement, the Company will be subject to a 4% nondeductible U.S. federal excise tax on the amount by which the Company does not meet the Excise Tax Avoidance Requirement. For this purpose, however, any ordinary income or capital gain net income retained by the Company that is subject to corporate income tax for the tax year ending in that calendar year will be considered to have been distributed by year-end (or earlier if estimated taxes are paid).

Off-Balance Sheet Arrangements

Other than contractual commitments and other legal contingencies incurred in the normal course of the Company's business, the Company does not expect to have any off-balance sheet financings or liabilities.

Quantitative and Qualitative Disclosures About Market Risk

The Company will be subject to financial market risks, including changes in fair values and interest rates. Substantially all of the Company's investments are expected to be in investments that do not have readily ascertainable market prices. Assets that are not publicly traded or whose market prices are not readily available are valued at fair value, as determined in good faith by the valuation committee of the Adviser. There is no single standard for determining fair value in good faith. As a result, determining fair value requires that judgment be applied to the specific facts and circumstances of each investment while employing a consistently applied valuation process for the types of investments the Company makes. See "Item 1. Business—Determination of NAV – Valuation of Portfolio Securities."

ITEM 3.	Properties

The Company does not own any real estate or other physical properties materially important to its operation. The Company's headquarters are currently located at 660 Fifth Avenue, New York, New York 10103 and are provided by the Administrator or one of its affiliates in accordance with the terms of the Administration Agreement. The Company believes that the Company's office facilities are suitable and adequate for the Company's business as it is contemplated to be conducted.

ITEM 4.	Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of June 30, 2026 information with respect to the beneficial ownership of Shares by:

•	each person known to the Company to be expected to beneficially own more than 5% of the outstanding Shares;

•	each of the Trustees and executive officers who are not Trustees; and

•	all of the Trustees and executive officers who are not Trustees as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Except as otherwise noted below, each person named in the following table has sole voting and investment power with respect to the Shares that they beneficially own. There are no Shares subject to options that are currently exercisable or exercisable within 60 days of the date of this Registration Statement. 22,183,800 Shares were outstanding as of June 30, 2026.

The address for each of the trustees, executive officers and certain other officers who are not trustees listed in the table below is c/o Macquarie Infrastructure Income Opportunities Fund, 660 Fifth Avenue, New York, New York 10103. The address for Harbor Associates Limited Partnership is 1 Holtec Boulevard, Camden, NY 08088.

Name	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Beneficial Owner(s) of More than 5%
Harbor Associates Limited Partnership	1,600,000	7.21%
Trustees and Named Executive Officers
Maximilian Cervelli	-	-
Harlan Cherniak	-	-
Peter Glaser	-	-
Gary Ghazarian	-	-
Ramona Heine	-	-
Allan Marks	-	-
William Fink	-	-
Benjamin Taylor	-	-
All current executive officers and Trustees as a group (8 persons)	-	-

ITEM 5.	Trustees and Executive Officers

The Company's business and affairs are managed under the direction of the Board. The responsibilities of the Board include, among other things, the oversight of the Company's investment activities, the oversight of the monthly valuation of the Company's assets by the Adviser and the Sub-Adviser, including the Adviser in its role as Valuation Designee, oversight of the Company's financing arrangements and corporate governance activities.

The Board consists of five individual members, three of whom are not "interested persons" of the Company, as defined in Section 2(a)(19) of the 1940 Act and are "independent," as determined by the Board ("Independent Trustees"). Harlan Cherniak and Peter Glaser are "interested persons" as a result of their roles with the Advisers, and Gary Ghazarian, Ramona Heine and Allan Marks are Independent Trustees. The Board has elected and will elect the Company's executive officers, who will serve at the discretion of the Board.

Trustees

Information regarding the Trustees is as follows:

Name	Year of Birth	Position
Peter Glaser	1966	Trustee
Harlan Cherniak	1979	Trustee and Chief Executive Officer
Gary Ghazarian	1963	Trustee
Ramona Heine	1977	Trustee
Allan Marks	1964	Trustee

Executive Officers Who Are Not Trustees

Information regarding the Company's executive officers and certain other officers who are not Trustees is as follows:

Name	Year of Birth	Position
Benjamin Taylor	1985	Vice President and Head of Business Development
Maximilian Cervelli	1992	Chief Financial Officer
William Fink	1968	Chief Compliance Officer

Biographical Information

The following is information concerning the experience of the Board and executive officers. The Trustees have been divided into two groups—Independent Trustees and interested Trustees. An interested Trustee is an "interested person" as defined in Section 2(a)(19) of the 1940 Act. An Independent Trustee is a Trustee who is not an "interested person".

Independent Trustees

Gary Ghazarian is an investment management executive with over 30 years of experience spanning asset management, fund operations, product structuring, and regulatory oversight. He has held senior leadership roles at institutional asset management firms, with particular expertise in infrastructure, energy, renewables, and marketable securities strategies. Since 2004, Gary has served as Partner and Chief Operating Officer of Current Equity Partners, LLC, where he oversees firm operations, product structuring, compliance functions, and third-party service provider relationships.

Previously, Gary was a Partner and Director of Operations at Kayne Anderson Capital Advisors, LP for over twenty years. In that role, he oversaw operations for private investment partnerships and publicly offered funds, including open-end mutual funds (both advisory and sub-advisory), UCITS funds, variable annuity products, hedge funds, Cayman companies and separately managed accounts. His responsibilities included product development and structuring, trading and counterparty oversight, and coordination with legal, compliance, tax, and distribution teams in the United States and Europe. Earlier in his career, Gary held senior positions in institutional client management, product development for investment-management technology platforms, and fixed-income portfolio analytics and consulting, serving institutional asset managers.

Gary brings extensive board-level governance experience, including long-standing service as Chair of the Board of Advisers of UCLA Operation Mend, a nonprofit organization providing medical and psychological care to post-9/11 service members and veterans. He has also served on advisory and governing boards supporting local community veterans.

Gary holds a Master of Business Administration from the University of Southern California Marshall School of Business and a Bachelor of Arts in Economics from the University of California, Los Angeles. He has previously served as a guest lecturer in economics at UCLA and finance and investments at the University of Southern California.

Ramona Heine is an independent director and former asset management executive with over 30 years of experience across private markets, hedge funds and fund governance. She currently serves on the Global Executive Board and Audit Committee of MUFG Investor Services (since 2019) and chairs the Compensation Committee of Schurz Communications (since 2023). Ramona is also an independent director for several funds managed by UBS Asset Management (since 2018), Cantor Select Portfolios Trust (since 2022), Cantor Fitzgerald Infrastructure Fund (since 2023), Coller Secondaries Private Equity Opportunities Fund (since 2023), and Lingotto LLC, a family office platform (since 2025).

Ramona also co-founded Heine & Kim Fiduciary Partners LLC in 2018, advising boards and asset managers on governance and strategic matters. Ramona's prior roles include Managing Director and Chief of Staff to the Head of Products & Solutions and Americas at UBS Asset Management, where she oversaw product strategy, pricing, proprietary capital, and global alternatives product development. She has extensive experience structuring and overseeing regulated fund vehicles across multiple jurisdictions and regulatory regimes, including the 1940 Act, UCITS, SICAVs, and Cayman structures. Earlier in her career, she held leadership roles at Coronation International and Threadneedle Investments.

Ramona holds a Master of Science in Sustainability, a Bachelor of Science in Finance, and is a CFA Charter Holder.

Allan Marks is a lawyer and strategic advisor with nearly four decades of experience in energy, infrastructure, and international finance. He advises on corporate strategy, risk mitigation, capital formation, and market trends, particularly in connection with energy and infrastructure project finance and development, financial structuring, cross-border investment, geopolitics, innovative clean technologies, climate risks, resilience, and sustainability.

Allan currently serves as President and Commissioner of the Los Angeles Department of Water and Power, the largest municipal utility in the United States, since 2025.

He was a partner and lawyer at Milbank LLP for over 30 years, until 2024, and a member of the firm's Global Project, Energy & Infrastructure Finance group and the Renewable Energy, Private Equity, Latin America, and Global Risk & National Security practices.

Allan teaches at both the University of California, Berkeley School of Law and the UCLA School of Law, where he is Affiliated Faculty at the Emmett Institute on Climate Change and the Environment and the Lowell Milken Institute for Business Law and Policy. He is also a Senior Fellow at the Columbia Center on Sustainable Investment, a center of Columbia University's Climate School; a Non-Resident Visiting Senior Fellow at NYU's SPS Center for Global Affairs; and a Distinguished Scholar in Energy Law and Sustainability and Professorial Lecturer in Law at the George Washington University Law School. He previously taught Energy and Infrastructure Project Finance at the University of California, Berkeley for 12 years both in the MBA program at the Haas School of Business and at the Law School. He is a member of the Pacific Council on International Policy and the American Branch of the International Law Association. For 11 years, Allan was the founding co-chair of the State Bar of California's Subsection on Public-Private Infrastructure.

Allan received his Bachelor of Arts in International Studies from The Johns Hopkins University and his Juris Doctor from the University of California, Berkeley School of Law.

Interested Trustees

Peter Glaser is Head of Credit & Insurance for MAM and an Investment Committee member, overseeing a global team that connects client capital with a full range of investment opportunities across MAM's Liquid Credit and Private Credit capabilities as well as provides reinsurance and other strategic insurance solutions.

He is also Chair of the MAM Credit Executive Committee, Chief Investment Officer of Private Credit, and a member of the MAM Executive Committee.

Before joining Macquarie, Peter was Head of European Direct Lending for Alcentra, Portfolio Manager of its related funds, and Chair of the Investment Committee. He was also Vice Chair of Alcentra's Executive Management Committee. Peter has diverse financial services experience across North America and Europe, including as a partner at KKR and senior positions at Barclays and Goldman Sachs.

He is Chair Emeritus and a board member of the Midori Foundation (doing business as Midori & Friends) and a former trustee of the London Music Fund, two organizations dedicated to providing high-quality music education to students in underserved communities in New York City and London, respectively.

Peter holds a Bachelor of Arts in History and Political Science from the University of Pennsylvania and a Master of Business Administration from Harvard Business School.

Harlan Cherniak is Head of Infrastructure and Investment Grade Credit for the Americas and the Chief Executive Officer of the Company.

Prior to joining Macquarie, Harlan served as the Chief Business Officer at The Forest Road Company, a leading specialty and incentive tax credit finance business. Harlan led several key strategic initiatives and was responsible for the development of Forest Road's renewable energy and asset-based finance platform with a strategic and targeted focus on distributed generation.

Before that, he served as the Co-Head of the Americas Special Situations strategy at KKR Inc, responsible for helping build and lead the special situations strategy across North America, Europe, and Asia. Prior to KKR, Harlan held several senior investment and portfolio management roles, with experience that included investment banking, private equity, and investment management.

He currently serves as an Executive Committee Member of the Board of Directors for the Youth Renewal Fund, the largest network of schools across the socioeconomic periphery in Israel, as well as on the Board of Advisors for the Graduate School of Education at the University of Pennsylvania.

Harlan holds a Bachelor of Science in Economics from The Wharton School at the University of Pennsylvania.

Executive Officers Who Are Not Trustees

Benjamin Taylor is a Managing Director for MAM and Vice President and Head of Business Development for the Company. He is responsible for fundraising, investor relationships, and product development for Private Credit throughout the Americas.

Prior to joining Macquarie, Benjamin was a Managing Director at Audax Private Debt, where he led the company's insurance solutions efforts and was responsible for fundraising on a global basis. Before that, he held similar roles at Pinnacle Trust Partners, Intermediate Capital Group, and Schroder Adveq.

Benjamin holds a Bachelor of Business from the University of Newcastle and a Master of Commerce from the University of Sydney. He also holds the Chartered Financial Analyst® designation.

William Fink is the Head of Private Credit Compliance, Americas for MAM and Chief Compliance Officer of the Company. He also holds the Chief Compliance Officer roles for Macquarie Real Estate Management (US), LLC and the Sub-Adviser, as well as the Americas Regional Compliance Lead for MAM's Wealth Solutions division.

Prior to joining Macquarie, he was the Chief Compliance Officer at EACM Advisors, where he was responsible for the compliance and risk management of multiple hedge funds, funds registered under the 1940 Act, and separate accounts. Bill started his career in law and later switched to compliance, holding positions at Lebenthal Asset Management, Oppenheimer, and IMS Financial.

Bill earned a Bachelor's Degree in Political Science from Seton Hall University and a Juris Doctor degree from the George Mason University School of Law.

Maximilian Cervelli is a Director at MAM and the Chief Financial Officer of the Company.

Prior to joining Macquarie, Max served as a Principal of BDC Accounting and Operations at Blue Owl Capital Inc. within their direct lending group, where he was responsible for the finance, accounting, and financial reporting for the firm's diversified perpetual non-traded BDC. Before that, Max served as the Head of Finance at Sagard, a global alternative asset manager, where he was responsible for the finance, accounting and operations of their private credit, private equity and healthcare royalties funds. Max started his career at Deloitte in the Audit and Assurance practice.

Max earned a Bachelor's Degree in Accounting from the College of New Jersey and is a licensed Certified Public Accountant in New Jersey.

Leadership Structure and Oversight Responsibilities

Overall responsibility for the Company's oversight rests with the Board. The Company has entered into the Investment Advisory Agreement with the Adviser, pursuant to which the Adviser manages the Company on a day-to-day basis. The Board is responsible for overseeing the Adviser and other service providers in the Company's operations in accordance with the provisions of the 1940 Act, the Declaration of Trust and Bylaws and applicable provisions of state and other laws. As described below, the Board has established an Audit Committee and a Nominating and Governance Committee and may establish ad hoc committees or working groups from time to time to assist the Board in fulfilling its oversight responsibilities.

Under the Bylaws, the Board may designate a chairperson (a "Chair") to preside over the meetings of the Board and meetings of Shareholders and to perform such other duties as may be assigned to the Chair by the Board. The Company does not expect to have a fixed policy as to whether the Chair of the Board should be an Independent Trustee and believes that the Company should maintain the flexibility to select the Chair and reorganize the leadership structure, from time to time, based on criteria that are in the Company's and Shareholders' best interests at such times. Peter Glaser currently serves as Chair of the Board. The Chair's role is to preside at all meetings of the Board and to act as a liaison with the Adviser, counsel and other Trustees generally between meetings. The Chair also may perform such other functions as may be delegated by the Board from time to time. The Board will review matters related to its leadership structure on a case-by-case basis. The Board has determined that its leadership structure is appropriate because it allows the Board to exercise informed and independent judgment over the matters under its purview and it allocates areas of responsibility among committees of Trustees and the full Board in a manner that enhances effective oversight.

The Company is subject to a number of risks, including investment, compliance, operational, conflicts of interests and valuation risks, among others. Risk oversight forms part of the Company's general oversight by the Board and is addressed as part of various Board and committee activities. Day-to-day risk management functions are subsumed within the responsibilities of the Adviser and other service providers (depending on the nature of the risk), who carry out the Company's investment management and business affairs. The Adviser and other service providers employ a variety of processes, procedures and controls to identify various events or circumstances that give rise to risks, to lessen the probability of their occurrence and/or to mitigate the effects of such events or circumstances if they do occur. Each of the Adviser and other service providers has their own independent interest in risk management, and their policies and methods of risk management will depend on their functions and business models. It is not possible to identify all of the risks that may affect the Company or to develop processes and controls to eliminate or mitigate their occurrence or effects. As part of its regular oversight, the Board interacts with and reviews reports from, among others, the Adviser, the Company's Chief Compliance Officer, the Company's independent registered public accounting firm and counsel, as appropriate, regarding risks faced by the Company and applicable risk controls. The Board may, at any time and in its discretion, change the manner in which it conducts risk oversight.

Committees

The Board has established an Audit Committee and a Nominating and Governance Committee and may form additional committees in the future.

Audit Committee

The Audit Committee is comprised of Ramona Heine, Gary Ghazarian and Allan Marks. Ms. Heine serves as Chair of the Audit Committee and has been designated an "audit committee financial expert" as that term is defined under Item 407 of Regulation S-K.

In accordance with its written charter, the Audit Committee will, among other things, (a) assist the Board with oversight of the integrity of the Company's financial statements, the independent registered public accounting firm's qualifications and independence, the Company's compliance with legal and regulatory requirements and the performance of the Company's independent registered public accounting firm; (b) prepare an audit committee report, if required by the SEC, to be included in the Company's annual proxy statement; (c) oversee the scope of the Company's annual audit of the Company's financial statements, the quality and objectivity of the Company's financial statements, accounting and financial reporting policies and internal controls; (d) determine the selection, appointment, retention and termination of the Company's independent registered public accounting firm, as well as approving the compensation thereof; (e) pre-approve all audit and non-audit services provided to the Company and certain other persons by such independent registered public accounting firm; (f) act as a liaison between the Company's independent registered public accounting firm and the Board; and (g) conduct reviews of any potential related party transactions brought to its attention and, during these reviews, consider any conflicts of interest brought to its attention.

Nominating and Governance Committee

The Nominating and Governance Committee is comprised of Ramona Heine, Gary Ghazarian and Allan Marks. Mr. Marks serves as Chair of the Nominating and Governance Committee.

In accordance with its written charter, the Nominating and Governance Committee will recommend to the Board persons to be nominated by the Board for election at the Company's meetings of Shareholders, special or annual, if any, or to fill any vacancy on the Board that may arise between Shareholder meetings. The Nominating and Governance Committee will also make recommendations with regard to the tenure of the Trustees and is responsible for overseeing an annual evaluation of the Board and its committee structure to determine whether such structure is operating effectively. The Nominating and Governance Committee will consider for nomination to the Board candidates submitted by Shareholders or from other sources it deems appropriate.

Indemnification Agreements

The Company entered into indemnification agreements with its Trustees and executive officers. The indemnification agreements are intended to provide the Trustees and officers the maximum indemnification permitted under Delaware law and the 1940 Act. Each indemnification agreement provides that the Company will indemnify the Trustee or executive officer who is a party to the agreement including the advancement of legal expenses, if, by reason of his or her corporate status, such Trustee or executive officer is, or is threatened to be, made a party to, or a witness in, any threatened, pending, or completed proceeding, subject to certain limitations on indemnification.

Portfolio Management and Officers

The Adviser has delegated the responsibility for management of the Company's investment portfolio to the Sub-Adviser. The Sub-Adviser will source investment opportunities, conduct research, perform diligence on potential investments, structure investments and monitor the Company's portfolio on an ongoing basis through a team of investment professionals.

Subject to the overall supervision of the Adviser and the Board, the Sub-Adviser is responsible for managing the Company's day-to-day investment operations, including implementing investment policies and strategic initiatives set forth by the Investment Team, a dedicated team of investment professionals focused primarily on the Company's business. The Investment Team is led by Mr. Cherniak. All investment decisions will require the approval of, or express delegation to members of the Investment Team by, the Investment Committee, who are responsible for the day-to-day management of the Company's investments.

ITEM 6.	Executive Compensation

Compensation of Executive Officers

The Company's executive officers do not receive any direct compensation from us. The Company does not currently have any employees and does not expect to have any employees. Services necessary for the Company's business are provided by individuals who are employees of the Adviser, the Sub-Adviser, the Administrator or their affiliates, pursuant to the terms of the Investment Advisory Agreement, the Sub-Advisory Agreement and the Administration Agreement, as applicable. Most of the services necessary for the sourcing and administration of the Company's investment portfolio are provided by investment professionals employed by the Sub-Adviser or its affiliates. None of the Sub-Adviser's investment professionals receive any direct compensation from the Company in connection with the management of its portfolio. The Company reimburses the Administrator (and/or one or more of its affiliates) for services performed for the Company pursuant to the terms of the Administration Agreement. In addition, pursuant to the terms of the Administration Agreement, the Administrator may delegate certain of its obligations under the Administration Agreement to an affiliate and/or to a third party and the Company reimburses the Administrator (or relevant affiliate(s)) for any services performed for the Company by such affiliate or third party. To the extent that the Administrator outsources any of its functions the Company will pay the fees associated with such functions on a direct basis without profit to the Administrator. See "Item 7. Certain Relationships and Related Transactions and Trustee Independence" below.

Compensation of Independent Trustees

The Independent Trustees receive an annual fee of $75,000 for their service on the Board. The chair of the Audit Committee will receive an annual fee of $15,000 for service in such role. The chair of the Nominating and Governance Committee will receive an annual fee of $10,000 for service in such role. The Independent Trustees will also receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each Board and committee meeting, both in person and virtually. In addition, the Chair of the Audit Committee receives an additional annual fee, and the Chair of the Nominating and Governance Committee receives an additional annual fee. The Company also has obtained trustees' and officers' liability insurance on behalf of the Trustees and officers. No compensation is expected to be paid to Trustees who are "interested persons" (as such term is defined in Section 2(a)(19) of the 1940 Act) of the Company or the Adviser.

ITEM 7.	Certain Relationships and Related Transactions and Trustee Independence

Investment Advisory Agreement; Administration Agreement

The Company is party to the Investment Advisory Agreement and the Sub-Advisory Agreement with the Adviser and Sub-Adviser, respectively, pursuant to which the Company will pay management fees and incentive fees to the Advisers. In addition, pursuant to the Investment Advisory Agreement, Sub-Advisory Agreement and the Administration Agreement, the Company will reimburse the Advisers for certain expenses as they occur. See "Item 1. Business—Investment Advisory Agreement," "Item 1. Business—Sub-Advisory Agreement," "Item 1. Business—Administration Agreement" and "Item 1. Business—Payment of the Company's Expenses under the Investment Advisory Agreement, Sub-Advisory Agreement and the Administration Agreement." The Investment Advisory Agreement and Sub-Advisory Agreement were approved by shareholders owning a Majority of the Outstanding Shares of the Company and have been approved by the Board and the Independent Trustees, voting separately. Unless earlier terminated, each of the Investment Advisory Agreement, the Sub-Advisory Agreement and the Administration Agreement will remain in effect for a period of two years from the date it first became effective and will remain in effect from year-to-year thereafter if approved annually by the Board or by a Majority of the Outstanding Shares and, in each case, a majority of the Independent Trustees.

Expense Support and Conditional Reimbursement Agreement

The Company has entered into the Expense Support Agreement with the Adviser, pursuant to which the Adviser and/or its affiliates may elect to pay certain of the Company's expenses on the Company's behalf. If the Adviser and/or its affiliate elects to pay certain of the Company's expenses, the Adviser and/or its affiliate will be entitled to reimbursement of such expenses from the Company if Available Operating Funds exceed the cumulative distributions accrued to Shareholders, subject to the terms of the Expense Support Agreement and Conditional Reimbursement Agreement. See "Item 1. Business—Expense Support and Conditional Reimbursement Agreement."

License Deed

The Company has entered into the License Deed with the Licensor, pursuant to which it has granted the Company a non-exclusive and revocable license to use certain trade marks, including the name "Macquarie." Under the License Deed, the Company has a right to use the trade marks and the Macquarie name, subject to the terms and conditions of the License Deed, until the termination of the License Deed by the Licensor. Other than with respect to this limited license, the Company has no legal right to the "Macquarie" name or logo.

Dealer Manager Agreement

The Company entered into an Intermediary Manager Agreement with the Intermediary Manager, a subsidiary of Macquarie Group, pursuant to which the Intermediary Manager serves as the intermediary manager for the Offering. Class J Shares are subject to a Distribution and/or Servicing Fee to the Intermediary Manager at an annual rate of 0.50%, based on the Company's aggregate net assets, to be calculated as of the beginning of the first calendar day of each applicable month, and payable monthly in arrears. For purposes of determining the Distribution and/or Servicing Fee, NAV will be calculated prior to any reduction for any fees and expenses, including, without limitation, the Distribution and/or Servicing Fee payable. The Intermediary Manager has voluntarily agreed to waive the Distribution and/or Servicing Fee applicable to Class J Shares until such time, if any, as the Company is granted the Multi-Class Exemptive Order. In addition, the Company will indemnify the Intermediary Manager in connection with its activities. Pursuant to the Intermediary Manager Agreement, the Intermediary Manager has access to the officers and employees of the Adviser and its affiliates, to conduct Offering activities. The Intermediary Manager may retain affiliated and unaffiliated broker-dealers to act as selling agents in the Offering.

Relationship with the Advisers and Potential Conflicts of Interest

The Company has entered into the Investment Advisory Agreement, the Sub-Advisory Agreement, the Administration Agreement and the Intermediary Manager Agreement with the Adviser, the Sub-Adviser, the Administrator and the Intermediary Manager, respectively. In addition, the Advisers and their affiliates may provide management or investment services to other Macquarie Clients whose objectives overlap with ours.

The Company's executive officers and Trustees serve or may serve as officers, trustees or principals of entities that operate in the same, or a related, line of business as the Company does or of investment funds, accounts or other investment vehicles managed by Macquarie affiliates, including the Advisers. These investment funds, accounts or other investment vehicles may have investment objectives similar to the Company's investment objectives and the Company may compete with entities managed by the Advisers and their affiliates, for capital and investment opportunities. However, in order to fulfill its fiduciary duties to the Company and its other clients, the Advisers intend to allocate investment opportunities in a manner that is fair and equitable over time and consistent with the Allocation Policies.

In addition, expenses may be incurred that are attributable to the Company and other Macquarie Managed Accounts. To the extent that such expenses are incurred that are attributable to the Company and other Macquarie Managed Accounts, the Company will bear its respective allocable share of the cost (taking into account salaries, bonuses and fringe benefits) of such services, software, or other assets. Such allocations will be based on the time the applicable employees providing such accounting, operational and information technology services devote, on an estimated basis, to the Company and the other Macquarie Managed Accounts to which such accounting, operational and information technology services are being provided. Notwithstanding the foregoing, in circumstances where the Adviser reasonably believes that an allocation of such expenses or the amount allocated to the Company and/or other Macquarie Managed Accounts pursuant to the above procedures would produce an inequitable result to the Company and/or other Macquarie Managed Accounts, the Sub-Adviser may allocate such expenses in a fair and equitable manner.

As a global investment services organization, Macquarie engages in a broad spectrum of activities, including securities underwriting, sales and trading, advisory, lending, merchant banking, financial advisory services, investment research, asset management and other activities. In the ordinary course of business, Macquarie and its associates will engage in activities where their interests or the interests of their clients will conflict with the interests of the Shareholders. Macquarie has a significant presence across a broad range of disciplines in the global financial services and alternatives markets. As a consequence, Macquarie proprietary accounts may engage in activities that conflict with the interests of Shareholders. Managing such conflicts is complex, and different types of conflicts may subsequently arise.

MAM Credit & Insurance benefits indirectly from the institutional understanding of the global financial services and alternatives markets within Macquarie; it also engages directly with employees of other Macquarie operating divisions on transactions and determining transaction pipeline.

Policies and Procedures for Managing Conflicts

By acquiring Shares of the Company, each Shareholder will be deemed to have acknowledged the existence of any actual and potential conflicts of interest disclosed in this Registration Statement and to have waived claims with respect to liability arising from the existence of any such conflicts of interest, to the extent permitted by applicable law.

The Sub-Adviser intends to allocate investment opportunities in a manner that, over time, is fair and equitable and is consistent with the Allocation Policies. The Sub-Adviser intends to allocate common expenses among the Company and other clients of the Sub-Adviser and its affiliates in a manner that, over time, is fair and equitable and in accordance with policies adopted by the Sub-Adviser and the Sub-Advisory Agreement. Fees and expenses generated in connection with potential portfolio investments that are not consummated will be allocated in a manner that is fair and equitable over time and in accordance with policies adopted by the Sub-Adviser and the Sub-Advisory Agreement.

Macquarie has put in place and adopted investment allocation policies (the "Allocation Policies") and will put in place a Co-Investment Policy, consistent with the Co-Investment Exemptive Order, that will seek to ensure the equitable allocation of investment opportunities over time and addresses the co-investment restrictions set forth under the 1940 Act. When the Company engages in co-investments as permitted by the exemptive relief described below, the Company will do so in a manner consistent with the Allocation Policies and the Co-Investment Policy for each of the Company and the Sub-Adviser. In situations where co-investment with other entities managed by the Sub-Adviser or its affiliates is not permitted or appropriate, such as when there is an opportunity to invest in different securities of the same issuer the Sub-Adviser will need to decide whether the Company or such other entity or entities will proceed with the investment.

The allocation of investment opportunities among the Company and other affiliated investment vehicles may result in the allocation of all or none of an investment opportunity to us, or a disproportional allocation among such persons, with such allocations being more or less advantageous to some such persons relative to other such persons. There can be no assurance that the Company's actual allocation of an investment opportunity, if any, or the terms on which such allocation is made, will be as favorable as they would be if the conflicts of interest to which the Advisers likely will be subject, did not exist. There can be no assurance that the Company will have an opportunity to participate in all investments that fall within the Company's investment objectives and strategies.

In general, pursuant to the Allocation Policies, the process for making an allocation determination will include an assessment as to whether a particular investment opportunity (including any follow-on investment in, or disposition from, an existing portfolio company held by the Company or another investment fund or account) is suitable or appropriate for the Company or another investment fund or account. Allocation determinations may be based on its expectations at the time such investments are made, however, investments and their characteristics may change and there can be no assurance that an investment may prove to have been more suitable for another investments fund or account managed by the Sub-Adviser in hindsight.

It is expected that most or all of the officers and employees responsible for managing the Company will have responsibilities with respect to other funds or accounts managed by the Advisers or their respective affiliates, including funds and accounts that may be raised in the future. Substantial time will be spent by such officers and employees monitoring the investments of such funds and accounts. Conflicts of interest may arise in allocating time, services or functions of these officers and employees.

There will be numerous perceived and actual conflicts of interest among the Company and the Sub-Adviser and its affiliates. The conflicts of interest that the Company may encounter include those discussed here and elsewhere throughout this Registration Statement, although such discussions do not describe all of the conflicts that may be faced by us. Dealing with conflicts of interest is complex and difficult, and new and different types of conflicts may subsequently arise.

For a more comprehensive discussion of the foregoing conflicts, including the related risks, see "Item 1A. Risk Factors—Risks Related to the Advisers and their Affiliates—The Adviser, the Sub-Adviser and their affiliates may face conflicts of interest with respect to services performed for issuers in which the Company invests and their use of service providers" and "Risk Factors—Risks Related to the Adviser and its Affiliates—The Adviser, the Sub-Adviser and their affiliates may have incentives to favor their respective other funds, accounts and clients over us, which may result in conflicts of interest that could be adverse to the Company and the Company's investment opportunities and harmful to us."

Co-Investment Restrictions

As a BDC, the Company is subject to certain regulatory restrictions in negotiating certain investments with entities with which the Company may be restricted from doing so under the 1940 Act, such as the Sub-Adviser and its affiliates, unless it obtains an exemptive order from the SEC.

Following receipt of the Co-Investment Exemptive Order, the Company generally will be permitted to engage in Co-Investment Transactions alongside one or more Macquarie Managed Accounts subject to the conditions set forth in "Item 1. Business—Regulation—Affiliated Transactions."

Pursuant to SEC staff guidance, the Company, any Macquarie Regulated Funds and any affiliated funds, including the Macquarie Managed Accounts, may co-invest in portfolio companies without satisfying the conditions of the Co-Investment Exemptive Order if price is the only term negotiated in the investment.

Macquarie's Status as a Public Company

As a consequence of Macquarie's status as a public company, the officers, directors, members, managers and employees of the Adviser and the Sub-Adviser may take into account certain considerations and other factors in connection with the management and advice with respect to the business and affairs of the Company and its affiliates that would not necessarily be taken into account if Macquarie were not a public company, including the need to generate value and returns for the shareholders of Macquarie. Such persons may have fiduciary duties to shareholders of Macquarie as a public company that may conflict with their duties to the Company or otherwise not be conducive to acting in the best interests of the Company. As a public company, Macquarie is subject to certain disclosures and reporting requirements which may necessitate the disclosure and/or reporting of information in a manner or timeframe which would otherwise not apply, and such disclosure or reporting could adversely affect the interests of Macquarie (and indirectly, the interest of the Company) as well as the interests of the Company and its investors to a greater extent than would otherwise be the case. While management of the Company is conducted independently from Macquarie, circumstances could arise in which decisions are taken in the interests of shareholders of Macquarie, its direct and indirect subsidiaries and affiliates, which may, directly or indirectly, impact the Company and/or its activities and which, more generally, do not necessarily align with the interests of the Company.

Other Activities of Management

Macquarie personnel responsible for the affairs of the Company intend to devote such time and attention as the Adviser, in its sole discretion, deems reasonably necessary to conduct the business affairs of the Company in an appropriate manner. However, Macquarie personnel, including those responsible for the affairs of the Company, have commitments to, and will work on other projects unrelated to, the Company, including Macquarie's existing investments, other Macquarie Clients and future activities. In addition, members of MAM Credit & Insurance and the other divisions of Macquarie may engage in other permitted investment activities such as (i) the continuing involvement of such persons (A) as passive owners, stockholders and debtholders in connection with personal investments and (B) as passive investors in professionally managed and other third-party hedge fund, private equity fund, fund of funds, registered funds and other investment entities and vehicles; (ii) the involvement by such persons in other civic, professional, industry and charitable activities; and (iii) the involvement of such persons with other current and future Macquarie Clients. Accordingly, conflicts will arise in the availability and allocation of management and other professional resources between the Company and these other matters. The possibility exists that the companies with which one or more of such persons is involved could engage in transactions that would be suitable for the Company, but in which the Company might be unable to invest.

Future Activities

Macquarie reserves the right to expand the range of services that it provides over time, including entering into separately managed accounts and/or forming new Macquarie Clients to make investments that overlap with the Company's investment strategy. Macquarie, the Adviser, the Sub-Adviser and their affiliates will not be restricted in the scope of their business or in the performance of any such services (whether now offered or undertaken in the future) even if such activities could give rise to conflicts of interest, and whether or not such conflicts are described herein. Macquarie has, and will continue to develop, relationships with a significant number of companies, financial sponsors and their senior managers, including relationships with clients who may hold or may have held investments similar to those intended to be made by the Company. These clients may themselves represent appropriate investment opportunities for the Company or may compete with the Company for investment opportunities or investors for co-investment opportunities.

Trustee Independence

For information regarding the independence of the Trustees, see "Item 5. Trustees and Executive Officers" and "Item 6. Executive Compensation—Compensation of Independent Trustees."

ITEM 8.	Legal Proceedings

The Company is not currently subject to any material legal proceedings, nor, to the Company's knowledge, are any material legal proceedings threatened against us. From time to time, the Company may be a party to certain legal proceedings in the ordinary course of business, including proceedings relating to the enforcement of the Company's rights under contracts with the Company's portfolio companies. The Company may also be subject to regulatory proceedings. While the outcome of these legal or regulatory proceedings cannot be predicted with certainty, the Company does not expect that these proceedings will have a material effect upon the Company's financial condition or results of operations.

ITEM 9.	Market Price of and Dividends on the Registrant's Common Equity and Related Shareholder Matters

Market Information

The Company initially is offering one class of Shares—Class J Shares—and may offer additional classes of Shares in the future. The Company and the Adviser have applied for, and expect to be granted, the Multi-Class Exemptive Order that, if granted, will permit the Company to issue multiple classes of Shares with varying sales loads, contingent deferred sales charges, and/or asset-based service and/or distribution fees, the details for which will be finalized at a later date in the Company's discretion. The SEC has not yet granted the Multi-Class Exemptive Order, and there is no assurance that the relief will be granted. Additional classes of Shares will not be offered to investors until the Company has received the Multi-Class Exemptive Order.

The Shares described herein have not been registered under the Securities Act, the securities laws of any state or the securities laws of any other jurisdiction. The Shares will be offered and sold (i) in the United States under the exemption from registration under the Securities Act provided by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder and other exemptions of similar import in the laws of the states and jurisdictions where the offering will be made, and (ii) outside of the United States in accordance with Regulation S or Regulation D of the Securities Act. The Shares are not listed for trading on a stock exchange or other securities market and there is no established public trading market for Shares currently, and the Company does not currently expect that one will develop.

The Shares described herein will constitute "restricted securities" under the Securities Act and as such will be subject to certain restrictions on transferability by law and pursuant to transfer restrictions contained in an investor's Subscription Agreement. Shareholders generally may not Transfer their Shares without prior written consent of the Adviser, which the Adviser may grant or withhold in its sole discretion. Except in limited circumstances for legal or regulatory purposes, Shareholders are not entitled to redeem their Shares. There is no assurance that registration of the Shares under the Securities Act or other securities laws will be effected.

Holders

As of June 30, 2026, there were 84 holders of record of Shares. Please see "Item 4. Security Ownership of Certain Beneficial Owners and Management."

Determination of NAV – Valuation of Portfolio Securities

The NAV per share of the Company's outstanding Shares will be determined monthly by dividing the value of total assets of the Shares minus liabilities of the Shares by the total number of Shares outstanding at the date as of which the determination is made. Pursuant to Rule 2a-5 under the 1940 Act, the Board has designated the Adviser as the Valuation Designee, to perform fair value determinations relating to all of the Company's investments on behalf of the Board, in accordance with the Adviser's valuation policy and procedures, subject to the oversight of the Board.

The Company records its investments and derivatives at fair value, in accordance with GAAP. Fair value is defined under GAAP as the expected price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

The value of any investment or other asset held by the Company as of any date will be determined by the Adviser in good faith and in accordance with the principles set forth below and shall include the marked-to-market value of any hedges effected in connection with such investment, and the Adviser will determine, in its discretion, the appropriate hedge positions intended for such investment. Investment transactions will be recorded on the trade date. Realized gains or losses will be measured by the difference between the net proceeds received (excluding prepayment fees, if any) and the amortized cost basis of the investment using the specific identification method without regard to unrealized gains or losses previously recognized, and include investments charged off during the period, net of recoveries. The net change in unrealized gains or losses will primarily reflect the change in investment values, including the reversal of previously recorded unrealized gains or losses with respect to investments realized during the period.

Investments that are listed on a national securities exchange will be valued at the closing price of the relevant market on the last Business Day of each calendar month (the "Determination Date"); where the Determination Date falls on a weekend or public holiday, the last available official closing price prior to that date will be used. If such investments are listed on several exchanges, the closing price of the principal market for the investment will be used. Investments that are not listed on an exchange but are traded over-the-counter, including broadly syndicated loans, leveraged loans, corporate bonds, high yield bonds and senior secured bonds, will be valued using prices sourced from an independent valuation firm's approved vendors. Liquid assets and money market instruments with a remaining maturity of less than 12 months are valued at amortized cost, which the Company believes approximates fair value for such instruments. Privately negotiated derivative investments, such as interest rate swaps and credit default swaps will be valued using evaluated pricing from credible third-party sources, or held at acquisition cost until market prices become available.

The value of investments that are not listed on an exchange, are not traded over-the-counter and for which no third party pricing sources are available (which are expected to consist predominantly of the Company's infrastructure credit investments and certain liquid credit investments that utilize Level 3 inputs), will be valued at fair value as determined in good faith by the Adviser, who has been appointed as the Board's Valuation Designee (as defined in Rule 2a-5 under the 1940 Act), no less frequently than monthly, generally using the income approach and/or the enterprise value approach, as applicable, with valuations prepared by the Sub-Adviser and approved by the Adviser's Valuation Committee, and a full annual independent valuation at year-end, and such valuations shall reflect any credit risk associated with such investments where deemed appropriate. When the Adviser deems it necessary or advisable, investments may be valued based on proprietary pricing models developed by the Adviser, the Sub-Adviser or independent valuation firms. All assets and liabilities initially will be valued in the applicable local currency and then translated into U.S. dollars using the applicable exchange rate on the date of determination.

The value of any cash on hand or on deposit, bills, demand notes, overnight financing transactions, receivables and payables will be deemed to be the full amount thereof; provided, however, that if such cash, bills, demand notes, overnight financing transactions, receivables and payables are unlikely, in the opinion of the Adviser, to be paid or received in full, then the value will be equal to the full amount thereof adjusted as is considered appropriate to reflect the true value thereof.

Notwithstanding anything herein to the contrary, with respect to any distribution by the Company of investments which are "marketable securities" (investments that can easily be bought, sold or traded on public exchanges) that are traded on a national securities exchange or over-the-counter, such marketable securities will be valued based on the average of the closing prices for such securities during the ten-trading-day period ending on the date of distribution.

If the Adviser determines that any investment is so thinly traded that the Company would be unable to dispose of the Company's position in such investment within a reasonable time frame at the market price, then the Company may apply a discount to the value of such investment in an amount that it, in its discretion, deems appropriate.

The Adviser may determine in its discretion whether any assets of the Company should be the subject of a write-down, write-off or write-up in connection with any distribution pursuant to and upon the occurrence of any event contemplated, and, notwithstanding anything to the contrary in this Registration Statement, any such assets that have been written off or written down to a de minimis amount will not be required to be valued by an independent valuation firm.

Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the fair value of the Company's investments may fluctuate from period to period. Additionally, the fair value of such investments may differ significantly from the values that would have been used had a ready market existed for such investments and may differ materially from the values that may ultimately be realized. Further, such investments are generally less liquid than publicly traded securities and may be subject to contractual and other restrictions on resale. If the Company was required to liquidate a portfolio investment in a forced or liquidation sale, it could realize amounts that are different from the amounts presented and such differences could be material.

Distribution Policy

The Company intends to make monthly distributions to Shareholders. The timing and amount of distributions, if any, will ultimately be authorized by the Board or its designee in its sole discretion. Any distributions to Shareholders will be declared out of assets legally available for distribution. To the extent the Company's taxable earnings fall below the total amount of its distributions for any given fiscal year, a portion of those distributions may be deemed to be a return of capital to Shareholders for U.S. federal income tax purposes. Information returns will generally be filed with the IRS in connection with payments on Shares and the proceeds from a sale or other disposition of Shares. The Company cannot assure Shareholders that it will pay distributions to Shareholders in the future.

Distribution Reinvestment Plan

The Company intends to make monthly distributions to its Shareholders. The timing and amount of distributions, if any, will ultimately be authorized by the Board or its designee in its sole discretion. The Company has adopted a dividend reinvestment plan that will provide for reinvestment of dividends and other distributions on behalf of Shareholders, unless a Shareholder elects to receive cash distributions. As a result, if the Board or its designee authorizes, and the Company declares, a cash dividend or other distribution, then the Shareholders who have not "opted out" of the dividend reinvestment plan will have their cash distribution automatically reinvested in additional Shares held by the Shareholder, rather than receiving the cash distribution. The Company will use newly-issued Shares to implement the dividend reinvestment plan, with such Shares to be issued at net asset value. The number of Shares to be issued to a Shareholder will be determined by dividing the total dollar amount of the distribution payable to such Shareholder by the then-current net asset value per Share (subject to adjustment to the extent required by Section 23 of the 1940 Act). See "Item 1. Business—Distribution Reinvestment Plan."

ITEM 10.	Recent Sales of Unregistered Securities

On May 11, 2026, the Company issued 22,183,800 Shares for an aggregate offering price of $554,595,000. The Shares are restricted securities and were issued (i) in the United States, to investors who are "accredited investors" within the meaning of Regulation D under the Securities Act, under the exemption from registration under the Securities Act provided by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder and (ii) outside of the United States, in accordance with Regulation S and/or Regulation D of the Securities Act. No underwriting discounts or commissions were paid in connection with the issuance.

ITEM 11.	Description of Registrant's Securities to be Registered

General

The Company operates as a Delaware statutory trust. The terms of the Declaration of Trust authorize the Company to issue an unlimited number of Shares, of which 22,183,800 Shares were outstanding as of June 30, 2026, and an unlimited number of preferred shares, with such par value as may be authorized from time to time by the Trustees in their sole discretion without Shareholder approval. The Declaration of Trust also provides that the Board of Trustees may classify or reclassify any Shares or preferred shares into one or more classes or series of Shares or preferred shares by setting or changing the allocation of expenses, rights of redemption, special and relative rights and preferences as to dividends and distributions and on liquidation, conversion rights and conditions under which the several classes shall have separate voting rights. No Shares have been authorized for issuance under any equity compensation plans. There are no outstanding options or warrants to purchase Shares. There is currently no market for the Shares, and the Company does not expect that a market for the Shares will develop in the foreseeable future. An investor in the Company will be a Shareholder of the Company and such investors rights in the Company will be established and governed by the Declaration of Trust. A prospective investor and his or her advisors should carefully review the Declaration of Trust as each Shareholder will agree to be bound by its terms and conditions.

Shares

Under the terms of the Declaration of Trust, all Shares have equal rights as to dividends, other distributions and voting and, when they are issued, will be duly authorized, validly issued, fully paid and nonassessable. Dividends and other distributions may be paid to Shareholders if, as and when authorized by the Board of Trustees and declared by the Company out of funds legally available therefor. Shares have no preemptive, exchange, conversion or redemption rights and Shareholders have no appraisal rights. Shareholders may not Transfer Shares unless (i) the Adviser gives consent, or the Transfer is permitted under the Subscription Agreement, including in connection with Transfers to the Company in connection with the Share repurchase program and (ii) the Transfer is made in accordance with the Transfer restrictions contained in the Subscription Agreement and applicable securities laws.

In the event of the Company's liquidation, dissolution or winding up, each Share would be entitled to share ratably in all of the Company's assets that are legally available for distribution after the Company pays or otherwise provides for all claims and obligations and subject to any preferential rights of holders of preferred shares, if any preferred shares are outstanding at such time. Subject to the rights of holders of any other class or series of Shares, each Share will be entitled to one vote on all matters submitted to a vote of Shareholders, including any election of Trustees. There will be no cumulative voting in any election of Trustees. Cumulative voting would entitle a Shareholder to as many votes as equals the number of votes which such Shareholder would be entitled to cast for the election of Trustees multiplied by the number of Trustees to be elected, and allows a Shareholder to cast a portion or all of the Shareholder's votes for one or more nominees. Subject to the special rights of the holders of any class or series of preferred shares to elect Trustees, a plurality of the votes cast shall be required to elect any Trustees, provided that, in the case where the number of nominees for the trusteeships exceeds the number of such Trustees to be elected, a majority of all votes cast shall be required to elect such nominee.

Special Voting Requirements

The number of Trustees will be set only by the Board in accordance with the Declaration of Trust. The Declaration of Trust provides that a majority of the Company's entire Board may at any time increase or decrease the number of Trustees by a majority vote or written consent. Subject to the applicable requirements of the 1940 Act and except as may be provided by the Board in setting the terms of any class or series of preferred shares, any and all vacancies on the Board may be filled only by the affirmative vote of a majority of the remaining Trustees in office, even if the remaining Trustees do not constitute a quorum, and any Trustee elected to fill a vacancy will serve for the remainder of the full term of the Trustee for whom the vacancy occurred and until a successor is elected by Shareholders and qualified.

The Declaration of Trust provides that a Trustee may be removed with or without cause by a majority of the remaining Trustees.

The Shareholders will only have voting rights as required by the 1940 Act or as otherwise provided for in the Declaration of Trust. Under the Declaration of Trust, the Company is not required to hold annual meetings and a meeting of Shareholders will not be required in any year in which the election of trustees is not required to be held under the 1940 Act. The failure to hold an annual meeting will not invalidate the Company's existence or affect any otherwise valid corporate act of the Company.

In the event of a Shareholder vote on election of trustees, trustees shall be elected by a plurality of the vote of all holders of the outstanding Shares, provided that, in the case where the number of nominees for the trusteeships exceeds the number of such Trustees to be elected, a majority of all votes cast shall be required to elect such nominee. There will be no cumulative voting in the election of Trustees. Cumulative voting entitles a Shareholder to as many votes as equals the number of votes which such holder would be entitled to cast for the election of Trustees multiplied by the number of Trustees to be elected and allows a Shareholder to cast a portion or all of the Shareholder's votes for one or more candidates for seats on the Board. Without cumulative voting, a minority Shareholder may not be able to elect as many trustees as the Shareholder would be able to elect if cumulative voting were permitted.

Notwithstanding the foregoing, the holders of outstanding preferred shares, if any, will be entitled, voting as a separate class, to elect two Trustees of the Company at all times. In addition, the holders of outstanding preferred shares, if any, will be entitled, voting as a separate class, to elect a majority of the Board (i) if, at the close of business on any distribution payment date, distributions (whether or not declared) on outstanding preferred shares are unpaid in an amount equal to at least two full years' distributions on the preferred shares, or (ii) if at any time holders of preferred shares are otherwise entitled under the 1940 Act to elect a majority of the Board.

A special meeting of the Shareholders may be called at any time by a majority of the Board, the Chief Executive Officer or the holders of not less than thirty-three and one-third percent (33-1/3%) of the outstanding shares of the Company entitled to vote at a meeting (regardless of class or series).

Preferred Shares

General

The Declaration of Trust also provides that the Board of Trustees may classify or reclassify any Shares or divide preferred shares into one or more series of Shares or preferred shares in their sole discretion without Shareholder approval. Any variations in the relative rights and preferences between any potential preferred shares shall be fixed and determined by the Board of Trustees. There may be variations between different classes of shares as to allocation of expenses, rights of redemption, special and relative rights and preferences as to dividends and distributions and on liquidation, conversion rights and conditions under which the several classes shall have separate voting rights. The Company will not offer preferred shares to the Adviser or the Company's affiliates except on the same terms as offered to all other Shareholders.

Preferred shares could be issued with terms that would adversely affect the Shareholders, provided that the Company may not issue any preferred shares that would limit or subordinate the voting rights of holders of Shares. Preferred shares could also be used as an anti-takeover device through the issuance of shares of a class or series of preferred shares with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control. Every issuance of preferred shares will be required to comply with the requirements of the 1940 Act. The 1940 Act requires, among other things, that: (1) immediately after issuance and before any dividend or other distribution is made with respect to Shares and before any purchase of Shares is made, such preferred shares together with all other senior securities must not exceed an amount equal to 50% of the Company's total assets after deducting the amount of such dividend, distribution or purchase price, as the case may be, and (2) the holders of shares of preferred shares, if any are issued, must be entitled as a class voting separately to elect two Trustees at all times and to elect a majority of the Trustees if distributions on such preferred shares are in arrears by two full years or more. Certain matters under the 1940 Act require the affirmative vote of the holders of at least a majority of the outstanding shares of preferred shares (as determined in accordance with the 1940 Act) voting together as a separate class. For example, the vote of such holders of preferred shares would be required to approve a proposal involving a plan of reorganization adversely affecting such securities.

The issuance of any preferred shares must be approved by a majority of the Independent Trustees not otherwise interested in the transaction, who will have access, at the Company's expense, to the Company's legal counsel or to independent legal counsel.

Series A Preferred Shares

The preferred shares expected to be issued in the Preferred Offering will be classified and designated as "Series A Cumulative Preferred Shares." Holders of the Series A Preferred Shares will be entitled to receive cumulative cash dividends at a rate of 12.0% per annum of the Series A Preferred Shares' liquidation preference of $3,000.00. With respect to distributions, including the distribution of the Company's assets upon dissolution, liquidation, or winding up, the Series A Preferred Shares will be senior to all other classes and series of shares, including the Shares, whether such class or series is now existing or is created in the future. The Company generally will not be able to declare or pay, or set apart for payment, any dividend or other distribution on any shares of beneficial interest ranking junior to the Series A Preferred Shares as to distributions, including the shares, or redeem, repurchase or otherwise make payments on any such shares, unless full, cumulative dividends on all outstanding shares of Series A Preferred Shares have been declared and paid or set apart for payment for all past distribution periods. The holders of the Series A Preferred Shares will be entitled to one vote for each Series A Preferred Share held by such holder on any matter submitted to the Shareholders for a vote, and the holders of the Shares and the Series A Preferred Shares will vote together as a single class on all matters. Notwithstanding the foregoing, for so long as the Company is subject to the 1940 Act, the holders of the Series A Preferred Shares, voting separately as a single class, shall have the right to elect two (2) members of the Board of Trustees at all times, and the balance of the Trustees shall be elected by the holders of the Shares and the Series A Preferred Shares voting together as a single class. Additionally, the consent of the holders of a majority of the outstanding Series A Preferred Shares, voting as a separate class, will be required for (a) authorization or issuance of any equity security of the Company senior to or on parity with the Series A Preferred Shares, (b) any amendment to the Declaration of Trust, whether by merger or otherwise, which has a material adverse effect on the rights and preferences of the Series A Preferred Shares or which increases the number of authorized or issued shares of Series A Preferred Shares, or (c) any reclassification of the Series A Preferred Shares. The Series A Preferred Shares will be subject to redemption by the Company at any time by notice of such redemption on a date selected by the Company for such redemption. The Series A Preferred Shares are not convertible into any other class or series of shares. The Company reserves the right, in its sole discretion, to change the terms of the Preferred Offering without notice to, or the consent of the Shareholders.

Limitation of Liability; Indemnification

The Declaration of Trust provides that the Trustees and former Trustees of the Board and employees, affiliates, agents, officers and former officers of the Company shall not be liable to the Company or any of the Shareholders for any loss or damage occasioned by any act or omission in the performance of their services as such in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of their office or as otherwise required by Delaware law. The Declaration of Trust also contains provisions for the indemnification, to the extent permitted by applicable law, of the Trustees and former Trustees of the Board and officers and former officers of the Company (as well as certain other related parties) by the Company (but not by the Shareholders individually) against any liability and expense to which any of them may be liable that arise in connection with the performance of their activities on behalf of the Company. None of these persons shall be personally liable to any Shareholder for contributions by the Shareholder to the capital of the Company or by reason of any change in the federal or state income tax laws applicable to the Company or its investors. The rights of indemnification and exculpation provided under the Declaration of Trust shall not be construed so as to limit liability or provide for indemnification of the Trustees and former Trustees of the Board, officers and former officers of the Company, and the other persons entitled to such indemnification for any liability (including liability under applicable federal or state securities laws which, under certain circumstances, impose liability even on persons that act in good faith), to the extent (but only to the extent) that such indemnification or limitation on liability would be in violation of applicable law, but shall be construed so as to effectuate the applicable provisions of the Declaration of Trust to the fullest extent permitted by law.

Under the terms of the Declaration of Trust, Shareholders shall be entitled to the same limited liability extended to Shareholders of private Delaware for profit corporations formed under the Delaware General Corporation Law. The Declaration of Trust provides that no Shareholder shall be liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to us by reason of being a Shareholder, nor shall any Shareholder be subject to any personal liability whatsoever, in tort, contract or otherwise, to any person in connection with the Company's assets or the affairs of the Company by reason of being a Shareholder.

Derivative Actions and Exclusive Jurisdiction

The Declaration of Trust provides, in addition to adhering to the requirements set forth in Section 3816 of the Delaware Statutory Trust Act, that no Shareholder may maintain a derivative action on behalf of the Company unless: (i) the Shareholder makes a pre-suit demand upon the Trustees to bring the subject action (unless an effort to cause the Trustees to bring such an action is not likely to succeed as determined under the terms of the Declaration of Trust; and a demand on the Trustees shall only be deemed not likely to succeed and therefore excused if a majority of the Trustees, or a majority of any committee established to consider the merits of such action, is composed of Trustees who are not "independent trustees" (as that term is defined in the Delaware Statutory Trust Statute)); (ii) Shareholders eligible to bring such derivative action who collectively hold Shares representing ten percent (10%) or more of the total combined NAV of all Shares issued and outstanding join in the request for the Trustees to commence such action (the "10% Threshold"); and (iii) unless a demand is not required under clause (i) above, the Trustees are afforded a reasonable amount of time to consider such request and to investigate the basis of such claim. The Trustees shall be entitled to retain counsel or other advisers in considering the merits of the request and may require an undertaking by the Shareholders making such request to reimburse the Company for the expense of any such advisors in the event that the Trustees determine not to bring such action (the "Shareholder Undertaking"). The provisions of the Declaration of Trust regarding derivative actions and the Shareholder Undertaking do not apply to claims arising under the federal securities laws.

Under the Declaration of Trust, actions by Shareholders against the Company asserting a claim governed by Delaware law or the Company's organizational documents must be brought in the Court of Chancery of the State of Delaware or any other court in the State of Delaware with subject matter jurisdiction. Shareholders also waive the right to jury trial to the fullest extent permitted by law. This exclusive jurisdiction provision may limit a Shareholder's ability to bring a claim in a particular judicial forum or in a manner that it finds favorable for disputes, and may make it more expensive or inconvenient for a Shareholder to bring a suit, which may discourage Shareholders from bringing claims against the Company. The exclusive jurisdiction provision of the Declaration of Trust does not apply to claims arising under the U.S. federal securities laws.

If a court were to find these provisions to be inapplicable or unenforceable, the Company could incur additional costs associated with defending or resolving such actions, which could have a material adverse effect on the Company's business, financial condition and results of operations.

Anti-Takeover Provisions

The Declaration of Trust includes provisions that could have the effect of limiting the ability of other entities or persons to acquire control of the Company or to change the composition of the Board. These provisions may have the effect of discouraging attempts to acquire control of the Company, which attempts could have the effect of increasing the expenses of the Company and interfering with the normal operation of the Company. A Trustee may be removed from office with or without cause only by a written instrument signed or adopted by the majority of the remaining Trustees (or in the case of the removal of an Independent Trustee, a majority of the remaining Independent Trustees). The Declaration of Trust does not contain any other specific inhibiting provisions that would operate only with respect to an extraordinary transaction such as a merger, reorganization, tender offer, sale or transfer of substantially all of the Company's assets, or liquidation.

Amendment of the Declaration of Trust; No Approval of Shareholders

The Declaration of Trust may generally be amended, in whole or in part, with the approval of a majority of the Board (including a majority of the Independent Trustees, if required by the 1940 Act) and without the approval of the Shareholders unless the approval of Shareholders is required under the 1940 Act.

Term, Dissolution, and Liquidation

The Company shall continue perpetually unless terminated in accordance with the terms of the Declaration of Trust or the Delaware Statutory Trust Act. The Company shall be dissolved: (i) upon the affirmative vote to dissolve the Company by a majority of the Trustees of the Board; or (ii) as required by operation of law.

Upon the occurrence of any event of dissolution, the Board or the Adviser, acting as liquidator under appointment by the Board (or another liquidator, if the Board does not appoint one or more Trustees of the Board or the Adviser to act as liquidator or is unable to perform this function) is charged with winding up the affairs of the Company and liquidating its assets. Upon the dissolution of the Company the Board shall cause the Company to liquidate and wind-up in a manner consistent with Section 3808 of the Delaware Statutory Trust Statute (which requires the Company to pay or make reasonable provision to pay all claims and obligations, including all contingent, conditional or unmatured claims and obligations), including the distribution to the Shareholders of any assets of the Company.

The Board may, if determined to be in the best interests of the Shareholders, distribute the assets of the Company into and through a liquidating trust to effect the liquidation of the Company. The use of a liquidating trust would be subject to the regulatory requirements of the 1940 Act and applicable Delaware law and could result in additional expenses to the Shareholders.

ITEM 12.	Indemnification of Trustees and Officers

Limitation on Liability of Trustees; Indemnification and Advance of Expenses

See "Item 11. Description of Registrant's Securities to be Registered—Limitation of Liability; Indemnification."

Indemnification Agreements

In addition to the indemnification provided for in the Declaration of Trust, the Company has entered into indemnification agreements with the Independent Trustees. The indemnification agreements are intended to provide the Independent Trustees the maximum indemnification permitted under Delaware law and the 1940 Act. Each indemnification agreement provides that the Company will indemnify the Independent Trustee who is a party to the agreement including the advancement of legal expenses, if, by reason of his or her corporate status, such Independent Trustee is, or is threatened to be, made a party to, or a witness in, any threatened, pending, or completed proceeding, other than a proceeding by or in the right of the Company.

Advisers and Administrator

The Adviser, the Sub-Adviser, the Administrator and their respective officers, managers, partners, agents, employees, controlling persons, members and any Affiliated Person of each such indemnitee will not be liable to the Company for any action taken or not taken by the Adviser, the Sub-Adviser or the Administrator in connection with the performance of any of its duties or obligations under the Investment Advisory Agreement, the Sub-Advisory Agreement, the Administration Agreement or otherwise as an investment adviser, sub-adviser or administrator, as the case may be, of the Company, except, with respect to the Adviser and Sub-Adviser, to the extent specified in Section 36(b) of the 1940 Act concerning loss resulting from a breach of fiduciary duty (as the same is finally determined by judicial proceedings) with respect to the receipt of compensation for services.

The Company will indemnify each indemnitee described in the foregoing paragraph against any liabilities in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding arising out of or otherwise based upon the performance of any of the Adviser's, the Sub-Adviser's or the Administrator's duties or obligations under the Investment Advisory Agreement, the Sub-Advisory Agreement or the Administration Agreement, respectively, or otherwise as an investment adviser, sub-adviser or administrator, as the case may be, to the Company. The Company may pay the expenses incurred by such indemnitee in defending an actual or threatened civil or criminal action in advance of the final disposition of such action, provided such indemnitee agrees to repay those expenses if found by adjudication not to be entitled to indemnification. Notwithstanding the foregoing, in accordance with Section 17(i) of the 1940 Act, neither the Adviser, the Sub-Adviser, the Administrator nor any of their affiliates, trustees, officers, members, employees, agents or representatives may be protected against any liability to the Company or the Company's investors to which it would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of its office.

ITEM 13.	Financial Statements and Supplementary Data

Set forth below is an index to the Company's audited financial statements attached to this Registration Statement.

Page
Report of Independent Registered Public Accounting Firm*	F-
Statement of Assets and Liabilities as of June 30, 2026*	F-
Statement of Operations from May 11, 2026 to June 30, 2026*	F-
Statements of Cash Flows from May 11, 2026 to June 30, 2026*	F-
Statement of Changes in Members' Capital (Deficit) from May 11, 2026 to June 30, 2026*	F-
Notes to Audited Financial Statements*	F-

(*)	To be filed by amendment.

ITEM 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

There are not and have not been any disagreements between the Company and the Company's accountant on any matter of accounting principles, practices, or financial statement disclosure, nor have there been any changes in the Company's accountant.

ITEM 15.	Financial Statements and Exhibits

(a)	List separately all financial statements filed

The financial statements attached to this Registration Statement are listed under "Item 13. Financial Statements and Supplementary Data."

(b)	Exhibits

Exhibit Index

Exhibit No.	Description
3.1	Certificate of Trust, as filed with the Secretary of State of the State of Delaware on November 4, 2025
3.2	Amended and Restated Declaration of Trust
3.3	Supplement to the Amended and Restated Declaration of Trust Relating to 12.0% Series A Cumulative Preferred Shares
3.4	Amended and Restated Bylaws
4.1	Form of Subscription Agreement
10.1	Investment Advisory Agreement
10.2	Investment Sub-Advisory Agreement
10.3	Administration Agreement
10.4	Intermediary Manager Agreement
10.5	Form of Distribution Reinvestment Plan
10.6	Form of Indemnification Agreement
10.7	Custody Agreement
10.8	License Deed
10.9	Expense Support and Conditional Reimbursement Agreement
21.1	Subsidiaries of the Registrant
99.1	Joint Code of Ethics of the Company, Adviser, Sub-Adviser and Intermediary Manager

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Macquarie Infrastructure Income Opportunities Fund

By:	/s/ Harlan Cherniak
Name: Harlan Cherniak
Title: Chief Executive Officer

Date: July 31, 2026

[Signature Page to Form 10]